                                                                    Exhibit 99.3




     ---------------------------------------------------------------------
     |                                                                   |
     |                     PRO FORMA VALUATION REPORT                    |
     |                       MUTUAL HOLDING COMPANY                      |
     |                           STOCK OFFERING                          |
     |                                                                   |
     |                           PROVIDENT BANK                          |
     |                        MONTEBELLO, NEW YORK                       |
     |                                                                   |
     |                                                                   |
     |                                                                   |
     |                            DATED AS OF:                           |
     |                         SEPTEMBER 4, 1998                         |
     |                                                                   |
     ---------------------------------------------------------------------








                                 PREPARED BY:

                               RP FINANCIAL, LC.
                            1700 NORTH MOORE STREET
                                  SUITE 2210
                          ARLINGTON, VIRGINIA  22209

[RP FINANCIAL LETTERHEAD APPEARS HERE]

                                         September 4, 1998

Board of Directors
Provident Bank
400 Rella Boulevard
Montebello, New York  10901

Members of the Board:

     At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the Common Stock which is to be offered in connection with the mutual-to-stock conversion transaction described below.

     This Appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision ("OTS"). This Appraisal has been prepared in accordance with the written valuation guidelines promulgated by the OTS, most recently updated as of October 21, 1994. Specifically, this Appraisal has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the OTS, as successor to the Federal Home Loan Bank Board ("FHLBB"), dated as of October 21, 1994; and applicable regulatory interpretations thereof.

Description of Reorganization and Stock Issuance Plan
-----------------------------------------------------

     We understand that the Board of Directors of Provident Bank, Montebello, New York ("Provident" or the "Bank") has adopted a Plan of Conversion, incorporated herein by reference, in which the Bank will reorganize from the mutual form of organization to the mutual holding company form of organization. In the reorganization process, to become effective concurrent with the completion of the stock sale, Provident will become a wholly-owned subsidiary of Provident Bancorp, Inc. (the "Holding Company"), and Provident Bancorp, Inc. will issue a majority of its common stock to Provident Bancorp, M.H.C. (the "MHC"), and sell a minority of its common stock to the public. The above structure reflects what is called a "two-tier" mutual holding company structure. It is a two-tier structure because it will have two levels of holding companies: a "mid-tier" stock holding company and a "top-tier" mutual holding company. The number of shares of common stock sold to the public will equal 46.62 percent of the shares issued in the offering, and the number of shares issued to the MHC will equal 53.38 percent of the shares issued in the offering.

RP Financial, LC.
Board of Directors
September 4, 1998
Page 2

     It is anticipated that the public shares will be issued to the Bank's Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders, Other Members and employees, officers, and directors of the MHC and the Bank. Any shares that are not sold in the Subscription offering may be offered in the Community offering.

     The aggregate amount of stock sold by the Holding Company cannot exceed the appraised value of the Bank. Immediately following the offering, the primary assets of the Holding Company will be the capital stock of the Bank and the net offering proceeds remaining after contributing proceeds to the Bank in exchange for 100 percent of the capital stock of the Bank. The Holding Company will contribute at least 50 percent of the net offering proceeds in exchange for the Bank's capital stock. The remaining net offering proceeds, retained at the Holding Company, will be used to fund a loan to the ESOP with the remainder to be used as general working capital.

RP Financial, LC.
-----------------

     RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Bank in the preparation of its business plan, we are independent of the Bank and the other parties engaged by the Bank to assist in the stock issuance process.

Valuation Methodology
---------------------

     In preparing our appraisal, we have reviewed the Bank's and the Holding Company's regulatory applications, including the prospectus as filed with the OTS and the Securities and Exchange Commission ("SEC"). We have conducted a financial analysis of the Bank that has included a review of its audited financial information for fiscal years ended September 30, 1993 through 1997 and various unaudited information and internal financial reports through June 30, 1998 and due diligence related discussions with the Bank's management; KPMG Peat Marwick, the Bank's independent auditor; Luse Lehman Gorman Pomerenk & Schick, the Bank's stock issuance counsel; and Ryan Beck and Company, the Bank's financial and marketing advisors in connection with the Holding Company's stock offering. All conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

RP Financial, LC.
Board of Directors
September 4, 1998
Page 3

     We have investigated the competitive environment within which the Bank operates and have assessed the Bank's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on the Bank and the industry as a whole. We have analyzed the potential effects of conversion on the Bank's operating characteristics and financial performance as they relate to the pro forma market value. We have reviewed the economy in the Bank's primary market area and have compared the Bank's financial performance and condition with publicly-traded thrifts in mutual holding company form, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts. We have considered the market for the stock of all publicly-traded mutual holding companies. We have also considered the expected market for the Bank's public shares. We have excluded from such analyses thrifts subject to announced or rumored acquisition, mutual holding company institutions that have announced their intent to pursue second step conversions, and/or those institutions that exhibit other unusual characteristics.

     Our Appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional information furnished to us by the Bank, its independent auditors, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank, its independent auditors, legal counsel and other authorized agents nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the Bank's liquidation value.

     Our appraised value is predicated on a continuation of the current operating environment for the Bank, the MHC and the Holding Company and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability, and may materially impact the value of thrift stocks as a whole or the Bank's, the MHC's and Holding Company's values alone. It is our understanding that there are no current or long-term plans for pursuing a second step conversion or for selling control of the Holding Company or the Bank following the offering. To the extent that such factors can be foreseen, they have been factored into our analysis.

     Pro forma market value is defined as the price at which Provident's stock, immediately upon completion of the offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

RP Financial, LC.
Board of Directors
September 4, 1998
Page 4

Valuation Conclusion
--------------------

     It is our opinion that, as of September 4, 1998, the estimated aggregate pro forma market value of the shares to be issued immediately following the offering, both shares issued publicly as well as to the MHC, was $65,000,000 at the midpoint, equal to 6,500,000 shares issued at a per share value of $10.00. Pursuant to conversion guidelines, the 15 percent offering range indicates a minimum value of $55,250,000, and a maximum value of $74,750,000. Based on the $10.00 per share offering price determined by the Boards, this valuation range equates to an offering of 6,500,000 shares at the minimum to 7,475,000 shares at the maximum. In the event that the appraised value is subject to an increase, up to 8,596,250 shares may be issued at an issue price of $10.00 per share, for an aggregate market value of $85,962,500, without a resolicitation. The Board of Directors has established a public offering range such that the public ownership of the Holding Company will constitute a 46.62 percent ownership interest of the Holding Company, with the MHC owning the majority of the shares. Accordingly, the offering range to the public of the minority stock will be $25,755,000 at the minimum, $30,300,000 at the midpoint, $34,845,000 at the maximum and $40,071,750 at the supermaximum.

Limiting Factors and Considerations
-----------------------------------

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the Common Stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

     RP Financial's valuation was determined based on the financial condition and operations of the Bank as of June 30, 1998, the date of the financial data included in the regulatory applications and prospectus.

     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

     The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Bank's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates.

RP Financial, LC.
Board of Directors
September 4, 1998
Page 5

Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                         Respectfully submitted,


                                         RP FINANCIAL, LC.

                                         /s/Ronald S. Riggins
                                         --------------------
                                         Ronald S. Riggins
                                         President

                                         /s/James P. Hennessey
                                         ---------------------
                                         James P. Hennessey
                                         Senior Vice President

RP Financial, LC.

                               TABLE OF CONTENTS
                                 PROVIDENT BANK
                             MONTEBELLO, NEW YORK

                                                                   PAGE
DESCRIPTION                                                       NUMBER
------------                                                     --------

CHAPTER ONE              OVERVIEW AND FINANCIAL ANALYSIS
------------
   Introduction                                                       1.1
   Strategic Overview                                                 1.2
   Balance Sheet Trends                                               1.6
   Income and Expense Trends                                         1.11
   Interest Rate Risk Management                                     1.15
   Lending Activities and Strategy                                   1.16
   Asset Quality                                                     1.20
   Funding Composition and Strategy                                  1.20
   Subsidiaries                                                      1.21
   Year 2000 Compliance                                              1.21
   Legal Proceedings                                                 1.22


CHAPTER TWO              MARKET AREA
-----------
   Introduction                                                       2.1
   Market Area Demographics                                           2.2
   Local Economy                                                      2.4
   Market Area Deposit Characteristics                                2.5

CHAPTER THREE            PEER GROUP ANALYSIS
-------------
   Peer Group Selection                                               3.1
   Basis of Comparison                                                3.2
   Selection of Peer Group                                            3.3
   Financial Condition                                                3.6
   Income and Expense Components                                      3.9
   Loan Composition                                                  3.12
   Credit Risk                                                       3.12
   Interest Rate Risk                                                3.15
   Summary                                                           3.17

RP Financial, LC.
                               TABLE OF CONTENTS
                                 PROVIDENT BANK
                              MONTEBELLO, NEW YORK
                                  (CONTINUED)

                                                                        PAGE
DESCRIPTION                                                             NUMBER
-----------                                                            --------

CHAPTER FOUR                      VALUATION ANALYSIS
------------
Introduction                                                               4.1
Appraisal Guidelines                                                       4.1
RP Financial Approach to the Valuation                                     4.1
Valuation Analysis                                                         4.2
  1. Financial Condition                                                   4.3
  2. Profitability, Growth and Viability of Earnings                       4.4
  3. Asset Growth                                                          4.5
  4. Primary Market Area                                                   4.5
  5. Dividends                                                             4.7
  6. Liquidity of the Shares                                               4.8
  7. Marketing of the Issue                                                4.8
        A. The Public Market                                               4.8
        B. The New Issue Market                                           4.16
        C. The Acquisition Market                                         4.21
  8. Management                                                           4.22
  9. Effect of Government Regulation and Regulatory Reform                4.22
Summary of Adjustments                                                    4.23
Basis of Valuation  Fully-Converted Pricing Ratios                        4.23
Valuation Approaches                                                      4.24
  1. Price-to-Book ("P/B")                                                4.28
  2. Price-to-Earnings ("P/E")                                            4.28
  3. Price-to-Assets ("P/A")                                              4.30
Valuation Conclusion                                                      4.30


RP Financial, LC.
                                LIST OF TABLES
                                PROVIDENT BANK
                             MONTEBELLO, NEW YORK

TABLE
NUMBER           DESCRIPTION                                                   PAGE
------           -----------                                                   ----
   1.1     Historical Balance Sheets                                           1.7
   1.2     Historical Income Statements                                        1.12
   1.3     Net Interest Income and Market Value Summary Performance            1.16


   2.1     Summary Demographic Data                                            2.3
   2.2     Unemployment Trends                                                 2.5
   2.3     Deposit Summary                                                     2.6
   2.4     Deposit Market Share                                                2.7


   3.1     Peer Group of Publicly-Traded Thrifts                               3.5
   3.2     Balance Sheet Composition and Growth Rates                          3.7
   3.3     Income as a Percent of Average Assets and Yields, Costs, Spreads    3.10
   3.4     Loan Portfolio Composition and Related Information                  3.13
   3.5     Credit Risk Measures and Related Information                        3.14
   3.6     Interest Rate Risk Measures and Net Interest Income Volatility      3.16


   4.1     Peer Group Market Area Comparative Analysis                         4.6
   4.2     Pricing Characteristics and After-Market Trends of Recent
            Conversions Completed                                              4.18
   4.3     Market Pricing Comparatives                                         4.19
   4.4     Calculation of Implied Per Share Data                               4.25
   4.5     Public Market Pricing                                               4.29
   4.6     Market Pricing of Mutual Holding Companies                          4.32

RP Financial, LC.
Page 1.1
                      I.  OVERVIEW AND FINANCIAL ANALYSIS

Introduction
------------

     Provident Bank ("Provident" or the "Bank") is a federally-chartered mutual savings bank which conducts operations out of its executive offices in Montebello, New York, and a total of 11 retail office facilities including its main office in Haverstraw, New York. Provident's markets in Rockland County, New York, are located approximately 20 miles north of New York City. Rockland County is a suburban market with a broad employment base, but it also serves as a bedroom community for nearby New York City as well as other suburban areas including Westchester County and northern New Jersey. Residents of the Bank's markets are typically middle to upper middle class as the number of individuals with incomes below the poverty level in the County is limited.

     Provident was organized in 1888 and has a long history of service to its primary market. Currently, Provident is a member of the Federal Home Loan Bank ("FHLB") system, with its deposits insured up to the regulatory maximums by the Federal Deposit Insurance Corporation ("FDIC") under the Savings Association Insurance Fund ("SAIF"). The Bank's primary regulator is the Office of Thrift Supervision ("OTS"). At June 30, 1998, Provident had total assets of $679.1 million, total deposits of $580.1 million, and total equity of $53.9 million, equal to 7.93 percent of total assets. For the twelve months ended June 30, 1998, the Bank reported net income of $4.6 million for a return of 0.70 percent of average assets.

     The Board of Directors recently adopted a plan to reorganize from the mutual form of organization to the mutual holding company form of organization. As part of the reorganization, Provident will become a wholly-owned subsidiary of Provident Bancorp, Inc. ("the Holding Company"), and Provident Bancorp, Inc. will issue a majority of its common stock to Provident Bancorp, MHC, a federally-chartered mutual holding company, and sell a minority of its common stock to the public. Concurrent with the Reorganization, the MHC will retain $100,000 for initial capitalization while the Holding Company will retain up to 50 percent of the net conversion proceeds. Immediately after consummation of the Reorganization, it is not

RP Financial, LC.
Page 1.2

anticipated that the MHC or the Holding Company will engage in any business activity other than ownership of their respective subsidiaries.

     The assets and liabilities of the stock subsidiaries will be substantially equivalent to those of Provident prior to the reorganization. The MHC will own a controlling interest in the Holding Company, and the Holding Company will be the sole subsidiary of the MHC. The Holding Company will also own 100 percent of the Bank's outstanding stock.

Strategic Overview
------------------

     Throughout much of its corporate history, Provident's strategic focus has been that of a community oriented financial institution with a primary focus on meeting the borrowing and savings needs of its local customers in the Rockland County area of southern New York. In this regard, Provident has historically pursued a residential lending strategy typical of a thrift institution with a moderate level of diversification into residential construction lending, commercial real estate lending and some secondary market loan sales. However, based on extensive market research conducted by an independent research firm on a periodic basis, management perceives there is ample opportunity for a community-oriented institution with a full-line of commercial and consumer products to grow and prosper. Accordingly, since the early 1990s, Provident has sought to emphasize a community bank operating strategy, emphasizing service, its local orientation and a relatively broad array of products and services. Accordingly, Provident has implemented a three-prong lending strategy which has focused on: (1) residential mortgage lending for portfolio; (2) commercial lending, including commercial and multi-family mortgage loans as well as commercial and industrial loans ("C&I loans"); and (3) longer term fixed rate residential mortgage loans originated for resale into the secondary market.

     Importantly, since Provident has historically been a residential lender and most of the balance of its interest-earning assets have been deployed into either investment securities or mortgage-backed securities ("MBS"), Provident has been required to develop the infrastructure required to undertake such lending. In this regard, management has developed extensive policies and procedures pertaining to credit standards and the administration of commercial accounts. Additionally, Provident has employed a total of seven loan officers with commercial lending experience to build the Bank's commercial lending business. Other steps taken to facilitate the

RP Financial, LC.
Page 1.3

development of commercial accounts include more intensive marketing and a conversion to a commercial bank data processing system which will provide for superior management of commercial accounts. The data processing conversion is expected to provide the added benefit of enhancing customer information including customer profitability analysis in the future. Although management will be seeking to grow commercial loans (and commercial checking accounts) in the future, the growth of such accounts to date has been limited as commercial and multi-family real estate loans and C&I loans totaled $94.9 million, or 20.8 percent of total loans as of June 30, 1998.

     Management believes that the future growth of the commercial portfolio and preservation of asset quality will be maintained by several unusual qualities of Provident relative to other savings institutions. First, three members of Provident's senior management were formerly commercial loan officers at New York area commercial banks. Second, Provident has separated the credit and loan administration function from the loan department. It is management's belief that the five person group managing the credit and loan administration department will be better able to assess and minimize the credit-related risks of commercial lending.

     Provident will also be seeking to increase revenues in non-traditional areas which will enable the Bank to build on its extensive customer base in Rockland County and surrounding areas. In this regard, Provident has recently submitted an application to the OTS to institute a trust department, which it expects to be operational by early in the fourth calendar quarter of 1998. Similarly, management is examining the feasibility of offering insurance products and financial planning services with the objective of developing comprehensive relationships with its customers.

     Notwithstanding the recent efforts to diversify the loan portfolio and overall revenues, residential mortgage loans continue to comprise more than one-half of the total loan portfolio ($271.6 million, or 59.4 percent of total loans as of June 30, 1998). The Bank's general philosophy is to seek to originate adjustable rate loans and/or shorter-term fixed rate loans for portfolio (15 year maturities or less and bi-weekly loans) and sell longer-term fixed rate loans through various secondary market conduits (primarily FHLMC) on a servicing retained basis. Recently, given the Bank's strong capital position, which will be strengthened with the conversion and minority stock offering, coupled with modest demand for adjustable rate loans,

RP Financial, LC.
Page 1.4

management decided to retain a portion of the Bank's recent long term fixed rate loan originations.

     To supplement its lending activities and in order to maintain ample liquidity and manage the Bank's interest rate risk and credit risk exposure, Provident maintains a large portfolio of investments and MBS. The Bank's investment securities portfolio is largely comprised of U.S. Government and federal agency obligations. MBS primarily consist of pass-through securities issued by all the major secondary market agencies and collateralized mortgage obligations ("CMOs"). As of June 30, 1998, Provident's cash and investments portfolio totaled $81.6 million, or 12.0 percent of total assets, while the MBS portfolio equaled $133.1 million, or 19.6 percent of total assets.

     Coupled with the reorientation of Provident's operations towards that of a traditional community bank, Provident has been seeking to expand its retail franchise, both internally through growth of loans and deposits and externally through acquisitions. Provident seeks to grow internally based on service, by offering a wide array of products, and through intensive marketing. At the same time, the Bank faces significant competition from many competitors, most of which are substantially larger than Provident and internal growth has been relatively modest over the last five years. As a result, management has sought to supplement internal growth by pursuing branch deposit acquisitions as they arise. In this regard, Provident purchased two branch offices in separate transactions consummated in March and May 1996. Through these two transactions, Provident assumed $104.5 million of deposits and paid an aggregate deposit premium of $7.5 million. While the Bank has explored several other acquisition opportunities over the last several years, Provident has been unable to consummate any other transaction. Management believes that the additional capital raised in the mutual holding company reorganization and minority stock offering will enhance the Bank's ability to consummate branch or whole institution acquisitions in the future.

     Retail deposits have consistently served as the primary funding liability for the Bank, while borrowings have been used to a limited degree, primarily for asset-liability management purposes. The majority of Provident's depositors reside in Rockland County, New York.

RP Financial, LC.
Page 1.5

     Management expects that the future activities of the Bank will continue to focus on products and services which have facilitated growth of the Bank's capital and earnings to date. Specifically, the largest segment of Provident's business will continue to be traditional, with an orientation towards retail deposit products and retail banking services, funding one-to-four family residential mortgage loans and building commercial account relationships while continuing to leverage equity by purchasing high quality short-term or adjustable rate investment and mortgage-backed securities.

     A key reason for the conversion is that the Board and management of Provident believe that the Bank is uniquely postured among the many other competing and/or significantly larger financial institutions with which it competes, particularly those headquartered in New York City. Importantly, management believes that it is one of the few banks in the market that can originate both commercial real estate loans and C&I loans through a single officer relationship. Against this backdrop, the Bank has successfully positioned itself as the community-oriented alternative to the New York based banks.

     Management believes that the conversion will support Provident's efforts to broaden its product line and pursue long term growth. The near-term deployment of the net conversion proceeds is as follows:

     Provident Bancorp.  Provident Bancorp is expected to retain up to 50
     -----------------
     percent of the net conversion proceeds. At present, the Holding Company funds, net of the loan to the ESOP, are expected to be invested initially into short- and intermediate-term investment securities with maturities ranging up to three years. Over time, the Holding Company funds are anticipated to be utilized for various corporate purposes, possibly including acquisitions, infusing additional equity into the Bank, repurchases of common stock, and the payment of regular and/or special cash dividends.

     Provident.  At least 50 percent of the net conversion proceeds will be
     ---------
     infused into the Bank in exchange for all of the Bank's newly issued stock. The increase in Bank capital will be less, as the amount to be borrowed by the ESOP to fund an 8 percent stock purchase will be accounted for as a contra-equity. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Bank are anticipated to become part of general operating funds, and are expected to initially be invested in short-term investments, used to repay short-term borrowings and/or to fund loan commitments or loans in the pipeline.

RP Financial, LC.
Page 1.6

     On a pro forma basis, Provident will be in an overcapitalized position. The Board of Directors has determined to pursue a strategy of controlled growth in its southern New York markets in order to leverage capital. The Bank also will continue to evaluate potential de novo branching opportunities and will consider purchasing branches and branch deposits should such become available as large competitors restructure their retail networks. Asset growth is expected to be funded through internal deposit growth, branching and borrowings. The Board recognizes that asset growth is a long term strategy, however, and that the Bank will operate in the near term in an overcapitalized position. The Holding Company may also consider various capital management strategies, if appropriate, to assist in the long-run objective of increasing return on equity.

Balance Sheet Trends
--------------------

     Growth Trends
     -------------

       Table 1.1 shows the Bank's historical balance sheets from September 30, 1993 to June 30, 1998. Over this period, Provident's asset base increased at a compounded annual rate of approximately 8.1 percent. As discussed previously, the Bank's growth has been fostered through the acquisition of two branches consummated in fiscal 1996. Excluding growth through acquisition, Provident's internal growth has been relatively limited primarily as a result of competition, both from other financial institutions as well as non-traditional financial services providers. Over this period, asset growth was relatively evenly distributed between loans and investments. Loans increased from $295.1 million as of the end of fiscal 1993 to $440.4 million as of June 30, 1998, reflecting an 8.8 percent compounded annual growth rate while the total of investments and MBS increased from $155.7 million as of September 30, 1993, to $201.9 million as of June 30, 1998, reflecting a 5.6 percent compounded annual growth rate.

       The Bank's assets are funded through a combination of deposits, borrowings and retained earnings. Although deposits realized the most significant growth in dollar terms, borrowings increased most rapidly on a percentage basis albeit from a relatively low starting point. In the future, Provident may utilize FHLB advances more heavily in several ways as follows:
(1) in order to "pre-fund" the offering proceeds (i.e., invest the anticipated funds to be

RP Financial, LC.

                                   Table 1.1
                                Provident Bank
                           Historical Balance Sheets
                        (Amount and Percent of Assets)

                                                                For the Fiscal Year Ended September 30,
                                     ---------------------------------------------------------------------------------------------
                                           1993               1994               1995               1996               1997
                                     -----------------  -----------------  -----------------  -----------------  -----------------
                                      Amount     Pct     Amount     Pct     Amount     Pct     Amount     Pct     Amount     Pct
                                     --------  -------  --------  -------  --------  -------  --------  -------  --------  -------
                                      ($000)     (%)     ($000)     (%)     ($000)     (%)     ($000)     (%)     ($000)     (%)
Total Amount of:
 Assets                              $470,021  100.00%  $480,478  100.00%  $526,593  100.00%  $634,250  100.00%  $648,742  100.00%
 Loans Receivable (net)               295,077   62.78%   315,154   65.59%   331,947   63.04%   369,487   58.26%   404,497   62.35%
 Mortgage-Backed Securities - HTM           0    0.00%         0    0.00%    80,735   15.33%   112,863   17.79%   104,071   16.04%
 Mortgage-Backed Securities - AFS           0    0.00%         0    0.00%    30,329    5.76%    41,482    6.54%    36,153    5.57%
 MBS - Held for Investment             97,554   20.76%    97,780   20.35%         0    0.00%         0    0.00%         0    0.00%
 Investment Securities - HTM                0    0.00%         0    0.00%    37,920    7.20%    22,138    3.49%    22,195    3.42%
 Investment Securities - AFS                0    0.00%         0    0.00%    21,456    4.07%    47,313    7.46%    48,517    7.48%
 Investment Sec. (Held for Invest.)    58,155   12.37%    47,356    9.86%         0    0.00%         0    0.00%         0    0.00%
 Deposits                             413,816   88.04%   419,808   87.37%   443,667   84.25%   545,282   85.97%   546,846   84.29%
 Borrowed Funds                         9,800    2.09%    10,100    2.10%    13,900    2.64%    13,000    2.05%    24,000    3.70%
 Total Equity                          33,746    7.18%    38,551    8.02%    43,828    8.32%    45,536    7.18%    50,399    7.77%

Memo:
 Loans/Deposits                                 71.31%             75.07%             74.82%             67.76%             73.97%
 IEA/IBL (Average)                             108.31%            109.80%            111.20%            111.33%            111.80%

 Non-Performing Assets/Assets                    1.17%              0.94%              1.29%              1.21%              0.75%
 Allow. for Loan Losses as a % of:
   Loans Receivable, Net                         0.87%              0.90%              1.05%              0.91%              0.93%
   Non-Performing Loans                         59.49%             75.55%             52.59%             52.87%             80.80%

 Full Service Offices                               9                  9                  9                 11                 11

                                                           Compounded
                                           As of             Annual
                                       June 30, 1998       Growth Rate
                                     -----------------    -------------
                                      Amount     Pct           Pct
                                     --------  -------    -------------
                                      ($000)     (%)           (%)

Total Amount of:
 Assets                              $679,104  100.00%         8.06%
 Loans Receivable (net)               440,360   64.84%         8.79%
 Mortgage-Backed Securities - HTM      89,334   13.15%         3.75%(1)
 Mortgage-Backed Securities - AFS      43,775    6.45%        14.28%(1)
 MBS - Held for Investment                  0    0.00%         N.M.
 Investment Securities - HTM           20,197    2.97%       -20.47%(1)
 Investment Securities - AFS           48,629    7.16%        34.65%(1)
 Investment Sec. (Held for Invest.)         0    0.00%         N.M.
 Deposits                             580,075   85.42%         7.37%
 Borrowed Funds                        25,048    3.69%        21.84%
 Total Equity                          53,879    7.93%        10.35%

Memo:
 Loans/Deposits                                 75.92%
 IEA/IBL (Average)                             114.95%

 Non-Performing Assets/Assets                    0.90%
 Allow. for Loan Losses as a % of:
   Loans Receivable, Net                         1.03%
   Non-Performing Loans                         79.27%

 Full Service Offices                              11

(1)  Reflects compounded annual growth since the end of fiscal 1995.

Source:  Provident's audited and unaudited financial reports.

RP Financial, LC.
Page 1.8

received in the offering over a period of time leading up to the offering) and repay such advances with the offering proceeds; and (2) in connection with potential leveraging and/or interest rate risk management strategies.

       Equity has increased steadily since the end of fiscal 1993, reflecting the retention of Provident's earnings. Equity has been maintained in the 7.2 percent to 8.3 percent range the last five fiscal years, and, as of June 30, 1998, the equity/assets ratio approximated 7.9 percent. The Bank's equity contained a small amount of intangibles as of June 30, 1998, resulting from prior branch acquisition, and tangible equity equaled $49.8 million, or 7.3 percent of assets as of June 30, 1998.

     Loans Receivable
     ----------------

       Loans receivable totaled $440.4 million, or 64.8 percent of total assets, as of June 30, 1998, which reflects growth since the end of fiscal 1993, although the loans/assets ratio has fluctuated between 58 percent and 64 percent of assets. Currently, 1-4 family mortgage loans comprise the largest segment of the loan portfolio, equal to 59 percent of total loans. The residential mortgage loan portfolio consists primarily of adjustable rate mortgage loans and shorter term fixed rate mortgage loans (i.e., maturities of less than 15 years or bi-weekly payment loans). The Bank's general philosophy is to seek to originate adjustable rate loans and/or shorter-term fixed rate loans for portfolio (15 year maturities or less and bi-weekly loans) and sell longer-term fixed rate loans through various secondary market conduits (primarily FHLMC) on a servicing retained basis. Recently, given the Bank's strong capital position, which will be strengthened with the conversion and minority stock offering, coupled with modest demand for adjustable rate loans, management is retaining a portion of the Bank's fixed rate loan originations.

       Notwithstanding the reorientation of Provident's operations to a more "bank like" operating strategy, mortgage loans including loans secured by one-to-four family properties, multi-family and commercial mortgages and properties under construction continue to comprise in excess of 81.0 percent of total loans. Commercial business loans currently approximate 5.3 percent of total loans which represents an increase from a balance of 2.7 percent of loans at the

RP Financial, LC.
Page 1.9

end of fiscal 1993, while consumer loans have remained stable approximating 14 percent of total loans.

     Investment and Mortgage Backed Securities
     -----------------------------------------

       The intent of the Bank's investment policy is to provide adequate liquidity, to generate a favorable return on excess investable funds and to support the overall credit and interest rate risk objectives of the Bank. In order to accomplish the foregoing objective, the level of investments and MBS has been maintained at approximately 30 to 35 percent over the last five fiscal years. The Bank anticipates initially reinvesting the net offering proceeds into investments with short-term maturities, pending longer-term deployment into other investments and loans. Provident anticipates that the future composition of the liquidity portfolio will consist of similar types of investment securities as are currently held.

       As of June 30, 1998, the Bank's portfolio of cash and cash equivalents totaled $12.8 million, equal to 1.9 percent of assets. Investment securities available for sale ("AFS") totaled $48.6 million, equal to 7.2 percent of assets, while the balance of securities held to maturity ("HTM") was lower, equal to $20.2 million, or 3.0 percent of assets, as of June 30, 1998 (see
Exhibit I-3). In the aggregate, HTM and AFS investment securities equaled 10.1 percent of total assets as of June 30, 1998, which is relatively consistent with the proportion of investments over the last five fiscal years.

       Mortgage-backed securities comprise the largest segment of the investment and MBS portfolio, totaling $133.1 million, or 19.6 percent of assets as of June 30, 1998. Management views the MBS portfolio as an adjunct to the loan portfolio and as such, most MBS are classified as HTM. MBS primarily consist of pass-through securities issued by all the major secondary market agencies and CMOs.

       No major changes to the composition and practices with respect to the management of the investment portfolio are anticipated over the near term and, accordingly, the level of cash and investments is expected to remain at levels approximating historical averages. The level of cash and investments may, however, increase initially following conversion, although it is management's expectation that such funds at the Bank level will gradually be redeployed into lending activities.

RP Financial, LC.
Page 1.10

     Funding Structure
     -----------------

       Deposits are comprised of a large base of savings and transaction accounts (or "core" deposits) with the balance of funds consisting of CDs. Growth of the Bank's deposit base has been significantly enhanced by the acquisition of two branch offices with $104 million of deposits in fiscal 1996. Since the end of fiscal 1996, deposit balances have increased at a 3.6 percent compounded annual growth rate, underscoring the impact of the local competition and the moderate growth nature of the local market. As future prospects for in-market deposit growth are expected to remain moderate, the Bank has been intensifying the cross-selling strategy to stimulate deposit growth from existing customers, as well as expanding products and services in order to gain market share. Additionally, Provident expects to open two supermarket branches in Orange County, New York, during fiscal 1999. Moreover, management will continue to evaluate other potential growth or acquisition opportunities as they arise.

       Borrowings have been increasingly utilized since the end of fiscal 1993, primarily FHLB advances, as Provident has sought to avail itself to favorably priced long term funds. Although it is not reflected in the historical financial statements, Provident expects to increase the utilization of borrowed funds in the near term in order to ladder the purchase of investments and MBS in anticipation of the completion of the minority stock offering. Such borrowings are expected to be retired with the infusion of cash in the offering.

     Capital
     -------

       Earnings since the end of fiscal 1993 have led to annual equity growth of
10.4 percent. As a result of the completion of two branch acquisitions in fiscal 1996, a $7.5 million core deposit intangible was created, which is being amortized over 5 years on a straight-line basis. The balance of the core deposit intangible equaled $4.1 million as of June 30, 1998. The Bank maintained capital surpluses relative to all of its regulatory capital
requirements at June 30, 1998, as summarized in the table below.    The addition
of offering proceeds will serve to further strengthen Provident's capital position.

RP Financial, LC.
Page 1.11

                             Required    Actual
                              Capital   Capital    Excess
                             ---------  --------  --------
                               ($000)    ($000)    ($000)
     Tangible Capital         $10,120   $49,238   $39,118
     Core Capital              20,239    49,238    28,999
     Risk-Based Capital        30,331    53,786    23,455

     Source:  Prospectus.

Income and Expense Trends
-------------------------

     Table 1.2 shows the Bank's historical income statements for the fiscal years from 1993 through 1997 and for the twelve months ended June 30, 1998. Overall, Provident's net income before extraordinary items ranged from a low of $2.1 million, equal to 0.36 percent of average assets, to a high of $5.3 million, equal to 1.15 percent of average assets. Earnings for the most recent twelve months ended June 30, 1998, equaled $4.6 million, or 0.70 percent of average assets. As Provident's recurring earnings have remained relatively flat over the last several fiscal years, the core profitability ratio declined due to the growth in the operating expense ratio (reflecting branching and diversification strategies), higher loan loss provisions (reflecting growth in proportion of higher risk weight loans) and the net interest income ratio compression. These trends are explained more fully below.

     Net Interest Income
     -------------------

       Provident's ratio of net interest income to average assets increased modestly between fiscal 1993 and 1995, from 4.22 percent to 4.39 percent, respectively, partially as a result of an improving capital ratio. In fiscal 1996, the ratio of net interest income to average assets diminished as the cash received in the two branch acquisitions consummated during the year diluted asset yields and the acquired deposits increased the average deposit costs. Subsequently, in fiscal 1997 and fiscal 1998 to date, net interest income has continued to increase in dollar terms but has reduced as a percent of average assets, reflective of a less favorable interest rate environment including a flattened yield curve.

RP Financial, LC.

                                   Table 1.2
                                Provident Bank
                         Historical Income Statements
                   (Amount and Percent of Average Assets)(1)

                                                              For the Fiscal Year Ended September 30,
                                   ----------------------------------------------------------------------------
                                          1993               1994               1995               1996
                                   ----------------------------------------------------------------------------
                                     Amount    Pct      Amount    Pct      Amount    Pct      Amount     Pct
                                   ---------  -----    --------  -----    --------  -----    --------  --------
                                     ($000)    (%)      ($000)    (%)      ($000)    (%)      ($000)     (%)

Interest Income                     $33,543    7.23%   $32,175    6.76%   $37,030    7.40%   $42,566     7.31%
Interest Expense                    (13,945)  -3.00%   (11,556)  -2.43%   (15,064)  -3.01%   (18,585)   -3.19%
                                    -------   -----    -------   -----    -------   -----    -------    -----
  Net Interest Income               $19,598    4.22%   $20,619    4.33%   $21,966    4.39%   $23,981     4.12%
Provision for Loan Losses              (760)  -0.16%      (452)  -0.10%      (760)  -0.15%      (911)   -0.16%
                                    -------   -----    -------   -----    -------   -----    -------    -----

  Net Interest Income
    after Provisions                $18,838    4.06%   $20,167    4.24%   $21,206    4.24%   $23,070     3.96%

Other Income                          2,247    0.48%     2,120    0.45%     2,077    0.42%     2,451     0.42%
Operating Expense                   (12,154)  -2.62%   (13,518)  -2.84%   (15,264)  -3.05%   (19,436)   -3.34%
                                    -------   -----    -------   -----    -------   -----    -------    -----
  Net Operating Income              $ 8,931    1.92%   $ 8,769    1.84%   $ 8,019    1.60%   $ 6,085     1.04%

Gain on Sale of AFS Securities      $   -      0.00%   $    48    0.01%   $    23    0.00%   $   -       0.00%
Special SAIF Assessment                 -      0.00%       -      0.00%       -      0.00%    (3,298)   -0.57%
                                    -------   -----    -------   -----    -------   -----    -------    -----
  Total Non-Operating
    Income/(Expense)                $   -      0.00%   $    48    0.01%   $    23    0.00%   $(3,298)   -0.57%

Net Income Before Tax               $ 8,931    1.92%   $ 8,817    1.85%   $ 8,042    1.61%   $ 2,787     0.48%
 Income Taxes                        (3,593)  -0.77%    (3,611)  -0.76%    (3,239)  -0.65%      (690)   -0.12%
                                    -------   -----    -------   -----    -------   -----    -------    -----
 Net Income Before
   Extraordinary Items              $ 5,338    1.15%   $ 5,206    1.09%   $ 4,803    0.96%   $ 2,097     0.36%
Cumulative Effect of Change in
  Accounting for Income Taxes           -      0.00%      (401)  -0.08%      -       0.00%        -      0.00%
                                    -------   -----    -------   -----    -------   -----    -------    -----
     Net Income                     $ 5,338    1.15%   $ 4,805    1.01%   $ 4,803    0.96%   $ 2,097     0.36%

Estimated Core Earnings
-----------------------
Net Income Before
  Extraordinary Items               $ 5,338    1.15%   $ 5,206    1.09%   $ 4,803    0.96%   $ 2,097     0.36%
Addback(Deduct): Non-Recurring
  (Inc)/Exp                             -      0.00%       (48)  -0.01%       (23)   0.00%     3,298     0.57%
Tax Effect (4)                          -      0.00%        20    0.00%         9    0.00%      (817)   -0.14%
                                    -------   -----    -------   -----    -------   -----    -------    -----
  Estimated Core Income             $ 5,338    1.15%   $ 5,178    1.09%   $ 4,789    0.96%   $ 4,578     0.79%
Memo:
      Expense Coverage Ratio (2)     161.25%            152.53%            143.91%            123.38%
      Efficiency Ratio (3)            55.64%             59.45%             63.49%             73.53%
      Effective Tax Rate              40.23%             40.95%             40.28%             24.76%


                                    For the Fiscal
                                      Year Ended
                                     September 30,
                                   -----------------        For the 12 Months
                                          1997            Ended June 30, 1998
                                   -----------------      -------------------
                                    Amount     Pct          Amount      Pct
                                   --------   ------      ----------   ------
                                    ($000)    (%)          ($000)       (%)
Interest Income                     $46,555    7.29%       $47,539       7.25%
Interest Expense                    (20,179)  -3.16%       (20,718)     -3.16%
                                    -------   -----        -------      -----
  Net Interest Income               $26,376    4.13%       $26,821       4.09%
Provision for Loan Losses            (1,058)  -0.17%        (1,530)     -0.23%
                                    -------   -----        -------      -----
  Net Interest Income
    after Provisions                $25,318    3.96%      $ 25,291       3.85%

Other Income                          2,711    0.42%         2,797       0.43%
Operating Expense                   (20,602)  -3.23%       (21,056)     -3.21%
                                    -------   -----       --------      -----
  Net Operating Income              $ 7,427    1.16%      $  7,032       1.07%

Gain on Sale of AFS Securities      $   -      0.00%      $     -        0.00%
Special SAIF Assessment                 -      0.00%            -        0.00%
                                    -------   -----       --------      -----
  Total Non-Operating
    Income/(Expense)                $   -      0.00%      $     -        0.00%

Net Income Before Tax               $ 7,427    1.16%      $  7,032       1.07%
 Income Taxes                        (2,829)  -0.44%        (2,454)     -0.37%
                                    -------   -----       --------      -----
Net Income Before
   Extraordinary Items              $ 4,598    0.72%      $  4,578       0.70%
Cumulative Effect of Change
  Accounting for Income Taxes           -      0.00%           -         0.00%
                                    -------   -----       --------      -----
     Net Income                     $ 4,598    0.72%      $  4,578       0.70%

Estimated Core Earnings
-----------------------
Net Income Before
  Extraordinary Items               $ 4,598    0.72%      $  4,578       0.70%
Addback(Deduct): Non-Recurring
  (Inc)/Exp                             -      0.00%           -         0.00%
Tax Effect (4)                          -      0.00%           -         0.00%
                                    -------   -----       --------      -----
  Estimated Core Income             $ 4,598    0.72%         4,578       0.70%

Memo:
      Expense Coverage Ratio         128.03%                127.38%
      Efficiency Ratio (3)            70.83%                 71.09%
      Effective Tax Rate              38.09%                 34.90%


(1)   Ratios are as a percent of average assets.
(2)   Net interest income divided by operating expenses.
(3) Operating expenses (excluding the special SAIF assessment but including the amortization of intangible assets) as a percent of the sum of net interest income and other income (excluding gains on sale).
(4)   Based on the effective tax rate for each period.

Source:  Provident's prospectus.

RP Financial, LC.
Page 1.13

       Provident's spreads and margins have decreased modestly since the end of fiscal 1995, reflecting the influx of cash from the branch acquisitions consummated in fiscal 1996 and the impact of the flattened yield curve in fiscal 1997 and the first nine months of fiscal 1998 (see Exhibit I-4). Specifically, Provident's fiscal 1995 interest rate spread of 4.19 percent declined modestly to below 4 percent in fiscal 1996 and 1997 and to 3.80 percent for the nine months ended June 30, 1998.

     Non-Interest Income
     -------------------

       Other income has shown a gradual upward trend in dollar terms since fiscal 1993, from $2.2 million to $2.8 million for the twelve months ended June 30, 1998, reflecting Provident's balance sheet growth and expansion of overall business volumes. At the same time, non-interest income as a percent of assets has generally declined over the period, from 0.48 percent in fiscal 1993 and
0.42 percent of average assets for the last 12 months. Provident's management is targeting to increase the level of non-interest fee income in the future by continuing to develop fee generating commercial loan and deposit relationships and by implementing non-traditional products such as trust services. However, any growth in the level of non-interest operating income is expected to be gradual.

     Operating Expenses
     ------------------

       Operating expenses increased in dollar terms for the period from fiscal 1993 to 1996, although asset growth modestly outstripped the rate of growth of expenses in fiscal 1997 and the twelve months ended June 30, 1998, resulting in modest diminishment of the operating expense ratio. For the twelve months ended June 30, 1998, operating expenses totaled $21.1 million, equal to 3.21 percent of average assets. In comparison, the operating expense ratio steadily rose from 2.62 percent in fiscal 1993 to 3.34 percent in fiscal 1996, before easing with asset growth funded by increases in deposits and borrowings.

       Operating expenses increased significantly in fiscal 1996 as a result of the acquisition of two branch offices and, while operating expenses have subsequently increased in dollar terms, the operating expense ratio has diminished modestly. Additionally, Provident's operating expense ratio is relatively high in comparison to industry averages as: (1) the Bank has a deposit base heavily weighted toward transaction accounts which entail a higher cost to service but

RP Financial, LC.
Page 1.14

provide the Bank with a source of low-cost funds; (2) management continues to build the infrastructure (i.e., personnel, fixed assets, technology, etc.) to enable Provident to be competitive with the local commercial banks and grow to a larger size; and (3) Provident emphasizes its commitment to service with such features as extended hours and weekend service (all branches are open on Saturday and three are open on Sunday). With regard to the latter characteristic, Provident seeks to build a service-oriented customer base to minimize customer attrition in the event of significant rate competition by the larger money center banks.

       Operating expenses are expected to increase following the conversion as a result of: (1) the ESOP and recognition plan amortization expense; (2) public company legal, accounting and printing/mailing costs; (3) continued expansion of products and services including the introduction of trust services; (4) conversion of the data processing function to a commercial bank system which will enhance Provident's ability to service commercial accounts; and (5) due to continued branch expansion which will result in additional staffing, lease and operating costs.

     Loan Loss Provisions
     --------------------

       The Bank has historically maintained strong asset quality and loan losses have been limited. However, as a result of the increased emphasis on high risk-weight lending (i.e., commercial mortgage and non-mortgage loans) and overall expansion of the loan portfolio, loan loss provisions increased in the most recent fiscal year to equal $1.530 million, or 0.23 percent of average assets. Going forward, management of the Bank intends to continue to evaluate the adequacy of the level of general valuation allowances ("GVAs") on a regular basis, establishing additional loan loss provisions in accordance with the Bank's asset classification and loss reserve policies. Currently, Provident's budget indicates that the Bank is accruing $750,000 of loan loss provisions quarterly.

     Non-Operating Items
     -------------------

       Non-operating income and expenses have not been a material factor in Provident's operations over the last five fiscal years, except in fiscal 1996 when the Bank incurred the expense of the special SAIF assessment, which equaled $3.3 million, or 0.57 percent of average assets.

RP Financial, LC.
Page 1.15

     Taxes
     -----

       The Bank's tax rate has ranged from approximately 25 to 40 percent over the last 5 years. Provident is in a fully taxable position with respect to both federal and state income taxes and the effective tax rate for the twelve months ended June 30, 1998, equaled 34.90 percent.

     Efficiency Ratio
     ----------------

       The Bank's efficiency ratio has generally deteriorated over the last several years largely due to a reduction in both the net interest income ratio and other operating income ratios, coupled with an increase in the operating expense, although there has been slight improvement since fiscal 1996. Specifically, the efficiency ratio increased from 55.6 percent in fiscal 1993 to
73.5 percent in fiscal 1996, and has since improved to approximately 71.0 percent. On a post-offering basis, the efficiency ratio is expected to show some improvement as the net interest income ratio increases with the reinvestment of proceeds, although the increased operating expenses (reflecting the public company expense and stock plans expense and expected data processing conversion, diversification and branching) will limit the improvement. As the intangible assets are fully amortized in three years, the efficiency ratio could experience some improvement.

Interest Rate Risk Management
-----------------------------

     Provident manages interest rate risk primarily from the asset side of the balance sheet. To control interest rate risk, Provident has implemented several strategies, including: (1) diversifying the loan portfolio into shorter-term loans, most notably commercial real estate and C&I loans; (2) selling the majority of long term residential mortgages originated into the secondary market on a servicing retained basis to generate fee income; (3) striving to fund operations through comparatively low cost retail deposits; (4) by building the balance of lower-rate/fee-generating transaction accounts; and (5) by using interest rate caps to lengthen the duration of liabilities on a limited basis.

     These strategies have generally served to increase the sensitivity of the Bank's assets to changes in interest rates and lengthen the duration of liabilities. Furthermore, the sale of fixed rate loans into the secondary market enhances the Bank's non-interest revenues, thereby

RP Financial, LC.
Page 1.16

reducing the reliance on net interest income for overall earnings. The rate shock analysis set forth in Table 1.3 indicates a moderate liability sensitive position. Based on financial and interest rate information as of June 30, 1998, a 200 basis point increase in interest rates is projected to result in a modest positive increase to net interest income and an 11 percent reduction in the Market Value of Portfolio Equity.

     Overall, the Market Value data suggests the Bank's long-term earnings would be negatively impacted by rising interest rates, although the short term impact is projected to be small. At the same time, there are numerous limitations inherent in such analyses, such as the credit risk of the Bank's loans and the impact to secondary market loan sales under a higher interest rate environment.

                                   Table 1.3
                      Net Interest Income and Market Value
                              Summary Performance

        Projected             Net Interest Income     Current Market Value
                            -----------------------  -----------------------
      Interest Rate         Estimated    % Change    Estimated    % Change
         Scenario             Income     From Base     Value      From Base
--------------------------  ----------  -----------  ----------  -----------
                              ($000)        (%)        ($000)        (%)

           +400               $24,466        2.70%     $52,274      (29.51)%
           +300                24,496        2.83       59,095      (20.32)
           +200                24,526        2.96       65,916      (11.12)
           +100                24,173        1.48       70,039       (5.56)
           BASE                23,821        0.00       74,162        0.00
           -100                23,315       (2.12)      76,736        3.47
           -200                22,809       (4.25)      79,310        6.94
           -300                22,319       (6.30)      80,281        8.25
           -400                21,830       (8.36)      81,252        9.56

 Source: OTS simulations.

Lending Activities and Strategy
-------------------------------

     Provident's lending strategy has been developed to take advantage of (1)the Bank's historical strengths in the areas of permanent residential mortgage and residential construction

RP Financial, LC.
Page 1.17

lending; (2)the relatively strong economy prevailing in its markets; and (3) the recent trend toward consolidation of the banking sector in its market which has alienated some customers of several of Provident's largest competitors and provided the Bank with the opportunity to employ experienced commercial bankers.

     Provident's lending operations consist of four major segments as follows:
(1) portfolio mortgage lending; (2) commercial and consumer lending in conjunction with the intensified efforts to become a full-service community bank; and (3) secondary market operations in which Provident originates loans for resale generally on a servicing retained basis. Such strategy is consistent with Provident's community bank orientation, as evidenced in the Bank's loan portfolio composition (see Exhibit I-6). As of June 30, 1998, permanent mortgage loans secured by 1-4 family properties totaled $271.6 million, or 59.4 percent of total loans, while home equity lines of credit and fixed rate, fixed term homeowner loans totaled an additional $28.4 million and $25.4 million, respectively.

     Consistent with the Bank's community banking strategy, the Bank offers a wide array of products and services and has diversified its loan portfolio with mortgages secured by multi-family and commercial properties totaling $70.8 million, equal to 15.5 percent of loans while commercial business loans, which represent a rapidly growing segment of the loan portfolio equaled $24.0 million, or 5.3 percent of total loans, as of June 30, 1998. Consumer loans, including primarily home equity lines of credit and homeowner loans, equaled $62.6 million, or 13.7 percent of total loans.

     In the future, Provident will seek further diversification consistent with community bank operations, including efforts to originate and service small business lending and deposit relationships. Accordingly, management anticipates that the future lending emphasis will be on building the portfolio of commercial real estate mortgage loans and commercial and industrial loans ("C&I loans"). Residential mortgage lending is expected to remain an important component of the Bank's lending emphasis while management will continue to seek to build the consumer loan portfolio. It is management's belief that the continued development of the commercial lending business along with its traditional business lines, including mortgage and construction lending, will enhance the Bank's profitability and consistency of earnings.

RP Financial, LC.
Page 1.18

Furthermore, it is believed that the ability to service commercial accounts will be facilitated through the upcoming data processing conversion to a commercial bank system.

     Provident originates both fixed rate and adjustable rate 1-4 family loans; the Bank's general philosophy is to seek to originate adjustable rate loans and/or shorter-term fixed rate loans for portfolio (15 year maturities or less and bi-weekly loans) and sells a portion of longer-term fixed rate loans through various secondary market conduits (primarily FHLMC) on a servicing retained basis.

     The Bank originates one-to-four family loans up to a loan-to-value ("LTV") ratio of 95.0 percent, with private mortgage insurance ("PMI") being required for loans in excess of an 80.0 percent LTV ratio. The substantial portion of 1-4 family mortgage loans originated by Provident are secured by residences in the defined normal lending territory.

     As a complement to the 1-4 family permanent mortgage lending activities, the Bank also offers home equity loans including fixed rate amortizing term loans as well as variable rate lines of credit.

     Construction, development and land acquisition lending has been subject to growth over the last several years as the Bank has sought to more fully develop its community banking orientation and participate in the strengthened real estate market of Rockland County as other nearby areas. Furthermore, construction, development and land acquisition lending has enabled the Bank to more actively participate in the growth occurring in its market, shorten the average duration of assets, and has helped to support the Bank's yields, albeit at the expense of accepting a somewhat higher level of credit risk. The majority of the Bank's construction lending is in Rockland County.

     In conjunction with its construction lending, the Bank has also made land development loans. Development loans are typically limited to local developers with whom the Bank has established relationships for the purpose of developing residential subdivisions (i.e., installing roads, sewers, water and other utilities), as well as loans to individuals to build lots. Development loans are secured by a lien on the property and made with a variety of fixed and adjustable terms. The Bank may also finance land acquisition for very strong borrowers secured

RP Financial, LC.
Page 1.19

by the underlying property and generally obtains personal guarantees from the principals of its corporate borrowers.

     Provident has made and will continue to make loans for the purchase or financing of various types of multi-family and commercial real estate. Provident's commercial real estate and multi-family loan portfolios are comprised of loans originated in-house and secured by properties in the primary market of Rockland County and, to a more limited extent, Westchester and Orange Counties. At June 30, 1998, the balance of multi-family and commercial mortgage loans equaled $70.8 million, 15.5 percent of net loans. Multi-family and commercial real estate loans are secured by apartments and other structures such as strip malls, retail shops and various other properties. Most income producing property loans are for the purpose of financing existing structures rather than new construction. Consistent with the broad product line appropriate for a community bank, Provident's lending activity is expected to continue to include multi-family and commercial real estate lending with the proportion of such loans increasing over time.

     Commercial business loans comprise a growing segment of the loan portfolio and equaled approximately 5.3 percent of total loans as of June 30, 1998. Provident intensified its efforts to increase the business loan portfolio beginning in the 1980s and has employed the staff and developed the other necessary infrastructure in order to undertake such lending. The Bank offers commercial loans to sole proprietorships, professional partnerships and various other small businesses. The types of commercial loans offered include lines of credit and business term loans. The Bank carefully analyzes the capacity of the borrower to repay before granting a commercial loan. In addition, the liquidity and adequacy of the collateral, if any, is considered.

     Exhibit I-9, which shows the Bank's loan originations, repayments and sales over the past three fiscal years, highlights Provident's recent emphasis on commercial and home equity lending. In this regard, originations excluding 1-4 permanent residential mortgage loans (but including home equity loans) equaled $39.9 million in fiscal 1995 but increased to $81.6 million for the twelve months ended June 30, 1998. The increase has been realized through increased staffing and marketing for the origination and processing of non-residential loans. Additionally, residential mortgage loan volume has been subject to significant growth in fiscal 1998 as long term interest rates have increased refinancing activity.

RP Financial, LC.
Page 1.20

     While residential mortgage loan volumes have increased, loan sales were comparatively modest as the Bank's strong capital position, earnings level, as well as the anticipated proceeds from the offering have led Provident's management to retain a portion of its recent longer term fixed rate monthly payment loans. In this regard, management believes the incremental interest rate risk exposure of retaining a portion of the long term fixed rate mortgage loans originated is mitigated by the foregoing factors and the yield benefits that the retention of such loans provides. It is expected that secondary market loan sales will increase in the future, as asset-liability management models dictate.

Asset Quality
-------------

     Provident's asset quality has been relatively good over the last five fiscal years, notwithstanding the Bank's increasing emphasis on higher risk weight lending. Specifically, as reflected in Exhibit I-10, the balance of NPAs in Provident's portfolio has diminished since the end of fiscal 1995 and equaled $6.1 million, or 0.90 percent of assets, as of June 30, 1998. As of June 30, 1998, Provident's NPAs consisted of $5.7 million of non-performing loans (0.90 percent of total loans) and real estate owned ("REO") equal to $366,000, or 0.05 percent of assets. At that date, the Bank's loan loss reserves equaled $4.548 million, or 1.03 percent of the net loan portfolio and reserve coverage as a percent of NPAs and total loans equaled 74.52 percent and 1.03 percent, respectively. These credit quality ratios, coupled with the strong local economy, reflect relatively good credit quality and low risk of credit losses at the Bank. At the same time, the relatively rapid growth of the commercial loan portfolio (both mortgage and non-mortgage loans) and the resultant lack of seasoning may increase the Bank's relative risk exposure in comparison to other savings institutions with a more traditional operating strategy or higher levels of valuation allowances.

Funding Composition and Strategy
--------------------------------

     Deposits have consistently been the Bank's primary source of funds, and, as of June 30, 1998, totaled $580.1 million, which reflects 7.4 percent compounded annual growth since the end of fiscal 1993. As discussed previously, the majority of deposit growth achieved since 1993

RP Financial, LC.
Page 1.21

is attributable to two branch acquisitions consummated in 1996 which increased deposits by $105 million; growth at the existing offices has been comparatively modest.
     Lower costing savings and transaction accounts comprised approximately 58 percent of Provident's deposits, totaling $336.7 million at June 30, 1998. The proportion of savings and transaction accounts reflects a modest increase since fiscal 1995 partially as a result of the ongoing reorientation of the Bank's operations to a community bank strategy. The balance of the deposit base is comprised of CDs, the majority of which have remaining maturities of one year or less.

     As of June 30, 1997, borrowed funds totaled only $25.0 and consisted solely of FHLB advances. The Bank utilizes borrowings primarily for the purpose of generating additional liquidity and typically employs either FHLB advances or reverse repurchase agreements. Although it is not reflected in the historical financial statements, Provident expects to increase the utilization of borrowed funds in the near term in order to ladder the purchase of investments and MBS in anticipation of the completion of the minority stock offering. Such borrowings are expected to be retired with the infusion of cash in the offering. Additionally, the Bank may utilize borrowed funds in connection with leverage strategies which may be employed following the minority stock offering.

Subsidiaries
------------

     Provident has two wholly-owned subsidiaries, Provest Services, Corp. I and Provest Services Corp. II. Provest Services Corp. I is a limited partner in a low income housing assisted living facility. Provest Services Corp. II has entered into a contract with outside parties to sell mutual funds and annuities to Bank customers.

Year 2000 Compliance
--------------------

     Provident is reliant on third party vendors for its data processing needs as well as certain other significant functions and services. Additionally, Provident has various systems in-house which are at risk of malfunction as a result of the Year 2000 issue. Management believes it and its third party vendors are taking the appropriate steps to address the Year 2000 problem on a

RP Financial, LC.
Page 1.22

timely basis. While Provident currently has no reason to believe that the cost of addressing such issues will materially affect the Bank's products, services or ability to compete effectively, no assurance can be made that Provident or the third party vendors on which it relies will become Year 2000 compliant in a successful and timely fashion. Nevertheless, the Bank does not believe that the cost of addressing the Year 2000 issues will be a material event or uncertainty that would cause reported financial information not to be necessarily indicative of future operating results or financial conditions, nor does it believe that the costs or the consequences of incomplete or untimely resolution of its Year 2000 issues represent a known material event or uncertainty that is reasonably likely to affect its future financial results, or cause its reported financial information not to be necessarily indicative of future operating results or future financial condition.

Legal Proceedings
-----------------

     The Bank is a defendant in a lawsuit brought by a prospective purchase of a REO property. The plaintiff is seeking in excess of $1 million in total damages. Although there is no certainty as to the outcome of this matter, management believes the claim is baseless and is vigorously contesting the case.

     The Bank is not involved in any other pending legal proceedings, other than the routine legal proceedings that occur in the Bank's ordinary course of business, which are expected to have a material impact on the Bank's financial condition or operations.

RP Financial, LC.
Page 2.1
                                II.  MARKET AREA

Introduction
------------

     Chartered in 1888 and operating continuously since that time in Rockland County, New York, Provident currently conducts operations out of its executive offices in Montebello, New York and a total of 11 retail office facilities including its main office in Haverstraw, New York. Provident's markets in Rockland County, New York are located approximately 20 miles north of New York City. Rockland County is a suburban market with a broad employment base but it also serves as a bedroom community for nearby New York City as well as other suburban areas including Westchester County and northern New Jersey. Residents of the Bank's markets are typically middle to upper middle class as the number of individuals with incomes below the poverty level in the County is limited.

     Provident's markets in Rockland County, New York are located approximately 20 miles north of New York City. Rockland County is a suburban market with a broad employment base but it also serves as a bedroom community for nearby New York City as well as other suburban areas including Westchester County and northern New Jersey. Residents of the Bank's markets are typically middle to upper middle class as the number of individuals with incomes below the poverty level in the County is limited.

     The Rockland County economy has improved significantly since the early 1990s, having lagged behind the improvement in the national economy through the middle part of the decade. Unemployment rates are relatively low and housing prices appear to be rising modestly. The favorable economic environment in the New York metropolitan area has led to an increase in residential and commercial construction activity. In this regard, there appears to be strong housing growth with a notable increase in the development of upscale homes.

     The economy in the Bank's primary market area is based on a mixture of service, manufacturing and wholesale/retail trade. Other employment is provided by a variety of industries and state and local government. The diversity of the employment base is evidenced by the major employers which include the State of New York, Rockland County, Wyeth Ayerst, NYNEX Mobile Communications, Novartics Pharmaceuticals, Orange and Rockland Utilities,

RP Financial, LC.
Page 2.2

Nyack and Good Samaritan Hospital, Chromalloy, and Helen Hayes Hospital. Additionally, Rockland County has numerous small employers, many of which are located in the new industrial and industrial/office parks which have been constructed.

     Future growth opportunities for Provident depend largely on the future growth in the market area, which has been measured by indicators such as demographic growth trends, the health and stability of the regional and local economy, and the nature and intensity of the competitive environment for financial institutions. These factors have been briefly examined to help determine the growth potential that exists for the Bank, and the relative economic health of the Bank's market area.

Market Area Demographics
------------------------

     Demographic growth trends for Rockland County have been measured by changes in population, number of households and median household income, with trends in those areas summarized by the data presented in Table 2.1 on the following page. The Bank's market area exhibits generally less favorable growth characteristics than U.S. averages, but more attractive measures in terms of income -- characteristics that are typical of the more mature market areas of the Northeast U.S. Overall, Rockland County appears to provide relatively attractive growth potential for a community banking concern like Provident: (1) the county posted positive growth in population and number of households during 1990 through 1997, and is projected to continue to grow through 2002; (2) Rockland County exhibits higher than national average measures in terms of income and median home value, reflecting a relatively high degree of wealth in the economy; and (3) Residents of Provident's markets possess income levels well in excess of the state and national average. Notwithstanding the positive attributes of some of Rockland County's demographic measures, the attractiveness of the Bank's market area is somewhat diminished by the significant competition from other financial institutions -- which is expected to intensify as other competing institutions seek growth to increase earnings per share in a market that is forecasted to grow at only 0.7 percent annually through 2002.

                                   Table 2.1
                                Provident Bank
                           Summary Demographic Data

                                                 Year
                               ------------------------------------    Growth Rate     Growth Rate
POPULATION (000)                 1990         1997         2002          1990-97        1997-2002
----------------               ---------   ----------   -----------   -------------  --------------
United States                   248,710      267,805      281,209          1.1%            1.0%
New York                         17,990       18,191       18,332          0.2%            0.2%
Rockland County                     265          280          290          0.7%            0.7%

HOUSEHOLDS (000)
----------------
United States                    91,947       99,020      104,001          1.1%            1.0%
New York                          6,693        6,700        6,744          0.0%            0.1%
Rockland County                      85           89           93          0.8%            0.7%

MEDIAN HOUSEHOLD INCOME ($000)
------------------------------
United States                   $29,199      $36,961      $42,042          3.4%            2.6%
New York                         31,044       36,341       38,815          2.3%            1.3%
Rockland County                  53,242       54,851       59,001          0.4%            1.5%

PER CAPITA INCOME ($)
---------------------
United States                   $13,179      $18,100            -          4.6%             N/A
New York                         14,413       18,504            -          3.6%             N/A
Rockland County                  19,159       21,294            -          1.5%             N/A


1997 AGE DISTRIBUTION (%)      0-14 Years  15-24 Years   25-44 Years   45-64 Years     65+ Years    Median Age
-------------------------      ----------  -----------   -----------   -----------     ---------    ----------
United States                      21.7         13.6         31.4         20.5            12.7         34.8
New York                           20.6         13.0         32.3         20.9            13.2         35.3
Rockland County                    22.4         12.3         30.9         23.1            11.3         34.9

                              Less Than    $15,000 to   $25,000 to     $50,000 to     $100,000 to
1997 HH INCOME DIST. (%)       $15,000       $25,000      $50,000       $100,000        $150,000     $150,000+
------------------------      ---------    ----------   -----------   ------------    -----------    ---------
United States                      17.7         14.4         33.5         26.5             5.4          2.6
New York                           20.2         13.9         31.3         25.9             5.5          3.2
Rockland County                    10.4          8.2         25.8         38.9            11.5          5.2

Source:  CACI.


RP Financial, LC.
Page 2.4

Local Economy
-------------

     The work force in Rockland County continues to shift towards office/store type and service employment and away from manufacturing employment (Office/store type refers to professional, technical, managerial, sales and clerical jobs).
In this regard, in 1980, office/store jobs represented 64 percent of the total employment in Rockland County while manufacturing employment represented 21 percent of total employment. By 1990, office/store employment represented 69 percent of the total employment while manufacturing sector represented 18 percent. The increase is the result of a rise in employment at new office parks both within and outside of Rockland County. As referenced earlier, Rockland County is a suburban community and many of its residents commute outside the County. The most recent census data shows that 55 percent of Rockland County residents worked within the County while 45 percent commuted to jobs outside the County (primarily northern New Jersey, Westchester County and New York City).

     Rockland County maintains a relatively diversified economic base with a wide range of manufacturing, services, and government employers. The largest employers in Rockland County include New York State, Rockland County, Wyeth Ayerst, NYNEX Mobile Communications, Novartics Pharmaceuticals, Orange and Rockland Utilities, Nyack and Good Samaritan Hospital, Chromalloy, and Helen Hayes Hospital. The approximately 45 percent of workers who commute outside of Rockland County are employed in a wide variety of sectors consistent with the mix prevailing in the New York metropolitan area.

     Unemployment trends in the market area and New York are displayed in Table
2.2. The Rockland County unemployment rates were lower than New York and national averages as of May 1997 and May 1998, evidence of the relatively stable and generally healthy economy of the market area served by the Bank.

RP Financial, LC.
Page 2.5

                                   Table 2.2
                                 Provident Bank
                             Unemployment Trends(1)

                                                          May 1997       May 1998
Region                                                  Unemployment   Unemployment
------                                                  ------------   ------------
     United States                                               4.7%           4.2%
     New York                                                    6.3%           5.5%
     Rockland County                                             3.9%           3.6%
     Unemployment rates are not seasonally adjusted.

     Source:  U.S. Bureau of Labor Statistics.

Market Area Deposit Characteristics
-----------------------------------

     Competition among financial institutions in the Bank's market is significant, and, as larger institutions compete for market share to achieve economies of scale, the market environment for the Bank's products and services is expected to become increasingly competitive in the future. Smaller institutions such as Provident will be forced to either compete with larger institutions on pricing, or to identify and operate in a "niche" that will allow for operating margins to be maintained at profitable levels.

     The Bank's retail deposit base is closely tied to the economic fortunes of the New York metropolitan area and Rockland County. Table 2.3 displays deposit market trends over the past several years for Rockland County, with additional data presented for the State of New York. The data indicates that deposit growth in the Bank's primary market area between 1995 and 1997 was moderate and that deposits at savings institutions actually shrank over this time period.
The relatively low deposit growth in Rockland County, notwithstanding the relatively favorable economic conditions, is a reflection of disintermediation as funds continue to flow directly to the stock and bond markets. In contrast to savings institution deposits which diminished, commercial bank deposits in Rockland County increased by 5.0 percent, resulting in an increased market share of 75 percent.

                                   Table 2.3
                                Provident Bank
                                Deposit Summary


                                                         As of June 30,
                       -----------------------------------------------------------------------------------
                                           1995                                    1997                       Annualized
                       ------------------------------------------  ---------------------------------------      Deposit
                                           Market        # of                        Market        # of        Growth Rate
                          Deposits          Share       Branches     Deposits         Share       Branches     1994-1996
                       --------------     --------    -----------  -------------    ---------    ----------   ------------
                                                      (Dollars in Thousands)                                      (%)
State of New York       $ 346,085,264      100.0%       4,771      $ 395,395,035      100.0%       4,503          6.9%
  Commercial Banks        247,109,439       71.4%       3,620        312,581,238       79.1%       3,492         12.5%
  Savings Institutions     98,975,825       28.6%       1,151         82,813,797       20.9%       1,011         -8.5%


Rockland County           $ 4,198,690      100.0%          90      $   4,424,447      100.0%          92          2.7%
  Commercial Banks          3,013,084       71.8%          76          3,323,803       75.1%          71          5.0%
  Savings Institutions      1,185,606       28.2%          14          1,100,644       24.9%          21         -3.6%
    Provident Bank (1)        443,662       37.4%           9            557,352       50.6%          11         12.1%
    Provident Bank (2)                      10.6%                                      12.6%


(1)  Percent of thrift deposits.
(2)  Percent of total deposits.

Source:  FDIC, OTS.

RP Financial, LC.
Page 2.7

     Competition for deposits in New York in general is intense, as the overall size and stability of the New York market makes it very attractive to financial institutions. In fact, New York is home to several very large superregional banks, is populated by most money center banks, and includes the requisite number of community banks consistent with the mature and affluent nature of much of New York. Provident recorded annual deposit growth of 12.1 percent during the period covered in Table 2.3, which was a function primarily of the Bank's acquisition of $104 million of deposits in 1996. Absent the impact of this deposit acquisition, the balance of Provident's deposits was relatively stable over this period. Importantly, Provident has subsequently sought to increase its deposit base through more aggressive marketing and pricing and has achieved growth in its deposit base as a result.

     The level of competition in Rockland County is evidenced by deposit market share data set forth in Table 2.4. As of June 30, 1997, Provident ranked fourth in total deposits with a 12.2 percent market share, and trailed Bank of New York, Union State Bank and the Bank of New York. Other major competitors include such well-known names as Chase Manhattan, Dime Savings Bank and Citibank.

                                   Table 2.4
                                 Provident Bank
                    Deposit Market Share in Rockland County

                             Deposits as of
Institution                   June 30, 1997    Market Share
-----------                  --------------    ------------
                                      ($000)             (%)
     Bank of New York              $902,034          19.80%
     Union State Bank               588,215          12.91
     Marine Midland Bank            579,937          12.73
     Provident Bank                 557,352          12.24
     Chase Manhattan Bank           435,368           9.56
     Dime Savings Bank              299,529           6.58
     M&T Bank                       267,644           5.88
     Citibank                       264,477           5.81

     Source:  FDIC.

RP Financial, LC.
Page 2.8

     The conversion proceeds will enhance the Bank's competitiveness by providing increased operating flexibility. The Bank also benefits from its favorable image as a locally-owned and community-oriented institution. However, the Bank's prospects for deposit growth will be somewhat mitigated by the continuing intense competition for customers in the market area, which is likely to become more significant as the market area is projected to have slow population growth for the balance of the decade. Accordingly, given the projected limited demographic growth for Rockland County, Provident's future deposit growth will be somewhat dependent upon increasing market share or expanding into new markets, both of which management believes will be facilitated through the capital raised in the conversion.

RP Financial, LC.
Page 3.1
                           III.  PEER GROUP ANALYSIS

     This chapter presents an analysis of Provident's operations versus a group of comparable companies (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The primary basis of the pro forma market valuation of Provident is provided by these public companies. Factors affecting the Bank's pro forma market value such as financial condition, credit risk, interest rate risk, and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between Provident and the Peer Group, will then be used as a basis for the valuation of Provident's to-be-issued common stock.

Peer Group Selection
--------------------

     The mutual holding company form of ownership has been in existence in its present form since 1991. As of the date of this appraisal, there were approximately 22 publicly-traded institutions operating as subsidiaries of MHCs. We believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies. These factors include:
(1) lower aftermarket liquidity in the MHC shares since less than 50 percent of the shares are available for trading; (2) guaranteed minority ownership interest, with no opportunity of exercising voting control of the institution in the MHC form of organization, thus limiting acquisition speculation in the stock price; (3) the potential impact of "second step" conversions on the pricing of public MHC institutions; (4) the regulatory policy regarding the dividend waiver by MHC institutions; and (5) certain MHCs have formed or are forming middle-tier holding companies, facilitating the ability for stock repurchases, thus improving the liquidity of the stock on an interim basis. We believe that each of these factors has an impact on the pricing of the shares of MHC institutions, and that such factors are not reflected in the pricing of fully-converted public companies.

     Given the unique characteristic of the MHC form of ownership, RP Financial concluded that the appropriate Peer Group for Provident's valuation should be comprised of the subsidiary institutions of mutual holding companies. The Peer Group is consistent with the regulatory

RP Financial, LC.
Page 3.2

guidelines, and other recently completed MHC transactions. Further, the Peer Group should be comprised of only those MHC institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed MHC institutions are inappropriate for the Peer Group, since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have excluded from the Peer Group those public MHC institutions that are currently pursuing a "second step" conversion and/or companies whose market prices appear to be distorted by speculative factors or unusual operating conditions. The universe of all publicly-traded MHC institutions is included as Exhibit III-2. Institutions excluded from the calculation of averages have been denoted with a footnote (7).

Basis of Comparison
-------------------

     This appraisal includes two sets of financial data and ratios for each public MHC institution. The first set of financial data reflects the actual book value, earnings, assets and operating results reported by the public MHC institutions in its public filings inclusive of the minority ownership interest outstanding to the public. The second set of financial data, discussed at length in the following chapter, places all of the public MHC institutions on equal footing by restating their financial data and pricing ratios on a "fully-converted" basis assuming the sale of the majority shares held by the MHCs in public offerings based on their respective current prices and standard assumptions for a thrift conversion offering. Throughout the appraisal, the adjusted figures will be specifically identified as being on a fully-converted basis. Unless so noted, the figures referred to in the appraisal will be actual financial data reported by the public MHC institutions.

     Both sets of financial data have their specific use and applicability to the appraisal. The actual financial data, as reported by the public MHC institutions and reflective of the minority interest outstanding, will be used primarily in this Chapter III to make financial comparisons between the Peer Group and Provident. The differences between the Peer Group's reported financial data and the financial data of Provident as a mutual institution are not significant enough to distort the conclusions of the comparison (in fact, such differences are greater in a

RP Financial, LC.
Page 3.3

standard conversion appraisal). The adjusted financial data (fully-converted basis) will be more fully described and quantified in the pricing analysis discussed in Chapter IV of the appraisal. The fully-converted pricing ratios are considered critical to the valuation analysis in Chapter IV, because they place each public MHC institution on a fully-converted basis (making their pricing ratios comparable to the pro forma valuation conclusion reached herein), eliminate distortion in pricing ratios between public MHC institutions that have sold different percentage ownership interests to the public, and reflect the actual pricing ratios (fully-converted basis) being placed on public MHC institutions in the market today to reflect the unique trading characteristics of public MHC institutions.

Selection of Peer Group
-----------------------

     Under ideal circumstances, the Peer Group would be comprised of at least ten publicly-traded New York-based MHC institutions with capital, earnings, credit quality and interest rate risk comparable to Provident. However, the universe of 22 publicly-traded MHC institutions only includes three institutions headquartered in New York. Out of the 22 public MHCs, 19 were included for the Peer Group. Pulaski Bank of Missouri, Community Savings of Florida and First FSB of Siouxland, Iowa were excluded from the group, as the result of announced plans to complete a second-step conversion and, thus, their pricing ratios have become distorted in anticipation of the second-step offering and the different characteristics of fully-converted stocks.

     Unlike the universe of public companies, which includes approximately 360 public companies, the universe of public MHC institutions is relatively small, thereby limiting the prospects of a relatively comparable Peer Group. Nonetheless, because the trading characteristics of public MHC institution shares are significantly different from those of fully-converted companies, the universe of 19 public MHC institutions (excluding the three companies announcing second steps) was the most appropriate group for this valuation. Relying solely on full stock public companies for the Peer Group would not capture the difference in current market pricing for public MHC institutions and thus could lead to distorted valuation conclusions. The federal regulatory agencies continue to concur with this selection procedure of the Peer Group for MHC valuations.

RP Financial, LC.
Page 3.4

     Potential shortcomings to using all 19 publicly-traded MHCs include the variations in asset sizes, operating strategies, market areas (both regional and local), and financial measures among the 19 public MHC institutions. Although we considered these potential shortcomings in our analysis, RP Financial's ultimate conclusion was that the size of the Peer Group was statistically meaningful (i.e., there were enough institutions included to support meaningful conclusions), the differences in financial and other characteristics among the Peer Group members would, on average, be offsetting (i.e., the pricing reflected in the exceptionally strong market in Florida would be offset by the weaker market pricing of an institution operating in Iowa), and importantly the pricing characteristics were more relevant than fully-converted institutions. To account for differences between Provident and the MHC Peer Group in reaching a valuation conclusion, it will be necessary to make certain valuation adjustments. The following discussion addresses financial similarities and differences.

     Table 3.1 on the following page lists key general characteristics of the Peer Group companies. Although there are differences among several of the Peer Group members, by and large they are well-capitalized and profitable institutions and their decision to reorganize in MHC form itself suggests a commonalty of operating philosophy. Importantly, the trading prices of the Peer Group companies reflect the unique operating and other characteristics of public MHC institutions. While the Peer Group is not exactly comparable to Provident, we believe such companies form a good basis for the valuation of Provident, subject to certain valuation adjustments.

     In aggregate, the Peer Group companies maintain a slightly higher level of capitalization relative to the universe of all public thrifts (14.03 percent of assets versus 13.56 percent for the all public average), generate lower core earnings (0.79 percent ROA versus 0.89 percent average for the all public average), and generate a lower core ROE (6.11 percent core ROE versus 7.67 percent for the all public average). Please note that RP Financial has used core earnings in this discussion to eliminate the effects of non-operating items.

     The summary table below underscores the key differences, particularly in the average pricing ratios between full stock and MHC institutions (both as reported and on a fully-converted basis).

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                       Table 3.1
                                         Peer Group of Publicly-Traded Thrifts
                                                  October 9, 1998(1)

                                                   Primary           Operating Total          Fiscal   Conv.   Stock   Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date    Price   Value
 ------ ---------------------------------- ------  ----------------  --------- ------  ------- -----   ------  ------  ------
                                                                                                                   ($)  ($Mil)

 PBCT   Peoples Bank, MHC of CT (41.2) (3)  OTC    Southwestern CT    Div.     9,105      111   12-31   07/88  23.19   1,487
 NWSB   Northwest Bcrp MHC of PA (30.8      OTC    Northwest PA       Thrift   2,547       67   06-30   11/94  10.88     510
 HARS   Harris Fin. MHC of PA (24.9)        OTC    Harrisburg PA      M.B.     2,326       33   12-31   01/94  13.88     471
 FFFL   Fidelity Bcsh MHC of FL (47.9)      OTC    Southeast FL       Thrift   1,468       20   12-31   01/94  24.00     163
 NBCP   Niagara Bancorp of NY MHC(45.4 (3)  OTC    Northern NY        Thrift   1,296 P     15   12/31   04/98  11.25     335
 BRKL   Brookline Bncp MHC of MA(47.0)      OTC    Brookline          Thrift     817 M      5   08-31   03/98  10.88     317
 LFED   Leeds Fed Bksr MHC of MD (36.3      OTC    Baltimore MD       Thrift     299 M      1   06-30   05/94  15.75      82
 ALLB   Alliance Bank MHC of PA (19.9)      OTC    Southeast PA       Thrift     277        7   12-31   03/95  15.25      50
 BCSB   BCSB Bankcorp MHC of MD (38.6)      OTC    Baltimore          Thrift     274 P      6   12-31   07/98  10.44      64
 WAYN   Wayne Svgs Bks MHC of OH (48.2      OTC    Central OH         Thrift     259        6   03-31   06/93  21.25      53
 SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     258        5   12-31   11/94  14.50      52
 LIBB   Liberty Bancorp MHC of NJ (47)      OTC    Northeast NJ       Thrift     255        4   12-31   07/98  10.19      40
 PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift     227        9   12-31   07/97  14.75      41
 GBNK   Gaston Fed Bncp MHC of NC(47.0      OTC    Southwest NC       Thrift     203        4   9-30    04/98  11.25      51
 PBHC   Pathfinder BC MHC of NY (45.2) (3)  OTC    Upstate NY         Thrift     198        5   12-31   11/95  13.25      38
 PLSK   Pulaski SB, MHC of NJ (47.0)        OTC    New Jersey         Thrift     188        6   12-31   04/97  13.00      27
 JXSB   Jcksnville SB,MHC of IL (45.6)      OTC    Central IL         Thrift     170        4   12-31   04/95  15.25      29
 SKBO   First Carnegie MHC of PA(45.0)      OTC    Western PA         Thrift     146        3   03-31   04/97  11.00      25
 WCFB   Wbstr Cty FSB MHC of IA (45.6)      OTC    Central IA         Thrift      97        1   12-31   08/94  15.25      32

     NOTES: (1) Or most recent date available (M=March, S=September, D=December,
                J=June, E=Estimated, and P=Pro Forma)
            (2) Operating strategies are Thrift=Traditional Thrift,
                M.B.=Mortgage Banker, R.E.=Real Estate Developer,
                Div.=Diversified, and Ret.=Retail Banking.
            (3) FDIC savings bank institution.

     Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift
             Report, and financial reports of publicly-traded thrifts.

     Date of Last Update: 10/09/98

RP Financial, LC.
Page 3.6

                                                                        Publicly-Traded MHCs
                                                                        (Excluding Announced
                                                                                          Second Steps)
                                                                                          -------------
                                                                                              Fully
                                                                   All            MHC       Converted
                                                             Publicly-Traded   Reported       Basis
                                                             (Excluding MHCs)    Basis     (Pro Forma)
                                                             ----------------  ---------  -------------
     Financial Characteristics (Averages)
     -----------------------------------
     Assets ($Mil)                                                   $ 1,186    $ 1,074         $1,180
     Equity/Assets (%)                                                 13.56%     14.03%         22.13%
     Core Return on Assets (%)                                          0.89       0.79           1.01
     Core Return on Equity (%)                                          7.67       6.11           4.62

     Pricing Ratios (Averages)(1)
     ----------------------------
     Core Price/Earnings (x)                                          17.83x     25.52x         19.66x
     Price/Book (%)                                                   128.54%    162.73%         87.35%
     Price/Assets (%)                                                  16.05%     21.11%         18.94%

     (1)  Based on market prices as of September 4, 1998.

     The following sections present a comparison of Provident's financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the figures reported by the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

Financial Condition
-------------------

     Table 3.2 shows comparative balance sheet measures for Provident and the Peer Group. Provident's ratios reflect June 30, 1998 figures, and the Peer Group's, unless otherwise indicated for the Peer Group companies. Provident's net worth base of 7.9 percent was below the Peer Group's average net worth ratio of 13.1 percent; however, with the addition of stock proceeds, the Bank's pro forma capital position (consolidated with the Holding Company) is expected to be relatively comparable to the Peer Group's ratio. Provident's capital base contained a small amount of intangibles, equal to 0.6 percent of assets, which reduced tangible equity to 7.3 percent of assets. Likewise, the Peer Group also had a modest level of intangible assets equal to 0.3 percent of assets. The increase in the Bank's capital position to be realized from the stock offering will serve to enhance future earnings potential that may be realized through leverage and

     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                             Table 3.2
                            Balance Sheet Composition and Growth Rates
                                   Comparable Institution Analysis
                                        As of June 30, 1998

                                                                 Balance Sheet as a Percent of Assets
                                    -----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref. Stock
                                    ----------- ------ ------ -------- -------- ------- -------- -------- ------- -----------
Provident Bank
--------------
  June 30, 1998                           12.0   64.8   19.6     85.4      3.7     0.0      7.9      0.6     7.3       0.0

SAIF-Insured Thrifts                      18.9   67.5   10.3     68.6     15.9     0.1     13.5      0.3    13.2       0.0
All Public Companies                      19.5   66.7   10.4     69.1     15.7     0.1     13.3      0.3    13.0       0.0
State of NY                               21.4   57.4   17.8     67.7     17.1     0.0     13.0      0.6    12.4       0.0
Comparable Group Average                  24.4   59.5   12.9     74.0     10.0     0.1     13.1      0.3    12.9       0.0
  Mid-Atlantic Companies                  26.4   55.0   15.5     74.4     10.8     0.0     11.4      0.3    11.1       0.0
  Mid-West Companies                      18.8   70.5    7.5     81.7      2.6     0.0     14.5      0.0    14.5       0.0
  New England Companies                   30.2   64.0    1.7     65.3     11.1     0.8     21.3      0.7    20.7       0.0
  Other Comparative Companies             15.3   65.4   16.3     69.0     15.1     0.0     13.2      0.1    13.1       0.0

Comparable Group
----------------

Florida Companies
-----------------
FFFL  Fidelity Bcsh MHC of FL (47.9)       7.1   62.2   27.0     69.0     21.2     0.0      6.2      0.2     6.0       0.0

Mid-Atlantic Companies
----------------------
ALLB  Alliance Bank MHC of PA (19.9)      37.7   54.5    4.7     77.0     11.9     0.0     10.7      0.0    10.7       0.0
BCSB  BCSB Bankcorp MHC of MD (38.6)(3)   33.7   53.6   10.9     69.5      0.0     0.0      8.0      0.0     8.0       0.0
SKBO  First Carnegie MHC of PA (45.0)     14.5   47.0   35.3     52.6     28.2     0.0     16.8      0.0    16.8       0.0
HARS  Harris Fin. MHC of PA (24.9)        56.1   40.5    0.1     49.1     41.3     0.0      8.1      0.8     7.3       0.0
LFED  Leeds Fed Bksr MHC of MD (36.3)(1)  29.3   62.8    5.4     81.2      0.2     0.0     16.5      0.0    16.5       0.0
LIBB  Liberty Bancorp MHC of NJ (47)      12.9   65.2   20.5     81.8      0.0     0.0     13.1      0.0    13.1       0.0
NBCP  Niagara Bancorp of NY MHC (45.4)(1) 33.0   48.4   16.0     85.1      2.9     0.0     10.1      0.0    10.1       0.0
NWSB  Northwest Bcrp MHC of PA (30.8)     21.0   74.9    1.3     78.8     11.4     0.0      8.6      0.9     7.7       0.0
PBHC  Pathfinder BC MHC of NY (45.2)      16.6   65.6   10.0     79.5      7.6     0.0     11.9      1.7    10.1       0.0
PHSB  Ppls Home SB, MHC of PA (45.0)      21.2   42.4   33.4     78.1      8.3     0.0     12.7      0.0    12.7       0.0
PLSK  Pulaski SB, MHC of NJ (47.0)        14.2   53.0   29.8     87.2      0.3     0.0     11.8      0.0    11.8       0.0
SBFL  SB Fngr Lakes MHC of NY (33.1)      26.4   51.5   18.2     72.6     17.9     0.0      8.5      0.0     8.5       0.0

Mid-West Companies
------------------
JXSB  Jcksnville SB,MHC of IL (45.6)      14.2   74.4    7.1     87.2      0.1     0.0     10.5      0.0    10.5       0.0
WAYN  Wayne Svgs Bks MHC of OH (48.2)     13.8   79.6    2.7     83.8      6.2     0.0      9.5      0.0     9.5       0.0
WCFB  Wbstr Cty FSB MHC of IA (45.6)      28.3   57.4   12.8     74.2      1.4     0.0     23.4      0.0    23.4       0.0

New England Companies
_____________________
BRKL  Brookline Bncp MHC of MA (47.0)(1)  33.7   64.9    0.1     57.5      7.6     0.0     33.2      0.0    33.2       0.0
PBCT  Peoples Bank, MHC of CT (41.2)      26.6   63.2    3.2     73.0     14.6     1.6      9.4      1.3     8.1       0.0

South-East Companies
--------------------
GBNK  Gaston Fed Bncp MHC of NC (47.0)    23.5   68.6    5.6     69.0      9.1     0.0     20.3      0.0    20.3       0.0

     (1) Financial information is for the quarter ending March 31, 1998.
     (3) Growth rates have been annualized from available financial information.

     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

                                                       Balance Sheet Annual Growth Rates                    Regulatory Capital
                                         ------------------------------------------------------------    ------------------------
                                                 Cash and   Loans           Borrows.   Net    Tng Net
                                         Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible  Core  Reg. Cap.
                                         ------ ----------- ------ -------- -------- -------- -------    -------- ------ --------
Provident Bank
--------------
       June 30, 1998                        6.24    2.85    7.04     8.10     5.82    9.21    13.80        7.30     7.30    14.19

SAIF-Insured Thrifts                       14.64   10.22   12.12     9.57    13.19    3.45     3.23       11.35    11.39    22.97
All Public Companies                       14.64    9.93   12.67     9.40    12.86    4.08     3.67       11.40    11.25    22.51
State of NY                                18.98   -0.11   21.09     5.49    34.64    4.26     4.03       11.81    11.01    23.90
Comparable Group Average                   15.11   22.31    9.60     6.38    -7.05    8.65     5.97       12.09    12.45    25.09
  Mid-Atlantic Companies                   15.00   11.17    9.65     6.30    -5.23    8.06     6.05       11.69    11.29    25.59
  Mid-West Companies                        2.96   34.42   -1.74     2.28   -18.55    4.24     4.24       16.52    14.51    28.57
  New England Companies                    18.04   31.71   12.40     7.39    -2.88   28.45    10.80        8.20    17.20    13.00
  Other Comparative Companies              31.12   78.53   23.55    12.04       NM    7.94     5.62       11.60    11.60    22.91

Comparable Group
----------------

Florida Companies
-----------------
FFFL  Fidelity Bcsh MHC of FL (47.9)       46.94   78.53   44.33    29.94       NM    7.94     5.62        7.60     7.60    15.20

Mid-Atlantic Companies
----------------------
ALLB  Alliance Bank MHC of PA (19.9)       13.55   27.57    7.33    13.64    21.53    4.84     4.84          NM    10.79    26.12
BCSB  BCSB Bankcorp MHC of MD (38.6)(3)    55.91      NM   11.59     0.48       NM    9.55       NM        7.71     7.71    16.58
SKBO  First Carnegie MHC of PA (45.0)      -1.04   -6.34   -0.36    -1.66    -3.17    1.08     1.08       16.80    16.80    52.20
HARS  Harris Fin. MHC of PA (24.9)         13.76   20.65    6.35    -1.85    38.65   15.31    19.13        6.99     6.99    12.99
LFED  Leeds Fed Bksr MHC of MD (36.3)(1)    6.07    7.48    4.09     5.53   -14.29    8.08     8.08       16.00    16.00    32.54
LIBB  Liberty Bancorp MHC of NJ (47)       18.08      NM    7.37     6.86  -100.00      NM       NM        9.47     9.47    23.98
NBCP  Niagara Bancorp of NY MHC (45.4)(1)  17.88   54.04    8.64    16.02       NM   16.42    16.42        9.10    19.10    35.63
NWSB  Northwest Bcrp MHC of PA (30.8)      21.81   23.17   21.28    22.34    29.65    9.77     4.76          NM     7.82    15.91
PBHC  Pathfinder BC MHC of NY (45.2)        3.77  -24.17   11.80    -0.77    76.33    5.18   -10.22        8.34     8.34    14.22
PHSB  Ppls Home SB, MHC of PA (45.0)        5.58   -9.41   10.44    -2.06       NM      NM       NM       12.25    12.25    29.66
PLSK  Pulaski SB, MHC of NJ (47.0)          5.88    9.83    5.09     9.55   -90.51    5.15     5.15       11.83    11.83    28.08
SBFL  SB Fngr Lakes MHC of NY (33.1)       18.72    8.91   22.19     7.51       NM    5.22     5.22        8.41     8.41    19.12

Mid-West Companies
------------------
JXSB  Jcksnville SB, MHC of IL (45.6)       4.30   81.50   -2.85     3.79   -37.02    4.77     4.77          NM    10.49    15.70
WAYN  Wayne Svgs Bks MHC of OH (48.2)       2.03   -4.37    2.17     2.16    -0.07    5.15     5.15        9.63     9.63    17.50
WCFB  Wbstr Cty FSB MHC of IA (45.6)        2.53   26.12   -4.55     0.89       NM    2.80     2.80       23.41    23.41    52.50

New England Companies
---------------------
BRKL  Brookline Bncp MHC of MA (47.0)(1)   20.39   47.73   10.17    -4.12    -4.32      NM       NM          NM    26.20       NM
PBCT  Peoples Bank, MHC of CT (41.2)       15.70   15.68   14.63    18.91    -1.44   28.45    10.80        8.20     8.20    13.00

South-East Companies
--------------------
GBNK  Gaston Fed Bncp MHC of NC (47.0)     15.29      NM    2.76    -5.86       NM      NM       NM       15.59    15.59    30.61

     (1) Financial information is for the quarter ending March 31, 1998.
     (3) Growth rates have been annualized from available financial information.

     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.8

lower funding costs. However, at the same time, the Bank's higher pro forma capital position will likely result in a decline in return on equity. Both the Bank's and the Peer Group's capital ratios reflected capital surpluses over the regulatory capital requirements, with the Peer Group's ratios currently indicating greater capital surpluses.

     The interest-earning asset compositions for the Bank and the Peer Group were somewhat similar, with loans constituting the bulk of interest-earning assets for both Provident and the Peer Group. Provident's asset composition reflects a modestly higher ratio of loans, which equaled 64.8 percent of assets versus an average of 59.5 percent of assets for the Peer Group. Comparatively, the Bank's cash and investments ratio was lower than the comparable ratio for Peer Group (12.0 percent of assets versus 24.4 percent for the Peer Group) while MBS exceeded the Peer Group average (19.6 percent of assets for the Bank versus an average of 12.9 percent for the Peer Group). Overall, Provident's interest-earning assets amounted to 96.4 percent of assets, which was below the comparative Peer Group ratio of 96.8 percent.

     Provident's funding liabilities reflected a funding strategy more dependent upon retail deposits. Specifically, the Bank's deposits equaled 85.4 percent of assets, which was above the Peer Group average of 74.0 percent. Borrowings were utilized to a lesser degree by Provident, with the Bank and the Peer Group posting borrowings-to-assets ratios of 3.7 percent and 10.0 percent, respectively. Subordinated debt represented a nominal balance on the Peer Group's balance sheet, as the result of one Peer Group company holding subordinated debt equal to 1.6 percent of assets. Total interest-bearing liabilities maintained by the Bank and the Peer Group, as a percent of assets, equaled 89.1 and 84.1 percent, respectively, with the Peer Group's lower ratio being supported by maintenance of a higher capital position. This differential should be addressed with the Bank's offering.

     A key measure of balance sheet strength for a thrift institution is its ratio of interest-earning assets ("IEA") to interest-bearing liabilities ("IBL"). Presently, the Peer Group's IEA/IBL ratio is higher than the Bank's ratio, based on respective ratios of 115.1 percent and 108.2 percent. The additional capital realized from stock proceeds should serve to provide Provident with an IEA/IBL ratio that is comparable to the level currently maintained by the Peer Group, as the interest-free capital realized in Provident's stock offering is expected to be deployed primarily into interest-earning assets.

RP Financial, LC.
Page 3.9

     The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Provident's growth rates are based on annualized growth for the nine months ended June 30, 1998, while the Peer Group's growth rates are based on annual growth for the 12 months ended June 30, 1998, or the most recent period available. Provident reported comparatively weaker growth of 6.2 percent as compared to the Peer Group average of 15.1 percent. Although the Bank's loan portfolio continued to expand, reduction in the level of MBS coupled with nominal growth in the investment portfolio contributed to the Bank's relatively modest growth levels.

     Deposit growth of 8.10 percent funded most of Provident's asset growth, which exceeded the Peer Group's deposit growth rate of 6.38 percent. The level of borrowings increased modestly for the Bank while borrowings diminished for most of the Peer Group companies.

     Capital growth rates posted by the Bank and the Peer Group equaled positive
9.2 percent and positive 8.7 percent, respectively, as the impact of stronger reported earnings of the Peer Group were offset by the payment of dividends. Following the increase in capital realized from stock offering proceeds, the Bank's capital growth rate may be diminished modestly as the enhanced earnings levels are offset by the sharply increased equity.

Income and Expense Components
-----------------------------

     Provident and the Peer Group reported net income to average assets ratios of 0.70 percent and 0.85 percent, respectively (see Table 3.3), based on earnings for the most recent twelve months. The higher return posted by the Peer Group was due to the Bank's relatively high level of operating expenses, as Provident outperformed the Peer Group in other key areas of core operations. Furthermore, non-operating items were not a significant factor in the operations of either Provident or the Peer Group.

     The Bank net interest income ratio is highly favorable relative to the Peer Group, as Provident reported net interest income equal to 4.09 percent of average assets versus an average of 3.14 percent for the Peer Group, notwithstanding its lower pre-offering capital ratio, due to the following. First, the Bank's higher interest income ratio is supported by the loan composition

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                              Income as a Percent of Average Assets and Yields, Costs, Spreads
                                                              Comparable Institution Analysis
                                                         For the Twelve Months Ended June 30, 1998



                                                  Net Interest Income                   Other Income                G&A/Other Exp.
                                              ----------------------------           -------------------          ----------------
                                                                    Loss     NII                            Total
                                       Net                         Provis.  After    Loan   R.E.   Other    Other    G&A  Goodwill
                                     Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income  Expense  Amort.
                                     ------  ------ ------- ------ ------- -------   ----  -----   ------  ------  ------- -------
     Provident Bank
     --------------
       June 30, 1998                   0.70    7.25    3.16   4.09   0.23    3.85    0.00   0.00    0.43     0.43    2.97    0.24

     SAIF-Insured Thrifts              0.91    7.40    4.14   3.26   0.13    3.13    0.10   0.01    0.31     0.43    2.20    0.02
     All Public Companies              0.93    7.39    4.08   3.32   0.13    3.19    0.10   0.01    0.32     0.44    2.23    0.03
     State of NY                       0.85    7.08    3.66   3.41   0.14    3.28    0.09  -0.01    0.29     0.37    2.19    0.05
     Comparable Group Average          0.85    7.09    3.94   3.14   0.11    3.03    0.15   0.00    0.25     0.39    2.22    0.02
       Mid-Atlantic Companies          0.75    7.03    3.98   3.05   0.09    2.96    0.05   0.00    0.20     0.25    2.13    0.03
       Mid-West Companies              0.90    7.44    4.09   3.35   0.07    3.28    0.07   0.00    0.26     0.32    2.30    0.00
       New England Companies           1.57    7.10    3.52   3.58   0.25    3.32    0.92  -0.01    0.46     1.38    2.67    0.03
       Other Comparable Companies      0.69    6.88    3.92   2.96   0.12    2.83    0.06   0.01    0.30     0.00    2.22    0.02

     Comparable Group
     ----------------

     Florida Companies
     -----------------
     FFFL  Fidelity Bcsh
           MHC of FL (47.9)            0.64    7.09    4.39   2.70   0.00    2.70    0.03   0.01    0.38     0.42    2.17    0.03

     Mid-Atlantic Companies
     ----------------------
     ALLB  Alliance Bank
           MHC of PA (19.9)            0.77    7.25    3.86   3.39   0.07    3.32    0.00   0.01    0.23     0.24    2.41    0.00
     BCSB  BCSB Bankcorp
           MHC of MD (38.6)(3)         0.83    6.97    3.56   3.41   0.11    3.30    0.06   0.00    0.13     0.19    2.15    0.01
     SKBO  First Carnegie
           MHC of PA(45.0)             0.56    6.84    4.19   2.66   0.03    2.63    0.00   0.00    0.05     0.05    1.88    0.00
     HARS  Harris Fin.
           MHC of PA (24.9)            0.83    7.10    4.71   2.38   0.08    2.31    0.07   0.04    0.24     0.35    1.76    0.11
     LFED  Leeds Fed Bksr
           MHC of MD (36.3(1)          1.19    7.00    4.15   2.86   0.01    2.85    0.00   0.00    0.11     0.11    1.08    0.00
     LIBB  Liberty Bancorp
           MHC of NJ (47)(3)           0.49    6.13    3.84   2.29   0.02    2.26    0.08   0.00    0.10     0.19    1.69    0.00
     NBCP  Niagara Bancorp of NY
           MHC(45.4(1)                 0.87    6.49    3.54   2.95   0.12    2.83    0.16   0.00    0.32     0.48    2.03    0.00
     NWSB  Northwest Bcrp
           MHC of PA (30.8             0.94    7.67    4.18   3.50   0.18    3.32    0.14  -0.01    0.17     0.31    2.09    0.08
     PBHC  Pathfinder BC
           MHC of NY (45.2)            0.75    7.35    3.63   3.72   0.14    3.58    0.03   0.00    0.42     0.44    3.06    0.16
     PHSB  Ppls Home SB,
           MHC of PA (45.0)            0.80    7.12    3.70   3.42   0.20    3.23    0.00   0.00    0.35     0.35    2.76    0.00
     PLSK  Pulaski SB,
           MHC of NJ (47.0)            0.54    7.23    4.18   3.05   0.07    2.98    0.07   0.00    0.05     0.12    2.15    0.00
     SBFL  SB Fngr Lakes
           MHC of NY (33.1)            0.41    7.20    4.26   2.94   0.06    2.88    0.03  -0.07    0.23     0.20    2.52    0.00

     Mid-West Companies
     ------------------
     JXSB  Jcksnville SB,
           MHC of IL (45.6)            0.60    7.68    4.33   3.34   0.17    3.17    0.20   0.00    0.29     0.49    2.96    0.00
     WAYN  Wayne Svgs Bks
           MHC of OH (48.2             0.71    7.55    4.35   3.20   0.02    3.17    0.00   0.00    0.25     0.25    2.45    0.00
     WCFB  Wbstr Cty FSB
           MHC of IA (45.6)            1.40    7.10    3.58   3.52   0.02    3.50    0.00  -0.01    0.24     0.23    1.50    0.00

     New England Companies
     ---------------------
     BRKL  Brookline Bncp
           MHC of MA(47.0)(1)          1.93    7.69    3.68   4.01   0.00    4.01    0.01   0.01    0.15     0.17    1.22    0.00
     PBCT  Peoples Bank,
           MHC of CT (41.2)            1.22    6.50    3.36   3.14   0.51    2.63    1.83  -0.02    0.78     2.58    4.12    0.07

     South-East Companies
     --------------------
     GBNK  Gaston Fed Bncp
           MHC of NC(47.0              0.73    6.66    3.45   3.21   0.24    2.97    0.09   0.00    0.21     0.30    2.26    0.00



                                       Income as a Percent of Average Assets and Yields, Costs, Spreads
                                                       Comparable Institution Analysis
                                                  For the Twelve Months Ended June 30, 1998



                                           Non-Op. Items     Yields, Costs, and Spreads
                                          --------------     --------------------------
                                                                                             MEMO:     MEMO:
                                             Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                            Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                          ------- -------     --------- -------- --------  -------  --------

     Provident Bank
     --------------
       June 30, 1998                         0.00   0.00        7.63      3.83     3.80     3,574      34.90

     SAIF-Insured Thrifts                    0.07   0.00        7.51      4.75     2.76     4,316      36.77
     All Public Companies                    0.07   0.00        7.49      4.67     2.82     4,288      36.81
     State of NY                            -0.14   0.00        7.66      4.23     3.43     4,700      39.19
     Comparable Group Average                0.11   0.00        7.02      4.41     2.61     4,450      37.02
       Mid-Atlantic Companies                0.04   0.00        6.77      4.27     2.51     4,646      36.86
       Mid-West Companies                    0.15   0.00        7.68      4.85     2.84     3,079      37.58
       New England Companies                 0.45   0.00        7.42      4.27     3.15     5,916      35.81
       Other Comparable Companies            0.15   0.00        7.09      4.73     2.36     3,869      38.23


     Comparable Group
     ----------------

     Florida Companies
     -----------------
     FFFL  Fidelity Bcsh
           MHC of FL (47.9)                  0.19   0.00        7.35      4.88     2.47     4,183      41.28

     Mid-Atlantic Companies
     ----------------------
     ALLB  Alliance Bank
           MHC of PA (19.9)                  0.00   0.00        7.50      4.37     3.13     3,700      33.58
     BCSB  BCSB Bankcorp
           MHC of MD (38.6)(3)               0.00   0.00        6.76      4.35     2.41     4,164      37.98
     SKBO  First Carnegie
           MHC of PA(45.0)                  -0.18   0.00        7.07      5.14     1.93     7,663      65.46
     HARS  Harris Fin.
           MHC of PA (24.9)                  0.22   0.00        7.36      5.20     2.16     4,168      36.07
     LFED  Leeds Fed Bksr
           MHC of MD (36.3(1)                0.00   0.00        7.14      5.08     2.06    11,074      36.81
     LIBB  Liberty Bancorp
           MHC of NJ (47)(3)                 0.00   0.00        0.00      0.00     0.00     5,804         NM
     NBCP  Niagara Bancorp of NY
           MHC(45.4(1)                       0.07   0.00        7.37      4.43     2.94     3,548      35.04
     NWSB  Northwest Bcrp
           MHC of PA (30.8                   0.05   0.00        7.90      4.66     3.24     2,962      37.87
     PBHC  Pathfinder BC
           MHC of NY (45.2)                  0.19   0.00        7.92      4.16     3.76     2,751      31.15
     PHSB  Ppls Home SB,
           MHC of PA (45.0)                  0.10   0.00        7.34      4.30     3.04     2,983      12.72
     PLSK  Pulaski SB,
           MHC of NJ (47.0)                 -0.07   0.00        7.45      4.77     2.68     3,995      38.97
     SBFL  SB Fngr Lakes
           MHC of NY (33.1)                  0.12   0.00        7.47      4.73     2.74     2,936      39.81

     Mid-West Companies
     ------------------
     JXSB  Jcksnville SB,
           MHC of IL (45.6)                  0.33   0.00        8.01      4.94     3.07     2,021      41.57
     WAYN  Wayne Svgs Bks
           MHC of OH (48.2                   0.11   0.00        7.83      4.84     2.99     2,594      33.99
     WCFB  Wbstr Cty FSB
           MHC of IA (45.6)                  0.00   0.00        7.21      4.76     2.45     4,624      37.20

     New England Companies
     ---------------------
     BRKL  Brookline Bncp
           MHC of MA(47.0)(1)                0.01   0.00        7.80      4.79     3.01     9,182      35.07
     PBCT  Peoples Bank,
           MHC of CT (41.2)                  0.89   0.00        7.04      3.75     3.29     2,650      36.55

     South-East Companies
     --------------------
     GBNK  Gaston Fed Bncp
           MHC of NC(47.0                    0.12   0.00        6.82      4.57     2.25     3,555      35.18

     (1) Financial information is for the quarter ending March 31, 1998.
     (3) Income and expense information has been annualized from available financial information.

     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.11

which includes a higher level of high risk-weight loans. As a result, the yield on assets was 7.63 percent for the Bank versus an average of 7.02 percent for the Peer Group. Likewise, Provident's favorable deposit composition including a high proportion of low-cost transaction and savings accounts contributes to the Bank's relatively low cost of funds (3.83 percent for Provident versus an average of 4.41 percent for the Peer Group).

     While the Bank's strategy has favorably impacted the net interest income ratio, operating expenses are above the Peer Group and industry averages. For the period covered in Table 3.3, the Bank's and the Peer Group's operating expense to average assets ratios approximated 2.97 percent and 2.22 percent, respectively, before including the amortization of intangible assets. Additionally, intangible amortization was higher for Provident, equal to 0.24 percent of assets versus an average of 0.02 for the Peer Group, reflecting faster amortization for the Bank as well as a higher level of intangible assets. As discussed in Section I, Provident's operating expense ratio is relatively high in comparison to industry averages as: (1) the Bank has a deposit base heavily weighted toward transaction accounts which are costly to attract and service but which favorably influence the cost of funds; (2) management continues to invest in the infrastructure it believes is required to effectively compete with the local commercial banks; and (3) the Bank maintains a service-oriented customer base and offers extended and weekend hours at its branches. Operating expenses are expected to increase in the future as a result of: (1) benefit plan expenses; (2) the costs of being a public company; (3) the expense of on-going expansion of products and services including the introduction of trust services; (4) the expense (initial and on-going) of converting to a commercial bank data processing system; and (5) due to continued branch expansion which will result in additional staffing, lease, and operating costs.

     Sources of non-interest operating income were a higher contributor to the Bank's earnings in comparison to the Peer Group, with such income amounting to
0.43 percent and 0.39 percent of Provident's and the Peer Group's average assets. Taking non-interest operating income into account in comparing the Bank's and the Peer Group's earnings, Provident's efficiency ratio (operating expenses, as a percent of the sum of non-interest operating income and net interest income) of 71.0 percent was less favorable than the Peer Group's efficiency ratio of 63.5 percent.

RP Financial, LC.
Page 3.12

     Loss provisions were a larger factor in the Bank's earnings, amounting to
0.23 percent and 0.11 percent of average assets for Provident and the Peer Group, respectively. The Bank's higher provisions reflect the growth in higher risk weight lending.

     Provident did not report any non-operating items for the most recent trailing twelve month period while non-operating income for the Peer Group approximated 11 basis points on average assets.

     The Bank's and the Peer Group's pre-tax earnings were similarly impacted by taxes, with Provident and the Peer Group posting effective tax rates of 34.9 percent and 37.0 percent, respectively.

Loan Composition
----------------

     Table 3.4 presents data related to the loan composition of Provident and the Peer Group. In broad terms, Provident's loan portfolio composition compared closely to the Peer Group's portfolio. Specifically, residential mortgages and MBS comprised 70.57 percent of loans and MBS for Provident and 70.90 percent of loans and MBS for the Peer Group. In this regard, the Bank's lower ratio of residential mortgage loans was substantially offset by the comparatively higher ratio of MBS.

     The Bank has diversified its loan portfolio to include high risk-weight loans to a modestly greater extent than has the Peer Group. Provident's lending diversification has consisted primarily of commercial real estate/multi-family loans and home equity/consumer loans. The Peer Group companies reflect a similar pattern of diversification. Overall, the Bank maintains a higher ratio of risk-weighted assets to total assets in comparison to the Peer Group, equal to 56.20 percent and 52.84 percent, respectively.

Credit Risk
-----------

     Table 3.5 reflects the relative credit risk factors of Provident and the Peer Group companies. In the financial analysis of the Bank included in Section One, we noted that Provident's asset quality has been relatively favorable as the level of non-performing assets has been moderate and the level of credit related losses has been low over the last several years. The

RP FINANCIAL, LC.
--------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                        Loan Portfolio Composition and Related Information
                                                  Comparable Institution Analysis
                                                        As of June 30, 1998

                                                        Portfolio Composition as a Percent of MBS and Loans
                                                     ----------------------------------------------------------
                                                                 1-4     Constr.   5+Unit    Commerc.                RWA/
        Institution                                    MBS     Family    & Land    Comm RE   Business  Consumer     Assets
        -----------                                  ------    ------    ------    -------   --------  --------     ------
                                                       (%)       (%)       (%)       (%)       (%)        (%)         (%)
        Provident Bank                               23.21%    47.36%     4.85%    12.35%     4.19%      10.92%     56.20%

        Comparable Group Average                     16.67%    54.23%     2.06%    13.93%     4.58%       8.69%     52.84%

        --------------
        ALLB  Alliance Bank MHC of PA (19.9)         13.61%    69.80%     0.59%    13.82%     0.16%       2.62%     42.86
        BRKL  Brookline Bncp MHC of MA (47.0)(1)      0.00%    18.64%     2.73%    70.68%     7.95%       0.30%     71.31
        SKBO  First Carnegie MHC of PA (45.0)        44.34%    16.82%     0.39%    20.65%    17.23%       0.36%     32.91
        GBNK  Gaston Fed Bncp MHC of NC (47.0)        5.64%    77.88%     2.39%     8.73%     4.26%       1.58%     59.96
        HARS  Harris Fin. MHC of PA (24.9)           38.74%    45.82%     1.30%     6.01%     1.19%       6.93%     54.44
        JXSB  Jcksnville SB, MHC of IL (45.6)         9.10%    56.67%     1.03%     8.55%     8.10%      16.57%     69.58
        LIBB  Liberty Bancorp MHC of NJ (47)          0.91%    81.28%     8.93%     7.21%     0.66%       0.93%     41.44
        NBCP  Niagara Bancorp of NY MHC (45.4)(1)    31.83%    44.47%     0.17%    16.49%     0.51%       6.55%     49.51
        NWSB  Northwest Bcrp MHC of PA (30.8)        10.11%    69.85%     4.17%     1.18%     5.39%      10.35%     51.94
        PBCT  Peoples Bank, MHC of CT (41.2)          5.72%    44.33%     3.54%    15.77%    13.16%      17.48%     81.55
        PHSB  Ppls Home SB, MHC of PA (45.0)         23.50%    36.79%     0.23%     1.07%     2.01%      36.52%     44.56
        SBFL  SB Fngr Lakes MHC of NY (33.1)         27.70%    48.94%     1.26%     9.07%     2.04%      11.19%     42.11
        WAYN  Wayne Svgs Bank MHC of OH (48.2)        1.90%    84.53%     1.52%     5.69%     1.46%       4.69%     54.02
        WCFB  Wbstr Cty FSB MHC of IA (45.6)         20.26%    63.43%     0.56%    10.14%     0.00%       5.66%     43.62


(1) Financial information is for the quarter ending March 31, 1998.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                                                  Table 3.5
                                                                 Credit Risk Measures and Related Information
                                                                       Comparable Institution Analysis
                                                               As of June 30, 1998 or Most Recent Date Available

                                                         NPAs &                                   Rsrves/
                                                REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan        NLCs/
  Institution                                  Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs      Loans
  -----------                                  ------    ------    ------    ------    ------    --------  ---------    ---------
                                                 (%)       (%)       (%)       (%)       (%)        (%)      ($000)         (%)
  Provident Bank                                 0.05      0.90      1.30      1.03     79.27      74.52         859        0.20

  SAIF-Insured Thrifts                           0.25      0.63      0.67      0.80    203.72     148.06         270        0.10
  All Public Companies                           0.23      0.63      0.69      0.87    207.24     158.07         304        0.09
  State of NY                                    0.09      0.71      1.02      1.02    157.93     121.97         534        0.11
  Comparable Group Average                       0.17      0.52      0.58      0.88    190.77     157.33         518        0.15

  Comparable Group
  ----------------

  ALLB  Alliance Bank MHC of PA (19.9)           0.82      1.06      0.31      0.88    278.91      45.21         300        0.78
  BCSB  BCSB Bankcorp MHC of MD (38.6)           0.06        NA      0.53      0.56    106.92         NA           2        0.00
  BRKL  Brookline Bncp MHC of MA (47.0)(1)       0.28      0.60      0.51      2.37    465.41     251.07           0        0.00
  FFFL  Fidelity Bcsh MHC of FL (47.9)           0.06      0.27      0.34      0.34     99.40      78.51         103        0.05
  SKBO  First Carnegie MHC of PA (45.0)          0.00      0.59        NA      0.80        NA      64.19           0        0.00
  GBNK  Gaston Fed Bncp MHC of NC (47.0          0.12      0.50      0.55      0.96    174.10     132.06           0        0.00
  HARS  Harris Fin. MHC of PA (24.9)             0.33      0.66      0.83      0.97    117.59      60.54         354        0.15
  JXSB  Jcksnville SB,MHC of IL (45.6)           0.17      0.68      0.68      0.59     87.67      65.11          93        0.29
  LFED  Leeds Fed Bksr MHC of MD (36.3(1)        0.00      0.03      0.05      0.29    560.82     560.82           0        0.00
  LIBB  Liberty Bancorp MHC of NJ (47)           0.05      0.35      0.47      0.45     95.89      82.98           0        0.00
  NBCP  Niagara Bancorp of NY MHC (45.4(1)       0.00      0.29      0.57      1.07    189.19     188.17          84        0.05
  NWSB  Northwest Bcrp MHC of PA (30.8           0.14      0.50      0.48      0.82    169.80     123.26         827        0.00
  PBHC  Pathfinder BC MHC of NY (45.2)           0.58      1.30      1.09      0.63     57.58      32.06         129        0.40
  PBCT  Peoples Bank, MHC of CT (41.2)           0.15      0.70      1.00      1.72    172.09     156.79       7,800        0.55
  PHSB  Ppls Home SB, MHC of PA (45.0)           0.00      0.32      0.66      1.31    199.84     173.78         134        0.54
  PLSK  Pulaski SB, MHC of NJ (47.0)             0.04      0.63      1.11      0.97     87.69      82.57           0        0.00
  SBFL  SB Fngr Lakes MHC of NY (33.1)           0.06      0.32      0.52      0.89    171.61     141.95          13        0.04
  WAYN  Wayne Svgs Bks MHC of OH (48.2           0.34      0.49      0.17      0.36    208.50      58.18           0        0.00
  WCFB  Wbstr Cty FSB MHC of IA (45.6)           0.05      0.07        NA      0.69        NA     534.72           0        0.00

     (1) Financial information is for the quarter ending March 31, 1998.

     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.15

Bank's asset quality is relatively favorable although the level of non-performing assets, chargeoffs, and coverage ratios are modestly less favorable than those reported by the Peer Group. As shown in Table 3.5, Bank's ratio of non-performing assets and accruing loans that are more than 90 days past due equaled 0.90 percent of assets, versus a comparative ratio of 0.52 percent for the Peer Group. Similarly, the Bank and the Peer Group's ratio of non-performing loans to total loans was also above the Peer Group average, equal to
1.30 percent and 0.58 percent of loans, respectively. While the reserve ratio as a percent of loans outstanding was above the Peer Group average (1.03 percent versus 0.88 percent for the Peer Group), the reserve coverage ratios as a percent of non-performing loans and assets were below the Peer Group average, owing to the Bank's comparatively higher delinquency ratios. As of June 30, 1998, reserves as a percent of NPAs equaled 74.52 percent, which was well below the Peer Group average of 157.33 percent. Moreover, Provident's chargeoffs were also modestly above the Peer Group average.

Interest Rate Risk
------------------

     Table 3.6 reflects various key ratios highlighting the relative interest rate risk exposure of the Bank versus the Peer Group companies. In terms of balance sheet composition, Provident's interest rate risk characteristics were considered to be slightly less favorable than the Peer Group's. In particular, Provident's lower capital position and lower IEA/IBL ratio indicate a greater dependence on the yield-cost spread to sustain the net interest margin. However, Provident's lower level of non-interest earning assets was a positive consideration in terms of capacity to generate interest income. On a pro forma basis, the infusion of stock proceeds should serve to increase the Bank's equity-to-assets ratio and IEA/IBL ratio to levels that are comparable to the comparative Peer Group ratios.

     To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Provident and the Peer Group. In general, the relative fluctuations in both the Bank's and the Peer Group's net interest income to average assets ratios were considered to be fairly limited and, thus, based on the interest rate environment that prevailed during the period covered in Table 3.6, neither Provident or the Peer Group were viewed as having significant interest rate risk exposure in their respective

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Table 3.6
        Interest Rate Risk Measures and Net Interest Income Volatility
                        Comparable Institution Analysis
               As of June 30, 1998 or Most Recent Date Available


                                               Balance Sheet Measures
                                             --------------------------
                                                              Non-Earn.
                                             Equity/     IEA/   Assets/
Institution                                  Assets      IBL     Assets
-----------                                  ------    ------    ------
                                               (%)       (%)       (%)
Provident Bank                                  7.3     108.2       3.6


SAIF-Insured Thrifts                           13.1     114.3       3.3
All Public Companies                           12.8     113.7       3.4
State of NY                                    12.4     114.6       3.4
Comparable Group Average                       12.9     116.1       3.3


Comparable Group
----------------

ALLB  Alliance Bank MHC of PA (19.9)           10.7     109.0       3.1
BCSB  BCSB Bankcorp MHC of MD (38.6)            8.0     141.5       1.7
BRKL  Brookline Bncp MHC of MA(47.0)(1)        33.2     151.7       1.3
FFFL  Fidelity Bcsh MHC of FL (47.9)            6.0     106.9       3.7
SKBO  First Carnegie MHC of PA(45.0)           16.8     119.7       3.2
GBNK  Gaston Fed Bncp MHC of NC(47.0           20.3     125.1       2.3
HARS  Harris Fin. MHC of PA (24.9)              7.3     106.9       3.4
JXSB  Jcksnville SB,MHC of IL (45.6)           10.5     109.7       4.3
LFED  Leeds Fed Bksr MHC of MD (36.3(1)        16.5     119.9       2.4
LIBB  Liberty Bancorp MHC of NJ (47)           13.1     120.5       1.4
NBCP  Niagara Bancorp of NY MHC(45.4(1)        10.1     110.6       2.7
NWSB  Northwest Bcrp MHC of PA (30.8            7.7     107.7       2.8
PBHC  Pathfinder BC MHC of NY (45.2)           10.1     106.1       7.7
PBCT  Peoples Bank, MHC of CT (41.2)            8.1     104.2       7.0
PHSB  Ppls Home SB, MHC of PA (45.0)           12.7     112.2       3.0
PLSK  Pulaski SB, MHC of NJ (47.0)             11.8     110.9       3.0
SBFL  SB Fngr Lakes MHC of NY (33.1)            8.5     106.3       3.9
WAYN  Wayne Svgs Bks MHC of OH (48.2            9.5     106.8       3.9
WCFB  Wbstr Cty FSB MHC of IA (45.6)           23.4     130.3       1.5



                                                     Quarterly Change in Net Interest Income
                                           ----------------------------------------------------------

Institution                                06/30/98  03/31/98  12/31/97  09/30/97  06/30/97  03/31/97
-----------                                --------  --------  --------  --------  --------  --------
                                           (change in net interest income is annualized in basis points)
Provident Bank                                  -2        -7        -4       -11        10        14

SAIF-Insured Thrifts                            -4        -0        -3        -4         2         3
All Public Companies                            -3        -1        -3        -4         1         3
State of NY                                     -7        -5        -1        -4        -3        -3
Comparable Group Average                        -4        -5        -9         1        -3         9


Comparable Group
----------------

ALLB  Alliance Bank MHC of PA (19.9)             8       -24        11        -2        11        14
BCSB  BCSB Bankcorp MHC of MD (38.6)           -13       -12        NA        NA        NA        NA
BRKL  Brookline Bncp MHC of MA(47.0)(1)         NA        -4        -1         4       -41        NA
FFFL  Fidelity Bcsh MHC of FL (47.9)           -29       -13       -25        -6       -13         1
SKBO  First Carnegie MHC of PA(45.0)            -4         1         2        -4        14        34
GBNK  Gaston Fed Bncp MHC of NC(47.0            43       -72        -8         6        12        NA
HARS  Harris Fin. MHC of PA (24.9)              -8        40       -28        -8         1        -9
JXSB  Jcksnville SB,MHC of IL (45.6)             0        17       -22        11       -30         6
LFED  Leeds Fed Bksr MHC of MD (36.3(1)         NA        -5        -1       -11         4        13
LIBB  Liberty Bancorp MHC of NJ (47)            NA        NA       -32         6        -2        NA
NBCP  Niagara Bancorp of NY MHC(45.4(1)         NA       -12        -2        -8        -3         8
NWSB  Northwest Bcrp MHC of PA (30.8            -6         8       -13       -19         7         8
PBHC  Pathfinder BC MHC of NY (45.2)             7       -14       -12         5         4        25
PBCT  Peoples Bank, MHC of CT (41.2)           -24        18       -34        23       -30        20
PHSB  Ppls Home SB, MHC of PA (45.0)            -9       -17         4        28         0        NA
PLSK  Pulaski SB, MHC of NJ (47.0)               1        -1        -2         9        19       -10
SBFL  SB Fngr Lakes MHC of NY (33.1)            -7        -7         2        -5        -3       -11
WAYN  Wayne Svgs Bks MHC of OH (48.2             2        -4        -5         4         6        -6
WCFB  Wbstr Cty FSB MHC of IA (45.6)           -18         7         4        -9        -9        30

     (1) Financial information is for the quarter ending March 31, 1998. NA=Change is greater than 100 basis points during the quarter.


     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.17

net interest margins. The stability of the Bank's net interest margin should be enhanced by the infusion of stock proceeds, as interest rate sensitive liabilities will be funding a lower portion of Provident's assets.

Summary
-------

     Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Provident. Due to the limited number of publicly-traded MHCs in today's market, there are some significant differences between the Bank and certain Peer Group members. Those areas where substantial differences exist, such as disparate asset sizes, different market areas, market capitalization and other variations will be addressed in the form of valuation adjustments to the extent necessary. For these reasons, and because the Peer Group members all share the unique characteristics of mutual holding company ownership, RP Financial concluded that the Peer Group pricing (full conversion basis) will serve as a sound basis in deriving a pro forma market value for Provident.

RP Financial, LC.
Page 4.1
                            IV.  VALUATION ANALYSIS

Introduction
------------

     This chapter presents the valuation analysis and methodology used to determine Provident's estimated pro forma market value for purposes of pricing the minority stock. The valuation incorporates the appraisal methodology promulgated by the OTS for standard conversions and mutual holding company offerings, particularly regarding selection of the Peer Group, fundamental analysis on both the Bank and the Peer Group, and determination of the Bank's pro forma market value utilizing the market value approach.

Appraisal Guidelines
--------------------

     The OTS written appraisal guidelines, originally released in October 1983 and updated in late-1994, specify the market value methodology for estimating the pro forma market value of an institution. As previously noted, the appraisal guidelines for MHC offerings is somewhat different, particularly in the Peer Group selection process. Specifically, the regulatory agencies have indicated that the Peer Group should be based on the pro forma fully-converted pricing characteristics of publicly-traded MHCs, rather than on already fully-converted publicly-traded stock thrifts, given the unique differences in stock pricing of MHCs and fully-converted stock thrifts. Pursuant to this methodology: (1) a peer group of comparable publicly-traded institutions is selected; (2) a financial and operational comparison of the subject company to the peer group is conducted to discern key differences; and (3) the pro forma market value of the subject company is determined based on the market pricing of the peer group, subject to certain valuation adjustments based on key differences.

RP Financial Approach to the Valuation
--------------------------------------

     The valuation analysis herein complies with such regulatory approval guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes "fundamental analysis" techniques. The valuation incorporates a "technical analysis" of recently completed stock offerings of comparable MHCs, including the

RP Financial, LC.
Page 4.2

aftermarket trading of such offerings. In this regard, there has been limited new MHC activity, so this analysis is rather limited. It should be noted that these valuation analyses, based on either the Peer Group or the recent MHC transactions, cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

     The pro forma market value determined herein is a preliminary value for the Bank's to-be-issued stock. Throughout the MHC process, RP Financial will: (1) review changes in the Bank's operations and financial condition; (2) monitor the Bank's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending MHC offerings, and to a lesser extent, conversion offerings, both regionally and nationally. If material changes should occur prior to closing the offering, RP Financial will evaluate, in conjunction with the Bank, if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any. RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

     The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Provident, the market value of the stocks of public MHC institutions, or Provident's value alone. To the extent a change in factors impacting the Bank's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

Valuation Analysis
------------------

     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the

RP Financial, LC.
Page 4.3

Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of Provident coming to market at this time.

1.  Financial Condition
    -------------------

     The financial condition of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Bank's and the Peer Group's financial condition are noted as follows:

      . Overall A/L Composition.  While both fund lending primarily with retail
        -----------------------
        deposits, the Bank's IEA composition reflects a higher concentration of loans and MBS and lower proportion of investments. Provident maintains a modestly higher level of diversification in to higher risk-weight assets and as a result, maintains a higher risk-weighted assets to total assets ratio. The Peer Group is currently supplementing deposits with higher borrowings utilization, while the Bank currently relies more heavily on deposits. Overall, as a percent of assets, the Bank maintained a higher IEA level and IBL level, which resulted in a more favorable IEA/IBL ratio for the Peer Group. However, the infusion of stock proceeds will serve to address the Bank's disadvantage.

      . Credit Quality.  Credit quality measures are less favorable for the Bank
        --------------
        based on its higher ratio of NPAs, modestly greater level of diversification into higher risk-weight assets and lower reserve coverage ratio as a percent of NPAs. As a result of the foregoing, the Bank's credit risk profile appears to be unfavorable relative to the Peer Group.

      . Balance Sheet Liquidity.  Provident currently maintains a lower level
        -----------------------
        of cash and investments but a higher level of MBS. A portion of Provident's MBS and investments are classified as available for sale. The infusion of the stock proceeds will initially increase the Bank's level of liquid assets pending investment of the proceeds into loans and other longer-term investments. Provident appears to have greater current borrowings capacity than the Peer Group due to the smaller balance of borrowed funds as of the most recent period.

RP Financial, LC.
Page 4.4

     . Equity Capital.  The Bank operates with a lower pre-offering equity
       --------------
       capital ratio than the Peer Group; even with the pro forma level of equity capital, the Bank will have less capitalization and resulting leverage capacity.

    On balance, we believe a slight downward adjustment for the Bank is warranted.

2.  Profitability, Growth and Viability of Earnings
    -----------------------------------------------

     Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings heavily influence the multiple the investment community will pay for earnings. The major factors considered in the valuation are described below.

     . Reported Earnings.  Provident reported lower profitability than the Peer
       -----------------
       Group, primarily reflecting the Bank's comparatively higher operating expenses.

     . Core Earnings.  On a core basis, adjusting for non-operating items for
       -------------
       the Peer Group (Provident had no non-operating items), the Bank remains at a disadvantage. While management believes the infrastructure is in place to generate higher yielding loans and growth, the Bank will also be incurring some additional expenses related to being a public company and its branching and diversification strategies.

     . Interest Rate Risk.  Provident's perceived comparable interest rate risk
       ------------------
       posture should be partially moderated by the anticipated redeployment of the stock proceeds into interest-earning assets.

     . Credit Risk.  Provident is believed to have greater credit risk exposure
       -----------
       based on the higher level of NPAs and lower reserve coverage, and higher proportion of high risk-weight loans.

     . Earnings Growth Potential.  Several factors were considered in assessing
       -------------------------
       earnings growth potential. The higher expected pro forma capital position is expected to enable the Bank to continue expansion in the asset base. The expected continued emphasis on higher risk lending such as commercial real estate and commercial business lending should provide additional earnings growth. However, expectations of continued growth in operating expenses and the relatively uncertain cost of acquiring new deposit funds for lending may diminish the foregoing benefits. The full amortization of the Bank's intangible assets in three years should provide some increased earnings benefit.

     . Return on Equity.  Following the infusion of stock proceeds, the Bank's
       ----------------
       pro forma capital position will be comparable to the Peer Group's equity-to-assets ratio.

RP Financial, LC.
Page 4.5

       Provident's pro forma core ROE is anticipated to be consistent with the Peer Group average on a fully-converted basis.

     Overall, Provident's lower profitability and the expected growth in operating expenses, coupled with a higher credit risk profile, led to a slight downward valuation adjustment for profitability, growth and viability of earnings.

3.  Asset Growth
    ------------

     Provident exhibited lower asset growth rate relative to the Peer Group during the period covered in our comparative analysis (positive 6.2 percent versus positive 15.1 percent for the Peer Group). The Bank will be seeking to sustain the historical growth trends through branching and possible acquisitions. While the Bank's current capacity to sustain a higher growth rate than the Peer Group is somewhat limited by its lower capital position, Provident's pro forma capital position will provide the Bank with increased leverage capacity, although at a lesser degree than for the Peer Group. On balance, we believe no adjustment was warranted for this factor.

4.  Primary Market Area
    -------------------

     The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. Operating in the greater New York metropolitan area, the Bank faces significant competition for loans and deposits from larger financial institutions, who provide a broader array of services and have significantly larger branch networks than maintained by the Bank. Provident's primary market area for deposits and loans is considered to be in Rockland County and contiguous areas. Demographic and economic trends and characteristics in the Bank's primary market area are relatively favorable to the primary market areas served by the Peer Group companies (see Table 4.1). Additionally, Provident maintains a relatively strong share of the deposit market in comparison to the Peer Group, indicating a competitive advantage for the Bank in terms of the degree of competition faced for deposits.

     On balance, we concluded that a slight upward adjustment was warranted for the Bank's primary market area.

RP Financial, LC.

                                                             Table 4.1
                                            Peer Group Market Area Comparative Analysis

                                                                                                     Per Capita Incom
                                            Population     Proj.                                    -------------------   Deposit
                                           ------------     Pop.    1990-97   1997-2002                         % State    Market
Institution                   County       1990    1997     2002    % Change  % Change   Median Age  Amount     Average   Share(1)
-----------                   ------       ----    ----   --------  --------  --------   ----------  ------     -------   --------
                                           (000)   (000)
Alliance Bank MHC of PA       Delaware      548     547       547      -0.1%     -0.1%       36.6    22,326      123.9%       2.7%
BCSB Bankcorp MHC of MD       Baltimore     692     724       743       4.7%      2.6%       37.4    21,564      100.1%       2.0%
Brookline Bncrp MHC of MA     Norfolk       616     641       658       4.0%      2.7%       36.8    24,273      119.5%       5.2%
Fidelity FSB, MHC of FL       Palm Beach    864   1,012     1,115      17.2%     10.1%       40.9    21,754      126.2%       3.8%
First Carnegie MHC of PA      Allegheny   1,336   1,286     1,252      -3.8%     -2.6%       38.8    18,708      103.9%       0.2%
Gaston Bancorp MHC of NC      Gaston        175     184       190       5.0%      3.3%       35.0    17,027       97.2%       9.6%
Harris SB MHC of PA           Dauphin       238     248       255       4.2%      2.8%       37.4    18,993      105.4%       6.6%
Jacksonville SB MHC of IL     Morgan         36      36        36      -0.4%     -0.3%       36.1    16,672       84.5%      19.7%
Leeds FSB MHC of MD           Baltimore     692     721       741       4.2%      2.8%         37    21,680      102.1%       2.0%
Liberty Bancorp MHC of NJ     MIddlesex     672     714       740       6.3%      3.7%       35.3    24,920      102.2%       1.0%
Niagara Bancorp MHC of NY     Niagara       221     221       221       0.1%      0.1%       36.2    13,239       71.5%      13.9%
Northwest Bancorp MHC of PA   Warren         45      44        44      -1.2%     -0.9%       38.3    15,543       86.3%      26.6%
Pathfinder BC MHC of NY       Oswego        122     126       128       3.1%      2.1%       32.1    12,294       66.4%      18.2%
People Home SB MHC of PA      Beaver        186     187       187       0.3%      0.2%       39.2    13,741       76.3%       7.9%
Peoples Bank MHC of CT        Fairfield     828     836       842       1.1%      0.7%       37.4    27,087      129.1%      24.5%
Pulaski SB MHC of NJ          Union         494     498       501       0.9%      0.6%       37.2    24,441      101.0%       0.5%
SB of Finger Lakes MHC of NY  Ontario        95     100       104       5.3%      3.5%       35.7    15,101       81.6%      13.1%
Wayne S&L Co MHC of OH        Wayne         101     110       115       8.2%      5.2%       34.1    16,017       92.9%      10.8%
Webster City FSB MHC of IA    Hamilton       16      16        16       0.4%      0.0%       39.1    16,204       98.7%      24.1%

                              Averages:     420     434       444       3.1%      1.9%       36.9    19,031       98.4%      10.1%
                               Medians:     238     248       255       3.1%      2.1%       37.0    18,708      100.1%       7.9%

Provident Savings Bank        Rockland      265     280       290       5.4%      3.5%       34.9    21,294      115.1%      12.2%

(1) Total institution deposits in headquarters county as percent of total county deposits.


Sources:  CACI, SNL Securities

RP Financial, LC.
Page 4.7

5.  Dividends
    ---------

     While the Board has not indicated its intention to commence payment of a cash dividend following the stock offering, Provident's pro forma capitalization and profitability would position the Bank to have the capacity to pay cash dividends. Future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions. As publicly-traded thrifts' capital levels and profitability have improved and as weak institutions have been resolved, the proportion of institutions with cash dividend policies has increased. Thirteen out of the nineteen institutions in the Peer Group pay regular cash dividends, with implied dividend yields ranging from 1.47 percent to 4.17 percent. Peer Group companies which completed stock offerings during 1998 accounted for four out of the six companies that did not reflect payment of a cash dividend. The average dividend yield on the stocks of the Peer Group institutions was 1.65 percent as of September 4, 1998, representing an average earnings payout ratio of 30.31 percent (see Table 4.6). As of September 4, 1998, approximately 80 percent of all publicly-traded thrifts (non-MHC institutions) have adopted cash dividend policies (see Exhibit IV-1) exhibiting an average yield of 2.40 percent and an average payout ratio of 36.28 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends.

     Our valuation adjustment for dividends for Provident as an MHC also considered the regulatory policy with regard to waiver of dividends by the MHC. Under current policy, any waiver of dividends by the Provident MHC may require the minority stockholders' ownership interest to be reduced in a "second step" conversion to reflect the cumulative waived dividend account. The majority of public MHC institutions in the Peer Group waive their rights to the dividends. The Peer Group includes three "grandfathered" institutions, i.e., those subject to OTS oversight who formed MHCs prior to February 1, 1995, and thus are not subject to the current dividend waiver policy, except in the case of special or "excessive" regular dividends. Provident has indicated that the MHC may likely also waive its right to the dividend, thus minority shareholders would become subject to the dilutive impact of the dividend waiver policy in a subsequent second step conversion.

RP Financial, LC.
Page 4.8

     On balance, we concluded that a slight downward adjustment was warranted for purposes of dividends relative to the Peer Group.

6.  Liquidity of the Shares
    -----------------------

     The Peer Group is by definition composed of companies that are traded in the public markets, and all of the Peer Group members trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies, based on the shares issued and outstanding to public shareholders (i.e., excluding the majority ownership interest owned by the respective MHCs) ranged from $9.9 million to $640.8 million as of September 4, 1998, with average and median market values of $80.6 million and $23.8 million, respectively. The public shares issued and outstanding to the public shareholders of the Peer Group members ranged from approximately 0.65 to 27.6 million, with average and median shares outstanding of approximately 5.2 million and 1.8 million, respectively. The Bank's minority stock offering is expected to result in shares outstanding and market capitalization will be in the range exhibited by the Peer Group average and median. Overall, we concluded no adjustment was warranted for this factor.

7.  Marketing of the Issue
    ----------------------

     Three separate markets exist for thrift stocks: (1) the after-market for public companies, both fully-converted stock companies and MHCs, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of prior operations as a publicly-held company and stock trading history; and (3) the thrift acquisition market. All three of these markets were considered in the valuation of the Bank's to-be-issued stock.

     A.  The Public Market
         -----------------

          The value of publicly-traded thrift stocks, i.e., those which are listed on an exchange or on NASDAQ, is easily measurable, and is tracked by investment firms, related organizations and by electronic means. Exhibit IV-1 provides pricing and financial data on all

RP Financial, LC.
Page 4.9

publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general.
Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks.
Exhibit IV-3 displays historical stock price indices for thrifts only.

          In terms of assessing general stock market conditions, the performance of the overall stock market has been highly mixed over the past year.

          Volatility returned to the stock market in early-September, with the DJIA posting a record breaking point increase of 257.36 on September 2, 1997. The rally was sparked by economic data that indicated manufacturing growth slowed in August, thereby easing investors' inflation worries. However, the rally was not sustained, as the DJIA pulled back following the one day rally. The pull back was largely attributed to profit worries, which more than offset favorable inflation news indicated by a slight increase in the national unemployment rate for August (4.9 percent in August versus 4.8 percent in July). Stocks fluctuated in a narrow trading range in mid-September, in anticipation of third quarter earnings and August economic data. The low inflation reading indicated by the August consumer price index sent stock and bond prices sharply higher on September 16, 1997, with the DJIA posting a 175 point increase and the yield on the 30-year U.S. Treasury bond posting its second largest decline in the 1990s. Uncertainty over third quarter earnings provided for a mixed stock market performance towards the end of September, while generally favorable inflation readings pushed interest rates to their lowest level in two years.
The release of September employment data on October 3, 1997 caused bond and stock prices to soar in early trading activity, as the September unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy during September. However, most of the initial gains were erased by news of rising tensions between Iraq and Iran.

          Congressional testimony by the Federal Reserve Chairman, in which he indicated that it would be difficult to maintain the current balance between tight labor markets and low inflation, caused stock and bond prices to skid in mid-October 1997. Disappointing third quarter

RP Financial, LC.
Page 4.10

earnings in the technology sector sharpened the sell-off in the stock market, with the Dow Jones Industrial Average posting consecutive losses of more than
1.0 percent on October 16 and 17.

          Stocks bounced back in early-week trading the following week, reflecting positive third quarter earnings surprises posted by some of the blue chip stocks. However, the recovery was abbreviated by global selling pressure, which was led by the decline in the Hong Kong stock market, as the DJIA posted a two-day loss approximating 320 points on October 23 and 24, 1997. The sell-off in the world financial markets turned into a rout on the following Monday, with a 5.8 percent decline in the Hong Kong stock market fueling the largest ever point decline in the DJIA. On October 27, the DJIA declined 554 points or 7.2 percent. While the selling was broad based, technology stocks sensitive to Asian demand experienced some of the sharpest declines. The turmoil in the stock market provided for a sharp rally in U.S. Treasury bonds, reflecting a flight to quality by skittish investors. The stock market recovered strongly the day after the record breaking point decline, as the DJIA surged a record breaking 337 points on October 28. Comparatively, bond prices declined sharply on October 28, as investors pulled out of the Treasury market to reinvest into the stock market.

          Market conditions remained uneven through the week ended October 31, 1997, which was followed by a soaring stock market on November 3, 1997. The DJIA posted a 232 point increase on November 3, which was supported by a resurgence in the Hong Kong market. Following the one day rally, volatility returned to the stock market through mid-November. The market's uneven performance was largely attributable to the ongoing influence of the international markets, particularly the Asian and Latin American markets. In mid-November, the yield on the 30-year bellwether Treasury issue approached 6.0 percent, its lowest level since February 1996. Advances in the bond market provided for a generally positive stock market environment in the second half of November, with bank and technology issues being among the strongest performers. Renewed confidence that the Asian governments would control the region's financial problems furthered the stock market rally in early-December. Despite a sell-off in the bond market caused by the November unemployment rate dropping to its lowest level since October 1973, the DJIA showed surprising strength and closed almost 99 points higher on December 5, 1997. Stocks declined the following week, as earnings concerns, particularly in the technology sector, overshadowed a rally in the bond market. Positive inflation news and world

RP Financial, LC.
Page 4.11

market turmoil caused investors to dump stocks in favor of bonds, which served to push the yield on the bellwether 30-year Treasury bond below 6.0 percent in mid-December. Bond prices were also boosted by the Federal Reserve's decision to leave interest rates unchanged at its mid-December meeting, which also provided for a modest recovery in the stock market. In late-December, investors dumped stocks on earnings concerns, while a flight to quality pushed bond prices higher. The stock market surged higher at year end, as worries about South Korea's financial crisis eased.

          Led by a rally in the bond market, stocks continued to move higher at the beginning of 1998. However, turmoil in the Asian markets and the uncertain outlook for fourth quarter earnings provided for an uneven stock market through most of January and into early-February. For example, the Dow Jones Industrial Average ("DJIA") plunged 222 points on January 9, 1998, due to fourth quarter profit worries and economic turmoil in Southeast Asia. Comparatively, a rally in the Asian markets propelled the DJIA 201 points higher on February 2, 1998. In general, a rebound in the Asian markets and favorable fourth quarter earnings served to the push the stock market higher during the second half of January and into early-February. In contrast, bond prices edged lower over the same time period, as the labor market remained tight as indicated by a sharp increase in labor costs during the fourth quarter of 1997 and a larger than expected increase in the number of jobs added during December 1997.

          Strength primarily in technology stocks pushed the DJIA to a record high for the first time in six months on February 10, 1998. The rally was sustained through mid-February, as the DJIA established six consecutive new highs through February 18, 1998. Strong earnings and expectations that profitability was not as badly hurt by the Asian crisis as feared served as the basis for the rally in technology stocks. Stable interest rates and few signs of inflation preserved the positive market environment through the end of February, with blue chip stocks leading the advance.

          At the beginning of March 1998, signs of a strengthening economy pushed the 30-year bellwether bond above 6.0 percent for the first time in three months. Earnings concerns, particularly in the technology sector, provided for an uneven stock market in early-March. Despite a decline in the February unemployment rate to 4.6 percent, bond prices advanced on

RP Financial, LC.
Page 4.12

news of a loss of jobs in the manufacturing sector and stocks moved higher as technology issues rallied. Both bond and stock prices benefited from plunging oil prices in mid-March, as further new highs were established in the DJIA and the yield on 30-year bond moved back below 6.0 percent. In late-March 1998, stocks drifted lower due to first quarter earnings worries and uncertainty over the outcome of the Federal Reserve's meeting at the end of March.

          Stocks and bonds moved higher in early-April 1998, following the Federal Reserve's decision not to raise interest rates. Aided by the $82.9 billion merger agreement between Travelers Group and Citicorp, the Dow Jones Industrial Average closed above 9000 for the first time on April 6, 1998. The positive trend in stocks strengthened through mid-April, reflecting a more bullish outlook for technology stocks and expectations of further consolidation among financial stocks punctuated by BankAmerica's merger pact with NationsBank in a deal valued at $60 billion and Banc One's proposed $30 billion merger with
FirstChicago.   Profit taking and speculation that the Federal Reserve was leaning towards raising interest rates provided for a late-April sell-off in both stocks and bonds. The threat of higher interest rates pushed the 30-year bellwether bond back above 6.0 percent in late-April, its highest level since early-March.

          Stocks recovered in early-May 1998, as first quarter economic data reflected a strong pace of economic expansion with declining inflation. The favorable economic data powered the DJIA to a new high in early-May, while the yield on the 30-year bond move back below 6.0 percent. Uncertainty over the possibility of a rate increase by the Federal Reserve provided for a narrow trading range through mid-May, while the announced merger between Chrysler and Daimler-Benz had little impact on the overall market. The stock market reacted positively to the Federal's decision to leave interest rates at its mid-May meeting, although the rally was stalled by earnings concerns in the technology sector. Economic turmoil in Asia and Russia's faltering economy caused stocks to slide further at the end of May.

          Stocks traded in a narrow range in early-June 1998, while bond prices moved higher following remarks by the Federal Reserve Chairman that indicated an increase in interest rates was not imminent. Anxiety over Asia's financial woes caused a 207 point one-day sell-off in the Dow Jones Industrial Average ("DJIA") on June 15, 1998, while bond prices moved

RP Financial, LC.
Page 4.13

higher as investors moved funds out of stocks and into dollar-denominated U.S. bonds. The rally in the bond market pushed the 30-year Treasury bond yield down to 5.58 percent on June 15, 1998, which was the lowest yield recorded since the Treasury Department began issuing 30-year fixed maturity securities in 1977. Stocks rebounded on news that the U.S. intervened in the currency market to support the yen; however, the upturn was cut-short by ongoing concerns about Asia's financial problems. In late-June, money flowing into mutual funds and a rebound in technology stocks provided for a generally positive stock market environment.

          Second quarter earnings dominated stock market activity through most of July. In general, stocks moved higher during the first half of July on the strength of some favorable second quarter earnings, particularly among the financial and technology stocks. Reflecting the positive outlook for earnings during the balance of 1998, both the DJIA and NASDAQ established new highs in mid-July. However, the stock market rally was not sustained during the latter part of July, as stocks declined sharply following warnings by the Federal Reserve Chairman of relatively high trading levels for stocks in general and disappointing second quarter earnings posted by some of the blue chip stocks.

          Slower than expected GDP growth for the second quarter of 1998 and economic turmoil in Asia and Russia negatively impacted the stock market in early-August 1998, which culminated with a 288 point decline in the DJIA on August 4, 1998. Stocks rebounded briefly in mid-August, which was attributed to bargain hunting by investors and the Federal Reserve's decision to leave interest rates unchanged. Ongoing negative new in foreign financial markets, most notably with respect to economic instability in Russia, pulled the market lower in late-August. The sell-off peaked on August 31, 1998, with a 513 point decline in the DJIA which served to wipe the gains for the year in the DJIA. While the DJIA rebounded strongly on September 1, 1998, with a gain of more than 200 points, much of this recovery evaporated in the sell-off which continued for the balance of the week. On September 4, 1998, the DJIA closed at 7,640.25, which represents a decline of 268.0 points or 3.4 percent from the beginning of the year.

          Similar to the overall stock market, the market for thrift stocks has been mixed during the past twelve months. Stable interest rates and acquisition news sustained provided for

RP Financial, LC.
Page 4.14

a positive market for thrift issues in early-September 1997. The decline in interest rates following the release of the August Consumer Price Index in mid-September served to further the rally in thrift prices. During late-September and early-October, interest rate sensitive issues in general benefited from the declining interest rate environment and expectations of strong third quarter earnings.

          The upward trend in thrift prices stalled in mid-October 1997, as interest rates moved higher following warnings by the Federal Reserve Chairman of inflation creeping back into the economy due to the tight labor markets. Thrift stocks gyrated in conjunction with the overall market in late-October, with the SNL index declining by 5.2 percent on October 27 and increasing by 2.4 percent on October 28. Thrift prices further recovered on October 29, which was supported by a rally in the bond market. Aided by the favorable interest rate climate, thrift stocks posted further gains in early-November and then retreated modestly in mid-November. Thrift and bank issues declined on concerns that a slowing U.S. economy could lead to weaker loan demand and higher delinquency rates. However, led by the strengthening bond market, thrift and bank issues moved higher during late-November and early-December. Acquisition news also contributed to the upturn in bank and thrift prices, as two major bank acquisitions were announced for relatively high price-to-book multiples. First Union Corp.'s proposed acquisition of CoreStates Financial ($47 billion in assets) was for 539 percent of book value, while First American Corporation's proposed acquisition for Deposit Guaranty Corporation ($6.8 billion in assets) was for 419 percent of book value. Those deals, along with speculation of possible other major thrift and bank acquisitions, filtered into the prices of bank and thrift issues in general. Concern of relatively high valuations somewhat offset the declining interest rate environment, as thrift issues traded in a narrow range in mid-December. Thrift prices moved higher at the close of 1997, as interest rates continued to decline.

          The positive trend in thrift prices was not sustained at the beginning of 1998, as thrift prices moved sharply lower during early-January trading.
From January 2, 1998 to January 9, 1998, the SNL Index for all publicly-traded thrifts declined from 810.5 to 720.2, or 11.1 percent. The sell-off in thrift stocks was prompted by concerns that the flattening yield curve would put pressure on earnings, particularly among institutions which maintained high concentrations of mortgage loans. Thrift prices recovered somewhat during the second half of

RP Financial, LC.
Page 4.15

January, with the upward trend becoming more pronounced in early-February. Fourth quarter earnings, which generally met expectations, and acquisition news led the recovery in thrift prices. The ongoing trend of consolidation was highlighted by the proposed merger between First Nationwide Holdings ($30.9 billion in assets) and Golden State Bancorp ($16.0 billion in assets), which was announced in early-February. Stable interest rates and acquisitions provided for a mildly positive increase in thrift stocks during the balance of February.

          Thrift issues continued to edge higher during the first half of March 1998, reflecting improving fundamentals and improving expectations of favorable first quarter earnings. The announcement of Washington Mutual's acquisition of H.F. Ahmanson for 390 percent of book value on March 17, 1998 provided a more notable boost to thrift prices, particularly the stocks of the California-based institutions. Thrift issues traded in a narrow range in late-March 1998, reflecting uncertainty over the possibility of higher interest rates and forthcoming first quarter earnings.

          The Federal Reserve's decision to leave interest rates unchanged at its late-March meeting, along with the mega mergers occurring within the financial services sector, provided for a positive trend in thrift prices during the first half of April 1998. However, bank and thrift issues experienced selling pressure in late-April, reflecting speculation of higher interest rates which triggered a sell-off in the overall market. Likewise, thrift stocks followed the overall market higher in early-May, as the inflation data contained in the first quarter growth numbers provided for an improved interest rate outlook. Speculation of higher interest rates translated into a fairly flat market for thrift issues through mid-May. Thrift stocks eased lower in late-May, reflecting the decline in the overall stock market.

          Thrift prices drifted lower during the first half of June 1998, despite lower interest rates and the ongoing trend of consolidation occurring among banks and thrifts. In late-June, the positive trend in the overall stock market lifted thrift prices higher as well. Thrift stocks continued to move higher during the first half of July, reflecting generally favorable second quarter earnings and the strength of the overall stock market. Thrift stocks followed the general stock market lower in late-July, with the sell-off in thrift issues becoming more pronounced following congressional testimony by the Federal Reserve Chairman that indicated inflation was

RP Financial, LC.
Page 4.16

more of a concern than a recession. Accordingly, expectations of a near term interest rate cut by the Federal Reserve were substantially eliminated.

          The decline in thrift issues sharpened during August 1998, as financial stocks fell out of favor with investors. A continued flattening of the yield curve and the possibility that the economic turmoil in foreign markets would translate into a slow down in domestic lending were noted as reasons for the unloading of financial stocks. In late-August, many of the money-center banks disclosed losses on investments in foreign markets, particularly with respect to Russia, which indiscriminately pushed financial stocks in general lower. A 5.2 percent decline was recorded in the SNL Index for all publicly-traded thrifts on August 31, 1998, versus a comparative 6.4 percent decline recorded in the DJIA. Although thrift stock recovered somewhat the following day, thrift issues trended lower for the balance of the week. On September 4, 1998, the SNL Index for all publicly-traded thrifts closed at 622.5, a decline of 10.1 percent from one year ago and a decline of 23.5 percent year-to-date.

     B.  The New Issue Market
         --------------------

          In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank's pro forma market value. The new issue market is separate and distinct from the market for seasoned stock thrifts in that the pricing ratios for converting issues are computed on a pro forma basis, specifically:
(1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/tangible book ("P/TB") ratio in that the P/TB ratio of a converting thrift will typically always result in a discount to tangible book value whereas in the current market for existing thrifts the P/TB reflects a premium to tangible book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

RP Financial, LC.
Page 4.17

          In general, the market environment for converting thrift issues was highly receptive throughout 1997, with most converting issues being oversubscribed and trading higher in initial trading activity. During the first half of 1998, the positive market environment for converting thrift issues remained intact. In recent months, the sell-off in thrift stocks has been experienced by converting issues as well. The negative investor sentiment for converting thrifts has intensified in recent weeks, as four of the seven conversions completed during the past three months are currently trading below their IPO prices. As shown in Table 4.2, the average one week change in price for conversion offerings completed during the latest three month period ending September 4, 1998 equaled positive 15 percent. However, the one week prices shown for the recent conversions is not representative of their current trading levels, as those issues have generally declined in price in subsequent trading activity. The average pro forma price/tangible book and core price/earnings ratios of the recent conversions was 84.01 percent and 20.32 times, respectively.

          In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of
84.01 percent reflects a discount of 35 percent from the average P/B ratio of all publicly-traded thrifts (equal to 128.54 percent), and the average core P/E ratio of 20.32 times reflects a premium of 14 percent from the all public average core P/E ratio of 17.83 times. The pricing ratios of the higher capitalized but lower earning recently converted thrifts (with resulting lower return on equity measures) suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

          Similar to the market for converting thrifts, the five publicly-traded MHC offerings that have been completed during 1998 (Brookline Bancorp of MA - March 1998, Niagra Bancorp of NY - April 1998, Gaston Federal Bancorp of NC - April 1998, BCSB Bankcorp of MD - July 1998 and Liberty Bancorp of NJ - July
1998) have experienced a generally favorable market reception as well, although all of the recent MHC offerings completed their transactions well before the steep market sell-off in August and many are trading

RP Financial, LC.

                                   Table 4.2
                Pricing Characteristics and After-Market Trends
               Recent Conversions Completed (Last Three Months)


                                                                  Pre-Conversion Data
                                                           ------------------------------------
                  Institutional Information                 Financial Info.    Asset Quality             Offering Information
------------------------------------------------------     ------------------------------------     -----------------------------
                                      Conversion                      Equity/     NPAs/   Res.        Gross      % of      Exp./
                               State     Date     Ticker     Assets   Assets     Assets   Cov.        Proc.      Mid.      Proc.
                               -----  ----------  ------     ------   -------    ------   ----       -------    -----      ------
Institution                                                  ($Mil)     (%)      (%)(2)    (%)       ($Mil.)     (%)         (%)
---------------------------    -----  ----------  ------     ------   -------    ------   ----       -------    -----      ------
Standard Conversions
--------------------
CFS Bancorp, Inc.               IN*    07/24/98    CITZ      $1,267     7.68%     0.97%    43%       $178.5      132%       1.8%
Carnegie Financial Corp.        PA     07/13/98    Pink          17     7.05%     3.12%   233%          2.4      132%      10.9%
United Community Financial      OH     07/09/98    UCFC       1,049    13.73%     0.98%    59%        334.7      132%       1.3%
PCB Holding Company             IN     07/02/98    Pink          22     9.51%     0.00%   N.M.          4.0      132%       7.9%
Hudson River Bancorp            NY*    07/01/98    HRBT         665    10.13%     2.66%    46%        173.4      132%       1.7%
First Kansas Financial Corp     KS     06/29/98    FKAN          94     7.36%     0.05%   398%         15.5      132%       3.2%
Anson Bancorp, Inc.             NC     06/26/98    Pink          21    18.46%     1.25%    37%          5.9       89%       8.3%

                       Averages - Standard Conversions:        $448    10.56%     1.29%   136%       $102.0      126%       5.0%
                        Medians - Standard Conversions:        $ 94     9.51%     0.98%    53%       $ 15.5      132%       3.2%

Second-Step Conversions
-----------------------
Homestead Financial, Inc.       LA*    07/20/98    HSTD        $ 62     9.72%     0.97%    43%       $ 11.2      132%       4.1%
PSB Bancorp                     PA*    07/17/98    PSBI         134    11.58%     1.97%     9%         16.1      115%       3.0%
Thistle Group Holdings          PA     07/14/98    THTL         281    10.41%     0.27%   133%         78.6      100%       1.7%

                       Averages - 2nd Step Conversions:        $159    10.57%     1.07%    62%       $ 35.3      116%       2.9%
                        Medians - 2nd Step Conversions:        $134    10.41%     0.97%    43%       $ 16.1      115%       3.0%

                            Averages - All Conversions:        $361    10.56%     1.22%   111%       $ 82.0      123%       4.4%
                             Medians - All Conversions:        $114     9.93%     0.98%    46%       $ 15.8      132%       3.1%
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Pro Forma Data
                                       Contribution to                                 ------------------------------------------
  Institutional Information           Charitable Found   Insider Purchases                Pricing Ratios(4)     Financial Charac.
----------------------------          ---------------- ---------------------           ---------------------   ------------------
                                                       Benefit Plans
                                                       -------------          Initial
                                                 % of        Recog.  Mgmt &  Dividend            Core
Institution                           Form   Offering  ESOP  Plans   Dirs.    Yield     P/TB    P/E(5)   P/A    ROA   TE/A    ROE
---------------------------           -----  --------- ----  -----   ------  --------  ------   ------  -----   ----  -----  ----
                                                (%)    (%)    (%)    (%)(3)    (%)      (%)      (x)     (%)    (%)    (%)    (%)
---------------------------           -----  --------- ----  -----   ------  --------  ------   ------  -----   ----  -----  ----
Standard Conversions
--------------------
CFS Bancorp, Inc.                     Stock    1.70%   8.0%   4.0%     3.3%    0.00%    91.9%   28.0x   16.0%   0.6%  16.3%  3.6%
Carnegie Financial Corp.              N.A.     N.A.    8.0%   4.0%    12.8%    0.00%    79.2%   N.M.    12.9%   N.M.  16.3%  N.M.
United Community Financial            Stock    5.00%   8.0%   4.0%     0.1%    0.00%    80.2%   17.4    25.9%   1.5%  32.3%  4.6%
PCB Holding Company                   N.A.     N.A.    0.0%   4.0%     6.7%    0.00%    71.0%   22.2    15.6%   0.7%  21.9%  3.2%
Hudson River Bancorp                  N.A.     N.A.    8.0%   4.0%     1.6%    0.00%    82.0%   21.4    21.9%   0.9%  26.7%  3.3%
First Kansas Financial Corp           N.A.     N.A.    8.0%   4.0%     5.7%    0.00%    77.2%   16.3    14.4%   0.9%  18.7%  4.7%
Anson Bancorp, Inc.                   N.A.     N.A.    0.0%   4.0%     9.2%    0.00%    64.7%   19.9    22.2%   1.1%  34.3%  3.3%

Averages - Standard Conversions:      N.A.     N.A.    5.7%   4.0%     5.6%    0.00%    78.0%   20.9x   18.4%   1.0%  23.8%  3.8%
 Medians - Standard Conversions:      N.A.     N.A.    8.0%   4.0%     5.7%    0.00%    79.2%   20.7x   16.0%   0.9%  21.9%  3.5%

Second-Step Conversions
-----------------------
Homestead Financial, Inc.             N.A.     N.A.    8.0%   4.0%     2.9%    2.00%    96.1%   28.2x   20.8%   0.7%  21.7%  3.4%
PSB Bancorp                           N.A.     N.A.    8.0%   4.0%     3.3%    0.00%   106.3%   27.1    21.1%   0.8%  19.8%  3.9%
Thistle Group Holdings                N.A.     N.A.    8.0%   4.0%     5.6%    0.00%    92.7%   19.0    25.8%   1.4%  27.8%  4.9%

Averages - 2nd Step Conversions:      N.A.     N.A.    8.0%   4.0%     3.9%    0.67%    98.4%   24.8x   22.6%   1.0%  23.1%  4.1%
 Medians - 2nd Step Conversions:      N.A.     N.A.    8.0%   4.0%     3.3%    0.00%    96.1%   27.1x   21.1%   0.8%  21.7%  3.9%

Averages - All Conversions:           N.A.     N.A.    6.4%   4.0%     5.1%    0.20%    84.1%   22.2x   19.7%   1.0%  23.6%  3.9%
 Medians - All Conversions:           N.A.     N.A.    8.0%   4.0%     4.4%    0.00%    81.1%   21.4x   20.9%   0.9%  21.8%  3.6%
---------------------------------------------------------------------------------------------------------------------------------
                                                               Post-IPO Pricing Trends
                                              --------------------------------------------------------
  Institutional Information                                         Closing Price:
----------------------------                  --------------------------------------------------------
                                                 First              After            After
                                       IPO      Trading     %       First     %      First       %
Institution                           Price       Day     Change   Week(6)  Change  Month(7)   Change
---------------------------           ------    -------   ------   -------  ------  --------   ------
                                       ($)        ($)      (%)       ($)     (%)      ($)       (%)
---------------------------           ------    -------   ------   -------  ------  --------   ------
Standard Conversions
--------------------
CFS Bancorp, Inc.                     $10.00    $11.44    14.4%    $10.81    8.1%   $10.00      0.0%
Carnegie Financial Corp.              10.00      11.81    18.1%     10.25    2.5%    10.94      9.4%
United Community Financial            10.00      15.00    50.0%     16.00   60.0%    15.75     57.5%
PCB Holding Company                   10.00      11.50    15.0%     12.12   21.2%    10.88      8.7%
Hudson River Bancorp                  10.00      12.56    25.6%     13.50   35.0%    13.38     33.8%
First Kansas Financial Corp           10.00      12.31    23.1%     12.25   22.5%    11.63     16.3%
Anson Bancorp, Inc.                   10.00      12.00    20.0%     12.06   20.6%    12.37     23.7%

Averages - Standard Conversions:      10.00     $12.37    23.7%    $12.43   24.3%   $12.13     21.3%
 Medians - Standard Conversions:      10.00     $12.00    20.0%    $12.12   21.2%   $11.63     16.3%

Second-Step Conversions
-----------------------
Homestead Financial, Inc.             10.00     $ 9.31    -6.9%    $ 9.25   -7.5%   $ 8.44    -15.6%
PSB Bancorp                           10.00       9.19    -8.1%      9.13   -8.8%     7.81    -21.9%
Thistle Group Holdings                10.00       9.94    -0.6%      9.81   -1.9%     9.00    -10.0%

Averages - 2nd Step Conversions:      10.00     $ 9.48    -5.2%    $ 9.40   -6.1%   $ 8.42    -15.8%
 Medians - 2nd Step Conversions:      10.00     $ 9.31    -6.9%    $ 9.25   -7.5%   $ 8.44    -15.6%

Averages - All Conversions:           10.00     $11.51    15.1%    $11.52   15.2%   $11.02     10.2%
 Medians - All Conversions:           10.00     $11.66    16.6%    $11.44   14.4%   $10.91    -15.6%
------------------------------------------------------------------------------------------------------

 Note: * - Appraisal performed by RP Financial; "NT" -Not Traded; "NA" - Not Applicable, Not Available.

 (1)  Non-OTS regulated thrift.
 (2)  As reported in summary pages of prospectus.
 (3)  As reported in prospectus.
 (4)  Does not take into account the adoption of SOP 93-6.
 (5)  Excludes impact of special SAIF assessment on earnings.
 (6)  Latest price if offering less than one week old.
 (7) Latest price if offering more than one week but less than one month old.
 (8)  Simultaneously converted to commercial bank charter.

September 4, 1998

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 4.3
                          Market Pricing Comparatives
                        Prices As of September 4, 1998


                                                  Per Share Data
                                     Market      ---------------
                                 Capitalization   Core    Book              Pricing Ratios(3)                  Dividends(4)
                                ---------------- --------------- -----------------------------------------------------------------
                                 Price/   Market  12-Mth  Value/                                           Amount/         Payout
Financial Institution           Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE    Share   Yield  Ratio(5)
---------------------           -------- ------- ------- ------- ------- ------- ------- ------- -------- -------- ------ --------
                                  ($)    ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)      (x)     ($)     (%)      (%)
SAIF-Insured Thrifts             16.07   135.28   0.89    13.33   17.49   126.88  16.12   131.22   18.13     0.30   1.86   29.39
All Public Companies             16.34   153.38   0.94    13.30   17.02   128.54  16.05   133.58   17.83     0.31   1.87   29.26
Special Selection Grouping(8)     9.57   141.26   0.47    11.30   21.15    84.01  20.20    84.01   20.32     0.11   1.54    0.00
State of MA                      18.03    77.11   1.29    14.05   13.57   137.50  14.47   142.38   15.95     0.36   2.12   28.63


Comparable Group
----------------


Special Comparative Group(8)
----------------------------
CITZ  CFS Bancorp, Inc. of IN     9.13   207.50   0.40    10.88   25.36    83.92  14.61    83.92   22.83     0.00   0.00    0.00
FKAN  First Kansas
      Financial of KS            10.13    15.74   0.61    12.95   16.61    78.22  14.62    78.22   16.61     0.00   0.00    0.00
HSTD  Homestead
      Bancorp, Inc. of LA         7.44    11.00   0.36    10.40   20.67    71.54  15.49    71.54   20.67     0.80  10.75      NM
HRBT  Hudson River
      Bancorp Inc of NY          10.56   183.09   0.47    12.20   25.76    86.56  23.14    86.56   22.47     0.00   0.00    0.00
PSBI  PSB Bancorp Inc. of PA      7.13    22.11   0.37     9.41   19.27    75.77  15.01    75.77   19.27     0.00   0.00    0.00
THTL  Thistle Group
      Holdings of PA              8.50    76.50   0.53    10.79   16.04    78.78  21.90    78.78   16.04     0.00   0.00    0.00
UCFC  United Community
      Fin. of OH                 14.13   472.86   0.58    12.47   24.36   113.31  36.62   113.31   24.36     0.00   0.00    0.00


                                          Financial Characteristics(6)
                              --------------------------------------------------------
                                                           Reported         Core
                               Total  Equity/  NPAs/  ---------------- ---------------
Financial Institution          Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------          ------  ------- ------  ------- ------- ------- --------
                               ($Mil)    (%)     (%)     (%)     (%)     (%)      (%)
SAIF-Insured Thrifts            1,095   13.81    0.63    0.90    7.73    0.86    7.24
All Public Companies            1,186   13.56    0.63    0.93    8.21    0.89    7.67
Special Selection Grouping(8)     600   23.49    0.56    0.96    4.05    0.99    4.17
State of MA                       630   11.46    0.42    1.17   12.18    1.07   10.76


Comparable Group
----------------


Special Comparative Group(8)
----------------------------
CITZ  CFS Bancorp, Inc. of IN   1,421   17.41    0.67    0.58    3.31    0.64    3.68
FKAN  First Kansas
      Financial of KS             108   18.69    0.05    0.88    4.71    0.88    4.71
HSTD  Homestead
      Bancorp, Inc. of LA          71   21.66    0.27    0.75    3.46    0.75    3.46
HRBT  Hudson River
      Bancorp Inc of NY           815   26.74    1.66    0.90    3.36    1.03    3.85
PSBI  PSB Bancorp Inc. of PA      147   19.81      NA    0.78    3.93    0.78    3.93
THTL  Thistle Group
      Holdings of PA              349   27.80    0.22    1.37    4.91    1.37    4.91
UCFC  United Community
      Fin. of OH                1,291   32.31    0.51    1.50    4.65    1.50    4.65

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes Converted Last 3 Mths (no MHC);

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.20

well below their highs achieved shortly after conversion. Based on September 4, 1998 market prices, the trading prices of these five MHC offerings have appreciated by only an average of 7.9 percent since the completion of their conversion offerings and prices have diminished significantly from their post-conversion highs. Furthermore, there has been a broad sell-off in MHC issues, as the SNL MHC index has declined by 37.5 percent since June 30, 1998 (from 1123.2 at June 30, 1998 to 781.4 at September 4, 1998). As a result of the sell-off and the comparatively weak market, overall investor interest is expected to be low, particularly as institutions such as mutual funds appear reticent to invest in thrift issues with limited liquidity in the face of possible redemptions by investors as a result of market volatility.

          As a result of the significant market sell-off in MHC issues, we have seen the emergence of a new issue discount in the market for MHC stocks. Specifically, the five recently converted MHCs currently trade at an average P/B of 79.28 percent (fully converted basis), which is at a discount of 9.2 percent from the average of all publicly-traded MHCs. Importantly, it should be noted that the foregoing discount implies a much greater percentage reduction in market value given the mathematics of pro forma conversion pricing. The new issue discount is required to reflect the risk of purchasing a new issue on a pro forma basis with no trading and financial history as a public company. Additionally, the new issue price must reflect the price required to attract investors to purchase all the shares offered while the trading price of an existing issue reflects the transaction price of a small fraction of the shares outstanding.

              Price Performance of MHC Offerings Completed in 1998

                  (Includes Publicly Traded Institutions Only)

                                                     IPO      IPO     9/4/98    Pct.
                                        Issue Date   P/B(1)  Price    Price    Change
                                        ----------  ------   ------   ------   -------
BRKL-Brookline Bancorp                  March 1998   76.55%  $10.00   $10.88    8.88%
NBCP-Niagara Bancorp                    April 1998   78.68%   10.00    11.19   11.90
GBNK-Gaston Federal Bancorp             April 1998   74.76    10.00    11.25   12.50
BCSB-BCSB Bancorp                       July 1998    79.21    10.00    10.44    4.40
LIBB-Liberty Bancorp                    July 1998    78.49    10.00    10.19    1.90

(1)  Based on fully converted value.

Source:  Public filings and RP Financial calculations.

RP Financial, LC.
Page 4.21

          In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market, including the new issue market. The pricing of thrift stocks remains relatively strong in comparison to historical averages but the significant sell off has adversely affected market sentiment, particularly for new issues. Additionally, we expect investors to be wary of MHC stocks given the relatively greater deflation of prices in this sector of the market.

     C.   The Acquisition Market
          ----------------------

          Also considered in the valuation was the potential impact on Provident's stock price of recently completed and pending acquisitions of other savings institutions operating in New York. As shown in Exhibit IV-4, there were 9 New York thrifts acquired during 1997 and year-to-date 1998, and there are currently 6 acquisitions pending of New York savings institutions.

          Under other circumstances, the existence of thrift acquisition activity in the Bank's market area might warrant an upward adjustment to value to account for the likelihood of investors placing an acquisition premium on the stock. However, the acquisition activity in Provident's market was deemed to have a minimal valuation impact for three reasons. First, Provident's Board of Directors has stated their intention to remain independent following the stock offering, a factor underscored by the Board's decision to reorganize into MHC form. Second, Provident could not become an acquisition target for at least one year following a second step conversion, pursuant to current conversion regulations. Finally, the Bank has no immediate intentions to pursue a "second step" conversion.

                        *  *  *  *  *  *  *  *  *  *  *

     In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the MHC market, and the acquisition market (which we considered to be not highly applicable to the Bank's valuation). Taking these factors and trends into account, RP Financial concluded that a moderate downward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

RP Financial, LC.
Page 4.22

8.  Management
    ----------

     Provident's management team has experience and expertise in all of the key areas of the Bank's operations. Exhibit IV-5 provides summary resumes of Provident's Board of Directors and executive management. While the Bank has sought to build management, there is limited depth below the senior staff given Provident's asset size and the impact it would have on operating expenses. Management and the Board appear to have been effective in implementing an operating strategy that can be well managed by current resources.

     Similarly, the returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.   Effect of Government Regulation and Regulatory Reform
     -----------------------------------------------------


     In summary, as a SAIF-insured savings institution operating in the MHC form of ownership, Provident will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Bank's pro forma regulatory capital ratios. The one difference noted between Provident and the Peer Group was in the area of regulatory policy regarding dividend waivers (see the discussion above for "Dividends"). The Bank and a majority of the Peer Group members are subject to minority dilution in a second step conversion because of the current dividend waiver policy, while a minority of the Peer Group companies are not subject to the current policy regarding dividend waivers as the result of "grandfathering" under the previous OTS guidelines. Because a downward adjustment was already applied for this factor in the "Dividends" section of this appraisal, no further adjustment has been applied for the effect of government regulation and regulatory reform.

RP Financial, LC.
Page 4.23

Summary of Adjustments
----------------------

     Overall, based on the factors discussed above, we concluded that the Bank's pro forma market value should be discounted relative to the Peer Group as follows:

     Key Valuation Parameters                              Valuation Adjustment
     ------------------------                              --------------------

     Financial Condition                                      Slight Downward

     Profitability, Growth and Viability of Earnings          Slight Downward

     Asset Growth                                             No Adjustment

     Primary Market Area                                      Slight Upward

     Dividends                                                Slight Downward

     Liquidity of the Shares                                  No Adjustment

     Marketing of the Issue                                   Moderate Downward

     Management                                               No Adjustment

     Effect of Government Regulations and Regulatory Reform   No Adjustment


Basis of Valuation.  Fully-Converted Pricing Ratios
---------------------------------------------------

     As indicated in Chapter III, the valuation analysis included in this section places all of the public MHC institutions on equal footing by restating their financial data and pricing ratios on a "fully-converted" basis. We believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies. These factors include:
(1) lower aftermarket liquidity in the MHC shares since less than 50 percent of the shares are available for trading; (2) guaranteed minority ownership interest, with no chance of exercising voting control of the institution; (3) no possibility of acquisition speculation to support stock prices; (4) the impact of "second step" conversions on the pricing of MHC institutions; and (5) the current regulatory policy regarding the waiver of dividends by MHC institutions. The above characteristics of MHC shares have provided MHC shares with different trading characteristics versus fully-converted companies. To account for the unique trading characteristics of MHC shares, RP Financial has placed the financial data and pricing ratios of the Peer Group on a fully-converted basis to make them comparable for valuation purposes. Using the per share and pricing information of the Peer Group on a fully-converted basis accomplishes two things. First, such figures eliminate the distortions resulting when trying to compare institutions that have a different public ownership interests outstanding. Secondly, such an analysis provides ratios that

RP Financial, LC.
Page 4.24

are comparable to the pricing information of fully-converted public companies, and more importantly, are directly applicable to determining the pro forma market value range of the 100 percent ownership interest in Provident as an MHC.

     To calculate the fully-converted pricing information for MHCs, the reported financial information for the public MHCs was adjusted as follows: (1) a second step conversion was assumed, with all shares owned by the MHC assumed to be sold at the September 4, 1998 trading price; (2) the gross proceeds from such a sale were adjusted to reflect reasonable offering expenses and standard stock based benefit plan parameters that would be factored into a "second step" conversion of MHC institutions; and (3) book value per share and earnings per share figures for the public MHCs were adjusted by the impact of the assumed second step conversion, resulting in an estimation of book value per share and earnings per share figures on a fully-converted basis. Since they place the public MHC institutions on a fully-converted basis using the same approach as utilized in the several second step conversions completed to date, these per share figures (fully-converted basis) are comparable to the per share financial information reported by fully-converted public companies and can form the basis for estimating the pro forma market value range of a 100 percent ownership interest in Provident. Table 4.4 on the following page shows the calculation of per share financial data (fully-converted basis) for each of the 19 public MHC institutions that form the Peer Group.

Valuation Approaches
--------------------

     In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Provident's to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Provident's offering circular for reinvestment rate, the effective tax rate and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). Pursuant to the minority stock offering, we have also incorporated the valuation parameters disclosed in Provident's offering circular for offering

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                         Calculation of Implied Per Share Data -- Incorporating MHC Second Step Conversion
                                                  Comparable Institution Analysis
                                             For the Twelve Months Ended June 30, 1998


                                             CURRENT OWNERSHIP         CURRENT PER SHARE DATA (MHC RATIOS)
                                         -------------------------   ---------------------------------------
                                          Total   Public     MHC            Core   Book    Tangible
                                         Shares   Shares    Shares   EPS    EPS    Value     Book     Assets
                                         ------   ------    ------   ----   ----   -----   --------   ------
                                          (000)    (000)     (000)    ($)    ($)    ($)       ($)      ($)
Publicly-Traded MHC Institutions
--------------------------------
ALLB  Alliance Bank MHC of PA (19.9)      3,273      650     2,623   0.61   0.61    9.05       9.05    84.78
BCSB  Bankcorp MHC of MD (38.6)           6,117    2,361     3,756   0.36   0.36    7.28       7.28    44.74
BRKL  Brookline Bncp MHC of MA (47.0)    29,095   13,675    15,420   0.47   0.47    9.33       9.33    28.09
FFFL  Fidelity Bcsh MHC of FL (47.9))     6,802    3,260     3,542   1.15   0.92   13.28      12.90   215.87
GBNK  Gaston Fed Bncp MHC of NC (47.0)    4,497    2,113     2,384   0.33   0.30    9.14       9.14    45.06
HARS  Harris Fin. MHC of PA (24.9)       33,965    8,442    25,523   0.54   0.44    5.56       5.02    68.47
JXSB  Jcksnville SB, MHC of IL (45.6)     1,908      869     1,039   0.52   0.33    9.38       9.38    88.96
LFED  Leeds Fed Bksr MHC of MD (36.3)     5,182    1,883     3,299   0.66   0.66    9.52       9.52    57.70
LIBB  Liberty Bancorp MHC of NJ (47)      3,901    1,834     2,067   0.40   0.38    8.59       8.59    65.46
NBCP  Niagara Bancorp of NY MHC (45.4)   29,756   13,502    16,254   0.48   0.46    8.31       8.31    43.56
NWSB  Northwest Bcrp MHC of PA (30.8)    46,841   14,438    32,403   0.46   0.44    4.65       4.18    54.38
PBCT  Peoples Bank, MHC of CT (41.2)     64,130   27,633    36,497   1.60   0.83   13.37      11.52   141.98
PBHC  Pathfinder BC MHC of NY (45.2)      2,831    1,279     1,552   0.52   0.43    8.32       7.10    69.97
PHSB  Ppls Home SB, MHC of PA (45.0)      2,760    1,242     1,518   0.63   0.58   10.41      10.41    82.15
PLSK  Pulaski SB, MHC of NJ (47.0)        2,108      990     1,118   0.47   0.51   10.53      10.53    89.08
SBFL  SB Fngr Lakes MHC of NY (33.1)      3,570    1,180     2,390   0.28   0.22    6.12       6.12    72.38
SKBO  First Carnegie MHC of PA (45.0)     2,300    1,035     1,265   0.36   0.43   10.63      10.63    63.30
WAYN  Wayne Svgs Bks MHC of OH (48.2)     2,486    1,197     1,289   0.73   0.66    9.94       9.94   104.35
WCFB  Wbstr Cty FSB MHC of IA (45.6)      2,114      962     1,152   0.63   0.63   10.75      10.75    45.93


                                         Share      Gross     Net Incr.    Net Incr.            Core   Book    Tangible
                                         Price     Procds(1)  Capital(2)   Income(3)     EPS    EPS    Value     Book     Assets
                                         ------    ------     -------      --------      ----   ----   -----   --------   ------
                                          ($)       (000)      (000)        (000)        ($)     ($)    ($)       ($)      ($)
Publicly-Traded MHC Institutions
--------------------------------
ALLB  Alliance Bank MHC of PA (19.9)      15.25     40,001      34,401         1,053      0.93   0.93   19.56      19.56    95.29
BCSB  Bankcorp MHC of MD (38.6)           10.44     39,213      33,723         1,033      0.53   0.53   12.79      12.79    50.25
BRKL  Brookline Bncp MHC of MA (47.0)     10.88    167,770     144,282         4,418      0.62   0.62   14.29      14.29    33.05
FFFL  Fidelity Bcsh MHC of FL (47.9))     24.00     85,008      73,107         2,239      1.48   1.25   24.03      23.65   226.62
GBNK  Gaston Fed Bncp MHC of NC (47.0)    11.25     26,820      23,065           706      0.49   0.46   14.27      14.27    50.19
HARS  Harris Fin. MHC of PA (24.9)        13.88    354,259     304,663         9,329      0.81   0.71   14.53      13.99    77.44
JXSB  Jcksnville SB, MHC of IL (45.6)     15.25     15,845      13,626           417      0.74   0.55   16.52      16.52    96.10
LFED  Leeds Fed Bksr MHC of MD (36.3)     15.75     51,959      44,685         1,368      0.92   0.92   18.14      18.14    66.32
LIBB  Liberty Bancorp MHC of NJ (47)      10.19     21,063      18,114           555      0.54   0.52   13.23      13.23    70.10
NBCP  Niagara Bancorp of NY MHC (45.4)    11.25    182,858     157,257         4,815      0.64   0.62   13.59      13.59    48.84
NWSB  Northwest Bcrp MHC of PA (30.8)     10.88    352,545     303,188         9,284      0.66   0.64   11.12      10.65    60.85
PBCT  Peoples Bank, MHC of CT (41.2)      23.19    846,365     727,874        22,288      1.95   1.18   24.72      22.87   153.33
PBHC  Pathfinder BC MHC of NY (45.2)      13.25     20,564      17,685           542      0.71   0.62   14.57      13.35    76.22
PHSB  Ppls Home SB, MHC of PA (45.0)      14.75     22,391      19,256           590      0.84   0.79   17.39      17.39    89.13
PLSK  Pulaski SB, MHC of NJ (47.0)        13.00     14,534      12,499           383      0.65   0.69   16.46      16.46    95.01
SBFL  SB Fngr Lakes MHC of NY (33.1)      14.50     34,655      29,803           913      0.54   0.48   14.47      14.47    80.73
SKBO  First Carnegie MHC of PA (45.0)     11.00     13,915      11,967           366      0.52   0.59   15.83      15.83    68.50
WAYN  Wayne Svgs Bks MHC of OH (48.2)     21.25     27,391      23,556           721      1.02   0.95   19.42      19.42   113.83
WCFB  Wbstr Cty FSB MHC of IA (45.6)      15.25     17,568      15,108           463      0.85   0.85   17.90      17.90    53.08

(1) Gross proceeds calculated as stock price multiplied by the number of shares owned by the mutual holding company (i.e., non-public shares).
(2) Net increase in capital reflects gross proceeds less offering expenses, contra-equity account for leveraged ESOP and deferred compensation account for restricted stock plan:
        Offering expense percent                2.00
        ESOP percent purchase                   8.00
        Recognition plan percent                4.00
(3) Net increase in earnings reflects after-tax reinvestment income (assumes ESOP and recognition plan do not generate reinvestment income), less after-tax ESOP amortization and recognition plan vesting:
        After-tax reinvestment                  4.29
        ESOP loan term (years)                    10
        Recog. plan vesting (yrs)                  5
        Effective tax rate                     34.00

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.26

expenses. The assumptions utilized in the pro forma analysis in calculating the Bank's full conversion value are described more fully below.

     . Conversion Expenses.  Have been assumed to equal 3 percent of the
       -------------------
       offering amount pursuant to a standard conversion offering. This assumption approximates the average for standard conversion offerings completed in 1998 to date in the range of the size of the Bank's offering pursuant to a full stock conversion.

     . Effective Tax Rate.  The Bank, in consultation with its outside
       ------------------
       auditors, has determined the marginal effective tax rate on the net reinvestment benefit of the conversion proceeds to be 40 percent based on the statutory Federal and state tax rate.

     . Reinvestment Rate.  The pro forma section in the prospectus incorporates
       -----------------
       a 5.37 percent reinvestment rate, equivalent to the one year U.S. Treasury rate prevailing as of June 30, 1998. This calculated rate is reasonably similar to the blended reinvestment rate in the first 12 months of the business plan post-conversion, reflecting the current anticipated use of conversion proceeds, incorporating a flat to declining interest rate scenario and the estimated impact of deposit withdrawals to fund stock purchases.

     . Stock Benefit Plans.  The assumptions for the stock benefit plans, i.e.,
       -------------------
       the Employee Stock Ownership Plan ("ESOP") and Recognition Plan ("Recognition Plan"), are consistent with the structure as approved by the Bank's Board and the disclosure in the pro forma section of the prospectus. Specifically, the ESOP is assumed to purchase 8 percent of the stock in conversion at the initial public offering price, with the Holding Company funded ESOP loan amortized on a straight-line basis over 10 years. The Recognition Plan is assumed to purchase 4 percent of the stock in the aftermarket at a price equivalent to the initial public offering price (we also considered the impact of the issuance of Recognition Plan shares from authorized but unissued shares at a price equivalent to the initial public offering price), with the Recognition Plan cost expensed on a straight line basis in conjunction with the 5 year vesting schedule.

     . Capitalization of the MHC.  Pursuant to the proposed transaction
       -------------------------
       structure, the MHC will be capitalized with $100,000 of cash.

     In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

RP Financial, LC.
Page 4.27

     RP Financial's valuation placed an emphasis on the following:

     . P/E Approach.  The P/E approach is generally the best indicator of
       ------------
       long-term value for a stock. Given the similarities between the Bank's and the Peer Group's earnings composition and overall financial condition, the P/E approach was carefully considered in this valuation. At the same time, since reported earnings for the Bank and the Peer Group included certain unusual operating items, we also made adjustments to earnings to arrive at a core earnings estimate and the resulting price/core earnings ratio.

     . P/B Approach.  P/B ratios have generally served as a useful benchmark in
       ------------
       the valuation of thrift stocks, with the greater determinant of long term value being earnings. RP Financial considered the P/B approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions (many of the recent conversions have reported less meaningful P/E ratios).

     . P/A Approach.  P/A ratios are generally a less reliable indicator of
       ------------
       market value, as investors do not place significant weight on the size of total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings, which have received greater weight in our valuation analysis. Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, the high P/A ratios may limit the investment community's willingness to pay market multiples for earnings or book value when ROE is expected to be low.

     The Bank has adopted Statement of Position ("SOP") 93-6, which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of the adoption of SOP 93-6 in the valuation.

     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, RP Financial concluded that the pro forma market value of a full conversion offering was $65,000,000 at the midpoint, equal to 6,500,000 shares issued at a per share value of $10.00 for the public shares. Pursuant to conversion guidelines, the 15 percent offering range indicates a minimum value of $55,250,000, and a maximum value of

RP Financial, LC.
Page 4.28

$74,750,000. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to an offering of 5,525,000 shares at the minimum to 7,475,000 shares at the maximum. In the event that the appraised value is subject to an increase, up to 8,596,250 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $85,962,500, without a resolicitation.

     1.  Price-to-Book ("P/B"). The application of the P/B valuation method
         ---------------------
requires calculating the Bank's pro forma market value by applying a valuation P/B ratio (fully converted basis) to Provident's pro forma book value (fully converted basis). In applying the P/B approach, we also considered tangible book value (i.e., book value net of goodwill and other intangible assets) because historically the market has not generally given credit to an institution for intangible assets.

     Since the valuation has been discounted to reflect financial condition and earnings, which are the relevant adjustments applicable to the P/B approach, valuation discounts of 31.5 and 30.2 percent has been applied to the reported and tangible P/B ratio (fully converted basis) for Provident at the midpoint versus the Peer Group average. At the midpoint value, Provident exhibited pro forma reported and tangible P/B ratios (fully converted basis) equaled 59.56 percent and 61.88 percent, respectively, compared to the Peer Group's average reported and tangible P/B ratios (fully converted basis) of 88.69 (see Table 4.5). RP Financial considered these discounts to be appropriate in light of the downward adjustments indicated above and, particularly, the current weak market for thrift stocks and new issues in particular, as well as the pricing ratios at the upper end of the range of value (for example, the pro forma supermaximum P/TB ratio of 69.97 percent reflects a discount of 21.10 percent).

     2.  Price-to-Earnings ("P/E").  The application of the P/E valuation method
         -------------------------
requires calculating the Bank's pro forma market value by applying a valuation P/E multiple (fully converted basis) to the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Bank's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. Provident's reported earnings were $4,578,000 for the

RP FINANCIAL, L.C.
--------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                   Table 4.5
       MHC INSTITUTIONS -- IMPLIED PRICING RATIOS FULL CONVERSION BASIS
                      Provident Bank and the Comparables
                            As of September 4, 1998

                                                        Fully Converted
                                                         Implied Value          Per Share (8)
                                                        ----------------  -----------------
                                                                 Implied  Core       Book         Pricing Ratios(3)
                                                        Price/    Market  2-Mth      Value/  ------------------------------------
                                                        Share(1)  Val(8)  PS (2)     Share    P/E     P/B      P/A   P/TB   PCORE
                                                        ----------------  -----------------  ------------------------------------
                                                          ($)     ($Mil)   ($)        ($)     (X)      (%)   (%)    (%)     (x)
Provident Bank
--------------
 Superrange                                             10.00    85.96    0.71       14.77   14.08   67.72   11.43  69.97   14.08
 Range Maximum                                          10.00    74.75    0.79       15.71   12.65   63.66   10.07  65.96   12.65
 Range Midpoint                                         10.00    65.00    0.88       16.79   11.34   59.56    8.85  61.88   11.34
 Range Minimum                                          10.00    55.25    1.01       18.25    9.94   54.79    7.61  57.11    9.94


SAIF-Insured Thrifts(7)
-----------------------
 Averages                                               16.07   135.28    0.89       13.33   17.48  126.92   16.12 131.27   18.12
 Medians                                                ---      ---      ---        ---     16.65  113.70   15.20 117.62   17.59

All Non-MHC State of NY(7)
--------------------------
 Averages                                               16.36   301.06    1.00       15.82   17.70  101.29   13.61 112.64   18.93
 Medians                                                ---     ---       ---        ---     16.22  109.00   15.74 112.87   17.49

Publicly-Traded MHC Institutions,
---------------------------------
Full Conversion Basis
----------------------
 Averages                                               14.48   203.44    0.73       16.46   18.71   87.35   18.94  88.69   19.66
 Medians                                                ---     ---       ---        ---     17.94   85.20   17.88  85.20   19.02

Publicly-Traded MHC Institutions,
---------------------------------
 Full Conversion Basis
----------------------
ALLB     Alliance Bank MHC of PA    (19.9)              15.25     49.91   0.93       19.56   16.40   77.97   16.00  77.97   16.40
BCSB     BCSB Bankcorp MHC of MD    (38.6)              10.44     63.86   0.53       12.79   19.70   81.63   20.78  81.63   19.70
BRKL     Brookline Bncp MHC of MA   (47.0)              10.88    316.55   0.62       14.29   17.55   76.14   32.92  76.14   17.55
FFFL     Fidelity Bcsh MHC of FL    (47.9)              24.00    163.25   1.25       24.03   16.22   99.88   10.59 101.48   19.20
SKBO     First Carnegie MHC of PA   (45.0)              11.00     25.30   0.59       15.83   21.15   69.49   16.06  69.49   18.64
GBNK     Gaston Fed Bncp MHC of NC  (47.0)              11.25     50.59   0.46       14.27   22.96   78.84   22.41  78.84   24.46
HARS     Harris Fin. MHC of PA      (24.9)              13.88    471.43   0.71       14.53   17.14   95.53   17.92  99.21   19.55
JXSB     Jcksnville SB, MHC of IL   (45.6)              15.25     29.10   0.55       16.52   20.61   92.31   15.87  92.31   27.73
LFED     Leeds Fed Bksr MHC of MD   (36.3)              15.75     81.62   0.92       18.14   17.12   86.82   23.75  86.82   17.12
LIBB     Liberty Bancorp MHC of NJ  (47)                10.19     39.75   0.52       13.23   18.87   77.02   14.54  77.02   19.60
NBCP     Niagra Bancorp of NY MHC   (45.4)              11.25    334.76   0.62       13.59   17.58   82.78   23.03  82.78   18.15
NWSB     Northwest Bcrp MHC of PA   (30.8)              10.88    509.63   0.64       11.12   16.48   97.84   17.88 102.16   17.00
PBHC     Pathfinder BC MHC of NY    (45.2)              13.25     37.51   0.62       14.57   18.66   90.94   17.38  99.25   21.37
PBCT     Peoples Bank, MHC of CT    (41.2)              23.19   1487.17   1.18       24.72   11.89   93.81   15.12 101.40   19.65
PHSB     Ppls Home SB, MHC of PA    (45.0)              14.75     40.71   0.79       17.39   17.56   84.82   16.55  84.82   18.67
PLSK     Pulaski SB, MHC of NJ      (47.0)              13.00     27.40   0.69       16.46   20.00   78.98   13.68  78.98   18.84
SBFL     SB Fngr Lakes MHC of NY    (33.1)              14.50     51.77   0.48       14.47   26.85  100.21   17.96 100.21     NM
WAYN     Wayne Svgs Bks MHC of OH   (48.2)              21.25     52.83   0.95       19.42   20.83  109.42   18.67 109.42   22.37
WCFB     Wbstr Cty FSB MHC of IA    (45.6)              15.25     32.24   0.85       17.90   17.94   85.20   28.73  85.20   17.94


                                                        --------------------------  -----------------------------------------------
                                                        Amount/            Payout   Total   Equity/   NPAs/   Reported    Core
                                                                                                             ----------  ----------
                                                         Share    Yield   Ratio(5)  Assets  Assets   Assets   ROA  ROE    ROA  ROE
                                                        --------------------------  ------------------------------------------------
                                                          ($)      (%)      (%)     ($M11)    (%)     (%)    (%)    (%)   (%)   (%)

Provident Bank
--------------
 Superrange                                              0.00      0.00     0.00     752     16.88   0.81    0.81  4.81  0.81  4.81
 Range Maximum                                           0.00      0.00     0.00     743     15.81   0.82    0.80  5.03  0.80  5.03
 Range Midpoint                                          0.00      0.00     0.00     734     14.86   0.83    0.78  5.25  0.78  5.25
 Range Minimum                                           0.00      0.00     0.00     726     13.89   0.84    0.77  5.51  0.77  5.51


SAIF-Insured Thrifts(7)
-----------------------
 Averages                                                0.30      1.86    29.37   1,095     13.80   0.63    0.90  7.73  0.86  7.24

 Medians                                                 ---       ---     ---     ---       ---     ---     ---   ---   ---   ---

All Non-MHC State of NY(7)
--------------------------
 Averages                                                0.25      1.26    20.47   2,464     13.66   0.76    0.54  5.11  0.79  6.41
 Medians                                                 ---       ---     ---     ---       ---     ---     ---   ---   ---   ---

Publicly-Traded MHC Institutions,
---------------------------------
 Full Conversion Basis
----------------------
 Averages                                                0.27      1.65    30.31   1,180     22.13   0.52    1.08  5.04  1.01  4.62
 Medians                                                 ---       ---     ---     ---       ---     ---     ---   ---   ---   ---

Publicly-Traded MHC Institutions,
---------------------------------
 Full Conversion Basis
----------------------
ALLB     Alliance Bank MHC of PA    (19.9)               0.00      0.00    0.00      312     20.53   1.06    1.03  4.80  1.03  4.80
BCSB     BCSB Bankcorp MHC of MD    (38.6)               0.00      0.00    0.00      307     25.45    NA     1.05  4.14  1.05  4.14
BRKL     Brookline Bncp MHC of MA   (47.0)               0.20      1.84   32.26      962     43.24   0.60    2.11  6.04  2.11  6.04
FFFL     Fidelity Bcsh MHC of FL    (47.9)               1.00      4.17     NM     1,541     10.60   0.27    0.78  6.28  0.66  5.31
SKBO     First Carnegie MHC of PA   (45.0)               0.30      2.73   50.85      158     23.11   0.59    0.76  3.28  0.86  3.72
GBNK     Gaston Fed Bncp MHC of NC  (47.0)               0.20      1.78   43.48      226     28.43   0.50    0.97  4.58  0.91  4.30
HARS     Harris Fin. MHC of PA      (24.9)               0.22      1.59   30.99    2,630     18.76   0.66    1.10  5.70  0.97  5.00
JXSB     Jcksnville SB, MHC of IL   (45.6)               0.30      1.97   54.55      183     17.19   0.68    0.78  4.54  0.58  3.37
LFED     Leeds Fed Bksr MHC of MD   (36.3)               0.56      3.56   60.87      344     27.35   0.03    1.43  5.17  1.43  5.17
LIBB     Liberty Bancorp MHC of NJ  (47)                 0.00      0.00    0.00      273     18.87   0.35    0.77  4.08  0.74  3.93
NBCP     Niagra Bancorp of NY MHC   (45.4)               0.00      0.00    0.00    1,453     27.83   0.29    1.31  4.71  1.27  4.56
NWSB     Northwest Bcrp MHC of PA   (30.8)               0.16      1.47   25.00    2,850     18.27   0.50    1.20  6.05  1.16  5.87
PBHC     Pathfinder BC MHC of NY    (45.2)               0.20      1.51   32.26      216     19.12   1.30    0.95  4.93  0.83  4.30
PBCT     Peoples Bank, MHC of CT    (41.2)               0.84      3.62   71.19    9,833     16.12   0.70    1.37  8.43  0.83  5.10
PHSB     Ppls Home SB, MHC of PA    (45.0)               0.28      1.90   35.44      246     19.51   0.32    0.98  5.09  0.92  4.79
PLSK     Pulaski SB, MHC of NJ      (47.0)               0.30      2.31   43.48      200     17.32   0.63    0.70  4.01  0.74  4.25
SBFL     SB Fngr Lakes MHC of NY    (33.1)               0.00      0.00    0.00      288     17.92   0.32    0.71  3.76  0.63  3.34
WAYN     Wayne Svgs Bks MHC of OH   (48.2)               0.62      2.92   65.26      283     17.06   0.49    1.91  5.32  0.85  4.95
WCFB     Wbstr Cty FSB MHC of IA    (45.6)               0.00      0.00    0.00      112     33.72   0.07    1.63  4.79  1.63  4.79


(1) Current stock price of minority stock. Average of High/Low or Bid/Ask price per share.
(2) EPS (estimated core earnings) is based on reported trailing twelve month data, adjusted to omit non-operating gains and losses (including the SAIF assessment) on a tax effecte basis. Public MHC data reflects additional earnings from reinvestment of proceeds of second step conversion.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings. Ratios are pro forma assuming a second step conversion to full stock form.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings (earnings adjusted to reflect second step conversion).
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Figures estimated by RP Financial to reflect a second step conversion of the MHC to full stock form.

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.30

twelve months ended June 30, 1998, all of which were determined to be from recurring earnings sources (see Table 1.1).

     Based on Provident's trailing twelve month core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Bank's pro forma P/E multiple (fully converted basis) at the $65,000,000 midpoint value was
11.34 times, which is at a discount of 42.3 percent relative to the Peer Group average (fully converted basis) of 19.66 times core earnings. At the supermaximum of the range, the Bank's core P/E multiple is discounted by 28.4 percent relative to the Peer Group average.

     3.  Price-to-Assets ("P/A").  The P/A valuation methodology determines
         -----------------------
market value by applying a valuation P/A ratio (fully converted basis) to the Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Provident's full conversion value equaled 8.85 percent (fully converted basis) of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio (fully converted basis) of 18.94 percent, which implies a 53.3 percent discount being applied to the Bank's pro forma P/A ratio (fully converted basis).

                          *  *  *  *  *  *  *  *  *  *

Valuation Conclusion
--------------------

     Based on the foregoing, it is our opinion that, as of September 4, 1998, the estimated aggregate pro forma market value of the offering shares in a full stock conversion was $65,000,000 at the midpoint, equal to 6,500,000 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15 percent offering range indicates a minimum offering value of $55,250,000, and a maximum offering value of $74,750,000. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to an offering of 5,525,000 shares at the minimum to 7,475,000 shares at the maximum. In the event that the appraised value is subject to an increase, up to 8,596,250 shares may be sold in the offering at an

RP Financial, LC.
Page 4.31

issue price of $10.00 per share, for an aggregate market value of $85,962,500, without a resolicitation.

     The Board of Directors has established a public offering range such that the public ownership of the Holding Company will constitute a 46.62 percent ownership interest. Accordingly, the offering range to the public of the minority stock will range from $25,755,000 at the minimum, to $30,300,000 at the midpoint, $34,845,000 at the maximum and $40,071,750 at the supermaximum of the valuation range, all based on a $10.00 per share offering price. The pro forma valuation calculations relative to the Peer Group (fully converted basis) are shown in Table 4.5 and are detailed in Exhibit IV-6 and Exhibit IV-7; the pro forma valuation calculations relative to the Peer Group based on reported financials are shown in Table 4.6 and are detailed in Exhibits IV-10 and IV-11.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Table 4.6
                             Public Market Pricing
                      Provident Bank and the Comparables
                            As of September 4, 1998


                                             Market       Per Share Data
                                         Capitalization   --------------             Pricing Ratios(3)
                                        ----------------   Core    Book   ___________________________________
                                         Price/   Market  12-Mth  Value/
                                        Share(1)  Value   EPS(2)  Share    P/E    P/B    P/A    P/TB   P/CORE
                                        --------  ------  ------  ------  -----  -----  -----  ------  ------
                                          ($)     ($Mil)   ($)     ($)      (X)   (%)    (%)     (%)     (X)
Provident Bank
--------------
 Superrange                              10.00    85.96    0.62    10.22  16.25   97.80  12.05 102.58   16.25
 Range Maximum                           10.00    74.75    0.69    11.14  14.40   89.74  10.55  94.38   14.40
 Range Midpoint                          10.00    65.00    0.79    12.20  12.73   81.97   9.23  86.43   12.73
 Range Minimum                           10.00    55.25    0.91    13.63  11.00   73.38   7.89  77.60   11.00

SAIF-Insured Thrifts(7)
_______________________
 Averages                                16.07   135.28    0.89    13.33  17.48  126.92  16.12 131.27   18.12
 Medians                                   ---      ---     ---      ---  16.65  113.70  15.20 117.62   17.59

All Non-MHC State of PA(7)
__________________________
 Averages                                19.64   465.68    1.22    16.10  17.57  114.78  16.00 128.49   18.62
 Medians                                   ---      ---     ---      ---  16.22  109.00  15.74 112.87   17.49

Comparable Group Averages
_________________________
 Averages                                14.48    80.56    0.51     9.17  24.62  162.73  21.11 168.72   25.52
 Medians                                   ---      ---     ---      ---  24.60  159.25  20.01 162.58   25.43

 Comparable Group
 ________________

 ALLB  Alliance Bank MHC of PA (19.9)    15.25     9.91    0.61     9.05  25.00  168.51  17.99 168.51   25.00
 BCSB  BCSB Bankcorp MHC of MD (38.6)    10.44    24.65    0.36     7.28  29.00  143.41  23.33 143.41   29.00
 BRKL  Brookline Bncp MHC of MA(47.0)    10.88   148.78    0.47     9.33  23.15  116.61  38.73 116.61   23.15
 FFFL  Fidelity Bcsh MHC of FL (47.9)    24.00    78.24    0.92    13.28  20.87  180.72  11.12 186.05   26.09
 SKBO  First Carnegie MHC of PA(45.0)    11.00    11.39    0.43    10.63    NM   103.48  17.38 103.48   25.58
 GBNK  Gaston Fed Bncp MHC of NC(47.0    11.25    23.77    0.30     9.14    NM   123.09  24.97 123.09     NM
 HARS  Harris Fin. MHC of PA (24.9)      13.88   117.17    0.44     5.56  25.70  249.64  20.27 276.49     NM
 JXSB  Jcksnville SB,MHC of IL (45.6)    15.25    13.25    0.33     9.38  29.33  162.58  17.14 162.58     NM
 LFED  Leeds Fed Bksr MHC of MD (36.3    15.75    29.66    0.66     9.52  23.86  165.44  27.30 165.44   23.86
 LIBB  Liberty Bancorp MHC of NJ (47)    10.19    18.69    0.38     8.59  25.48  118.63  15.57 118.63   26.82
 NBCP  Niagara Bancorp of NY MHC(45.4    11.25   151.90    0.46     8.31  23.44  135.38  25.83 135.38   24.46
 NWSB  Northwest Bcrp MHC of PA (30.8    10.88   157.09    0.44     4.65  23.65  233.98  20.01 260.29   24.73
 PBHC  Pathfinder BC MHC of NY (45.2)    13.25    16.95    0.43     8.32  25.48  159.25  18.94 186.62     NM
 PBCT  Peoples Bank, MHC of CT (41.2)    23.19   640.81    0.83    13.37  14.49  173.45  16.33 201.30   27.94
 PHSB  Ppls Home SB, MHC of PA (45.0)    14.75    18.32    0.58    10.41  23.41  141.69  17.95 141.69   25.43
 PLSK  Pulaski SB, MHC of NJ (47.0)      13.00    12.87    0.51    10.53  27.66  123.46  14.59 123.46   25.49
 SBFL  SB Fngr Lakes MHC of NY (33.1)    14.50    17.11    0.22     6.12    NM   236.93  20.03 236.93     NM
 WAYN  Wayne Svgs Bks MHC of OH (48.2    21.25    25.44    0.66     9.94  29.11  213.78  20.36 213.78     NM
 WCFB  Wbstr Cty FSB MHC of IA (45.6)    15.25    14.67    0.63    10.75  24.21  141.86  33.20 141.86   24.21

                                                 Dividends(4)                    Financial Characteristics(6)
                                         _________________________  _____________________________________________________
                                                                                               Reported          Core
                                         Amount/           Payout   Total   Equity/   NPAs/  ____________  ______________
                                          Share   Yield   Ratio(5)  Assets  Assets   Assets   ROA    ROE     ROA     ROE
                                         -------  ------  --------  ------  -------  ------  -----  -----  ------  ------
                                           ($)     (%)      (%)     ($Mil)     (%)     (%)    (%)    (%)     (%)     (%)
                                         -------  ------  --------  ------  -------  ------  -----  -----  ------  ------
Provident Bank
--------------
 Superrange                                0.00    0.00      0.00      713   12.33     0.86   0.74   6.02    0.74    6.02
 Range Maximum                             0.00    0.00      0.00      709   11.76     0.86   0.73   6.23    0.73    6.23
 Range Midpoint                            0.00    0.00      0.00      705   11.25     0.87   0.72   6.44    0.72    6.44
 Range Minimum                             0.00    0.00      0.00      701   10.75     0.87   0.72   6.67    0.72    6.67

SAIF-Insured Thrifts(7)
_______________________
 Averages                                  0.30    1.86     29.37    1,095   13.80     0.63   0.90   7.73    0.86    7.24
 Medians                                    ---     ---       ---      ---     ---      ---    ---    ---     ---     ---

All Non-MHC State of PA(7)
__________________________

 Averages                                  0.40    1.77     30.71    3,090   14.00     0.72   0.79   6.85    0.96    7.46
 Medians                                    ---     ---       ---      ---     ---      ---    ---    ---     ---     ---

Comparable Group Averages
_________________________
 Averages                                  0.27    1.65     12.62    1,074   14.03     0.52   0.87   6.96    0.79    6.11
 Medians                                    ---     ---       ---      ---     ---      ---    ---    ---     ---     ---

 Comparable Group
 ________________

 ALLB  Alliance Bank MHC of PA (19.9)      0.00    0.00      0.00      277   10.67     1.06   0.77   6.87    0.77    6.87
 BCSB  BCSB Bankcorp MHC of MD (38.6)      0.00    0.00      0.00      274   16.27      NA    0.80   4.95    0.80    4.95
 BRKL  Brookline Bncp MHC of MA(47.0)      0.20    1.84     20.00      817   33.21     0.60   1.92   8.85    1.92    8.85
 FFFL  Fidelity Bcsh MHC of FL (47.9)      1.00    4.17       NM     1,468    6.15     0.27   0.65   8.98    0.52    7.18
 SKBO  First Carnegie MHC of PA(45.0)      0.30    2.73     31.40      146   16.79     0.59   0.57   3.37    0.68    4.03
 GBNK  Gaston Fed Bncp MHC of NC(47.0      0.20    1.78     31.32      203   20.28     0.50   0.73   5.92    0.66    5.39
 HARS  Harris Fin. MHC of PA (24.9)        0.22    1.59     12.43    2,326    8.12     0.66   0.84  10.33    0.68    8.41
 JXSB  Jcksnville SB,MHC of IL (45.6)      0.30    1.97       NM       170   10.54     0.68   0.59   5.68    0.38    3.60
 LFED  Leeds Fed Bksr MHC of MD (36.3      0.56    3.56       NM       299   16.50     0.03   1.18   7.20    1.18    7.20
 LIBB  Liberty Bancorp MHC of NJ (47)      0.00    0.00      0.00      255   13.12     0.35   0.61   4.66    0.58    4.42
 NBCP  Niagara Bancorp of NY MHC(45.4      0.00    0.00      0.00    1,296   19.08     0.29   1.10   5.78    1.06    5.54
 NWSB  Northwest Bcrp MHC of PA (30.8      0.16    1.47     11.21    2,547    8.55     0.50   0.95  10.36    0.90    9.91
 PBHC  Pathfinder BC MHC of NY (45.2)      0.20    1.51     21.01      198   11.89     1.30   0.75   6.37    0.62    5.27
 PBCT  Peoples Bank, MHC of CT (41.2)      0.84    3.62       NM     9,105    9.42     0.70   1.22  13.58    0.63    7.05
 PHSB  Ppls Home SB, MHC of PA (45.0)      0.28    1.90     21.72      227   12.67     0.32   0.80   6.62    0.73    6.09
 PLSK  Pulaski SB, MHC of NJ (47.0)        0.30    2.31     27.63      188   11.82     0.63   0.54   4.57    0.59    4.96
 SBFL  SB Fngr Lakes MHC of NY (33.1)      0.00    0.00      0.00      258    8.46     0.32   0.42   4.65    0.33    3.65
 WAYN  Wayne Svgs Bks MHC of OH (48.2      0.62    2.92       NM       259    9.53     0.49   0.71   7.52    0.64    6.80
 WCFB  Wbstr Cty FSB MHC of IA (45.6)      0.00    0.00      0.00       97   23.41     0.07   1.40   5.95    1.40    5.95


(1) Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets;
    P/TB = Price to Tangible Book; and  P/CORE = Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
                               LIST OF EXHIBITS

 Exhibit
 Number           Description
--------          -----------


   I-1         Provident Bank's Audited Financial Statements

   I-2         Key Operating Ratios

   I-3         Investment Portfolio Composition

   I-4         Yields and Costs

   I-5         Net Portfolio Value Analysis

   I-6         Loan Portfolio Composition

   I-7         Contractual Maturity by Loan Type

   I-8         Fixed Rate and Adjustable Rate Loans

   I-9         Loan Originations, Purchases, and Sales

   I-10        Non-Performing Assets

   I-11        Loan Loss Allowance Activity

   I-12        Deposit Composition

   I-13        Time Deposit Rate/Maturity

   I-14        Borrowed Funds



   II-1        List of Branch Offices

   II-2        Historical Interest Rates

                               LIST OF EXHIBITS
                                  (continued)

 Exhibit
 Number           Description
--------          -----------


   III-1       General Characteristics of Publicly-Traded Institutions



   IV-1        Stock Prices:  September 4, 1998

   IV-2        Historical Stock Price Indices

   IV-3        Historical Thrift Stock Indices

   IV-4        Market Area Acquisition Activity

   IV-5        Directors and Senior Management Summary Resumes

   IV-6        Pro Forma Analysis Sheet:  Fully-Converted Basis

   IV-7        Pro Forma Effect of Conversion Proceeds:  Fully-Converted Basis

   IV-8        Peer Group Core Earnings Analysis

   IV-9        Pro Forma Regulatory Capital Ratios

   IV-10       Pro Forma Analysis Sheet:  Minority Stock Offering

   IV-11       Pro Forma Effects:  Minority Stock Offering



   V-1         Firm Qualifications Statement

                                  EXHIBIT I-1

                                Provident Bank
                         Audited Financial Statements


                          [Incorporated by Reference]

                                  EXHIBIT I-2

                                Provident Bank
                             Key Operating Ratios

                                  Exhibit I-2
                                Provident Bank
                             Key Operating Ratios

                                                AT OR FOR THE
                                                NINE MONTHS
                                                ENDED JUNE 30,      AT OR FOR THE YEARS ENDED SEPTEMBER 30,
                                               --------------    -------------------------------------------
                                                1998     1997      1997    1996     1995      1994    1993
                                                ----     -----    ------  ------   ------    ------  ------

SELECTED FINANCIAL RATIOS AND OTHER DATA:
PERFORMANCE RATIOS (3):
Return on assets (ratio of net income to
 average total assets) (2)(4)...............    0.70%    0.73%    0.72%    0.36%    0.96%    1.01%    1.15%
Return on equity (ratio of net income
 to average equity) (2)(4)..................    8.72     9.72     9.51     4.60    11.77    13.37    17.54
Average interest rate spread (4)(5).........    3.80     3.95     3.92     3.88     4.15     4.19     4.06
Net interest margin (4) (6).................    4.30     4.37     4.36     4.30     4.53     4.46     4.35
Efficiency ratio (7)........................   69.74    69.36    70.83    73.53    63.43    59.32    55.64
Non-interest expense to average total
 assets (4) (8).............................    3.19     3.20     3.24     3.91     3.06     2.83     2.62
Average interest-earning assets to average
interest-bearing liabilities................  114.95   112.75   113.07   112.60   112.38   110.86   109.35

ASSET QUALITY RATIOS:
Non-performing assets to total assets.......    0.90     0.67     0.75     1.21     1.29     0.94     1.17
Non-performing loans to total loans.........    1.30     0.89     1.16     1.72     1.99     1.19     1.46
Allowance for loan losses to
 non-performing loans.......................   79.27   112.08    80.80    52.87    52.59    75.55    59.49
Allowance for loan losses to total loans
 receivable, net............................    1.03     1.00     0.93     0.91     1.05     0.90     0.87

CAPITAL RATIOS:
Equity to total assets at end of period.....    7.93     7.66     7.77     7.18     8.32     8.02     7.18
Average equity to average assets............    8.05     7.51     7.59     7.83     8.17     7.53     6.56

OTHER DATA:
Number of full-service offices..............      11       11       11       11        9        9        9

_______________________________
 (1) The Bank has classified its securities as "held to maturity" or "available for sale" since October 1, 1994, when it adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Prior thereto, substantially all securities were classified as "held for investment."
 (2) The SAIF special assessment in fiscal 1996 represents the Bank's share of an assessment imposed on all financial institutions with deposits insured by the Savings Association Insurance Fund (the "SAIF"). On an after-tax basis, the special assessment reduced net income for fiscal 1996 by approximately $2.0 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Comparison of Operating Results for the Years Ended September 30, 1997 and 1996" and Note 8 of the Notes to Consolidated Financial Statements.
 (3)  Ratios for the nine-month periods have been annualized.
 (4)  Ratio is based on average monthly balances during the indicated periods.
 (5) The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
 (6) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
 (7) The efficiency ratio represents non-interest expense (other than the SAIF special assessment in fiscal 1996) divided by the sum of net interest income and non-interest income.
 (8) Excluding the SAIF special assessment, the ratio of non-interest expense to average total assets for fiscal 1996 was 3.34%.

                                  EXHIBIT I-3

                                Provident Bank
                       Investment Portfolio Composition

                                  Exhibit I-3
                                Provident Bank
                       Investment Portfolio Composition


                                                                                   SEPTEMBER 30,
                                                             --------------------------------------------------------
                                          JUNE 30, 1998            1997                1996                1995
                                         ----------------    ----------------    ----------------    ----------------
                                        AMORTIZED  FAIR     AMORTIZED  FAIR     AMORTIZED  FAIR     AMORTIZED  FAIR
                                           COST    VALUE      COST     VALUE      COST     VALUE       COST    VALUE
                                         -------  -------    -------  -------    -------  -------    -------  -------
                                                                    (DOLLARS IN THOUSANDS)

SECURITIES HELD TO MATURITY:
  U.S. Government securities...........  $ 8,979  $ 8,975    $ 8,952  $ 8,913    $13,888  $13,763    $23,945  $23,774
  Federal agency obligations...........   10,507   10,493     12,521   12,457      7,514    7,307     13,506   13,521
  Municipal and other securities.......      711      711        722      721        736      730        469      469
                                         -------  -------    -------  -------    -------  -------    -------  -------
      Total investment securities held
           to maturity.................   20,197   20,179     22,195   22,091     22,138   21,800     37,920   37,764
                                         -------  -------    -------  -------    -------  -------    -------  -------
SECURITIES AVAILABLE FOR SALE:
  U.S. Government securities...........   27,227   27,372     27,273   27,387     24,185   24,046      7,123    7,144
  Federal agency obligations...........   17,029   17,003     15,993   15,948     16,976   16,814      9,974   10,166
  Corporate debt securities............    1,998    1,996      3,007    3,005      4,037    4,033      4,078    4,045
  Equity securities....................    2,017    2,258      2,017    2,177      2,017    2,420         17      101
                                         -------  -------    -------  -------    -------  -------    -------  -------
      Total investment securities
           available for sale..........   48,271   48,629     48,290   48,517     47,215   47,313     21,192   21,456
                                         -------  -------    -------  -------    -------  -------    -------  -------
      Total investment securities......  $68,468  $68,808    $70,485  $70,608    $69,353  $69,113    $59,112  $59,220
                                         =======  =======    =======  =======    =======  =======    =======  =======


Weighted average term to maturity......  2 years            2  years            2  years             2 years


                                  EXHIBIT I-4

                                Provident Bank
                               Yields and Costs

                                  Exhibit 1-4
                                Provident Bank
                               Yields and Costs

                                                                             NINE MONTHS ENDED JUNE 30,
                                                      ------------------------------------------------------------------------
                                 AT JUNE 30, 1998                    1998                                 1997
                             -----------------------  -----------------------------------  -----------------------------------
                                                        AVERAGE                              AVERAGE
                                ACTUAL      AVERAGE   OUTSTANDING               AVERAGE    OUTSTANDING               AVERAGE
                               BALANCE    YIELD/RATE    BALANCE     INTEREST   YIELD/RATE    BALANCE     INTEREST   YIELD/RATE
                             -----------  ----------  -----------  ----------  ----------  -----------  ----------  ----------
                                                                     (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
 Loans receivable (1)......    $440,360      8.22%     $420,683      $25,962      8.25%      $381,695      $24,249      8.49%
 Mortgage-backed
  securities (2)...........     133,109      6.49       138,328        6,748      6.52        146,094        7,118      6.51
 Investment securities (2).      68,826      5.81        63,164        2,806      5.94         70,480        3,223      6.11
 Other.....................       8,690      5.43         4,194          223      7.11          3,457          165      6.38
                               --------                --------      -------                 --------      -------
  Total interest-earning
   assets..................     650,985      7.57       626,369       35,739      7.63        601,726       34,755      7.72
                                                                     -------                               -------
Non-interest-earning assets      28,119                  29,733                                32,675
                               --------                --------                              --------
   Total assets............    $679,104                $656,102                              $634,401
                               ========                ========                              ========

INTEREST-BEARING
 LIABILITIES:
 Savings deposits (3)......    $174,502      2.23      $163,407        2,731      2.23       $162,418        2,713      2.23
 Money market and
    NOW deposits...........     120,405      2.38       112,301        2,016      2.40        108,646        1,992      2.45
 Certificates of deposit...     243,335      5.22       240,210        9,568      5.33        237,175        9,184      5.18
 Borrowings................      25,048      6.13        29,009        1,294      5.96         25,451        1,181      6.20
                               --------                --------      -------                 --------      -------
  Total interest-bearing
    liabilities............     563,290      3.73       544,927       15,609      3.83        533,690       15,070      3.77
                                                                     -------                               -------
Non-interest-bearing
 liabilities...............      61,935                  58,373                                53,041
                               --------                --------                              --------
  Total liabilities........     625,225                 603,300                               586,731
Equity.....................      53,879                  52,802                                47,670
                               --------                --------                              --------
  Total liabilities and
   equity..................    $679,104                $656,102                              $634,401
                               ========                ========                              ========

Net interest income........                                          $20,130                               $19,685
                                                                     =======                               =======
Net interest rate
 spread (4)................                  3.84%                                3.80%                                 3.95%
Net earning assets (5).....      87,695                $ 81,442                              $ 68,036
                               ========                ========                              ========
Net interest margin (6)....                                                       4.30%                                 4.37%
Ratio of interest-earning
 assets to interest-bearing
  liabilities..............      115.57%                 114.95%                               112.75%

                                Provident Bank
                               Yields and Costs

                                                                    YEARS ENDED SEPTEMBER 30,
                             -------------------------------------------------------------------------------------------------------
                                            1997                               1996                               1995
                             ---------------------------------  ---------------------------------  ---------------------------------
                               AVERAGE                            AVERAGE                            AVERAGE
                             OUTSTANDING             AVERAGE    OUTSTANDING             AVERAGE    OUTSTANDING              AVERAGE
                               BALANCE    INTEREST  YIELD/RATE    BALANCE    INTEREST  YIELD/RATE    BALANCE    INTEREST  YIELD/RATE
                             -----------  --------  ----------  -----------  --------  ----------  -----------  --------  ----------
                                                                     (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
 Loans receivable (1)......    $385,355    $32,544     8.45%     $348,155    $29,210     8.39%      $321,727    $26,740      8.31%
 Mortgage-backed
  securities (2)...........     144,252      9,398     6.52       137,772      9,008     6.54        102,314      6,687      6.54
 Investment securities (2).      71,826      4,385     6.11        66,554      4,020     6.04         56,821      3,309      5.82
 Other.....................       3,526        228     6.47         5,681        328     5.77          4,101        294      7.17
                               --------    -------               --------    -------                --------    -------
  Total interest-earning
   assets..................     604,959     46,555     7.70       558,162     42,566     7.63        484,963     37,030      7.64
                                           -------                           -------                            -------
Non-interest-earning assets      31,861                            24,009                             14,541
                               --------                          --------                           --------
  Total assets.............    $636,820                          $582,171                           $499,504
                               ========                          ========                           ========

INTEREST-BEARING
 LIABILITIES:
 Savings deposits (3)......    $164,726      3,670     2.23      $161,215      3,592     2.23       $167,910      3,741      2.23
 Money market and
  NOW deposits.............     109,289      2,675     2.45        99,344      2,480     2.50         83,763      2,136      2.55
 Certificates of deposit...     237,262     12,347     5.20       212,476     11,041     5.20        170,737      8,563      5.02
 Borrowings................      23,730      1,487     6.27        22,686      1,472     6.49          9,139        624      6.83
                               --------    -------               --------    -------                --------    -------
  Total interest-bearing
   liabilities.............     535,007     20,179     3.78       495,721     18,585     3.75        431,549     15,064      3.49
                                           -------                           -------                            -------
Non-interest-bearing
 liabilities...............      53,489                            40,880                             27,150
                               --------                          --------                           --------
  Total liabilities........     588,496                           536,601                            458,699
Equity.....................      48,324                            45,570                             40,805
                               --------                          --------                           --------
  Total liabilities and
   equity..................    $636,820                          $582,171                           $499,504
                               ========                          ========                           ========

Net interest income........                $26,376                           $23,981                            $21,966
                                           =======                           =======                            =======
Net interest rate
 spread (4)................                            3.92%                             3.88%                               4.15%
Net earning assets (5).....    $ 69,952                          $ 62,441                           $ 53,414
                               ========                          ========                           ========
Net interest margin (6)....                            4.36%                             4.30%                               4.53%
Ratio of interest-earning
 assets to interest-bearing
  liabilities..............      113.07%                           112.60%                            112.38%

---------------
(1) Balances include the effect of net deferred loan origination fees and costs, loans in process and the allowance for loan losses.
(2)  Average outstanding balances are based on amortized cost.
(3)  Includes club accounts and interest-bearing mortgage escrow balances.
(4) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5) Net earning assets represents total interest-earning assets less total interest-bearing liabilities.
(6) Net interest margin represents net interest income divided by average total interest-earning assets.

                                  EXHIBIT I-5

                                Provident Bank
                         Net Portfolio Value Analysis

                                  Exhibit I-5
                                Provident Bank
                         Net Portfolio Value Analysis

                                                            NPV                                    Net Interest Income
                                      ---------------------------------------------   ----------------------------------------------
                                                              Estimated Increase                       Estimated Increase (Decrease)
             Change in                                        (Decrease) in NPV         Estimated          in Net Interest Income
          Interest Rates                 Estimated         ------------------------   Net Interest     -----------------------------
          (basis points)                    NPV               Amount      Percent        Income            Amount       Percent
          --------------              --------------       -----------  -----------  --------------    ------------  ---------------
               +300                      $59,095            $(15,067)       (20)%        $24,496          $   675          3%
               +200                       65,916              (8,246)       (11)          24,526              705          3
               +100                       70,039              (4,123)        (6)          24,173              352          1
                  0                       74,162                 ---        ---           23,821              ---        ---
               -100                       76,736               2,574          3           23,315             (506)        (2)
               -200                       79,310               5,148          7           22,809           (1,012)        (4)
               -300                       80,281               6,119          8           22,319           (1,502)        (6)

                                  EXHIBIT I-6

                                Provident Bank
                          Loan Portfolio Composition

                                  Exhibit I-6
                                Provident Bank
                          Loan Portfolio Composition


                                                                              SEPTEMBER 30,
                                                                 --------------------------------------
                                               JUNE 30, 1998           1997                 1996
                                            -------------------  ------------------  ------------------
                                             AMOUNT    PERCENT    AMOUNT   PERCENT    AMOUNT   PERCENT
                                            ---------  --------  --------  --------  --------  --------
                                                               (DOLLARS IN THOUSANDS)
FIRST MORTGAGE LOANS
One- to four-family......................   $271,593      59.4%  $241,895     57.7%  $219,868     57.2%
Multi-family.............................      7,108       1.6      7,358      1.8      7,743      2.0
Commercial real estate...................     63,712      13.9     55,747     13.3     58,640     15.4
Construction and land....................     27,785       6.1     31,740      7.6     28,035      7.3
                                            --------    ------   --------    -----   --------    -----
      Total first mortgage loans.........    370,198      81.0    336,740     80.4    314,286     81.9
                                            --------    ------   --------    -----   --------    -----

OTHER LOANS
 Consumer loans:
 Home equity lines of credit.............     28,362       6.2     31,456      7.4     31,306      8.1
 Homeowner loans.........................     25,418       5.6     18,678      4.5     12,575      3.3
 Other consumer loans....................      8,855       1.9     10,670      2.5     10,916      2.8
                                            --------    ------   --------    -----   --------    -----
       Total consumer loans..............     62,635      13.7     60,804     14.4     54,797     14.2
 Commercial business loans...............     24,036       5.3     21,651      5.2     15,263      3.9
                                            --------    ------   --------    -----   --------    -----
       Total other loans.................     86,671      19.0     82,455     19.6     70,060     18.1
                                            --------    ------   --------    -----   --------    -----

Total loans receivable...................    456,869     100.0%   419,195    100.0%   384,346    100.0%
                                                        ======               =====               =====

 Loans in process........................    (12,732)            (11,424)            (11,775)
 Allowance for loan losses...............     (4,548)             (3,779)             (3,357)
 Deferred loan origination costs, net....        771                 505                 273
                                            --------            --------            --------
 Total loans receivable, net.............   $440,360            $404,497            $369,487
                                            ========            ========            ========


                                                                    SEPTEMBER 30,
                                            ------------------------------------------------------------
                                                  1995                 1994                 1993
                                            ------------------  -------------------  -------------------
                                             AMOUNT   PERCENT    AMOUNT    PERCENT    AMOUNT    PERCENT
                                            --------  --------  --------  ---------  --------  ---------
                                                              (DOLLARS IN THOUSANDS)
FIRST MORTGAGE LOANS
One- to four-family......................   $199,078     59.0%  $194,425      60.8%  $191,168      63.9%
Multi-family.............................      6,903      2.0      7,408       2.3      7,869       2.6
Commercial real estate...................     60,186     17.9     55,053      17.3     44,194      14.8
Construction and land....................      8,553      2.5      8,455       2.6      5,863       1.9
                                            --------    -----   --------  --------   --------  --------
      Total first mortgage loans.........    274,720     81.4    265,341      83.0    249,094      83.2
                                            --------    -----   --------  --------   --------  --------

OTHER LOANS
 Consumer loans:
 Home equity lines of credit.............     31,550      9.4     27,711       8.6     23,498       8.0
 Homeowner loans.........................      9,937      2.9      7,939       2.5      7,739       2.6
 Other consumer loans....................      9,917      2.9      8,124       2.5     10,527       3.5
                                            --------    -----   --------  --------   --------  --------
       Total consumer loans..............     51,404     15.2     43,774      13.6     41,764      14.1
 Commercial business loans...............     11,144      3.4     10,595       3.4      7,949       2.7
                                            --------    -----   --------  --------   --------  --------
       Total other loans.................     62,548     18.6     54,369      17.0     49,713      16.8
                                            --------    -----   --------  --------   --------  --------

Total loans receivable...................    337,268    100.0%   319,710     100.0%   298,807     100.0%
                                                        =====             ========             ========

 Loans in process........................     (2,240)            (2,083)              (1,173)
 Allowance for loan losses...............     (3,472)            (2,837)              (2,565)
 Deferred loan origination costs, net....        391                364                    8
                                            --------           --------             --------
 Total loans receivable, net.............   $331,947           $315,154             $295,077
                                            ========           ========             ========

                                  EXHIBIT I-7

                                Provident Bank
                       Contractual Maturity by Loan Type

                                  Exhibit I-7
                                Provident Bank
                       Contractual Maturity by Loan Type



                                                            MULTI-FAMILY AND
                                ONE- TO FOUR-FAMILY      COMMERCIAL REAL ESTATE      CONSTRUCTION AND LAND
                             -------------------------  -------------------------  -------------------------
                                            WEIGHTED                   WEIGHTED                   WEIGHTED
                                            AVERAGE                    AVERAGE                    AVERAGE
                                AMOUNT        RATE         AMOUNT        RATE         AMOUNT        RATE
                             ------------  -----------  ------------  -----------  ------------  -----------
                                                          (DOLLARS IN THOUSANDS)
Due During the Years
 Ending June 30,
---------------------------
1999 (1)...................    $    236        9.10%       $ 4,047      8.52%       $18,429         9.19%
2000.......................         366        9.08          3,650      8.77          8,144         8.79
2001.......................         761        9.15          1,547      8.39            750         8.50
2002 and 2003..............       3,206        8.25          4,214      8.90             --           --
2004 to 2008...............      21,917        8.00         17,168      8.80            462         8.00
2009 to 2023...............     148,115        7.70         39,879      8.51             --           --
2024 and following.........      96,992        7.57            315      8.67             --           --
                               --------                    -------                  -------
     Total.................    $271,593        7.69%       $70,820      8.62%       $27,785         9.04%
                               ========        ====        =======      ====        =======         ====

                                    CONSUMER               COMMERCIAL  BUSINESS            TOTAL
                             -------------------------  -------------------------  -------------------------
                                            WEIGHTED                   WEIGHTED                   WEIGHTED
                                            AVERAGE                    AVERAGE                    AVERAGE
                                AMOUNT        RATE         AMOUNT        RATE         AMOUNT        RATE
                             ------------  -----------  ------------  -----------  ------------  -----------
                                                          (DOLLARS IN THOUSANDS)
Due During the Years
 Ending June 30,
---------------------------
1999 (1)...................    $ 1,149       10.18%       $14,494       9.04%        $ 38,355       9.09%
2000.......................      3,188       10.78          1,455       9.05           16,803       9.19
2001.......................      4,391       10.49          2,258       8.73            9,707       9.49
2002 and 2003..............     12,043        9.47          2,731       9.31           22,194       9.16
2004 to 2008...............     32,979        9.04          2,234       8.73           74,760       8.67
2009 to 2023...............      8,885        9.32            864       9.72          197,743       7.95
2024 and following.........         --          --             --         --           97,307       7.58
                               -------                    -------                    --------
     Total.................    $62,635        9.37%       $24,036       9.04%        $456,869       8.22%
                               =======       =====        =======       ====         ========       ====

___________________
(1) Includes demand loans, loans having no stated maturity, and overdraft loans.

                                  EXHIBIT I-8

                                Provident Bank
                     Fixed Rate and Adjustable Rate Loans

                                  Exhibit I-8
                                Provident Bank
                     Fixed Rate and Adjustable Rate Loans

                                                                 Due After June 30, 1999
                                                        ----------------------------------------
                                                          Fixed       Adjustable          Total
                                                        --------      ----------        --------
                                                                    (In Thousands)
First mortgage loans:
  One- to four-family..........................         $188,543        $ 82,814        $271,357
  Multi-family and commercial real estate......               --          66,773          66,773
  Construction and land........................               --           9,356           9,356
                                                        --------        --------        --------
    Total first mortgage loans.................          188,543         158,943         347,486

Consumer loans.................................           32,017          29,469          61,486
Commercial business loans......................              316           9,226           9,542
                                                        --------        --------        --------

    Total loans................................         $220,877        $197,638        $418,514
                                                        ========        ========        ========

                                  EXHIBIT I-9

                                Provident Bank
                    Loan Originations, Purchases, and Sales

                                  Exhibit I-9
                                Provident Bank
                    Loan Originations, Purchases, and Sales

                                            NINE MONTHS
                                           ENDED JUNE 30,          YEAR ENDED SEPTEMBER 30,
                                        -------------------   ------------------------------
                                          1998       1997       1997       1996       1995
                                        --------   --------   --------   --------   --------
                                                           (IN THOUSANDS)
Unpaid principal balances at
 beginning of period.................   $419,195   $384,346   $384,346   $337,268   $319,710
                                        --------   --------   --------   --------   --------

Originations by Type
--------------------
 Adjustable-rate:
  First mortgage loans:
   One- to four-family...............     12,424      7,919     11,299      7,814      9,350
   Multi-family......................        388        325        325        778        225
   Commercial real estate............     11,541      7,825      7,932      5,108      7,528
   Construction and land.............      9,338     12,213     14,240     25,235      7,717
  Other loans:
   Consumer..........................      8,038     10,321     14,166     12,315      4,866
   Commercial business...............     12,329      5,115      8,140      6,595      4,803
                                        --------   --------   --------   --------   --------
     Total adjustable-rate...........     54,058     43,718     56,102     57,845     34,489
                                        --------   --------   --------   --------   --------

 Fixed-rate:
  First mortgage loans:
   One- to four-family...............     65,462     16,122     33,214     41,022     16,974
   Commercial real estate............      3,919        585        710        385        512
   Construction and land.............        563        859      1,002      1,643      1,139
  Other loans:
   Consumer..........................     16,072     12,143     16,954      4,489     10,008
   Commercial business...............      3,512      3,008      4,788      3,397      3,071
                                        --------   --------   --------   --------   --------
     Total fixed-rate................     89,528     32,717     56,668     50,936     31,704
                                        --------   --------   --------   --------   --------

     Total loans originated..........    143,586     76,435    112,770    108,781     66,193
                                        --------   --------   --------   --------   --------

Sales
-----
 First mortgage loans................    (16,932)      (197)      (197)      (433)    (1,605)
                                        --------   --------   --------   --------   --------

Principal Repayments
--------------------
 First mortgage loans................    (52,067)   (33,833)   (45,021)   (39,146)   (32,034)
 Other loans.........................    (35,738)   (23,561)   (31,352)   (19,736)   (14,616)
                                        --------   --------   --------   --------   --------
  Total principal
   repayments........................    (87,805)   (57,394)   (76,373)   (58,882)   (46,650)
                                        --------   --------   --------   --------   --------

Net charge-offs......................       (578)      (355)      (636)    (1,026)      (125)
Transfers to real estate
 owned...............................       (597)      (694)      (715)    (1,362)      (255)
                                        --------   --------   --------   --------   --------
Unpaid principal balances
 at end of period....................    456,869    402,141    419,195    384,346    337,268

Loans in process.....................    (12,732)    (9,505)   (11,424)   (11,775)    (2,240)
Allowance for loan losses............     (4,548)    (3,877)    (3,779)    (3,357)    (3,472)
Deferred loan origination
 costs, net..........................        771        454        505        273        391
                                        --------   --------   --------   --------   --------
Net loans at end of period...........   $440,360   $389,213   $404,497   $369,487   $331,947
                                        ========   ========   ========   ========   ========

                                 EXHIBIT I-10

                                Provident Bank
                             Non-Performing Assets

                                 Exhibit I-10
                                Provident Bank
                            Non-Performing Asssets

                                                                       SEPTEMBER 30,
                                           JUNE 30,  ------------------------------------------------
                                             1998      1997      1996      1995      1994      1993
                                           --------  --------  --------  --------  --------  --------
                                                           (DOLLARS IN THOUSANDS)
Non-accrual loans:
  One- to four-family....................   $3,323    $2,549    $2,731    $1,972    $1,158    $1,416
  Commercial real estate.................      848     1,375     2,087     3,346     1,222     1,465
  Construction and land/(1)/.............    1,142       276       920       209       209        30
  Consumer...............................      230       234       503       421       329       390
  Commercial business....................      194       243       109       654       837     1,011
                                            ------    ------    ------    ------    ------    ------
     Total non-performing loans..........    5,737     4,677     6,350     6,602     3,755     4,312
                                            ------    ------    ------    ------    ------    ------

Real estate owned:
  One- to four-family....................       92       186       347        50       508       773
  Commercial real estate.................      274        --       960       160       242       401
                                            ------    ------    ------    ------    ------    ------
     Total real estate owned.............      366       186     1,307       210       750     1,174
                                            ------    ------    ------    ------    ------    ------

Total non-performing assets..............   $6,103    $4,863    $7,657    $6,812    $4,505    $5,486
                                            ======    ======    ======    ======    ======    ======

Ratios:
  Non-performing loans to total loans....     1.30%     1.16%     1.72%     1.99 %    1.19%     1.46%
  Non-performing assets to total assets..     0.90      0.75      1.21      1.29      0.94      1.17

---------------
/(1)/ Non-accrual construction and land loans at June 30, 1998 include a loan with a balance of $962,000 which was current in accordance with its contractual terms. Management placed this loan on non-accrual status during the nine months ended June 30, 1998 due to concerns about the borrower's ability to continue making contractual payments.

                                 EXHIBIT I-11

                                Provident Bank
                         Loan Loss Allowance Activity

                                 Exhibit I-11
                                Provident Bank
                         Loan Loss Allowance Activity

                                                      NINE MONTHS
                                                     ENDED JUNE 30,                YEARS ENDED SEPTEMBER 30,
                                                  -------------------  ------------------------------------------------
                                                    1998       1997      1997      1996      1995      1994      1993
                                                  ---------  --------  --------  --------  --------  --------  --------
                                                                           (DOLLARS IN THOUSANDS)
Balance at beginning of period..................   $3,779     $ 3,357   $3,357    $ 3,472   $2,837    $2,565    $1,963
                                                   ------     -------   ------    -------   ------    ------    ------

Charge-offs:
  One- to four-family...........................       (3)        (83)    (114)       (33)     (85)      (86)      (79)
  Commercial real estate........................      (87)        (84)    (301)      (840)       -       (56)      (47)
  Construction and land.........................     (350)          -        -          -        -         -         -
  Consumer......................................     (161)       (136)    (171)      (203)     (67)      (59)      (52)
  Commercial business...........................      (10)        (93)    (173)         -        -         -         -
                                                   ------     -------   ------    -------   ------    ------    ------
        Total charge-offs.......................     (611)       (396)    (759)    (1,076)    (152)     (201)     (178)
                                                   ------     -------   ------    -------   ------    ------    ------

Recoveries:
  One- to four-family...........................        -           -       42          3        -         -         -
  Commercial real estate........................        -           4       32         14        -         -         -
  Consumer......................................       33          37       49         33       27        21        19
  Commercial business...........................        -           -        -          -        -         -         1
                                                   ------     -------   ------    -------   ------    ------    ------
        Total recoveries........................       33          41      123         50       27        21        20
                                                   ------     -------   ------    -------   ------    ------    ------

Net charge-offs.................................     (578)       (355)    (636)    (1,026)    (125)     (180)     (158)
Provision for loan losses.......................    1,347         875    1,058        911      760       452       760
                                                   ------     -------   ------    -------   ------    ------    ------
Balance at end of period........................   $4,548     $ 3,877   $3,779    $ 3,357   $3,472    $2,837    $2,565
                                                   ======     =======   ======    =======   ======    ======    ======

Ratios:
  Net charge-offs to average loans outstanding..     0.14%       0.09%    0.17%      0.29%    0.04%     0.06%     0.05%
  Allowance for loan losses to non-performing
     loans......................................    79.27      112.08    80.80      52.87    52.59     75.55     59.49
  Allowance for loan losses to total loans
     receivable, net............................     1.03        1.00     0.93       0.91     1.05      0.90      0.87

                                 EXHIBIT I-12

                                Provident Bank
                              Deposit Composition

                                 Exhibit I-12
                                Provident Bank
                              Deposit Composition


                                                                   SEPTEMBER 30,
                                                             --------------------------
                                      JUNE 30, 1998                    1997
                             ------------------------------  --------------------------
                                                   WEIGHTED                    WEIGHTED
                                                   AVERAGE                      AVERAGE
                              AMOUNT    PERCENT     RATE      AMOUNT   PERCENT   RATE
                             --------  ---------  ---------  --------  --------  ------
                                                (DOLLARS IN THOUSANDS)
Demand deposits............  $ 55,072       9.5%        --%  $ 49,221      9.0%    --%
NOW deposits...............    40,969       7.1       1.25     32,985      6.0   1.25
Savings deposits...........   161,263      27.8       2.25    153,171     28.0   2.25
Money market deposits......    79,436      13.7       2.96     75,339     13.8   2.96
                             --------     -----              --------    -----
                              336,740      58.1       1.93    310,716     56.8   1.96
Certificates of deposit....   243,335      41.9       5.22    236,130     43.2   5.31
                             --------     -----              --------    -----

Total deposits.............  $580,075     100.0%      3.31%  $546,846    100.0%  3.40%
                             ========     =====       ====   ========    =====   ====
                                               SEPTEMBER 30,
                             -----------------------------------------------------
                                        1996                         1995
                             -------------------------  --------------------------
                                               WEIGHTED                   WEIGHTED
                                                AVERAGE                   AVERAGE
                              AMOUNT   PERCENT   RATE    AMOUNT   PERCENT   RATE
                             --------  --------  -----  --------  --------  ------
                                              (DOLLARS IN THOUSANDS)
Demand deposits............  $ 42,700      7.8%    --%  $ 28,153      6.3%    --%
NOW deposits...............    30,950      5.7   1.25     25,664      5.9   1.25
Savings deposits...........   153,565     28.2   2.25    143,722     32.4   2.25
Money market deposits......    77,111     14.1   2.97     59,149     13.3   3.20
                             --------    -----          --------    -----
                              304,326     55.8   2.02    256,688     57.9   2.12
Certificates of deposit....   240,960     44.2   5.10    186,979     42.1   5.37
                             --------    -----          --------    -----

Total deposits.............  $545,286    100.0%  3.38%  $443,667    100.0%  3.49%
                             ========    =====   ====   ========    =====   ====

                                 EXHIBIT I-13

                                Provident Bank
                          Time Deposit Rate/Maturity

                                 Exhibit I-13
                                Provident Bank
                          Time Deposit Rate/Maturity

                                                     At June 30, 1998
                          ----------------------------------------------------------------------------          Total at
                                                    Period to Maturity                                        September 30,
                          ----------------------------------------------------------------------------    --------------------
                          LESS THAN      ONE TO        TWO TO         MORE THAN               PERCENT
INTEREST RATE RANGE       ONE YEAR      TWO YEARS    THREE YEARS     THREE YEARS   TOTAL      OF TOTAL      1997        1996
-------------------       ---------     ---------    -----------     -----------  --------    --------    --------    --------
                                                                     (Dollars in Thousands)
4.00% and below.......    $     719     $      --    $        --     $        --  $    719         0.3%   $    716    $    925
4.01% to 5.00%........       79,264         7,728          1,590               7    88,589        36.4      68,707     136,272
5.01% to 6.00%........       90,717        31,522          5,340           5,116   132,695        54.5     151,729      74,627
6.01% to 7.00%........        9,715         6,705             12             400    16,832         6.9       9,557      24,819
7.01% and above.......           97         4,051            146             206     4,500         1.9       5,421       4,317
                          ---------     ---------    -----------     -----------  --------    --------    --------    --------
    Total.............    $ 180,512     $  50,006    $     7,088     $     5,729  $243,335       100.0%   $236,130    $240,960
                          =========     =========    ===========     ===========  ========    ========    ========    ========

                                 EXHIBIT I-14

                                Provident Bank
                                Borrowed Funds

                                 Exhibit I-14
                                Provident Bank
                                Borrowed Funds

                                                            At or for the
                                                             Nine Months                              At or for the
                                                            Ended June 30,                      Years Ended September 30,
                                                        ----------------------          ---------------------------------------
                                                          1998           1997             1997           1996             1995
                                                        -------         ------          -------         -------         -------
Balance at end of period.............................   $25,048         $13,000         $24,000         $13,000         $13,900
Average balance during period........................    29,009          25,451          23,730          22,686           9,139
Maximum outstanding at any month end.................    33,000          38,000          38,000          56,400          20,300
Weighted average interest rate at end of period......      6.13%           6.88%           6.69%           6.61%           7.15%
Average interest rate during period..................      5.96%           6.20%           6.27%           6.49%           6.83%

                                 EXHIBIT II-1

                                Provident Bank
                            List of Branch Offices

                                 Exhibit II-1
                                Provident Bank
                            List of Branch Offices

                                                                  NET BOOK VALUE
                                          ORIGINAL                OF PROPERTY OR
                                LEASED      YEAR      DATE OF       LEASEHOLD
                                  OR      LEASED OR    LEASE     IMPROVEMENTS AT
          LOCATION               OWNED    ACQUIRED   EXPIRATION   JUNE 30, 1998
-----------------------------  ---------  ---------  ----------  ---------------
                                                                 (IN THOUSANDS)
ADMINISTRATIVE/HOME OFFICE:

Corporate Office                Leased      1994        2009           $1,112
400 Rella Boulevard
Montebello, NY  10901

BRANCH OFFICES:

Haverstraw Office               Leased      1995        2014             87
38-40 New Main Street
Haverstraw, NY  10927

Orangeburg Office                Owned      1972        N/A             220
Route 303 at Kings Highway
Orangeburg, NY  10962

Stony Point Office               Owned      1973        N/A             218
Route 9W
Stony Point, NY  10980

New City Office                  Owned      1966        N/A             1,164
179 South Main Street
New City, NY  10956

Nanuet Office (1)               Leased      1996        2025            1,222
Route 59
Nanuet, NY  10954

Spring Valley Office             Owned      1996        N/A              144
72 West Eckerson Road
Spring Valley, NY  10977

Congers Office                  Leased      1984        1999            349
1 Lake Road West
Congers, NY  10920

Mount Ivy Office                Leased      1988        2009            213
120 Route 202
Mount Ivy, NY  10970

Suffern Office                   Owned      1981        N/A             319
71 Lafayette Avenue
Suffern, NY  10901

Airmont Office                   Owned      1975        N/A             266
196 Route 59
Airmont, NY  10901

Pearl River Office              Leased      1994        1999             105
Shop-Rite Supermarket
26 North Middletown Road
Pearl River, NY  10965

______________________________
(1) The Bank owns the building and leases the land.

                                 EXHIBIT II-2

                           Historical Interest Rates

                                 EXHIBIT II-2
                          HISTORICAL INTEREST RATES(1)

                           Prime     90 Day   One Year  30 Year
Year/Qtr. Ended            Rate      T-Bill    T-Bill    T-Bond
---------------            -----     ------    -------  -------
1991:  Quarter 1           8.75%     5.92%     6.24%     8.26%
       Quarter 2           8.50%     5.72%     6.35%     8.43%
       Quarter 3           8.00%     5.22%     5.38%     7.80%
       Quarter 4           6.50%     3.95%     4.10%     7.47%

1992:  Quarter 1           6.50%     4.15%     4.53%     7.97%
       Quarter 2           6.50%     3.65%     4.06%     7.79%
       Quarter 3           6.00%     2.75%     3.06%     7.38%
       Quarter 4           6.00%     3.15%     3.59%     7.40%

1993:  Quarter 1           6.00%     2.95%     3.18%     6.93%
       Quarter 2           6.00%     3.09%     3.45%     6.67%
       Quarter 3           6.00%     2.97%     3.36%     6.03%
       Quarter 4           6.00%     3.06%     3.59%     6.34%

1994:  Quarter 1           6.25%     3.56%     4.44%     7.09%
       Quarter 2           7.25%     4.22%     5.49%     7.61%
       Quarter 3           7.75%     4.79%     5.94%     7.82%
       Quarter 4           8.50%     5.71%     7.21%     7.88%

1995:  Quarter 1           9.00%     5.86%     6.47%     7.43%
       Quarter 2           9.00%     5.57%     5.63%     6.63%
       Quarter 3           8.75%     5.42%     5.68%     6.51%
       Quarter 4           8.50%     5.09%     5.14%     5.96%

1996:  Quarter 1           8.25%     5.14%     5.38%     6.67%
       Quarter 2           8.25%     5.16%     5.68%     6.87%
       Quarter 3           8.25%     5.03%     5.69%     6.92%
       Quarter 4           8.25%     5.18%     5.49%     6.64%

1997:  Quarter 1           8.50%     5.32%     6.00%     7.10%
       Quarter 2           8.50%     5.17%     5.66%     6.78%
       Quarter 3           8.50%     5.10%     5.44%     6.40%
       Quarter 4           8.50%     5.34%     5.48%     5.92%

1998:  Quarter 1           8.50%     5.12%     5.39%     5.93%
       Quarter 2           8.50%     4.99%     5.37%     5.63%
       September 4, 1998   8.50%     4.86%     4.89%     5.29%


(1)   End of period data.

Source:   SNL Securities.

                                 EXHIBIT III-1

            General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 October 7, 1998(1)

                                                  Primary           Operating Total           Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices   Year  Date   Price   Value
------ ----------------------------------- ------ ----------------- --------- ------  ------- ------  -----  ------  ------
                                                                              ($Mil)                           ($)   ($Mil)
California Companies
--------------------

AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    52,826      371    12-31   10/72  51.75  5,835
GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    39,067      249    12-31   05/59  77.06  4,438
GSB    Golden State Bancorp of CA          NYSE   California         Div.    18,117      178    06-30   10/83  17.75    985
DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   5,832       85    12-31   01/71  23.31    655
BVCC   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     5,720       37    12-31   05/86  17.00    345
BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     4,286       37    12-31     /     7.25    141
FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,010       24    12-31   12/83  14.88    316
WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,664       26    12-31   05/86   9.00    237
PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   3,008       23    03-31   03/96  14.38    233
HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift   1,201        6    12-31     /    14.25     45
HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift   1,046       19    06-30   06/95  14.13     90
ITLA   ITLA Capital Corp of CA (3)         OTC    Los Angeles CA     R.E.     1,021        6    12-31   10/95  15.75    121
QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       887        8    06-30   12/93  14.75     86
PROV   Provident Fin. Holdings of CA       OTC    Southern CA        M.B.       816       10    06-30   06/96  14.75     72
HBNK   Highland Bancorp of CA              OTC    Los Angeles CA     R.E.       573        7    12-31     /    38.00     89
LFCO   Life Financial Corp of CA           OTC    Southern CA        Thrift     472        5    12-31     /     5.00     33
MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     436        7    12-31   02/95  16.00     63
SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     408        8    06-30   06/95  11.75     28
BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     128 M      3    12-31   01/96   8.25      8


Florida Companies
-----------------

BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     3,757       60    12-31   11/83   9.31    341
BKUNA  BankUnited Fin. Corp. of FL         OTC    Miami FL           Thrift   3,584       16    09-30   12/85   9.50    169
OCN    Ocwen Financial Corp. of FL         NYSE   Southeast FL       Div.     3,505        1    12-31     /    14.44    878
FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,764       47    09-30   09/93  31.00    159
FFFL   Fidelity Bcsh MHC of FL (47.9)      OTC    Southeast FL       Thrift   1,468       20    12-31   01/94  24.00    163
HARB   Harbor Florida Bancshrs of FL       OTC    Eastern FL         Thrift   1,319       23    09-30   03/98  10.50    323
CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     766       21    12-31   10/94  22.00    112
FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     412        9    12-31   01/94  17.50     65

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 October 7, 1998(1)

                                                  Primary           Operating Total           Fiscal  Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices   Year  Date   Price  Value
------ ----------------------------------- ------ ----------------- --------- ------  ------- ------  -----  -----  ------
                                                                              ($Mil)                          ($)   ($Mil)
DME    Dime Bancorp, Inc. of NY (3)        NYSE   NY,NJ,FL           M.B.    20,914       91   12-31   08/86  22.75  2,583
SVRN   Sovereign Bancorp, Inc. of PA       OTC    PA,NJ,DE           M.B.    18,848      150   12-31   08/86  13.13  2,001
GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  12,853       74   12-31   01/94  28.94  2,413
ASFC   Astoria Financial Corp. of NY       OTC    New York City NY   Thrift  11,575       61   12-31   11/93  37.88  1,005
LISB   Long Island Bancorp, Inc of NY      OTC    Long Island NY     M.B.     6,484       35   09-30   04/94  42.88  1,037
ICBC   Independence Comm Bnk Cp of NY      OTC    New York City      Thrift   4,786       34   March   03/98  12.81    974
ALBK   ALBANK Fin. Corp. of Albany NY      OTC    Upstate NY,MA,VT   Thrift   4,131      108   12-31   04/92  55.63    736
ROSE   T R Financial Corp. of NY (3)       OTC    New York City NY   Thrift   4,116       15   12-31   06/93  28.00    491
RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC    Long Island NY     M.B.     3,853        8   12-31   01/97  16.63    688
SIB    Staten Island Bancorp of NY (3)     NYSE   New York City NY   Thrift   3,019       16   12-31   12/97  16.81    759
NWSB   Northwest Bcrp MHC of PA (30.8      OTC    Northwest PA       Thrift   2,547       67   06-30   11/94  10.88    510
RELY   Reliance Bancorp, Inc. of NY        OTC    New York City NY   Thrift   2,486       30   06-30   03/94  26.00    249
CMSB   Commonwealth Bancorp Inc of PA      OTC    Philadelphia PA    M.B.     2,368       56   12-31   06/96  15.00    232
HARS   Harris Fin. MHC of PA (24.9)        OTC    Harrisburg PA      M.B.     2,326       33   12-31   01/94  13.88    471
HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   2,265       33   12-31   09/93  14.38    127
QCSB   Queens County Bancorp of NY (3)     OTC    New York City NY   Thrift   1,715       11   12-31   11/93  39.75    594
DCOM   Dime Community Bancorp of NY (3)    OTC    New York City NY   Thrift   1,624       15   06-30   06/96  18.00    219
RCBK   Richmond County Fin Corp of NY      OTC    New York City      Thrift   1,596       13   June    02/98  13.56    358
JSB    JSB Financial, Inc. of NY (3)       NYSE   New York City NY   Thrift   1,563       13   12-31   06/90  46.81    460
PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,552       18   06-30   07/94  13.00    122
WSFS   WSFS Financial Corp. of DE (3)      OTC    Wilmington         Div.     1,552       16   12-31   11/86  16.00    200
OCFC   Ocean Fin. Corp. of NJ              OTC    Eastern NJ         Thrift   1,538       10   12-31   07/96  14.63    227
NBCP   Niagara Bancorp of NY MHC(45.4 (3)  OTC    Northern NY        Thrift   1,296 P     15   12/31   04/98  11.25    335
YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,229       22   06-30   02/84  18.25    164
FSLA   First Source Bancorp of NJ          OTC    Eastern NJ         Thrift   1,221       17   12-31   04/98   8.00    254
MFSL   Maryland Fed. Bancorp of MD         OTC    Southern MD        Thrift   1,192 M     27   02-28   06/87  32.88    216
PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift   1,095       29   06-30   07/87  30.00    155
FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York City NY   Thrift   1,092        7   12-31   11/95  22.00    172
ESBF   ESB Financial Corp of PA            OTC    Western PA         Thrift     946 M     11   12-31   06/90  15.75     89
TSBS   Peoples Bancorp Inc of NJ (3)       OTC    Central NJ         Thrift     874       14   12-31   04/98   8.31    302
GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     838       13   12-31   03/96  13.38     97
HRBT   Hudson River Bancorp Inc of NY      OTC    Southeast NY       Thrift     815 P     11   03-31   07/98  10.56    189
FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     757        7   12-31   06/95  16.00    104
FSNJ   Bayonne Banchsares of NJ            OTC    Northern NJ        Thrift     700        4   03-31   08/97  13.16    120
THRD   TF Financial Corp. of PA            OTC    PA, NJ             Thrift     689       14   12-31   07/94  17.75     57

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 October 7, 1998(1)

                                                  Primary           Operating Total           Fiscal  Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices   Year  Date   Price  Value
------ ----------------------------------- ------ ----------------- --------- ------  ------- ------  -----  -----  ------
                                                                              ($Mil)                          ($)   ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------

FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     674       20   12-31   12/88  11.25     81
SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     657       16   12-31   10/95  16.75     74
LVSB   Lakeview Financial of NJ            OTC    Northern NJ        Thrift     620 M      8   07-31   12/93  21.50    107
PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    Thrift     602       10   12-31   07/83  13.75     72
AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC    East-Central NY    Thrift     565       12   12-31   12/95  13.00     53
PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     544        4   09-30   09/86  25.00     78
NEP    Northeast PA Fin. Corp of PA        AMEX   Northeast PA       Thrift     478       10   DEC     04/98  10.63     68
CNY    Carver Bancorp, Inc. of NY          AMEX   New York, NY       Thrift     437 M      7   03-31   10/94   9.50     22
RARB   Raritan Bancorp of Raritan NJ (3)   OTC    Central NJ         Thrift     435        6   12-31   03/87  25.50     61
YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     402        4   09-30   04/96  15.50     43
FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     396        8   09-30   06/88  18.50     37
HARL   Harleysville SB of PA               OTC    Southeastern PA    Thrift     395        4   09-30   08/87  29.63     50
PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     394       10   12-31   11/89  24.13     69
FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     391        5   09-30   01/95  12.00     29
CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     377        7   06-30   03/87  26.00     64
FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     374       11   12-31   01/95  37.38     90
PHFC   Pittsburgh Home Fin Corp of PA      OTC    Pittsburgh PA      Thrift     373        9   09-30   04/96  13.50     27
WSBI   Warwick Community Bncrp of NY (3)   OTC    Southeast NY       Thrift     371 M      4   05-31   12/97  11.63     77
LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     351        6   12-31   01/96  14.63     36
EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     351        4   09-30   09/93  23.00     28
THTL   Thistle Group Holdings of PA        OTC    Philadelphia       Thrift     349 P      6   12-31   07/98   8.50     77
FIBC   Financial Bancorp, Inc. of NY       OTC    New York City NY   Thrift     341        5   09-30   08/94  31.00     53
CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     310        4   09-30   04/96  12.75     57
FBER   1st Bergen Bancorp of NJ            OTC    Northern NJ        Thrift     301        4   12-31   04/96  16.25     42
LFED   Leeds Fed Bksr MHC of MD (36.3      OTC    Baltimore MD       Thrift     299 M      1   06-30   05/94  15.75     82
WVFC   WVS Financial Corp. of PA           OTC    Pittsburgh PA      Thrift     297        5   06-30   11/93  15.31     55
ALLB   Alliance Bank MHC of PA (19.9)      OTC    Southeast PA       Thrift     277        7   12-31   03/95  15.25     50
WYNE   Wayne Bancorp, Inc. of NJ           OTC    Northern NJ        Thrift     275        5   12-31   06/96  29.00     58
IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       275 M      2   12-31   06/85  13.00     17
BCSB   BCSB Bankcorp MHC of MD (38.6)      OTC    Baltimore          Thrift     274 P      6   12-31   07/98  10.44     64
WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     274 M      5   12-31     /     4.88     22
SKAN   Skaneateles Bancorp Inc of NY (3)   OTC    Northwest NY       Thrift     267        9   12-31   06/86  14.63     21
SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     258        5   12-31   11/94  14.50     52

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 October 7, 1998(1)

                                                  Primary           Operating Total           Fiscal  Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices   Year  Date   Price  Value
------ ----------------------------------- ------ ----------------- --------- ------  ------- ------  -----  -----  ------
                                                                              ($Mil)                          ($)   ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------

LIBB   Liberty Bancorp MHC of NJ (47)      OTC    Northeast NJ       Thrift     255        4   12-31   07/98  10.19     40
HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     236        9   03-31   08/94  18.00     34
ESBK   Elmira Svgs Bank (The) of NY (3)    OTC    NY,PA              Thrift     232        6   12-31   03/85  24.00     17
PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift     227        9   12-31   07/97  14.75     41
LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     221        6   06-30   02/87  16.50     36
CRSB   Crusader Holding Corp of PA         OTC    Philadephia        Thrift     202        2   12-31     /    12.75     49
PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     200        3   06-30   12/95  14.75     43
PBHC   Pathfinder BC MHC of NY (45.2) (3)  OTC    Upstate NY         Thrift     198        5   12-31   11/95  13.25     38
PLSK   Pulaski SB, MHC of NJ (47.0)        OTC    New Jersey         Thrift     188        6   12-31   04/97  13.00     27
SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     178        4   12-31   06/95  26.50     32
AFED   AFSALA Bancorp, Inc. of NY          OTC    Central NY         Thrift     166 M      5   09-30   10/96  13.50     18
PRBC   Prestige Bancorp of PA              OTC    Southwestern PA    Thrift     165        4   12-31   06/96  13.13     14
PSBI   PSB Bancorp Inc. of PA (3)          OTC    Philadelphia       Thrift     147 P      6   12-31   07/98   7.13     22
SKBO   First Carnegie MHC of PA(45.0)      OTC    Western PA         Thrift     146        3   03-31   04/97  11.00     25
USAB   USABancshares, Inc of PA (3)        OTC    Philadelphia PA    Thrift     135        1   12-31     /     8.50     17
WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift     132        5   09-30   04/96  11.00     15
GOSB   GSB Financial Corp. of NY (3)       OTC    Southeast NY       Thrift     129        2   09-30   07/97  11.75     26
AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift     111 M      2   06-30   01/97  14.38     15
ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      74        2   09-30   07/93   8.63      6
PWBK   Pennwood Bancorp, Inc. of PA        OTC    Pittsburgh PA      Thrift      46        3   06-30   07/96  11.00      8

Mid-West Companies
------------------

COFI   Charter One Financial of OH         OTC    OH,MI,NY           Div.    19,813      221   12-31   01/88  26.63  3,399
CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK,IA     M.B.     8,853      108   06-30   12/84  23.06    970
SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,565       52   12-31   05/87  19.88    683
MAFB   MAF Bancorp, Inc. of IL             OTC    Chicago IL         Thrift   3,570       21   12-31   01/90  22.13    500
FLGS   Flagstar Bancorp, Inc of MI         OTC    MI                 Thrift   2,573       19   12/31     /    21.00    287
ABCL   Alliance Bancorp, Inc. of IL        OTC    Chicago IL         M.B.     2,068       14   12-31   07/92  17.25    197
ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     2,058       35   03-31   07/92  22.19    396
DNFC   D&N Financial Corp. of MI           OTC    Northern MI        Ret.     1,898       37   12-31   02/85  17.50    160
STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,755       23   09-30   06/93  38.88    199

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 October 7, 1998(1)

                                                  Primary           Operating Total           Fiscal  Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices   Year  Date   Price  Value
------ ----------------------------------- ------ ----------------- --------- ------  ------- ------  -----  -----  ------
                                                                              ($Mil)                          ($)   ($Mil)
Mid-West Companies (continued)
------------------------------

FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,751       26   12-31   08/83  19.75    252
FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,584       49   12-31   11/89  14.25    264
CITZ   CFS Bancorp, Inc. of IN             OTC    IN,IL              Thrift   1,421 P     24   12-31   07/98   9.13    207
UCFC   United Community Fin. of OH         OTC    Youngstown         Thrift   1,291 P     14   12-31   07/98  14.13    473
JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,242 M     32   12-31   04/93  17.00    171
METF   Metropolitan Fin. Corp. of OH       OTC    Northeast OH       Thrift   1,059       15   12-31     /    11.75     83
OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     920       26   12-31   08/94  23.75    136
CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     848       17   12-31   06/90  21.75    178
HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     732 M      7   12-31   06/94  13.75     75
HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     720       16   06-30   01/88  24.50    126
SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       696       14   03-31   01/88  19.19    151
FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     690       19   12-31   12/83  10.75     95
FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     652       10   06-30   06/93  29.50    118
EMLD   Emerald Financial Corp. of OH       OTC    Cleveland OH       Thrift     617       14   12-31     /    12.00    123
MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       614       22   12-31   07/92   6.75     29
AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       607 M      5   12-31   04/95  12.25     37
CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       588       11   12-31     /    16.00     88
FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     582       10   12-31   10/95  11.88     97
HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     570       19   06-30   04/92  15.50     68
FFSX   First FSB MHC Sxld of IA(46.3)      OTC    Western IA         Thrift     552       13   06-30   07/92  28.00     80
FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     532       12   12-31   03/96  13.00     73
FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     518 M     13   03-31   09/93  27.25    105
PERM   Permanent Bancorp, Inc. of IN       OTC    Southwest IN       Thrift     507       11   03-31   04/94  12.75     54
FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     502        5   09-30   12/93  21.13     60
CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     492        5   12-31   02/92  26.50     83
HFGI   Harrington Fin. Group of IN         OTC    Eastern IN         Thrift     484        4   06-30     /     9.63     32
HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     438        3   06-30   01/94  11.75     34
CASH   First Midwest Fin., Inc. of OH      OTC    IA,SD              R.E.       421       12   09-30   09/93  18.13     47
PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       419 M      9   06-30   12/92  10.00     40
FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     414       11   09-30   10/94  14.38     42
FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     410        8   06-30   07/87  23.63     98
KNK    Kankakee Bancorp, Inc. of IL        AMEX   Illinois           Thrift     402        9   12-31   01/93  24.50     34
EFC    EFC Bancorp Inc of IL               AMEX   Southeast IL       Thrift     398        6   DEC     04/98  10.25     77

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 October 7, 1998(1)

                                                  Primary           Operating Total           Fiscal  Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices   Year  Date   Price  Value
------ ----------------------------------- ------ ----------------- --------- ------  ------- ------  -----  -----  ------
                                                                              ($Mil)                          ($)   ($Mil)
Mid-West Companies (continued)
------------------------------

INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     383       10   12-31   08/95  16.75     84
FMBD   First Mutual Bancorp Inc of IL      OTC    Central IL         Thrift     380       14   12-31   07/95  16.63     59
ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     375        8   12-31   03/87  18.00     59
HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift     368        4   12-31   09/96  12.50     86
EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     366 M      5   09-30   10/94  27.38     61
HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     360        9   09-30   03/95  27.00     63
WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     357       10   12-31   07/94  20.75     48
FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     333 M      4   12-31   03/96  16.19     51
WFI    Winton Financial Corp. of OH        AMEX   Cincinnati OH      R.E.       324 S      5   09-30   08/88  11.50     46
FSFF   First SecurityFed Fin of IL         OTC    Chicago, IL        Thrift     323 M      5   12-31   10/97  12.25     78
WCBI   WestCo Bancorp, Inc. of IL          OTC    Chicago IL         Thrift     320        1   12-31   06/92  28.75     71
PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     304        7   09-30   07/87  20.50     69
GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     300 M      5   06-30   11/90  19.00     43
MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     291        5   09-30   03/94  18.00     29
CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     281        7   12-31   05/96  14.38     36
EBI    Equality Bancorp, Inc. of MO        AMEX   St Louis           Thrift     273        3   03-31   12/97  13.06     33
FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       260        2   06-30   04/87  42.25     46
GFED   Guaranty Fed Bancshares of MO       OTC    Southwest MO       Thrift     260        4   06-30   12/97  10.50     65
WAYN   Wayne Svgs Bks MHC of OH (48.2      OTC    Central OH         Thrift     259        6   03-31   06/93  21.25     53
OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     248        5   12-31   02/93  14.63     37
FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     238        7   12-31   01/88  14.50     26
MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     235        3   09-30   10/94  12.75     29
LARK   Landmark Bancshares, Inc of KS      OTC    Central KS         Thrift     229        5   09-30   03/94  22.00     34
CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     221        3   09-30   04/95  16.00     39
BFFC   Big Foot Fin. Corp. of IL           OTC    Chicago IL         Thrift     221        3   06-30   12/96  14.00     35
LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     219        4   12-31   02/95  30.50     29
HFBC   HopFed Bancorp of KY                OTC    Southwest KY       Thrift     218        5   09-30   02/98  16.63     67
MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     207 M      2   06-30   06/93  19.75     25
FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     207        6   09-30   07/92  10.00     32
FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     203        4   06-30   04/93  15.00     22
NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     203        3   12-31   06/95  18.25     30
FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     197 M      4   06-30   08/87   3.63     11
PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     197        3   12-31   08/96  14.00     34

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 October 7, 1998(1)

                                                  Primary           Operating Total           Fiscal  Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices   Year  Date   Price  Value
------ ----------------------------------- ------ ----------------- --------- ------  ------- ------  -----  -----  ------
                                                                              ($Mil)                          ($)   ($Mil)
Mid-West Companies (continued)
------------------------------

MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     194        2   06-30   03/93  23.00     39
HMLK   Hemlock Fed. Fin. Corp. of IL       OTC    Chicago IL         Thrift     192        3   12-31   04/97  14.50     28
WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     189        8   12-31   04/95  16.75     31
PULB   Pulaski Bk,SB MHC of MO (29.8)      OTC    St. Louis MO       Thrift     184 M      5   09-30   05/94  23.88     50
BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     182        3   06-30   03/95  11.13     29
EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     174        3   12-31   07/96  15.75     19
FBSI   First Bancshares, Inc. of MO        OTC    Southcentral MO    Thrift     172        6   06-30   12/93  12.75     28
JXSB   Jcksnville SB,MHC of IL (45.6)      OTC    Central IL         Thrift     170        4   12-31   04/95  15.25     29
FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     166        7   06-30   08/93  15.00     40
MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     159        4   12-31   11/92  11.00     12
SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     156        8   06-30   04/94  16.00     24
QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     154 M      2   06-30   04/95  28.00     38
GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     148        3   12-31   06/95  16.75     27
CLAS   Classic Bancshares, Inc. of KY      OTC    Eastern KY         Thrift     138        3   03-31   12/95  14.13     18
MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     135        7   09-30   10/92  13.00     23
FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     134        3   06-30   07/95  14.25     23
RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift     134 M      6   12-31   12/96  15.00     18
HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift     133        3   03-31   09/95  16.75     14
PTRS   Potters Financial Corp of OH        OTC    Northeast OH       Thrift     128        4   12-31   12/93  14.00     13
WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     126        2   12-31   09/96  10.63     27
CBES   CBES Bancorp, Inc. of MO            OTC    Western MO         Thrift     124        2   06-30   09/96  19.00     18
FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     123        2   09-30   10/93  11.50     11
NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     123        2   12-31   12/93  11.88     15
BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     121        5   09-30   04/95  14.75     15
CFKY   Columbia Financial of KY            OTC    NorthCentral KY    Thrift     119        5   12-31   04/98  12.00     32
MONT   Montgomery Fin. Corp. of IN         OTC    Westcentral IN     Thrift     117        4   06-30   07/97  10.38     17
ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     116        1   06-30   05/95  11.50     19
DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     114        1   09-30   11/96  18.53     34
AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift     111        4   12-31   04/96  14.50     13
FTNB   Fulton Bancorp, Inc. of MO          OTC    Central MO         Thrift     110 M      2   06-30   10/96  16.88     29
HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109        2   09-30   10/95  15.25     29
UCBC   Union Community Bancorp of IN       OTC    W.Central IN       Thrift     108 M      1   12-31   12/97  11.00     33
FKAN   First Kansas Financial of KS        OTC    Kansas City subs   Thrift     108 P      6   12-31   06/98  10.13     16

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 October 7, 1998(1)

                                                  Primary           Operating Total           Fiscal  Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices   Year  Date   Price  Value
------ ----------------------------------- ------ ----------------- --------- ------  ------- ------  -----  -----  ------
                                                                              ($Mil)                          ($)   ($Mil)
Mid-West Companies (continued)
------------------------------

PSFC   Peoples Sidney Fin. Corp of OH      OTC    WestCentral OH     Thrift     106        1   06-30   04/97  18.50     33
CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift     102 M      3   06-30   02/95  12.94     17
FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift     101        2   09-30   06/95  13.25     20
FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift     100 M      1   06-30   04/96  17.00     25
THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      98 M      4   06-30   08/95  16.25     13
CNSB   CNS Bancorp, Inc. of MO             OTC    Central MO         Thrift      98        5   12-31   06/96  15.13     25
WCFB   Wbstr Cty FSB MHC of IA (45.6)      OTC    Central IA         Thrift      97        1   12-31   08/94  15.25     32
NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      96        3   03-31   10/94  17.50     14
LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      95        1   09-30   06/96  14.00     14
HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      93 M      3   06-30   06/94  15.50     14
HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      91 M      3   09-30   10/94  12.50     11
LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      90        1   12-31   06/95  14.75     19
SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      90 M      3   06-30   03/95  15.00     11
SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      90        2   06-30   01/94  10.00     16
PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      90        1   09-30   02/95  21.50     18
PSFI   PS Financial of Chicago IL          OTC    Chicago IL         Thrift      85        1   12-31   11/96  11.13     22
PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      85        2   09-30   09/96  10.63     14
KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      82        2   06-30   08/95  13.63     17
HLFC   Home Loan Financial Corp of OH      OTC    Central Ohio       Thrift      82        0           03/98  13.38     30
MSBF   MSB Financial, Inc of MI            OTC    Southcentral MI    Thrift      80        2   06-30   02/95  14.25     19
HCFC   Home City Fin. Corp. of OH          OTC    Southwest OH       Thrift      78        1   06-30   12/96  12.00     11
CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      63        1   12-31   01/95  16.50     14
NSLB   NS&L Bancorp, Inc of Neosho MO      OTC    Southwest MO       Thrift      63        2   09-30   06/95  16.00     11
MRKF   Market Fin. Corp. of OH             OTC    Cincinnati OH      Thrift      54        2   09-30   03/97  11.00     15
FLKY   First Lancaster Bncshrs of KY       OTC    Central KY         Thrift      53 M      1   06-30   07/96  13.69     13
CSBF   CSB Financial Group Inc of IL       OTC    Centralia IL       Thrift      48 M      2   09-30   10/95  10.13      8
RELI   Reliance Bancshares Inc of WI       OTC    Milwaukee WI       Thrift      44 M      1   06-30   04/96   9.13     22
HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      43        1   06-30   07/96   7.75      7

New England Companies
---------------------

PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH,MA           Div.     9,768      141   12-31   12/86  16.75  1,467

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 October 7, 1998(1)

                                                  Primary           Operating Total           Fiscal  Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices   Year  Date   Price  Value
------ ----------------------------------- ------ ----------------- --------- ------  ------- ------  -----  -----  ------
                                                                              ($Mil)                          ($)   ($Mil)
New England Companies (continued)
---------------------------------

WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   9,189       84   12-31   12/86  22.88    877
PBCT   Peoples Bank, MHC of CT (41.2) (3)  OTC    Southwestern CT    Div.     9,105      111   12-31   07/88  23.19  1,487
SISB   SIS Bancorp, Inc. of MA (3)         OTC    Central MA         Div.     1,842       25   12-31   02/95  35.06    244
ANDB   Andover Bancorp, Inc. of MA (3)     OTC    MA,NH              M.B.     1,392       12   12-31   05/86  27.50    178
FAB    FirstFed America Bancorp of MA      AMEX   MA,RI              M.B.     1,316       13   03-31   01/97  14.31    118
FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.     1,315       15   12-31   08/87  16.00    121
MDBK   Medford Bancorp, Inc. of MA (3)     OTC    Eastern MA         Thrift   1,135       16   12-31   03/86  35.00    156
BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.     1,058       10   12-31   10/95  16.75     90
FFES   First Fed of E. Hartford CT         OTC    Central CT         Thrift     980       12   12-31   06/87  25.13     69
MECH   MECH Financial Inc of CT (3)        OTC    Hartford CT        Thrift     955       14   12-31   06/96  23.88    126
MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     930       15   12-31   05/86  39.75    143
PBKB   People's Bancshares of MA (3)       OTC    Southeastern MA    Thrift     858       14   12-31   10/86  16.75     56
BRKL   Brookline Bncp MHC of MA(47.0)      OTC    Brookline          Thrift     817 M      5   08-31   03/98  10.88    317
BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     686       14   12-31   12/81  20.69     97
MWBX   MetroWest Bank of MA (3)            OTC    Eastern MA         Thrift     658       12   12-31   10/86   6.38     91
NSSY   NSS Bancorp of CT (3)               OTC    Southwest CT       Thrift     652        8   12-31   06/94  41.63     99
ABBK   Abington Bancorp of MA (3)          OTC    Southeastern MA    M.B.       546        8   12-31   06/86  15.13     53
SWCB   Sandwich Bancorp of MA (3)          OTC    Southeastern MA    Thrift     531       11   12-31   07/86  58.00    118
BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     495        3   12-31   07/86  16.25     83
WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       378        6   12-31   07/86  10.13     80
CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     376 M      8   03-31   10/86  19.50     38
NMSB   Newmil Bancorp, Inc. of CT (3)      OTC    Western CT         Thrift     368       15   06-30   02/86  10.75     41
LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     345        5   12-31   05/86  12.00     52
NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     324       10   12-31   05/86  14.00     29
NBN    Northeast Bancorp of ME (3)         AMEX   Eastern ME         Thrift     311 M     11   06-30   08/87  11.00     25
BYS    Bay State Bancorp of MA (3)         NYSE   Brookline          Thrift     290 P      0   DEC     03/98  19.75     50
HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     260        2   12-31   08/88  19.75     36
ANE    Alliance Bncp of New Eng of CT (3)  AMEX   Northern CT        Thrift     252        7   12-31   12/86  10.94     27
HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     239        5   12-31   12/88  22.75     30
IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     234        6   12-31   05/93  12.00     29
MYST   Mystic Financial of MA (3)          OTC    Medford            Thrift     199        3   06-30   01/98  11.50     31
FCME   First Coastal Corp. of ME (3)       OTC    Southern ME        Thrift     172        7   12-31     /    11.75     16
KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       155 M      8   12-31   06/93  17.25     22

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 October 7, 1998(1)

                                                  Primary           Operating Total           Fiscal  Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices   Year  Date   Price  Value
------ ----------------------------------- ------ ----------------- --------- ------  ------- ------  -----  -----  ------
                                                                              ($Mil)                          ($)   ($Mil)
New England Companies (continued)
---------------------------------

MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     143        4   04-30   12/87  18.00     16
NTMG   Nutmeg FS&LA of CT                  OTC    Eastern CT         M.B.       112        3   12-31     /    12.00     13
FCB    Falmouth Bancorp, Inc. of MA (3)    AMEX   Southeast MA       Thrift     111        2   09-30   03/96  16.75     24
MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      65        2   03-31   11/89   7.50      5

North-West Companies
--------------------

WFSL   Washington Federal, Inc. of WA      OTC    Western US         Thrift   5,559      104   09-30   11/82  22.25  1,167
IWBK   Interwest Bancorp of WA             OTC    Western WA         Div.     2,091 M     39   09-30     /    25.38    398
STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     2,077       41   12-31     /    15.88    121
FWWB   First Savings Bancorp of WA         OTC    Central WA         Thrift   1,154 M     20   03-31   11/95  20.13    236
KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift   1,009       33   09-30   10/95  14.00    139
HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     553       12   03-31   08/86  14.00    105
FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       451 S      8   12-31   12/85  12.75     54
CASB   Cascade Financial Corp. of WA       OTC    Seattle WA         Thrift     444       11   06-30   09/92  12.75     54
HFWA   Heritage Financial Corp of WA       OTC    NW Washington      Thrift     323 M     10   06-30   01/98  11.13    109
RVSB   Riverview Bancorp of WA             OTC    Southwest WA       Thrift     269        9   03-31   10/97  12.00     74
TSBK   Timberland Bancorp of WA            OTC    Grays Harbor       Thrift     263        5   06-30   01/98  12.38     82
OTFC   Oregon Trail Fin. Corp. of OR       OTC    Baker City         Thrift     256        7   03-31   10/97  12.13     57
FBNW   FirstBank Corp of Clarkston WA      OTC    West. WA/East ID   Thrift     194        5   03-31   07/97  15.13     30
EFBC   Empire Federal Bancorp of MT        OTC    Southern MT        Thrift     111 M      3   12-31   01/97  13.13     33

South-East Companies
--------------------

BNKU   Bank United Corp. of TX             OTC    TX,AZ              Thrift  13,096       71   09-30   08/96  35.44  1,120
FFCH   First Fin. Holdings Inc. of SC      OTC    Charleston SC      Div.     1,874       34   09-30   11/83  18.50    252
FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.     1,355 M     31   09-30   12/83  20.00    267
EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift   1,120       14   03-31   04/86  17.00     99
HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift   1,008       10   06-30   12/95  10.50    181
CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     652       19   12-31   08/92  17.75     89
CFCP   Coastal Fin. Corp. of SC            OTC    South Carolina     Thrift     617        9   09-30   09/90  19.00    119

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 October 7, 1998(1)

                                                  Primary           Operating Total           Fiscal  Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices   Year  Date   Price  Value
------ ----------------------------------- ------ ----------------- --------- ------  ------- ------  -----  -----  ------
                                                                              ($Mil)                          ($)   ($Mil)
South-East Companies (continued)
--------------------------------

FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     578       13   12-31   05/96  19.00     93
FSPT   FirstSpartan Fin. Corp. of SC       OTC    Northwestern SC    Thrift     517        7   06-30   07/97  32.50    138
TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     412        9   09-30   04/95  14.50     50
PFSL   Pocahontas Bancorp of AR            OTC    Northeast AR       Thrift     405        6   09-30   04/98   6.75     45
COOP   Cooperative Bancshares of NC        OTC    Eastern NC         Thrift     381       16   12-31   08/91  13.38     41
FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.       352 D      9   03-31   03/86  25.50     71
CAVB   Cavalry Bancorp of TN               OTC    Murfreesburg       Thrift     340        0   Sept    03/98  18.88    142
SBAN   SouthBanc Shares Inc. of SC         OTC    Northwest SC       Thrift     335 P      6   09-30   04/98  16.25     70
SOPN   First Svgs Bancorp of NC            OTC    Central NC         Thrift     304        5   06-30   01/94  21.25     79
UFRM   United FSB of Rocky Mount NC        OTC    Eastern NC         M.B.       302       13   12-31   07/80  16.50     54
HBSC   Heritage Bancorp, Inc of SC         OTC    Laurens            Thrift     301        4   Sept    04/98  16.13     75
ANA    Acadiana Bancshares, Inc of LA      AMEX   Southern LA        Thrift     298        5   12-31   07/96  15.50     39
CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     263        2   09-30   03/96  15.00     66
FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       248 D      4   12-31   12/86  13.25     69
HCBB   HCB Bancshares of Camden AR         OTC    Southern AR        Thrift     222 M      7   06-30   05/97  11.00     29
ESX    Essex Bancorp of Norfolk VA         AMEX   VA,NC              M.B.       214        4   12-31   07/90   2.19      2
SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     204        2   09-30   10/96   8.56     40
GBNK   Gaston Fed Bncp MHC of NC(47.0      OTC    Southwest NC       Thrift     203        4   9-30    04/98  11.25     51
FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     190        5   09-30   07/95  23.00     40
CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     183        4   03-31   03/88  12.50     32
FFDB   FirstFed Bancorp, Inc. of AL        OTC    Central AL         Thrift     181 M      8   03-31   11/91  12.50     30
FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     181        7   09-30   02/87  10.25     49
GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     173        3   09-30   04/96  12.50     51
SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift     163        2   09-30   02/95  16.63     16
CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift     159        5   12-31   07/95  21.00     19
BFSB   Bedford Bancshares, Inc. of VA      OTC    Southern VA        Thrift     157        3   09-30   08/94  11.50     26
HBS    Haywood Bancshares, Inc. of NC (3)  AMEX   Northwest NC       Thrift     152 M      4   12-31   12/87  19.00     24
GSLA   GS Financial Corp. of LA            OTC    New Orleans LA     Thrift     145        3   12-31   04/97  12.00     39
PDB    Piedmont Bancorp, Inc. of NC        AMEX   Central NC         Thrift     131        1   06-30   12/95   9.56     26
CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift     114        4   06-30   11/96   8.94     17
SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     112        2   12-31   04/96  15.75     29
TWIN   Twin City Bancorp, Inc. of TN       OTC    Northeast TN       Thrift     111        3   12-31   01/95  13.00     16
SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     106 M      4   06-30   10/95  14.00     17

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 October 7, 1998(1)

                                                  Primary           Operating Total           Fiscal  Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices   Year  Date   Price  Value
------ ----------------------------------- ------ ----------------- --------- ------  ------- ------  -----  -----  ------
                                                                              ($Mil)                          ($)   ($Mil)
South-East Companies (continued)
--------------------------------

CENB   Century Bancorp, Inc. of NC         OTC    Charlotte NC       Thrift      97        1   06-30   12/96  13.00     17
UTBI   United Tenn. Bancshares of TN       OTC    Eastern TN         Thrift      74        2   12-31   01/98  11.69     17
SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL    Thrift      72 M      1   09-30   12/96  14.75     17
HSTD   Homestead Bancorp, Inc. of LA       OTC    Tangipahoa Paris   Thrift      71 P      2   12-31   07/98   7.44     11
PEDE   Great Pee Dee Bancorp of SC         OTC    Northeast SC       Thrift      69 M      1   06-30   12/97  12.00     26
SSB    Scotland Bancorp, Inc. of NC        AMEX   S. Central NC      Thrift      61        2   09-30   04/96  11.06     21
SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      46 M      3   06-30   07/94  20.50     12
MBSP   Mitchell Bancorp, Inc. of NC        OTC    Western NC         Thrift      37 M      1   06-30   07/96  16.00     15

South-West Companies
--------------------

CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,981       37   12-31     /    16.00    121
FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       318        6   03-31   06/93  16.63     30
JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     243        6   09-30   04/96  15.13     37
ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     123        2   09-30   01/95  13.25     20
GUPB   GFSB Bancorp, Inc of Gallup NM      OTC    Northwest NM       Thrift     118 M      1   06-30   06/95  14.00     17
AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift     117        3   12-31   08/86   7.00      9

Western Companies (Excl CA)
---------------------------

WSTR   WesterFed Fin. Corp. of MT          OTC    Montana            Thrift   1,022       36   06-30   01/94  18.50    103
UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift     205        4   12-31   09/86  23.50     40
HCBC   High Country Bancorp of CO          OTC    Salida             Thrift      92 M      2   12-31   12/97  12.00     16
TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      87        2   12-31   09/93  11.50     13
CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      61        1   09-30   03/96  13.25     12

Other Areas
-----------

NOTES:  (1)  Or most recent date available (M=March, S=September, D=December,
             J=June, E=Estimated, and P=Pro Forma)
        (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
        (3)  FDIC savings bank.

Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

Date of Last Update:  10/07/98

                                 EXHIBIT IV-1

                                 Stock Prices:
                            As of September 4, 1998

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit IV-1A
                     Weekly Thrift Market Line - Part One
                        Prices As Of September 4, 1998

                                                   Market Capitalization                     Price Change Data
                                               ----------------------------   -------------------------------------------------
                                                                                52 Week (1)                 % Change From
                                                         Shares    Market     ---------------          ------------------------
                                                Price/   Outst-   Capital-                      Last    Last    52 Wks  Dec 31,
Financial Institution                          Share(1)  anding  ization(9)     High     Low    Week    Week    Ago(2)  1997(2)
---------------------                          --------  ------  ----------   -------  ------  ------  ------  -------  -------
                                                 ($)     (000)     ($Mil)       ($)      ($)     ($)     (%)     (%)      (%)
Market Averages. SAIF-Insured Thrifts(no MHC)
_____________________________________________

SAIF-Insured Thrifts(284)                       16.19     7,501     140.9       23.31   14.79   16.73   -3.32    -0.94   -16.78
NYSE Traded Companies(8)                        26.96    39,352   1,248.9       44.71   26.31   27.97   -4.99   -22.40   -30.57
AMEX Traded Companies(22)                       13.95     3,354      43.4       20.91   13.41   14.82   -5.34    -9.51   -19.86
NASDAQ Listed OTC Companies(254)                16.11     7,053     121.0       22.98   14.62   16.61   -3.09     0.41   -16.14
California Companies(18)                        19.65    14,594     456.3       30.67   18.54   20.60   -6.13   -15.17   -24.71
Florida Companies(6)                            15.38    25,809     322.6       24.64   14.52   15.82   -2.15   -14.52   -29.73
Mid-Atlantic Companies(56)                      16.12    10,969     163.7       23.74   14.61   16.55   -2.23    -2.02   -18.61
Mid-West Companies(131)                         16.04     5,391     101.2       22.45   14.54   16.62   -3.48     1.39   -15.63
New England Companies(7)                        16.08     8,374     171.7       25.13   15.07   16.89   -5.67   -11.35   -23.46
North-West Companies(11)                        15.84    11,557     220.4       22.76   14.83   16.15   -1.90    -2.73   -10.97
South-East Companies(44)                        16.11     4,475      88.4       23.02   14.61   16.51   -2.84     2.85   -12.32
South-West Companies(6)                         13.08     2,788      40.7       19.23   12.17   14.08   -7.17    -0.23   -23.87
Western Companies (Excl CA)(5)                  15.75     2,142      37.0       22.10   15.33   16.10   -2.23    -1.63   -21.26
Thrift Strategy(239)                            15.87     5,138      86.3       22.56   14.54   16.38   -3.11    -0.37   -15.89
Mortgage Banker Strategy(27)                    19.01    21,472     499.8       29.03   17.01   19.80   -4.30    -0.70   -22.87
Real Estate Strategy(8)                         16.36     8,482     109.2       24.59   14.66   17.63   -9.37    -3.03   -13.61
Diversified Strategy(7)                         18.97    46,406     974.4       29.52   17.22   18.76   -0.01   -16.70   -26.55
Retail Banking Strategy(3)                      14.25     4,499      71.5       23.42   13.40   14.92   -4.15    -7.30   -27.37
Companies Issuing Dividends(216)                16.68     7,502     153.6       23.85   15.16   17.23   -3.27    -0.60   -16.81
Companies Without Dividends(68)                 14.59     7,498      99.4       21.55   13.61   15.12   -3.48    -2.05   -16.68
Equity/Assets less than 6%(18)                  16.01    20,754     339.7       26.06   14.47   17.04   -6.64   -10.82   -26.26
Equity/Assets 6-12%(125)                        17.43     7,956     184.3       25.28   15.51   18.06   -3.95     2.78   -18.56
Equity/Assets greater than 12%(141)             15.14     5,376      77.4       21.26   14.22   15.55   -2.34    -2.83   -14.01
Converted Last 3 Mths (no MHC)(6)                9.98    14,346     161.1       12.49    8.82    9.88    1.16    -0.18     8.98
Actively Traded Companies(30)                   21.93    27,211     659.2       32.90   20.19   22.65   -2.98    -5.50   -24.07
Market Value Below $20 Million(62)              13.07     1,127      14.1       18.23   12.00   13.46   -3.46    -2.94   -17.55
Holding Company Structure(256)                  16.51     7,377     143.4       23.75   15.11   17.05   -3.25    -1.06   -16.58
Assets Over $1 Billion(61)                      19.17    24,567     501.6       29.29   17.62   19.65   -2.28    -5.71   -21.38
Assets $500 Million-$1 Billion(36)              17.88     5,695      93.3       25.27   16.20   18.49   -3.48     0.48   -16.99
Assets $250-$500 Million(67)                    16.36     3,638      54.5       23.45   14.77   17.13   -4.38     2.25   -14.99
Assets less than $250 Million(120)              14.16     1,705      23.5       19.76   13.02   14.59   -3.23    -0.66   -15.38
Goodwill Companies(116)                         17.08    13,566     240.8       25.16   15.47   17.58   -2.90    -0.76   -19.16
Non-Goodwill Companies(166)                     15.67     3,368      74.2       22.17   14.42   16.24   -3.60    -1.28   -15.47
Acquirors of FSLIC Cases(8)                     29.45    30,789   1,217.5       43.56   28.63   30.30   -2.67   -10.21   -20.90

                                                        Current Per Share Financials
                                               ---------------------------------------------
                                                                           Tangible
                                               Trailing   12 Mo.    Book     Book
                                                12 Mo.    Core     Value/   Value/   Assets/
Financial Institution                           EPS(3)    EPS(3)   Share   Share(4)   Share
---------------------                          --------  -------  -------  --------  -------
                                                 ($)       ($)      ($)      ($)       ($)
Market Averages. SAIF-Insured Thrifts(no MHC)
_____________________________________________

SAIF-Insured Thrifts(284)                        0.98      0.92    13.60     13.15    122.89
NYSE Traded Companies(8)                         2.10      1.80    18.89     18.45    247.00
AMEX Traded Companies(22)                        0.79      0.76    13.95     13.67    112.83
NASDAQ Listed OTC Companies(254)                 0.96      0.91    13.43     12.97    120.59
California Companies(18)                         1.51      1.40    16.88     16.14    229.01
Florida Companies(6)                             0.78      0.48    11.72     10.98    143.03
Mid-Atlantic Companies(56)                       1.02      0.97    13.20     12.46    140.06
Mid-West Companies(131)                          0.91      0.87    13.62     13.34    109.42
New England Companies(7)                         1.20      1.11    13.67     13.06    186.14
North-West Companies(11)                         0.95      0.87    12.79     11.72     98.82
South-East Companies(44)                         0.91      0.85    13.10     12.90     95.16
South-West Companies(6)                          1.15      1.13    12.64     12.24    153.68
Western Companies (Excl CA)(5)                   0.84      0.84    15.73     14.88    102.66
Thrift Strategy(239)                             0.94      0.90    13.76     13.40    114.45
Mortgage Banker Strategy(27)                     1.22      1.17    13.33     11.94    185.20
Real Estate Strategy(8)                          1.32      1.23    11.90     11.51    165.09
Diversified Strategy(7)                          0.99      0.68    10.32     10.07    125.94
Retail Banking Strategy(3)                       0.87      0.25    14.03     13.50    206.61
Companies Issuing Dividends(216)                 1.03      0.94    13.58     13.14    119.94
Companies Without Dividends(68)                  0.81      0.85    13.66     13.21    132.45
Equity/Assets less than 6%(18)                   1.15      1.26    11.40     10.27    230.21
Equity/Assets 6-12%(125)                         1.14      1.02    13.10     12.40    154.27
Equity/Assets greater than 12%(141)              0.81      0.79    14.31     14.18     81.82
Converted Last 3 Mths (no MHC)(6)                0.47      0.49    11.62     11.62     50.48
Actively Traded Companies(30)                    1.52      1.59    15.34     14.34    189.92
Market Value Below $20 Million(62)               0.76      0.66    12.79     12.68     96.64
Holding Company Structure(256)                   0.98      0.93    13.81     13.35    123.76
Assets Over $1 Billion(61)                       1.31      1.26    13.99     12.72    185.79
Assets $500 Million-$1 Billion(36)               1.05      0.98    13.66     13.14    137.93
Assets $250-$500 Million(67)                     0.99      0.93    14.08     13.74    122.51
Assets less than $250 Million(120)               0.78      0.72    13.14     13.07     88.07
Goodwill Companies(116)                          1.08      1.00    13.46     12.34    147.94
Non-Goodwill Companies(166)                      0.91      0.87    13.76     13.76    106.80
Acquirors of FSLIC Cases(8)                      2.71      2.36    21.10     20.32    255.34

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of September 4, 1998

                                                   Market Capitalization                     Price Change Data
                                               ----------------------------   -------------------------------------------------
                                                                                52 Week (1)                 % Change From
                                                         Shares    Market     ---------------          ------------------------
                                                Price/   Outst-   Capital-                      Last    Last    52 Wks  Dec 31,
Financial Institution                          Share(1)  anding  ization(9)     High     Low    Week    Week    Ago(2)  1997(2)
---------------------                          --------  ------  ----------   -------  ------  ------  ------  -------  -------
                                                 ($)     (000)     ($Mil)       ($)      ($)     ($)     (%)     (%)      (%)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------

BIF-Insured Thrifts(55)                          17.88   12,179     243.9       26.37   16.38   18.37   -1.91    -1.33   -21.42
NYSE Traded Companies(5)                         27.01   50,883   1,253.0       38.25   24.80   26.60    1.14     8.68   -14.50
AMEX Traded Companies(5)                         15.68    2,424      39.4       23.20   14.85   16.20   -3.35     0.94   -18.33
NASDAQ Listed OTC Companies(45)                  17.06    8,733     148.1       25.33   15.56   17.65   -2.10    -2.79   -22.61
California Companies(1)                          15.75    7,697     121.2       24.00   15.75   17.75  -11.27   -11.91   -18.18
Mid-Atlantic Companies(20)                       19.64   21,084     461.7       28.07   17.34   19.65   -0.28     1.92   -20.83
New England Companies(29)                        17.61    7,091     118.8       26.29   16.45   18.45   -2.58     0.87   -19.40
North-West Companies(2)                          13.38    5,866      79.5       19.71   12.54   13.75   -2.61    -7.10   -26.10
South-East Companies(3)                          12.17    2,611      26.9       20.96   12.09   12.48   -3.40   -34.65   -40.73
Thrift Strategy(43)                              18.13    8,283     173.5       26.54   16.75   18.55   -1.73    -1.97   -20.85
Mortgage Banker Strategy(6)                      18.67   28,408     596.5       28.00   15.80   19.45   -2.07     5.06   -25.04
Real Estate Strategy(2)                          12.94    7,801     100.7       19.19   12.38   13.63   -2.32    -0.05   -15.05
Diversified Strategy(4)                          16.25   35,884     596.0       25.50   15.15   16.90   -3.83    -6.19   -26.12
Companies Issuing Dividends(44)                  18.17   14,245     287.4       26.94   16.65   18.58   -1.70    -3.00   -22.80
Companies Without Dividends(11)                  16.65    3,500      61.1       23.95   15.24   17.49   -2.81     5.67   -15.62
Equity/Assets less than 6%(2)                    14.38    2,853      42.1       24.25   13.25   14.00    2.34    -3.11   -26.82
Equity/Assets 6-12%(36)                          19.29   13,464     293.7       27.98   17.54   20.10   -3.19     1.20   -19.87
Equity/Assets greater than 12%(17)               15.55   10,782     171.0       23.49   14.49   15.54    0.07    -6.02   -23.77
Converted Last 3 Mths (no MHC)(1)                 7.13    3,101      22.1       11.27    6.50    7.13    0.00    -3.52   -36.73
Actively Traded Companies(14)                    23.05   19,948     420.6       33.43   21.62   24.26   -3.42     0.43   -20.79
Market Value Below $20 Million(5)                14.24    1,379      16.7       21.54   13.21   14.95   -3.80    -0.69   -22.42
Holding Company Structure(42)                    17.98    9,878     179.3       26.18   16.36   18.36   -1.18    -1.13   -20.15
Assets Over $1 Billion(16)                       24.45   31,468     708.2       34.99   21.69   24.80   -1.58     1.07   -18.09
Assets $500 Million-$1 Billion(11)               17.54    9,177     114.0       25.47   16.25   18.22   -0.61    -1.47   -22.78
Assets $250-$500 Million(14)                     14.81    3,672      50.2       22.32   14.11   15.54   -3.87    -2.28   -22.01
Assets less than $250 Million(14)                14.13    1,949      23.7       21.76   13.03   14.42   -1.15    -2.86   -23.50
Goodwill Companies(28)                           18.34   18,989     377.8       27.01   16.62   18.89   -2.07     2.61   -21.56
Non-Goodwill Companies(26)                       17.61    5,414     112.3       25.95   16.30   18.01   -1.46    -5.21   -20.88

                                                        Current Per Share Financials
                                               ---------------------------------------------
                                                                           Tangible
                                               Trailing   12 Mo.    Book     Book
                                                12 Mo.    Core     Value/   Value/   Assets/
Financial Institution                           EPS(3)    EPS(3)   Share   Share(4)   Share
---------------------                          --------  -------  -------  --------  -------
                                                 ($)       ($)      ($)      ($)       ($)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------

BIF-Insured Thrifts(55)                          1.29      1.22    13.35    12.86     129.48
NYSE Traded Companies(5)                         1.91      1.98    21.02    19.19     135.70
AMEX Traded Companies(5)                         1.23      1.02    12.91    12.51     116.78
NASDAQ Listed OTC Companies(45)                  1.22      1.15    12.49    12.15     130.26
California Companies(1)                          1.79      1.79    13.85    13.81     132.69
Mid-Atlantic Companies(20)                       1.18      1.22    14.53    13.90     127.48
New England Companies(29)                        1.41      1.26    12.99    12.52     140.23
North-West Companies(2)                          1.08      1.05     9.31     9.31      90.08
South-East Companies(3)                          0.85      0.87    11.17    10.98      74.97
Thrift Strategy(43)                              1.27      1.21    14.07    13.67     128.47
Mortgage Banker Strategy(6)                      1.46      1.28    11.72    11.01     145.98
Real Estate Strategy(2)                          1.30      1.30     9.43     9.41      90.27
Diversified Strategy(4)                          1.17      1.17     9.43     7.81     136.43
Companies Issuing Dividends(44)                  1.28      1.21    13.19    12.62     131.14
Companies Without Dividends(11)                  1.32      1.26    14.06    13.89     122.53
Equity/Assets less than 6%(2)                    1.38      0.75     7.63     7.42     178.32
Equity/Assets 6-12%(36)                          1.42      1.32    12.83    12.13     152.17
Equity/Assets greater than 12%(17)               1.01      1.09    15.04    14.92      79.71
Converted Last 3 Mths (no MHC)(1)                0.37      0.37     9.41     9.41      47.49
Actively Traded Companies(14)                    1.99      1.83    16.44    15.63     168.62
Market Value Below $20 Million(5)                0.97      0.95    12.11    12.06     146.16
Holding Company Structure(42)                    1.25      1.21    13.62    13.26     124.14
Assets Over $1 Billion(16)                       1.74      1.73    15.83    14.64     152.78
Assets $500 Million-$1 Billion(11)               1.31      1.07    13.18    12.92     142.30
Assets $250-$500 Million(14)                     1.10      1.07    11.91    11.68     114.75
Assets less than $250 Million(14)                0.97      0.93    12.26    12.11     111.02
Goodwill Companies(28)                           1.34      1.20    13.39    12.41     143.39
Non-Goodwill Companies(26)                       1.24      1.25    13.57    13.57     115.95

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of September 4, 1998

                                                   Market Capitalization                     Price Change Data
                                               ----------------------------   -------------------------------------------------
                                                                                52 Week (1)                 % Change From
                                                         Shares    Market     ---------------          ------------------------
                                                Price/   Outst-   Capital-                      Last    Last    52 Wks  Dec 31,
Financial Institution                          Share(1)  anding  ization(9)     High     Low    Week    Week    Ago(2)  1997(2)
---------------------                          --------  ------  ----------   -------  ------  ------  ------  -------  -------
                                                 ($)     (000)     ($Mil)       ($)      ($)     ($)     (%)     (%)      (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(19)                        14.22     9,807      45.1      23.38    13.46   15.05   -5.05    -9.24   -18.88
BIF-Insured Thrifts(3)                          15.90    32,239     269.9      28.09    13.92   15.31    5.31    -3.30   -20.07
NASDAQ Listed OTC Companies(22)                 14.48    13,349      80.6      24.12    13.53   15.09   -3.41    -8.31   -19.07
Florida Companies(2)                            24.00     6,802      78.2      35.38    22.25   23.00    4.35   -14.68   -26.15
Mid-Atlantic Companies(12)                      12.85    11,884      48.8      22.35    11.89   13.67   -4.12   -10.79   -20.96
Mid-West Companies(5)                           17.25     2,169      17.8      25.83    16.57   17.92   -3.91    -5.22   -22.30
New England Companies(2)                        17.04    46,613     394.8      29.56    15.60   16.72    1.00    -5.27   -15.09
South-East Companies(1)                         11.25     4,497      23.8      18.06    11.25   12.50  -10.00    12.50    12.50
Thrift Strategy(20)                             14.01     9,149      45.5      22.90    13.18   14.64   -3.41    -7.72   -17.24
Mortgage Banker Strategy(1)                     13.88    33,965     117.2      27.88    12.00   15.50  -10.45    -7.22   -30.18
Diversified Strategy(1)                         23.19    64,130     640.8      41.13    21.00   22.38    3.62   -19.34   -38.97
Companies Issuing Dividends(15)                 15.26    15,762      99.5      25.48    14.32   15.63   -3.01   -10.56   -22.86
Companies Without Dividends(7)                  12.81     8,122      39.5      21.18    11.81   13.93   -4.28    -3.43   -10.86
Equity/Assets 6-12%(12)                         16.45    16,791     108.9      29.23    15.12   17.26   -4.77   -11.28   -28.78
Equity/Assets >12%(10)                          12.31     9,525      49.1      18.44    11.76   12.68   -1.91    -5.01    -8.27
Holding Company Structure(4)                    13.99     9,744      53.2      21.21    12.68   13.67    4.24     2.18    -9.68
Assets Over $1 Billion(5)                       16.64    36,299     229.0      27.88    14.80   16.28    2.93    -9.18   -21.16
Assets $500 Million-$1 Billion(3)               10.88    29,095     148.8      17.98    10.19   11.06   -1.63     8.80     8.80
Assets $250-$500 Million(6)                     14.56     4,088      20.9      23.60    13.85   15.84   -6.44    -7.86   -16.81
Assets less than $250 Million(8)                13.39     2,645      15.9      22.76    12.82   14.18   -5.60   -10.52   -23.49
Goodwill Companies(7)                           15.94    26,781     172.5      26.86    14.56   16.08   -1.70    -9.51   -24.61
Non-Goodwill Companies(15)                      13.81     7,150      38.1      22.85    13.05   14.63   -4.21    -7.75   -16.51
MHC Institutions(22)                            14.48    13,349      80.6      24.12    13.53   15.09   -3.41    -8.31   -19.07
MHC Converted Last 3 Months(2)                  10.32     5,009      21.7      12.16     9.82   10.13    2.01     3.15     3.15

                                                        Current Per Share Financials
                                               ---------------------------------------------
                                                                           Tangible
                                               Trailing   12 Mo.    Book     Book
                                                12 Mo.    Core     Value/   Value/   Assets/
Financial Institution                           EPS(3)    EPS(3)   Share   Share(4)   Share
---------------------                          --------  -------  -------  --------  -------
                                                 ($)       ($)      ($)      ($)       ($)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(19)                          0.54     0.50     9.01     8.92      75.67
BIF-Insured Thrifts(3)                            0.87     0.57    10.00     8.98      85.17
NASDAQ Listed OTC Companies(22)                   0.59     0.51     9.17     8.93      77.17
Florida Companies(2)                              1.15     0.92    13.28    12.90     215.87
Mid-Atlantic Companies(12)                        0.48     0.46     8.25     8.06      66.33
Mid-West Companies(5)                             0.63     0.54    10.02    10.02      79.75
New England Companies(2)                          1.04     0.65    11.35    10.43      85.04
South-East Companies(1)                           0.33     0.30     9.14     9.14      45.06
Thrift Strategy(20)                               0.53     0.49     9.13     9.01      73.87
Mortgage Banker Strategy(1)                       0.54     0.44     5.56     5.02      68.47
Diversified Strategy(1)                           1.60     0.83    13.37    11.52     141.98
Companies Issuing Dividends(15)                   0.65     0.54     9.54     9.20      85.34
Companies Without Dividends(7)                    0.46     0.44     8.35     8.35      59.48
Equity/Assets 6-12%(12)                           0.69     0.54     9.02     8.57      99.02
Equity/Assets >12%(10)                            0.48     0.47     9.33     9.33      52.89
Holding Company Structure(4)                      0.53     0.48     8.79     8.48      70.83
Assets Over $1 Billion(5)                         0.85     0.62     9.03     8.39     104.85
Assets $500 Million-$1 Billion(3)                 0.47     0.47     9.33     9.33      28.09
Assets $250-$500 Million(6)                       0.51     0.48     8.42     8.42      71.57
Assets less than $250 Million(8)                  0.49     0.46     9.88     9.71      69.21
Goodwill Companies(7)                             0.77     0.57     8.74     8.00      99.24
Non-Goodwill Companies(15)                        0.51     0.48     9.36     9.36      66.98
MHC Institutions(22)                              0.59     0.51     9.17     8.93      77.17
MHC Converted Last 3 Months(2)                    0.38     0.37     7.94     7.94      55.10

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of September 4, 1998

                                                  Market Capitalization                     Price Change Data
                                              -----------------------------   -------------------------------------------------
                                                                                52 Week (1)                 % Change From
                                                         Shares    Market     ---------------          ------------------------
                                               Price/    Outst-   Capital-                      Last    Last    52 Wks  Dec 31,
Financial Institution                         Share(1)   anding  ization(9)     High     Low    Week    Week    Ago(2)  1997(2)
---------------------                         --------  -------  ----------   -------  ------  ------  ------  -------  -------
                                                ($)      (000)     ($Mil)       ($)      ($)     ($)     (%)     (%)      (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA(8)            51.75   112,748    5,834.7      82.81   51.38   52.25   -0.96    -3.83   -22.69
BYS   Bay State Bancorp of MA*                  19.75     2,535       50.1      32.63   19.25   20.38   -3.09    -1.25    -1.25
CFB   Commercial Federal Corp. of NE            23.06    42,056      969.8      38.19   22.00   22.50    2.49   -23.87   -35.15
DME   Dime Bancorp, Inc. of NY*                 22.75   113,533    2,582.9      32.69   19.00   22.81   -0.26    12.68   -24.79
DSL   Downey Financial Corp. of CA              23.31    28,105      655.1      35.00   21.67   23.81   -2.10     5.28   -13.92
FED   FirstFed Fin. Corp. of CA                 14.88    21,215      315.7      26.94   14.75   16.50   -9.82   -13.13   -23.22
GSB   Golden State Bancorp of CA(8)             17.75    55,485      984.9      41.81   15.88   17.25    2.90   -41.09   -52.59
GDW   Golden West Fin. Corp. of CA              77.06    57,591    4,438.0     114.25   76.13   79.06   -2.53   -10.07   -21.21
GPT   GreenPoint Fin. Corp. of NY*              28.94    83,383    2,413.1      42.63   25.19   27.06    6.95    -8.13   -20.23
JSB   JSB Financial, Inc. of NY*                46.81     9,833      460.3      59.69   45.00   46.00    1.76     0.00    -6.49
OCN   Ocwen Financial Corp. of FL               14.44    60,772      877.5      30.38   14.44   16.31  -11.47   -34.00   -43.24
SIB   Staten Island Bancorp of NY*              16.81    45,130      758.6      23.63   15.56   16.75    0.36    40.08   -19.72
WES   Westcorp Inc. of Orange CA                 9.00    26,374      237.4      23.50    8.88    9.63   -6.54   -58.62   -46.68

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA            15.50     2,505       38.8      25.63   15.50   19.13  -18.98   -27.91   -33.70
ANE   Alliance Bncp of New Eng of CT*           10.94     2,493       27.3      16.08   10.25   11.00   -0.55    -7.52    -0.55
BKC   American Bank of Waterbury CT*            20.69     4,687       97.0      32.56   17.88   21.88   -5.44    10.35   -15.14
BFD   BostonFed Bancorp of MA                   16.75     5,393       90.3      24.88   16.75   18.50   -9.46   -10.67   -23.45
CNY   Carver Bancorp, Inc. of NY                 9.50     2,314       22.0      17.13    9.50   11.13  -14.65   -23.63   -41.54
CBK   Citizens First Fin.Corp. of IL            14.38     2,526       36.3      22.38   14.38   16.00  -10.12   -14.15   -28.99
EFC   EFC Bancorp Inc of IL                     10.25     7,491       76.8      14.94   10.00   10.38   -1.25     2.50     2.50
EBI   Equality Bancorp, Inc. of MO              13.06     2,518       32.9      16.00   12.50   13.81   -5.43    30.60    -9.93
ESX   Essex Bancorp of Norfolk VA(8)             2.19     1,059        2.3       7.94    1.88    2.50  -12.40    12.89   -44.42
FCB   Falmouth Bancorp, Inc. of MA*             16.75     1,455       24.4      23.88   16.50   17.00   -1.47    -2.90   -18.29
FAB   FirstFed America Bancorp of MA            14.31     8,272      118.4      23.25   14.19   15.38   -6.96   -29.33   -34.60
GAF   GA Financial Corp. of PA                  13.38     7,220       96.6      22.25   13.38   15.25  -12.26   -27.44   -29.13
HBS   Haywood Bancshares, Inc. of NC*           19.00     1,250       23.8      24.00   19.00   19.00    0.00     0.00   -15.56
KNK   Kankakee Bancorp, Inc. of IL              24.50     1,380       33.8      37.75   24.50   26.00   -5.77   -17.31   -35.10
KYF   Kentucky First Bancorp of KY              13.63     1,241       16.9      15.88   12.63   13.88   -1.80    10.10    -8.77
NBN   Northeast Bancorp of ME*                  11.00     2,237       24.6      19.50   10.63   12.13   -9.32     4.76   -42.11
NEP   Northeast PA Fin. Corp of PA              10.63     6,427       68.3      16.00    9.88   10.19    4.32     6.30     6.30
PDB   Piedmont Bancorp, Inc. of NC               9.56     2,751       26.3      11.63    9.50   10.00   -4.40    -8.95   -12.13
SSB   Scotland Bancorp, Inc. of NC              11.06     1,914       21.2      19.25    8.13   11.00    0.55   -38.76    11.27
SZB   SouthFirst Bancshares of AL               16.63       967       16.1      22.75   15.63   16.88   -1.48     3.94   -26.90
SRN   Southern Banc Company of AL               14.00     1,230       17.2      19.13   14.00   14.00    0.00   -12.50   -21.13
SSM   Stone Street Bancorp of NC                15.75     1,843       29.0      22.50   15.75   16.75   -5.97   -26.09   -29.02
TSH   Teche Holding Company of LA               14.50     3,439       49.9      23.50   14.50   14.75   -1.69   -21.11   -36.26
FTF   Texarkana Fst. Fin. Corp of AR            23.00     1,738       40.0      30.63   23.00   24.38   -5.66    -7.56    -8.00
THR   Three Rivers Fin. Corp. of MI             16.25       825       13.4      23.50   15.13   16.50   -1.52     1.18   -25.29
WSB   Washington SB, FSB of MD                   4.88     4,421       21.6       9.50    4.88    5.06   -3.56   -30.29   -46.14
WFI   Winton Financial Corp. of OH              11.50     4,014       46.2      20.63    7.88   12.25   -6.12    41.45    12.86

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN(8)            42.25     1,092       46.1      45.50   22.06   42.00    0.60    90.14    44.25
FBER  1st Bergen Bancorp of NJ                  16.25     2,585       42.0      20.75   14.75   17.25   -5.80    -8.45   -15.05
AFED  AFSALA Bancorp, Inc. of NY(8)             13.50     1,319       17.8      20.75   12.25   15.00  -10.00   -15.63   -29.87
ALBK  ALBANK Fin. Corp. of Albany NY(8)         55.63    13,222      735.5      74.63   39.75   57.25   -2.83    39.49     8.15
AMFC  AMB Financial Corp. of IN                 14.50       916       13.3      19.38   14.50   14.75   -1.69     0.00    -8.69
ASBP  ASB Financial Corp. of OH                 11.50     1,655       19.0      16.75   10.88   10.88    5.70   -12.41   -13.21
ABBK  Abington Bancorp of MA*                   15.13     3,532       53.4      22.25   13.00   14.88    1.68    -1.63   -27.95

                                                        Current Per Share Financials
                                               ---------------------------------------------
                                                                           Tangible
                                               Trailing   12 Mo.    Book     Book
                                                12 Mo.    Core     Value/   Value/   Assets/
Financial Institution                           EPS(3)    EPS(3)   Share   Share(4)   Share
---------------------                          --------  -------  -------  --------  -------
                                                 ($)       ($)      ($)      ($)       ($)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA(8)              3.74     3.70    28.65     21.85    468.53
BYS   Bay State Bancorp of MA*                    1.05     1.05    23.66     23.66    114.26
CFB   Commercial Federal Corp. of NE              1.46     1.76    15.29     13.55    210.50
DME   Dime Bancorp, Inc. of NY*                   1.55     0.95    11.72      9.64    184.21
DSL   Downey Financial Corp. of CA                2.03     2.10    16.33     16.16    207.51
FED   FirstFed Fin. Corp. of CA                   1.38     1.31    11.33     11.25    189.04
GSB   Golden State Bancorp of CA(8)               1.70     2.04    20.24     16.99    326.52
GDW   Golden West Fin. Corp. of CA                6.99     6.84    50.76     50.76    678.36
GPT   GreenPoint Fin. Corp. of NY*                1.75     1.79    15.30      8.65    154.15
JSB   JSB Financial, Inc. of NY*                  4.65     5.22    38.65     38.65    159.00
OCN   Ocwen Financial Corp. of FL                 0.45     0.04     7.03      6.43     57.68
SIB   Staten Island Bancorp of NY*                0.56     0.91    15.75     15.35     66.89
WES   Westcorp Inc. of Orange CA                  0.28    -1.26    12.60     12.57    138.92

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA              1.18     1.10    17.52     17.52    119.02
ANE   Alliance Bncp of New Eng of CT*             0.93     0.45     7.90      7.73    101.20
BKC   American Bank of Waterbury CT*              1.82     1.53    12.65     12.27    146.27
BFD   BostonFed Bancorp of MA                     1.32     1.06    15.31     14.77    196.22
CNY   Carver Bancorp, Inc. of NY                  0.45     0.40    15.36     14.82    189.05
CBK   Citizens First Fin.Corp. of IL              0.78     0.44    15.52     15.52    111.27
EFC   EFC Bancorp Inc of IL                      -0.44     0.53    12.56     12.56     53.08
EBI   Equality Bancorp, Inc. of MO                0.56     0.01    10.40     10.40    108.56
ESX   Essex Bancorp of Norfolk VA(8)             -0.44    -0.44     0.04     -0.08    202.45
FCB   Falmouth Bancorp, Inc. of MA*               0.75     0.57    16.24     16.24     75.96
FAB   FirstFed America Bancorp of MA              0.83     0.67    14.10     14.10    159.06
GAF   GA Financial Corp. of PA                    1.13     1.05    14.95     14.81    116.10
HBS   Haywood Bancshares, Inc. of NC*             1.76     1.76    18.06     17.49    121.60
KNK   Kankakee Bancorp, Inc. of IL                2.09     2.00    28.43     24.29    291.26
KYF   Kentucky First Bancorp of KY                0.74     0.73    11.61     11.61     66.11
NBN   Northeast Bancorp of ME*                    0.89     0.81     9.72      8.83    138.86
NEP   Northeast PA Fin. Corp of PA               -0.20     0.45    13.22     13.22     74.34
PDB   Piedmont Bancorp, Inc. of NC                0.60     0.58     7.85      7.85     47.45
SSB   Scotland Bancorp, Inc. of NC                0.44     0.44     7.96      7.96     31.91
SZB   SouthFirst Bancshares of AL                 0.66     0.59    16.75     16.34    168.54
SRN   Southern Banc Company of AL                 0.42     0.42    14.95     14.84     85.95
SSM   Stone Street Bancorp of NC                  0.82     0.82    16.64     16.64     60.91
TSH   Teche Holding Company of LA                 1.12     1.10    16.60     16.60    119.93
FTF   Texarkana Fst. Fin. Corp of AR              1.82     1.77    16.23     16.23    109.07
THR   Three Rivers Fin. Corp. of MI               1.01     0.94    16.08     16.02    118.86
WSB   Washington SB, FSB of MD                    0.44     0.30     5.21      5.21     61.87
WFI   Winton Financial Corp. of OH                0.80     0.66     5.80      5.68     80.84

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN(8)              1.75     1.23    21.85     21.43    238.23
FBER  1st Bergen Bancorp of NJ                    0.82     0.82    13.50     13.50    116.35
AFED  AFSALA Bancorp, Inc. of NY(8)               0.91     0.93    15.26     15.26    125.80
ALBK  ALBANK Fin. Corp. of Albany NY(8)           3.38     3.37    28.70     22.72    312.42
AMFC  AMB Financial Corp. of IN                   0.94     0.61    15.41     15.41    121.55
ASBP  ASB Financial Corp. of OH                   0.65     0.65     8.76      8.76     70.35
ABBK  Abington Bancorp of MA*                     1.28     0.97     9.85      8.98    154.65

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of September 4, 1998

                                                   Market Capitalization                     Price Change Data
                                              -----------------------------   -------------------------------------------------
                                                                                52 Week (1)                 % Change From
                                                         Shares    Market     ---------------          ------------------------
                                               Price/    Outst-   Capital-                      Last    Last    52 Wks  Dec 31,
Financial Institution                         Share(1)   anding  ization(9)     High     Low    Week    Week    Ago(2)  1997(2)
---------------------                         --------  -------  ----------   -------  ------  ------  ------  -------  -------
                                                ($)      (000)     ($Mil)       ($)      ($)     ($)     (%)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AABC  Access Anytime Bancorp of NM              7.00      1,217       8.5      13.00     6.37    8.25   -15.15     9.89   -36.36
AFBC  Advance Fin. Bancorp of WV               14.38      1,074      15.4      20.88    13.88   14.38     0.00    -8.00   -17.26
ALBC  Albion Banc Corp. of Albion NY            8.63        752       6.5      14.17     7.75    9.75   -11.49    11.35   -35.26
ABCL  Alliance Bancorp, Inc. of IL             17.25     11,435     197.3      29.25    16.75   18.44    -6.45   -22.47   -34.91
ALLB  Alliance Bank MHC of PA (19.9)           15.25      3,273       9.9      39.00    15.25   20.00   -23.75   -38.38   -50.81
AHCI  Ambanc Holding Co., Inc. of NY*          13.00      4,105      53.4      20.00    12.88   13.75    -5.45   -16.13   -30.67
ASBI  Ameriana Bancorp of IN                   18.00      3,253      58.6      22.00    17.75   18.75    -4.00   -17.73    -9.46
ABCW  Anchor Bancorp Wisconsin of WI           22.19     17,840     395.9      23.25    13.69   22.00     0.86    62.80    21.99
ANDB  Andover Bancorp, Inc. of MA*             27.50      6,481     178.2      39.88    24.60   33.00   -16.67    10.44   -14.60
ASFC  Astoria Financial Corp. of NY            37.88     26,531   1,005.0      62.50    35.94   38.81    -2.40   -23.29   -32.05
AVND  Avondale Fin. Corp. of IL                12.25      3,060      37.5      18.88    12.25   13.00    -5.77   -16.27   -24.62
BCSB  BCSB Bankcorp MHC of MD (38.6)           10.44      6,117      24.6      12.63    10.13   10.63    -1.79     4.40     4.40
BKCT  Bancorp Connecticut of CT*               16.25      5,114      83.1      25.00    14.94   14.94     8.77     1.56   -22.62
BPLS  Bank Plus Corp. of CA                     7.25     19,387     140.6      16.13     7.25    8.75   -17.14   -34.86   -42.60
BNKU  Bank United Corp. of TX                  35.44     31,596   1,119.8      56.00    32.50   32.50     9.05   -11.40   -27.58
BWFC  Bank West Fin. Corp. of MI               11.13      2,624      29.2      17.50    11.13   11.75    -5.28    -7.25   -31.00
BANC  BankAtlantic Bancorp of FL                9.31     36,676     341.5      17.00     8.63    9.75    -4.51   -26.29   -44.42
BKUNA BankUnited Fin. Corp. of FL               9.50     17,786     169.0      18.50     8.25    9.30     2.15   -23.63   -38.35
BVCC  Bay View Capital Corp. of CA             17.00     20,276     344.7      38.00    17.00   17.75    -4.23   -34.62   -53.10
FSNJ  Bayonne Banchsares of NJ(8)              13.16      9,094     119.7      17.38    10.00   12.75     3.22     9.12    -1.64
BFSB  Bedford Bancshares, Inc. of VA           11.50      2,298      26.4      17.38    10.88   12.38    -7.11    -4.17   -32.35
BFFC  Big Foot Fin. Corp. of IL                14.00      2,513      35.2      23.94    12.75   14.75    -5.08   -17.65   -33.33
BYFC  Broadway Fin. Corp. of CA                 8.25        933       7.7      12.73     8.25    9.75   -15.38   -19.04   -32.76
BRKL  Brookline Bncp MHC of MA(47.0)           10.88     29,095     148.8      17.98    10.19   11.06    -1.63     8.80     8.80
CBES  CBES Bancorp, Inc. of MO                 19.00        940      17.9      26.00    17.38   19.00     0.00     7.04   -14.61
CCFH  CCF Holding Company of GA                21.00        895      18.8      24.00    15.00   19.25     9.09    35.83     4.32
CITZ  CFS Bancorp, Inc. of IN                   9.13     22,727     207.5      11.44     8.38    9.13     0.00    -8.70    -8.70
CFSB  CFSB Bancorp of Lansing MI               21.75      8,167     177.6      28.75    15.76   21.75     0.00    35.43    -8.84
CKFB  CKF Bancorp of Danville KY               16.50        843      13.9      21.25    15.00   17.38    -5.06   -13.16   -10.81
CNSB  CNS Bancorp, Inc. of MO                  15.13      1,645      24.9      21.50    14.75   15.50    -2.39    -9.67   -26.20
CSBF  CSB Financial Group Inc of IL            10.13        821       8.3      14.00    10.00   10.63    -4.70   -14.73   -24.96
CBCI  Calumet Bancorp of Chicago IL            26.50      3,145      83.3      39.00    26.00   26.75    -0.93    -7.28   -20.30
CAFI  Camco Fin. Corp. of OH                   16.00      5,481      87.7      20.67    11.83   16.63    -3.79    35.25    -5.88
CMRN  Cameron Fin. Corp. of MO                 16.00      2,434      38.9      22.19    16.00   16.63    -3.79    -9.86   -21.95
CFNC  Carolina Fincorp of NC*                   8.94      1,906      17.0      18.88     8.88    9.38    -4.69   -49.29   -51.68
CASB  Cascade Financial Corp. of WA            12.75      4,266      54.4      16.00     9.60   13.25    -3.77    20.28    20.28
CATB  Catskill Fin. Corp. of NY*               12.75      4,486      57.2      19.13    12.75   13.75    -7.27   -21.54   -32.47
CAVB  Cavalry Bancorp of TN                    18.88      7,538     142.3      25.25    18.50   18.63     1.34    88.80    88.80
CNIT  Cenit Bancorp of Norfolk VA              17.75      4,997      88.7      28.58    16.42   18.25    -2.74     4.66   -33.02
CEBK  Central Co-Op. Bank of MA*               19.50      1,965      38.3      33.50    19.50   22.00   -11.36    -2.50   -31.58
CENB  Century Bancorp, Inc. of NC(8)           13.00      1,271      16.5      39.00    12.88   14.00    -7.14   -50.94   -53.98
COFI  Charter One Financial of OH              26.63    127,635   3,398.9      36.38    23.00   26.63     0.00     0.08   -15.62
CVAL  Chester Valley Bancorp of PA             26.00      2,444      63.5      35.24    20.00   29.50   -11.86    21.33    -6.68
CLAS  Classic Bancshares, Inc. of KY           14.13      1,300      18.4      21.50    12.00   15.25    -7.34    -0.84   -15.64
CBSA  Coastal Bancorp of Houston TX            16.00      7,563     121.0      26.67    15.00   18.75   -14.67   -18.66   -31.18
CFCP  Coastal Fin. Corp. of SC                 19.00      6,256     118.9      20.50    14.72   19.00     0.00     8.39     3.37
CFKY  Columbia Financial of KY                 12.00      2,671      32.1      17.13    11.75   12.38    -3.07    20.00    20.00
CMSB  Commonwealth Bancorp Inc of PA           15.00     15,474     232.1      24.25    13.38   14.00     7.14   -12.43   -24.55
CMSV  Commty. Svgs, MHC of FL (48.5)(8)        22.00      5,100      54.3      40.75    22.00   24.00    -8.33   -31.25   -37.82
CFTP  Community Fed. Bancorp of MS             15.00      4,398      66.0      21.00    14.50   16.00    -6.25   -17.26   -25.93
CFFC  Community Fin. Corp. of VA               12.50      2,569      32.1      16.38    10.75   12.50     0.00    14.89    -9.49
CIBI  Community Inv. Bancorp of OH             12.94      1,335      17.3      15.25     9.83   12.50     3.52    25.27    20.15
COOP  Cooperative Bancshares of NC             13.38      3,027      40.5      25.00    12.50   14.50    -7.72    -4.43   -45.39
CRZY  Crazy Woman Creek Bncorp of WY           13.25        939      12.4      20.00    12.75   13.88    -4.54    -9.43   -11.67
CRSB  Crusader Holding Corp of PA              12.75      3,833      48.9      17.86    12.75   13.50    -5.56     N.A.     N.A.

                                                        Current Per Share Financials
                                               ---------------------------------------------
                                                                           Tangible
                                               Trailing   12 Mo.    Book     Book
                                                12 Mo.    Core     Value/   Value/   Assets/
Financial Institution                           EPS(3)    EPS(3)   Share   Share(4)   Share
---------------------                          --------  -------  -------  --------  -------
                                                 ($)       ($)      ($)      ($)       ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AABC  Access Anytime Bancorp of NM               1.23      1.12      7.62     7.62     96.07
AFBC  Advance Fin. Bancorp of WV                 0.89      0.84     14.52    14.52    103.04
ALBC  Albion Banc Corp. of Albion NY             0.51      0.48      8.37     8.37     98.56
ABCL  Alliance Bancorp, Inc. of IL               1.01      1.24     15.80    15.67    180.87
ALLB  Alliance Bank MHC of PA (19.9)             0.61      0.61      9.05     9.05     84.78
AHCI  Ambanc Holding Co., Inc. of NY*            0.51      0.52     14.22    14.22    137.73
ASBI  Ameriana Bancorp of IN                     1.17      0.98     14.03    13.78    115.37
ABCW  Anchor Bancorp Wisconsin of WI             1.23      1.07      7.33     7.22    115.34
ANDB  Andover Bancorp, Inc. of MA*               2.43      2.37     17.61    17.61    214.83
ASFC  Astoria Financial Corp. of NY              2.99      2.71     33.64    24.10    436.30
AVND  Avondale Fin. Corp. of IL                 -1.53     -1.10     15.07    15.07    198.25
BCSB  BCSB Bankcorp MHC of MD (38.6)             0.36      0.36      7.28     7.28     44.74
BKCT  Bancorp Connecticut of CT*                 1.27      1.07      9.58     9.58     96.83
BPLS  Bank Plus Corp. of CA                      0.39      0.59      9.55     8.77    221.09
BNKU  Bank United Corp. of TX                    3.50      3.28     21.19    19.25    414.48
BWFC  Bank West Fin. Corp. of MI                 0.38      0.33      8.88     8.88     69.17
BANC  BankAtlantic Bancorp of FL                 0.72      0.32      6.96     5.38    102.43
BKUNA BankUnited Fin. Corp. of FL                0.36      0.21     10.29     8.60    201.51
BVCC  Bay View Capital Corp. of CA               0.72      1.22     19.43    12.60    282.11
FSNJ  Bayonne Banchsares of NJ(8)                0.51      0.51     10.55    10.55     77.01
BFSB  Bedford Bancshares, Inc. of VA             0.77      0.76      9.02     9.02     68.11
BFFC  Big Foot Fin. Corp. of IL                  0.47      0.35     15.16    15.16     87.79
BYFC  Broadway Fin. Corp. of CA                  0.69      0.44     13.94    13.94    137.67
BRKL  Brookline Bncp MHC of MA(47.0)             0.47      0.47      9.33     9.33     28.09
CBES  CBES Bancorp, Inc. of MO                   1.12      0.80     17.93    17.93    131.61
CCFH  CCF Holding Company of GA                  0.21     -0.02     12.89    12.89    177.14
CITZ  CFS Bancorp, Inc. of IN                    0.36      0.40     10.88    10.88     62.51
CFSB  CFSB Bancorp of Lansing MI                 1.42      1.27      8.08     8.08    103.80
CKFB  CKF Bancorp of Danville KY                 0.98      0.98     16.06    16.06     74.45
CNSB  CNS Bancorp, Inc. of MO                    0.53      0.45     14.76    14.76     59.57
CSBF  CSB Financial Group Inc of IL              0.41      0.42     13.52    12.76     58.44
CBCI  Calumet Bancorp of Chicago IL              3.04      3.06     27.74    27.74    156.43
CAFI  Camco Fin. Corp. of OH                     1.23      0.89     10.62     9.98    107.32
CMRN  Cameron Fin. Corp. of MO                   1.01      0.99     18.02    18.02     90.71
CFNC  Carolina Fincorp of NC*                    0.56      0.63      8.07     8.07     59.76
CASB  Cascade Financial Corp. of WA              0.83      0.74      7.36     7.36    104.12
CATB  Catskill Fin. Corp. of NY*                 0.86      0.85     15.21    15.21     69.01
CAVB  Cavalry Bancorp of TN                      0.68      0.50     13.37    13.37     45.08
CNIT  Cenit Bancorp of Norfolk VA                1.27      1.17     10.32     9.56    130.45
CEBK  Central Co-Op. Bank of MA*                 1.55      1.20     18.72    17.00    191.38
CENB  Century Bancorp, Inc. of NC(8)             0.95      0.94     14.74    14.74     76.21
COFI  Charter One Financial of OH                1.31      1.73     11.59    10.91    155.23
CVAL  Chester Valley Bancorp of PA               1.33      1.25     13.03    13.03    154.26
CLAS  Classic Bancshares, Inc. of KY             0.75      0.95     15.78    13.57    106.14
CBSA  Coastal Bancorp of Houston TX              2.04      2.09     15.17    13.21    394.09
CFCP  Coastal Fin. Corp. of SC                   1.07      0.86      5.81     5.81     98.61
CFKY  Columbia Financial of KY                   0.22      0.22     14.03    14.03     44.54
CMSB  Commonwealth Bancorp Inc of PA             0.86      0.61     12.91    10.17    153.05
CMSV  Commty. Svgs, MHC of FL (48.5)(8)          1.01      0.93     16.29    16.29    150.10
CFTP  Community Fed. Bancorp of MS               0.66      0.57     13.33    13.33     59.86
CFFC  Community Fin. Corp. of VA                 0.71      0.68     10.05    10.01     71.32
CIBI  Community Inv. Bancorp of OH               0.68      0.68      8.37     8.37     76.21
COOP  Cooperative Bancshares of NC               0.79      0.72     10.00    10.00    125.89
CRZY  Crazy Woman Creek Bncorp of WY             0.79      0.79     15.34    15.34     65.47
CRSB  Crusader Holding Corp of PA                0.97      0.89      6.06     5.74     52.71

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of September 4, 1998

                                                   Market Capitalization                     Price Change Data
                                               ----------------------------   -------------------------------------------------
                                                                                52 Week (1)                 % Change From
                                                         Shares    Market     ---------------          ------------------------
                                                Price/   Outst-   Capital-                      Last    Last    52 Wks  Dec 31,
Financial Institution                          Share(1)  anding  ization(9)     High     Low    Week    Week    Ago(2)  1997(2)
---------------------                          --------  ------  ----------   -------  ------  ------  ------  -------  -------
                                                 ($)     (000)     ($Mil)       ($)      ($)     ($)     (%)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DNFC  D&N Financial Corp. of MI                 17.50     9,157     160.2       29.75   15.94   18.75   -6.67    -3.74   -33.96
DCBI  Delphos Citizens Bancorp of OH            18.53     1,848      34.2       24.25   15.38   16.13   14.88    12.30   -10.70
DCOM  Dime Community Bancorp of NY*             18.00    12,177     219.2       29.31   15.31   18.00    0.00    -7.98   -24.21
ESBF  ESB Financial Corp of PA                  15.75     5,665      89.2       20.00   14.21   16.25   -3.08    10.84   -10.00
EGLB  Eagle BancGroup of IL                     15.75     1,177      18.5       21.13   14.00   14.13   11.46    -7.35   -16.58
EBSI  Eagle Bancshares of Tucker GA             17.00     5,806      98.7       27.25   16.75   18.25   -6.85     3.03   -22.73
ETFS  East Texas Fin. Serv. of TX               13.25     1,539      20.4       16.25   12.67   13.25    0.00     3.92   -16.30
ESBK  Elmira Svgs Bank (The) of NY*             24.00       727      17.4       32.25   23.10   25.75   -6.80     3.90   -20.00
EMLD  Emerald Financial Corp. of OH             12.00    10,274     123.3       16.00    6.88   11.50    4.35    74.42     8.50
EFBC  Empire Federal Bancorp of MT              13.13     2,480      32.6       18.25   12.50   12.50    5.04   -16.63   -23.35
EFBI  Enterprise Fed. Bancorp of OH             27.38     2,211      60.5       35.00   19.50   28.00   -2.21    35.21   -13.08
EQSB  Equitable FSB of Wheaton MD               23.00     1,223      28.1       34.00   18.75   25.75  -10.68    22.67   -13.21
FCBF  FCB Fin. Corp. of Neenah WI               27.25     3,857     105.1       34.00   26.50   28.63   -4.82     1.87    -7.63
FFDF  FFD Financial Corp. of OH                 17.00     1,445      24.6       24.00   14.75   16.00    6.25    15.25    -5.56
FFLC  FFLC Bancorp of Leesburg FL               17.50     3,742      65.5       23.50   16.50   17.00    2.94    -7.06   -19.54
FFWC  FFW Corporation of Wabash IN              15.00     1,458      21.9       21.50   14.31   17.13  -12.43     2.53   -21.05
FFYF  FFY Financial Corp. of OH                 29.50     4,011     118.3       36.88   26.88   32.13   -8.19     6.77   -10.96
FMCO  FMS Financial Corp. of NJ                 11.25     7,203      81.0       16.67    9.08   11.50   -2.17    33.61    -4.90
FFHH  FSF Financial Corp. of MN                 14.38     2,933      42.2       21.25   13.38   15.63   -8.00   -18.99   -31.33
FOBC  Fed One Bancorp of Wheeling WV(8)         37.38     2,402      89.8       45.50   20.00   36.13    3.46    86.90    35.93
FBCI  Fidelity Bancorp of Chicago IL            21.13     2,833      59.9       26.00   19.38   20.25    4.35    -6.09   -17.56
FSBI  Fidelity Bancorp, Inc. of PA              18.50     1,974      36.5       28.00   17.00   19.50   -5.13    10.12   -20.26
FFFL  Fidelity Bcsh MHC of FL (47.9)            24.00     6,802      78.2       35.38   22.25   23.00    4.35   -14.68   -26.15
FFED  Fidelity Fed. Bancorp of IN                3.63     3,127      11.4       10.50    3.63    5.00  -27.40   -57.29   -64.79
FFOH  Fidelity Financial of OH                  13.00     5,598      72.8       19.88   12.50   13.50   -3.70   -18.75   -16.13
FIBC  Financial Bancorp, Inc. of NY(8)          31.00     1,707      52.9       37.63   22.00   34.00   -8.82    41.68    28.47
FBSI  First Bancshares, Inc. of MO              12.75     2,214      28.2       17.50   11.00   13.00   -1.92     7.32   -18.43
FBBC  First Bell Bancorp of PA                  16.00     6,525     104.4       21.63   15.63   16.63   -3.79    -0.81   -15.79
SKBO  First Carnegie MHC of PA(45.0)            11.00     2,300      11.4       21.00   11.00   13.25  -16.98   -34.33   -41.33
FSTC  First Citizens Corp of GA                 25.50     2,795      71.3       35.50   21.33   27.25   -6.42    15.91   -25.00
FCME  First Coastal Corp. of ME*                11.75     1,361      16.0       15.75   10.25   10.50   11.90     8.00   -21.03
FDEF  First Defiance Fin.Corp. of OH            11.88     8,158      96.9       16.25   11.88   12.50   -4.96   -23.35   -25.75
FESX  First Essex Bancorp of MA*                16.00     7,562     121.0       26.13   15.13   16.69   -4.13   -10.51   -31.18
FFSX  First FSB MHC Sxld of IA(46.3)(8)         28.00     2,840      36.8       39.00   28.00   30.25   -7.44    -6.67   -11.81
FFES  First Fed of E. Hartford CT               25.13     2,743      68.9       42.25   24.75   26.00   -3.35   -28.20   -32.54
BDJI  First Fed. Bancorp. of MN                 14.75       998      14.7       22.00   14.00   14.50    1.72     5.36   -32.95
FFBH  First Fed. Bancshares of AR               19.00     4,871      92.5       30.25   18.50   20.25   -6.17   -10.08   -20.00
FTFC  First Fed. Capital Corp. of WI            14.25    18,519     263.9       18.38   11.88   14.75   -3.39    16.90   -15.88
FFKY  First Fed. Fin. Corp. of KY               23.63     4,130      97.6       28.75   20.50   25.00   -5.48     8.64     3.87
FFBZ  First Federal Bancorp of OH               10.00     3,151      31.5       14.50    9.13   11.13  -10.15     8.11    -5.30
FFCH  First Fin. Holdings Inc. of SC            18.50    13,632     252.2       27.00   16.75   18.38    0.65    11.24   -30.35
FFHS  First Franklin Corp. of OH                14.50     1,783      25.9       20.83   12.50   15.13   -4.16    10.10   -30.39
FGHC  First Georgia Hold. Corp of GA            10.25     4,799      49.2       15.75    5.17   11.13   -7.91    98.26    61.93
FFSL  First Independence Corp. of KS            11.50       957      11.0       15.63   11.00   11.25    2.22   -20.69   -17.86
FISB  First Indiana Corp. of IN                 19.75    12,781     252.4       30.00   18.54   22.13  -10.75    10.21   -21.66
FKAN  First Kansas Financial of KS              10.13     1,554      15.7       12.50   10.00   10.25   -1.17     1.30     1.30
FKFS  First Keystone Fin. Corp of PA            12.00     2,413      29.0       21.75   11.75   12.75   -5.88   -13.54   -32.89
FLKY  First Lancaster Bncshrs of KY             13.69       947      13.0       16.38   13.19   13.25    3.32   -12.75   -14.12
FLFC  First Liberty Fin. Corp. of GA            20.00    13,369     267.4       25.50   14.75   19.00    5.26    37.17    -6.24
CASH  First Midwest Fin., Inc. of OH            18.13     2,614      47.4       24.88   17.75   19.00   -4.58     0.72   -19.42
FMBD  First Mutual Bancorp Inc of IL(8)         16.63     3,531      58.7       25.00   15.25   17.00   -2.18     5.59   -33.48
FMSB  First Mutual SB of Bellevue WA*           12.75     4,244      54.1       20.17   11.94   14.00   -8.93    -6.73   -31.08
FNGB  First Northern Cap. Corp of WI            10.75     8,859      95.2       14.00   10.50   11.50   -6.52   -23.21   -23.21
FFPB  First Palm Beach Bancorp of FL            31.00     5,136     159.2       44.94   30.00   32.25   -3.88    -8.82   -28.12
FWWB  First Savings Bancorp of WA               20.13    11,699     235.5       25.97   19.38   19.94    0.95   -10.29   -19.48

                                                        Current Per Share Financials
                                               ---------------------------------------------
                                                                           Tangible
                                               Trailing   12 Mo.    Book     Book
                                                12 Mo.    Core     Value/   Value/   Assets/
Financial Institution                           EPS(3)    EPS(3)   Share   Share(4)   Share
---------------------                          --------  -------  -------  --------  -------
                                                 ($)       ($)      ($)      ($)       ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DNFC  D&N Financial Corp. of MI                  1.67     1.46     11.55     11.45    207.27
DCBI  Delphos Citizens Bancorp of OH             0.91     0.91     14.84     14.84     61.46
DCOM  Dime Community Bancorp of NY*              1.08     1.05     15.30     13.33    133.36
ESBF  ESB Financial Corp of PA                   1.03     1.03     12.01     10.72    166.91
EGLB  Eagle BancGroup of IL                      0.52     0.18     17.82     17.82    147.91
EBSI  Eagle Bancshares of Tucker GA              1.49     1.45     13.36     13.36    192.94
ETFS  East Texas Fin. Serv. of TX                0.41     0.35     13.77     13.77     79.66
ESBK  Elmira Svgs Bank (The) of NY*              1.48     1.56     19.97     19.97    318.74
EMLD  Emerald Financial Corp. of OH              0.67     0.61      5.11      5.05     60.09
EFBC  Empire Federal Bancorp of MT               0.65     0.65     16.39     16.39     44.59
EFBI  Enterprise Fed. Bancorp of OH              1.03     0.88     16.47     16.06    165.37
EQSB  Equitable FSB of Wheaton MD                1.86     1.76     14.67     14.67    286.64
FCBF  FCB Fin. Corp. of Neenah WI                1.51     1.12     19.42     19.42    134.24
FFDF  FFD Financial Corp. of OH                  1.09     0.49     15.43     15.43     69.28
FFLC  FFLC Bancorp of Leesburg FL                1.06     1.00     14.11     14.11    110.22
FFWC  FFW Corporation of Wabash IN               1.30     1.14     13.12     12.07    139.45
FFYF  FFY Financial Corp. of OH                  1.93     1.89     21.00     21.00    162.49
FMCO  FMS Financial Corp. of NJ                  0.73     0.73      5.69      5.64     93.53
FFHH  FSF Financial Corp. of MN                  1.08     1.02     14.73     14.73    141.18
FOBC  Fed One Bancorp of Wheeling WV(8)          1.25     1.21     17.43     16.77    155.64
FBCI  Fidelity Bancorp of Chicago IL             0.33     1.04     18.77     18.74    177.09
FSBI  Fidelity Bancorp, Inc. of PA               1.45     1.42     14.23     14.23    200.70
FFFL  Fidelity Bcsh MHC of FL (47.9)             1.15     0.92     13.28     12.90    215.87
FFED  Fidelity Fed. Bancorp of IN               -0.25    -0.19      4.28      4.28     63.14
FFOH  Fidelity Financial of OH                   0.85     0.82     11.79     10.49     95.02
FIBC  Financial Bancorp, Inc. of NY(8)           1.69     1.64     16.83     16.76    199.77
FBSI  First Bancshares, Inc. of MO               0.83     0.83     11.00     10.55     77.77
FBBC  First Bell Bancorp of PA                   1.16     1.15     11.78     11.78    115.96
SKBO  First Carnegie MHC of PA(45.0)             0.36     0.43     10.63     10.63     63.30
FSTC  First Citizens Corp of GA                  2.20     1.99     12.72     10.17    126.02
FCME  First Coastal Corp. of ME*                 0.90     0.81     11.29     11.29    126.17
FDEF  First Defiance Fin.Corp. of OH             0.66     0.63     12.66     12.66     71.36
FESX  First Essex Bancorp of MA*                 1.39     1.19     12.41      9.00    173.86
FFSX  First FSB MHC Sxld of IA(46.3)(8)          1.20     1.17     14.80     11.92    194.22
FFES  First Fed of E. Hartford CT                2.13     2.30     25.73     25.73    357.42
BDJI  First Fed. Bancorp. of MN                  0.81     0.82     12.71     12.71    121.56
FFBH  First Fed. Bancshares of AR                1.14     1.13     17.46     17.46    118.69
FTFC  First Fed. Capital Corp. of WI             1.02     0.70      6.42      6.11     85.56
FFKY  First Fed. Fin. Corp. of KY                1.53     1.47     13.24     12.57     99.19
FFBZ  First Federal Bancorp of OH                0.54     0.51      5.23      5.23     65.81
FFCH  First Fin. Holdings Inc. of SC             1.16     1.11      8.92      8.92    137.49
FFHS  First Franklin Corp. of OH                 1.05     0.91     12.16     12.11    133.30
FGHC  First Georgia Hold. Corp of GA             0.41     0.41      3.07      2.87     37.68
FFSL  First Independence Corp. of KS             0.88     0.88     12.35     12.35    128.91
FISB  First Indiana Corp. of IN                  1.47     1.04     12.54     12.40    136.99
FKAN  First Kansas Financial of KS               0.61     0.61     12.95     12.95     69.29
FKFS  First Keystone Fin. Corp of PA             1.14     1.01     10.53     10.53    162.03
FLKY  First Lancaster Bncshrs of KY              0.51     0.51     14.91     14.91     55.97
FLFC  First Liberty Fin. Corp. of GA             0.74     0.77      7.45      6.81    101.35
CASH  First Midwest Fin., Inc. of OH             1.09     0.98     16.41     14.65    161.15
FMBD  First Mutual Bancorp Inc of IL(8)          0.39     0.30     15.72     12.23    107.49
FMSB  First Mutual SB of Bellevue WA*            1.03     1.01      7.22      7.22    106.30
FNGB  First Northern Cap. Corp of WI             0.74     0.68      8.49      8.49     77.93
FFPB  First Palm Beach Bancorp of FL             1.56     0.83     23.53     23.04    343.46
FWWB  First Savings Bancorp of WA                1.12     1.04     12.84     11.90     98.65

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of September 4, 1998

                                                   Market Capitalization                     Price Change Data
                                               ----------------------------   -------------------------------------------------
                                                                                52 Week (1)                 % Change From
                                                         Shares    Market     ---------------          ------------------------
                                                Price/   Outst-   Capital-                      Last    Last    52 Wks  Dec 31,
Financial Institution                          Share(1)  anding  ization(9)     High     Low    Week    Week    Ago(2)  1997(2)
---------------------                          --------  ------  ----------   -------  ------  ------  ------  -------  -------
                                                 ($)     (000)     ($Mil)       ($)      ($)     ($)     (%)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FSFF  First SecurityFed Fin of IL                12.25    6,408      78.5      17.25    10.69   11.44     7.08   22.50   -22.22
FSLA  First Source Bancorp of NJ                  8.00   31,740     253.9      13.93     7.00    7.22    10.80    7.67   -42.57
SOPN  First Svgs Bancorp of NC                   21.25    3,711      78.9      26.00    20.25   22.00    -3.41    1.19   -16.67
FBNW  FirstBank Corp of Clarkston WA             15.13    1,984      30.0      23.75    15.00   15.88    -4.72  -12.95   -19.86
FFDB  FirstFed Bancorp, Inc. of AL               12.50    2,434      30.4      15.94     8.88   12.75    -1.96   40.77    15.63
FSPT  FirstSpartan Fin. Corp. of SC              32.50    4,253     138.2      47.25    32.00   33.00    -1.52   -8.45   -19.25
FLAG  Flag Financial Corp of GA                  13.25    5,175      68.6      19.38     9.67   13.75    -3.64   37.02    -7.54
FLGS  Flagstar Bancorp, Inc of MI                21.00   13,670     287.1      28.38    17.75   25.50   -17.65    6.98     6.06
FFIC  Flushing Fin. Corp. of NY*                 22.00    7,810     171.8      29.88    18.88   21.75     1.15   -0.59    -7.87
FBHC  Fort Bend Holding Corp. of TX(8)           16.63    1,817      30.2      28.00    16.63   18.00    -7.61   -4.32   -23.54
FTSB  Fort Thomas Fin. Corp. of KY               13.25    1,474      19.5      15.75    11.75   15.75   -15.87   12.77   -13.85
FKKY  Frankfort First Bancorp of KY              14.25    1,619      23.1      22.94    13.75   14.50    -1.72  -35.23   -19.17
FTNB  Fulton Bancorp, Inc. of MO                 16.88    1,701      28.7      26.50    15.75   17.75    -4.90  -20.56   -23.72
GUPB  GFSB Bancorp, Inc of Gallup NM             14.00    1,201      16.8      17.00    12.33   13.88     0.86   12.00    -0.57
GSLA  GS Financial Corp. of LA                   12.00    3,267      39.2      21.00    12.00   12.25    -2.04  -23.81   -42.86
GOSB  GSB Financial Corp. of NY*                 11.75    2,248      26.4      18.94     8.31   10.50    11.90  -18.29   -34.94
GBNK  Gaston Fed Bncp MHC of NC(47.0             11.25    4,497      23.8      18.06    11.25   12.50   -10.00   12.50    12.50
GFCO  Glenway Financial Corp. of OH              19.00    2,282      43.4      24.25    12.50   20.00    -5.00   52.00     1.33
GTPS  Great American Bancorp of IL               16.75    1,588      26.6      23.00    16.25   17.13    -2.22   -5.63   -11.84
PEDE  Great Pee Dee Bancorp of SC                12.00    2,202      26.4      17.38    10.75   11.00     9.09   20.00   -25.60
GSFC  Green Street Fin. Corp. of NC              12.50    4,083      51.0      20.75    11.94   12.88    -2.95  -32.90   -31.51
GFED  Guaranty Fed Bancshares of MO              10.50    6,228      65.4      14.44     9.90   11.50    -8.70    2.04   -18.48
HCBB  HCB Bancshares of Camden AR                11.00    2,645      29.1      16.13    11.00   12.50   -12.00  -19.30   -24.14
HEMT  HF Bancorp of Hemet CA                     14.13    6,369      90.0      18.25    12.25   13.25     6.64   -4.20   -19.26
HFFC  HF Financial Corp. of SD                   15.50    4,395      68.1      24.17    15.50   18.13   -14.51    0.00   -12.28
HFNC  HFNC Financial Corp. of NC(8)              10.50   17,193     180.5      16.81    10.38   11.50    -8.70  -35.90   -27.59
HMNF  HMN Financial, Inc. of MN                  13.75    5,430      74.7      21.67    13.75   14.38    -4.38  -15.80   -36.55
HALL  Hallmark Capital Corp. of WI               11.75    2,934      34.5      18.00    11.00   12.00    -2.08    8.00   -30.88
HRBF  Harbor Federal Bancorp of MD               18.00    1,863      33.5      23.41    17.50   18.13    -0.72    4.23   -21.60
HARB  Harbor Florida Bancshrs of FL              10.50   30,740     322.8      13.50     9.30   10.31     1.84   12.66    -4.72
HFSA  Hardin Bancorp of Hardin MO                16.75      816      13.7      20.00    16.50   18.25    -8.22   -1.47    -8.22
HARL  Harleysville SB of PA                      29.63    1,675      49.6      35.00    25.75   29.63     0.00   15.07     7.75
HFGI  Harrington Fin. Group of IN                 9.63    3,276      31.5      13.75     9.63    9.88    -2.53  -20.61   -25.92
HARS  Harris Fin. MHC of PA (24.9)               13.88   33,965     117.2      27.88    12.00   15.50   -10.45   -7.22   -30.18
HFFB  Harrodsburg 1st Fin Bcrp of KY             15.25    1,930      29.4      18.00    14.00   15.00     1.67    0.00    -8.96
HHFC  Harvest Home Fin. Corp. of OH              12.50      879      11.0      16.75    12.00   12.50     0.00    4.17   -20.63
HAVN  Haven Bancorp of Woodhaven NY              14.38    8,849     127.2      28.75    14.38   17.19   -16.35  -28.10   -36.09
HTHR  Hawthorne Fin. Corp. of CA                 14.25    3,170      45.2      24.00    13.75   14.50    -1.72  -18.01   -29.21
HMLK  Hemlock Fed. Fin. Corp. of IL              14.50    1,965      28.5      19.00    14.25   15.06    -3.72   -4.16   -15.35
HBSC  Heritage Bancorp, Inc of SC                16.13    4,629      74.7      22.38    16.13   16.75    -3.70    7.53     7.53
HFWA  Heritage Financial Corp of WA              11.13    9,755     108.6      15.94     9.88   10.75     3.53   11.30    11.30
HCBC  High Country Bancorp of CO                 12.00    1,323      15.9      15.50    12.00   12.00     0.00   20.00   -22.58
HBNK  Highland Bancorp of CA                     38.00    2,329      88.5      43.50    30.25   38.50    -1.30   24.59    16.03
HIFS  Hingham Inst. for Sav. of MA*              22.75    1,304      29.7      37.00    22.75   24.63    -7.63   -6.19   -20.87
HBEI  Home Bancorp of Elgin IL(8)                12.50    6,856      85.7      19.13    11.69   13.63    -8.29  -28.57   -30.09
HBFW  Home Bancorp of Fort Wayne IN              27.00    2,351      63.5      37.63    22.38   28.00    -3.57   22.01    -8.47
HCFC  Home City Fin. Corp. of OH                 12.00      905      10.9      22.75    11.00   11.50     4.35  -22.58   -35.14
HOMF  Home Fed Bancorp of Seymour IN             24.50    5,139     125.9      33.75    20.00   25.00    -2.00   19.51    -5.77
HWEN  Home Financial Bancorp of IN                7.75      929       7.2       9.75     7.63    8.00    -3.13   -5.72   -16.22
HLFC  Home Loan Financial Corp of OH             13.38    2,248      30.1      16.75    13.38   14.50    -7.72   33.80    33.80
HPBC  Home Port Bancorp, Inc. of MA*             19.75    1,842      36.4      27.63    19.75   22.25   -11.24  -14.13   -14.61
HSTD  Homestead Bancorp, Inc. of LA               7.44    1,478      11.0       9.31     3.41    7.50    -0.80  -25.60    29.39
HFBC  HopFed Bancorp of KY                       16.63    4,034      67.1      21.88    16.00   16.88    -1.48   66.30    66.30
HZFS  Horizon Fin'l. Services of IA              15.50      880      13.6      16.88     9.44   15.75    -1.59   64.19    29.17
HRZB  Horizon Financial Corp. of WA*             14.00    7,488     104.8      19.25    13.13   13.50     3.70   -7.47   -21.13

                                                        Current Per Share Financials
                                               ---------------------------------------------
                                                                           Tangible
                                               Trailing   12 Mo.    Book     Book
                                                12 Mo.    Core     Value/   Value/   Assets/
Financial Institution                           EPS(3)    EPS(3)   Share   Share(4)   Share
---------------------                          --------  -------  -------  --------  -------
                                                 ($)       ($)      ($)      ($)       ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FSFF  First SecurityFed Fin of IL                0.46      0.72    14.59    14.55      50.45
FSLA  First Source Bancorp of NJ                 0.36      0.35     8.17     7.91      38.47
SOPN  First Svgs Bancorp of NC                   1.42      1.42    18.73    18.73      81.94
FBNW  FirstBank Corp of Clarkston WA             0.97      0.55    15.32    15.32      98.00
FFDB  FirstFed Bancorp, Inc. of AL               0.68      0.68     7.24     6.67      74.56
FSPT  FirstSpartan Fin. Corp. of SC              1.77      1.72    29.57    29.57     121.66
FLAG  Flag Financial Corp of GA                  0.39      0.27     4.26     4.26      47.92
FLGS  Flagstar Bancorp, Inc of MI                2.20      2.20    10.44    10.16     188.24
FFIC  Flushing Fin. Corp. of NY*                 1.21      1.22    17.90    17.24     139.81
FBHC  Fort Bend Holding Corp. of TX(8)           1.14      0.75    12.52    11.84     175.21
FTSB  Fort Thomas Fin. Corp. of KY               0.80      0.80    11.05    11.05      68.76
FKKY  Frankfort First Bancorp of KY              0.98      0.98    14.02    14.02      83.07
FTNB  Fulton Bancorp, Inc. of MO                 0.75      0.58    15.06    15.06      64.45
GUPB  GFSB Bancorp, Inc of Gallup NM             0.79      0.79    12.14    12.14      98.40
GSLA  GS Financial Corp. of LA                   0.46      0.40    16.01    16.01      44.43
GOSB  GSB Financial Corp. of NY*                 0.41      0.39    14.30    14.30      57.42
GBNK  Gaston Fed Bncp MHC of NC(47.0             0.33      0.30     9.14     9.14      45.06
GFCO  Glenway Financial Corp. of OH              1.11      1.12    12.60    12.49     131.66
GTPS  Great American Bancorp of IL               0.63      0.63    17.07    17.07      93.41
PEDE  Great Pee Dee Bancorp of SC                0.62      0.62    14.19    14.19      31.45
GSFC  Green Street Fin. Corp. of NC              0.69      0.69    14.81    14.81      42.44
GFED  Guaranty Fed Bancshares of MO              0.45      0.45    11.35    11.35      41.75
HCBB  HCB Bancshares of Camden AR                0.25      0.25    14.45    14.28      83.79
HEMT  HF Bancorp of Hemet CA                     0.02      0.10    13.15    11.25     164.21
HFFC  HF Financial Corp. of SD                   1.47      1.28    12.88    12.88     129.71
HFNC  HFNC Financial Corp. of NC(8)              0.78      0.53     9.94     9.94      58.62
HMNF  HMN Financial, Inc. of MN                  1.06      0.75    15.65    14.55     134.83
HALL  Hallmark Capital Corp. of WI               0.95      0.89    11.40    11.40     149.41
HRBF  Harbor Federal Bancorp of MD               0.94      0.91    15.94    15.94     126.53
HARB  Harbor Florida Bancshrs of FL              0.53      0.50     8.41     8.32      42.90
HFSA  Hardin Bancorp of Hardin MO                1.01      0.88    16.51    16.51     163.39
HARL  Harleysville SB of PA                      2.08      2.08    15.14    15.14     236.05
HFGI  Harrington Fin. Group of IN               -0.57     -0.20     6.92     6.92     147.86
HARS  Harris Fin. MHC of PA (24.9)               0.54      0.44     5.56     5.02      68.47
HFFB  Harrodsburg 1st Fin Bcrp of KY             0.77      0.77    14.99    14.99      56.49
HHFC  Harvest Home Fin. Corp. of OH              0.73      0.63    11.73    11.73     103.39
HAVN  Haven Bancorp of Woodhaven NY              1.00      1.06    13.33    12.74     255.99
HTHR  Hawthorne Fin. Corp. of CA                 2.91      3.40    15.06    15.06     378.97
HMLK  Hemlock Fed. Fin. Corp. of IL              0.84      0.82    14.81    14.81      97.85
HBSC  Heritage Bancorp, Inc of SC                0.76      0.76    20.46    20.46      65.00
HFWA  Heritage Financial Corp of WA              0.37      0.19     9.53     9.53      33.09
HCBC  High Country Bancorp of CO                 0.53      0.53    13.64    13.64      69.73
HBNK  Highland Bancorp of CA                     3.15      2.77    19.37    19.37     246.21
HIFS  Hingham Inst. for Sav. of MA*              2.16      2.14    17.29    17.29     183.40
HBEI  Home Bancorp of Elgin IL(8)                0.36      0.36    14.00    14.00      53.63
HBFW  Home Bancorp of Fort Wayne IN              1.26      1.23    18.27    18.27     153.25
HCFC  Home City Fin. Corp. of OH                 1.05      1.04    11.96    11.96      86.23
HOMF  Home Fed Bancorp of Seymour IN             2.02      1.58    13.03    12.70     140.02
HWEN  Home Financial Bancorp of IN               0.42      0.32     8.08     8.08      45.81
HLFC  Home Loan Financial Corp of OH             0.41      0.41    14.04    14.04      36.44
HPBC  Home Port Bancorp, Inc. of MA*             1.72      1.93    12.32    12.32     141.40
HSTD  Homestead Bancorp, Inc. of LA              0.36      0.36    10.40    10.40      48.02
HFBC  HopFed Bancorp of KY                       0.72      0.72    14.46    14.46      54.00
HZFS  Horizon Fin'l. Services of IA              0.90      0.69     9.60     9.60     105.35
HRZB  Horizon Financial Corp. of WA*             1.12      1.09    11.40    11.40      73.86

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of September 4, 1998

                                                   Market Capitalization                     Price Change Data
                                               ----------------------------   -------------------------------------------------
                                                                                52 Week (1)                 % Change From
                                                         Shares    Market     ---------------          ------------------------
                                                Price/   Outst-   Capital-                      Last    Last    52 Wks  Dec 31,
Financial Institution                          Share(1)  anding  ization(9)     High     Low    Week    Week    Ago(2)  1997(2)
---------------------                          --------  ------  ----------   -------  ------  ------  ------  -------  -------
                                                 ($)     (000)     ($Mil)       ($)      ($)     ($)     (%)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HRBT  Hudson River Bancorp Inc of NY            10.56    17,854     183.1      13.69     9.81   10.38    1.73     5.60     5.60
ITLA  ITLA Capital Corp of CA*                  15.75     7,697     121.2      24.00    15.75   17.75  -11.27   -11.91   -18.18
ICBC  Independence Comm Bnk Cp of NY            12.81    76,044     974.1      19.13    11.00   11.88    7.83    28.10    28.10
IFSB  Independence FSB of DC                    13.00     1,281      16.7      21.63    12.00   13.00    0.00    -1.89   -23.53
INBI  Industrial Bancorp of OH                  16.75     5,015      84.0      25.00    14.88   18.50   -9.46     9.84    -5.63
IWBK  Interwest Bancorp of WA                   25.38    15,668     397.7      31.33    23.00   23.00   10.35    -1.74     0.83
IPSW  Ipswich SB of Ipswich MA*                 12.00     2,390      28.7      20.75    11.50   12.00    0.00    -4.00   -27.27
JXVL  Jacksonville Bancorp of TX                15.13     2,422      36.6      23.25    14.50   16.25   -6.89    -8.30   -34.92
JXSB  Jcksnville SB,MHC of IL (45.6)            15.25     1,908      13.3      25.50    14.00   15.50   -1.61     1.67   -23.75
JSBA  Jefferson Svgs Bancorp of MO              17.00    10,030     170.5      31.88    16.75   19.00  -10.53     2.22   -17.07
KSBK  KSB Bancorp of Kingfield ME*              17.25     1,259      21.7      22.50    12.50   16.00    7.81    38.00   -23.33
KFBI  Klamath First Bancorp of OR               14.00     9,917     138.8      24.25    14.00   15.50   -9.68   -30.00   -34.88
LSBI  LSB Fin. Corp. of Lafayette IN            30.50       954      29.1      32.00    20.48   31.00   -1.61    48.93    12.38
LVSB  Lakeview Financial of NJ                  21.50     4,978     107.0      28.75    17.63   19.00   13.16    13.88   -15.69
LARK  Landmark Bancshares, Inc of KS            22.00     1,549      34.1      29.25    20.25   21.63    1.71   -16.98   -11.58
LARL  Laurel Capital Group of PA                16.50     2,191      36.2      23.50    15.67   19.00  -13.16     5.91   -23.86
LSBX  Lawrence Savings Bank of MA*              12.00     4,327      51.9      19.31    11.00   12.38   -3.07     3.18   -26.74
LFED  Leeds Fed Bksr MHC of MD (36.3            15.75     5,182      29.7      23.50    15.75   16.25   -3.08   -26.16   -27.59
LXMO  Lexington B&L Fin. Corp. of MO            14.00     1,009      14.1      17.88    14.00   14.00    0.00   -12.50   -21.13
LIBB  Liberty Bancorp MHC of NJ (47)            10.19     3,901      18.7      11.69     9.50    9.63    5.82     1.90     1.90
LFCO  Life Financial Corp of CA(8)               5.00     6,556      32.8      25.38     5.00    6.63  -24.59   -72.60   -60.41
LFBI  Little Falls Bancorp of NJ                14.63     2,478      36.3      22.25    14.00   14.50    0.90   -15.19   -28.63
LOGN  Logansport Fin. Corp. of IN               14.75     1,262      18.6      19.63    13.50   15.00   -1.67    -6.35   -18.06
LISB  Long Island Bancorp, Inc of NY(8)         42.88    24,183   1,037.0      67.63    37.50   43.88   -2.28     1.78   -13.60
MAFB  MAF Bancorp, Inc. of IL                   22.13    22,577     499.6      28.83    19.38   23.75   -6.82     4.53    -6.15
MBLF  MBLA Financial Corp. of MO                19.75     1,251      24.7      30.63    19.25   19.88   -0.65   -15.05   -35.25
MECH  MECH Financial Inc of CT*                 23.88     5,295     126.4      31.81    21.88   25.00   -4.48     0.55    -8.37
MFBC  MFB Corp. of Mishawaka IN                 18.00     1,590      28.6      30.38    18.00   22.20  -18.92   -20.88   -40.75
MSBF  MSB Financial, Inc of MI                  14.25     1,338      19.1      17.73    12.05   16.88  -15.58    18.26   -17.49
MARN  Marion Capital Holdings of IN             23.00     1,704      39.2      29.50    22.25   22.75    1.10    -2.13   -15.22
MRKF  Market Fin. Corp. of OH                   11.00     1,336      14.7      20.25    10.75   10.75    2.33   -22.48   -29.62
MFSL  Maryland Fed. Bancorp of MD(8)            32.88     6,572     216.1      42.25    22.50   34.75   -5.38    49.86    -6.06
MASB  MassBank Corp. of Reading MA*             39.75     3,593     142.8      54.25    39.28   45.13  -11.92     2.90   -16.54
MFLR  Mayflower Co-Op. Bank of MA*              18.00       900      16.2      27.50    18.00   19.50   -7.69    -3.38   -32.71
MDBK  Medford Bancorp, Inc. of MA*              35.00     4,455     155.9      44.25    32.00   36.75   -4.76     6.45   -10.83
MWBX  MetroWest Bank of MA*                      6.38    14,252      90.9       9.50     6.25    6.38    0.00    -4.63   -29.11
METF  Metropolitan Fin. Corp. of OH             11.75     7,051      82.8      18.88     9.00   12.50   -6.00    29.69   -24.19
MIFC  Mid Iowa Financial Corp. of IA(8)         13.00     1,735      22.6      14.00     9.25   13.00    0.00    44.44    13.04
MCBN  Mid-Coast Bancorp of ME                    7.50       713       5.3      14.00     7.50    9.00  -16.67   -11.76   -25.00
MWBI  Midwest Bancshares, Inc. of IA            11.00     1,051      11.6      19.50    11.00   12.25  -10.20    -8.33   -39.73
MFFC  Milton Fed. Fin. Corp. of OH              12.75     2,237      28.5      17.00    12.31   12.50    2.00    -7.27   -17.10
MBSP  Mitchell Bancorp, Inc. of NC(8)           16.00       931      14.9      18.50    16.00   17.00   -5.88    -6.60    -5.88
MBBC  Monterey Bay Bancorp of CA                16.00     3,923      62.8      21.40    13.30   16.00    0.00    20.30     2.56
MONT  Montgomery Fin. Corp. of IN               10.38     1,653      17.2      13.63     9.75   10.19    1.86   -13.50   -19.41
MSBK  Mutual SB, FSB of Bay City MI              6.75     4,290      29.0      14.63     6.75    7.75  -12.90   -43.18   -48.08
MYST  Mystic Financial of MA*                   11.50     2,711      31.2      18.56    11.00   11.75   -2.13    15.00    15.00
NHTB  NH Thrift Bancshares of NH                14.00     2,095      29.3      22.75    14.00   14.75   -5.08   -29.11   -31.71
NSLB  NS&L Bancorp, Inc of Neosho MO            16.00       686      11.0      19.50    16.00   16.25   -1.54   -15.79   -15.25
NSSY  NSS Bancorp of CT(8)*                     41.63     2,378      99.0      58.75    33.75   44.00   -5.39    12.51    10.28
NMSB  Newmil Bancorp, Inc. of CT*               10.75     3,834      41.2      14.63    10.13   11.00   -2.27   -16.54   -17.31
NBCP  Niagara Bancorp of NY MHC(45.4*           11.25    29,756     151.9      17.00     8.75    9.56   17.68    12.50    12.50
NBSI  North Bancshares of Chicago IL            11.88     1,265      15.0      18.83    11.88   12.50   -4.96   -19.02   -33.56
FFFD  North Central Bancshares of IA            16.19     3,126      50.6      24.88    15.00   15.06    7.50    -2.65   -18.56
NEIB  Northeast Indiana Bncrp of IN             18.25     1,650      30.1      22.75    16.88   19.63   -7.03     4.29   -17.53
NWSB  Northwest Bcrp MHC of PA (30.8            10.88    46,841     157.1      18.00    10.00   10.94   -0.55   -17.14   -23.00

                                                        Current Per Share Financials
                                               ---------------------------------------------
                                                                           Tangible
                                               Trailing   12 Mo.    Book     Book
                                                12 Mo.    Core     Value/   Value/   Assets/
Financial Institution                           EPS(3)    EPS(3)   Share   Share(4)   Share
---------------------                          --------  -------  -------  --------  -------
                                                 ($)       ($)      ($)      ($)       ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HRBT  Hudson River Bancorp Inc of NY             0.41      0.47    12.20     12.20     45.63
ITLA  ITLA Capital Corp of CA*                   1.79      1.79    13.85     13.81    132.69
ICBC  Independence Comm Bnk Cp of NY            -0.53      0.45    12.63     11.93     62.94
IFSB  Independence FSB of DC                     2.46      0.39    15.46     13.99    214.32
INBI  Industrial Bancorp of OH                   1.07      1.07    12.19     12.19     76.34
IWBK  Interwest Bancorp of WA                    1.29      1.09     9.02      8.88    133.46
IPSW  Ipswich SB of Ipswich MA*                  1.09      0.87     5.46      5.46     97.77
JXVL  Jacksonville Bancorp of TX                 1.30      1.30    14.48     14.48    100.20
JXSB  Jcksnville SB,MHC of IL (45.6)             0.52      0.33     9.38      9.38     88.96
JSBA  Jefferson Svgs Bancorp of MO               0.98      0.87    11.84      9.50    123.81
KSBK  KSB Bancorp of Kingfield ME*               1.33      1.33     9.56      8.31    122.83
KFBI  Klamath First Bancorp of OR                0.90      0.89    14.22     13.03    101.71
LSBI  LSB Fin. Corp. of Lafayette IN             1.85      1.59    19.26     19.26    229.18
LVSB  Lakeview Financial of NJ                   1.76      0.88    12.11      8.26    124.48
LARK  Landmark Bancshares, Inc of KS             1.58      1.33    19.35     19.35    148.05
LARL  Laurel Capital Group of PA                 1.39      1.43    10.73     10.73    100.86
LSBX  Lawrence Savings Bank of MA*               2.12      2.09     9.62      9.62     79.70
LFED  Leeds Fed Bksr MHC of MD (36.3             0.66      0.66     9.52      9.52     57.70
LXMO  Lexington B&L Fin. Corp. of MO             0.62      0.62    15.17     14.15     94.45
LIBB  Liberty Bancorp MHC of NJ (47)             0.40      0.38     8.59      8.59     65.46
LFCO  Life Financial Corp of CA(8)               2.11      2.19     9.11      9.11     72.06
LFBI  Little Falls Bancorp of NJ                 0.76      0.76    14.90     13.82    141.79
LOGN  Logansport Fin. Corp. of IN                1.02      1.03    13.46     13.46     71.52
LISB  Long Island Bancorp, Inc of NY(8)          2.31      1.88    23.88     23.68    268.12
MAFB  MAF Bancorp, Inc. of IL                    1.66      1.59    12.40     11.07    158.11
MBLF  MBLA Financial Corp. of MO                 1.54      1.53    22.38     22.38    165.83
MECH  MECH Financial Inc of CT*                  1.62      1.61    17.51     17.51    180.30
MFBC  MFB Corp. of Mishawaka IN                  1.35      1.32    20.82     20.82    182.98
MSBF  MSB Financial, Inc of MI                   0.91      0.79     9.95      9.95     59.77
MARN  Marion Capital Holdings of IN              1.36      1.36    22.10     21.63    113.83
MRKF  Market Fin. Corp. of OH                    0.46      0.46    11.78     11.78     40.16
MFSL  Maryland Fed. Bancorp of MD(8)             0.90      1.09    15.89     15.74    181.38
MASB  MassBank Corp. of Reading MA*              3.00      2.58    30.44     30.04    258.75
MFLR  Mayflower Co-Op. Bank of MA*               1.67      1.45    14.67     14.46    158.85
MDBK  Medford Bancorp, Inc. of MA*               2.68      2.55    22.78     21.62    254.84
MWBX  MetroWest Bank of MA*                      0.54      0.54     3.39      3.39     46.20
METF  Metropolitan Fin. Corp. of OH              0.93      0.80     5.61      5.20    150.18
MIFC  Mid Iowa Financial Corp. of IA(8)          0.79      0.78     7.73      7.72     77.83
MCBN  Mid-Coast Bancorp of ME                    0.61      0.53     7.35      7.35     91.60
MWBI  Midwest Bancshares, Inc. of IA             1.38      1.10    10.85     10.85    151.72
MFFC  Milton Fed. Fin. Corp. of OH               0.67      0.54    11.64     11.64    105.10
MBSP  Mitchell Bancorp, Inc. of NC(8)            0.54      0.54    15.60     15.60     39.67
MBBC  Monterey Bay Bancorp of CA                 0.33      0.33    11.97     10.95    111.19
MONT  Montgomery Fin. Corp. of IN                0.59      0.59    12.14     12.14     70.88
MSBK  Mutual SB, FSB of Bay City MI             -1.91     -0.65     7.94      7.94    143.08
MYST  Mystic Financial of MA*                    0.59      0.55    13.33     13.33     73.42
NHTB  NH Thrift Bancshares of NH                 1.38      1.28    12.60     11.01    154.81
NSLB  NS&L Bancorp, Inc of Neosho MO             0.60      0.59    16.87     16.76     91.32
NSSY  NSS Bancorp of CT(8)*                      2.18      1.92    23.19     22.62    274.11
NMSB  Newmil Bancorp, Inc. of CT*                0.78      0.61     8.71      8.71     95.87
NBCP  Niagara Bancorp of NY MHC(45.4*            0.48      0.46     8.31      8.31     43.56
NBSI  North Bancshares of Chicago IL             0.36      0.32    10.55     10.55     97.48
FFFD  North Central Bancshares of IA             1.41      1.37    16.42     14.29    106.47
NEIB  Northeast Indiana Bncrp of IN              1.40      1.40    16.07     16.07    123.19
NWSB  Northwest Bcrp MHC of PA (30.8             0.46      0.44     4.65      4.18     54.38

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of September 4, 1998

                                                   Market Capitalization                     Price Change Data
                                               ----------------------------   -------------------------------------------------
                                                                                52 Week (1)                 % Change From
                                                         Shares    Market     ---------------          ------------------------
                                                Price/   Outst-   Capital-                      Last    Last    52 Wks  Dec 31,
Financial Institution                          Share(1)  anding  ization(9)     High     Low    Week    Week    Ago(2)  1997(2)
---------------------                          --------  ------  ----------   -------  ------  ------  ------  -------  -------
                                                 ($)     (000)     ($Mil)       ($)      ($)     ($)     (%)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
NWEQ  Northwest Equity Corp. of WI               17.50      825      14.4      22.25    16.00   17.50    0.00     8.49   -15.66
NTMG  Nutmeg FS&LA of CT                         12.00    1,077      12.9      12.50     7.69   11.88    1.01    45.45    14.29
OHSL  OHSL Financial Corp. of OH                 14.63    2,496      36.5      18.38    11.75   15.50   -5.61    25.80     8.37
OCFC  Ocean Fin. Corp. of NJ                     14.63   15,534     227.3      20.00    13.88   15.00   -2.47   -12.97   -21.47
OTFC  Oregon Trail Fin. Corp. of OR              12.13    4,695      57.0      18.50    11.00   12.75   -4.86    21.30   -30.21
OFCP  Ottawa Financial Corp. of MI               23.75    5,717     135.8      30.91    21.28   23.88   -0.54    11.61   -23.16
PFFB  PFF Bancorp of Pomona CA                   14.38   16,214     233.2      21.50    13.94   14.06    2.28   -26.74   -27.67
PSFI  PS Financial of Chicago IL                 11.13    2,019      22.5      22.38    10.75   11.63   -4.30   -27.63   -50.27
PSBI  PSB Bancorp Inc. of PA*                     7.13    3,101      22.1      11.27     6.50    7.13    0.00    -3.52   -36.73
PVFC  PVF Capital Corp. of OH                    10.00    3,990      39.9      18.83    10.00   12.00  -16.67   -27.27   -25.71
PBCI  Pamrapo Bancorp, Inc. of NJ                24.13    2,843      68.6      32.38    21.00   25.00   -3.48    12.86   -11.45
PFED  Park Bancorp of Chicago IL                 14.00    2,418      33.9      19.75    13.50   13.50    3.70   -15.81   -24.85
PVSA  Parkvale Financial Corp of PA              30.00    5,173     155.2      35.00    24.10   30.88   -2.85    21.95   -12.41
PBHC  Pathfinder BC MHC of NY (45.2)*            13.25    2,831      16.9      26.13    12.00   14.00   -5.36    -3.07   -33.75
PEEK  Peekskill Fin. Corp. of NY                 14.75    2,896      42.7      18.25    14.75   15.00   -1.67   -12.62   -11.94
PFSB  PennFed Fin. Services of NJ                13.00    9,386     122.0      19.00    10.88   11.13   16.80   -12.99   -24.11
PWBK  Pennwood Bancorp, Inc. of PA               11.00      697       7.7      17.44    11.00   12.31  -10.64   -12.42   -25.73
PBKB  People's Bancshares of MA*                 16.75    3,316      55.5      27.75    15.00   16.00    4.69    -2.22   -26.37
TSBS  Peoples Bancorp Inc of NJ*                  8.31   36,326     301.9      11.83     6.97    7.44   11.69     5.06   -29.75
PFDC  Peoples Bancorp of Auburn IN               20.50    3,357      68.8      25.00    16.67   20.63   -0.63    19.39    -6.82
PBCT  Peoples Bank, MHC of CT (41.2)*            23.19   64,130     640.8      41.13    21.00   22.38    3.62   -19.34   -38.97
PFFC  Peoples Fin. Corp. of OH                   10.63    1,352      14.4      19.00    10.63   13.50  -21.26   -38.38   -29.74
PHBK  Peoples Heritage Fin Grp of ME*            16.75   87,565   1,466.7      26.50    15.69   17.00   -1.47   -12.99   -27.17
PSFC  Peoples Sidney Fin. Corp of OH             18.50    1,785      33.0      24.38    15.50   19.13   -3.29    13.85     3.47
PERM  Permanent Bancorp, Inc. of IN              12.75    4,249      54.2      18.25    11.50   12.50    2.00    10.87   -18.06
PCBC  Perry Co. Fin. Corp. of MO                 21.50      828      17.8      25.00    18.00   20.00    7.50     1.18   -10.90
PHFC  Pittsburgh Home Fin Corp of PA             13.50    1,969      26.6      20.81    13.00   15.25  -11.48   -28.95   -25.00
PFSL  Pocahontas Bancorp of AR                    6.75    6,685      45.1      11.43     6.75    7.94  -14.99    -4.66   -38.97
PTRS  Potters Financial Corp of OH               14.00      951      13.3      22.25    12.28   14.75   -5.08    13.09   -30.00
PHSB  Ppls Home SB, MHC of PA (45.0)             14.75    2,760      18.3      22.13    14.00   14.50    1.72    -9.95   -21.88
PRBC  Prestige Bancorp of PA                     13.13    1,052      13.8      22.07    13.00   14.38   -8.69   -11.16   -24.50
PFNC  Progress Financial Corp. of PA             13.75    5,246      72.1      21.67    13.10   15.38  -10.60     0.44   -12.48
PROV  Provident Fin. Holdings of CA              14.75    4,854      71.6      24.25    14.25   16.13   -8.56   -23.38   -32.59
PULB  Pulaski Bk,SB MHC of MO (29.8)(8)          23.88    2,106      14.9      51.00    22.13   25.00   -4.48   -12.78   -23.90
PLSK  Pulaski SB, MHC of NJ (47.0)               13.00    2,108      12.9      24.50    12.25   12.75    1.96   -25.71   -32.47
PULS  Pulse Bancorp of S. River NJ(8)            25.00    3,120      78.0      30.50    20.50   27.00   -7.41    19.05    -4.32
QCFB  QCF Bancorp of Virginia MN                 28.00    1,365      38.2      31.75    25.00   29.50   -5.08     6.67    -5.88
QCBC  Quaker City Bancorp of CA                  14.75    5,827      85.9      21.25    14.75   16.38   -9.95   -12.72   -13.24
QCSB  Queens County Bancorp of NY*               39.75   14,941     593.9      47.13    34.17   37.94    4.77    10.94    -1.85
RARB  Raritan Bancorp of Raritan NJ*             25.50    2,373      60.5      30.25    22.25   27.25   -6.42     6.25    -8.93
RELY  Reliance Bancorp, Inc. of NY               26.00    9,565     248.7      42.25    23.88   25.00    4.00   -18.44   -29.02
RELI  Reliance Bancshares Inc of WI(8)            9.13    2,371      21.6      10.13     8.06    9.13    0.00     5.79    -3.89
RCBK  Richmond County Fin Corp of NY             13.56   26,424     358.3      19.75    11.88   13.00    4.31    35.60    35.60
RIVR  River Valley Bancorp of IN                 15.00    1,190      17.9      20.75    13.75   15.38   -2.47    -9.09   -20.00
RVSB  Riverview Bancorp of WA                    12.00    6,186      74.2      19.13    10.84   12.25   -2.04    11.63   -32.39
RSLN  Roslyn Bancorp, Inc. of NY*                16.63   41,400     688.5      30.50    13.75   16.00    3.94   -22.43   -28.47
SCCB  S. Carolina Comm. Bnshrs of SC             20.50      580      11.9      24.50    18.50   20.25    1.23   -10.87    -8.89
SBFL  SB Fngr Lakes MHC of NY (33.1)             14.50    3,570      17.1      24.75    12.00   17.00  -14.71    13.73    -9.38
SFED  SFS Bancorp of Schenectady NY(8)           26.50    1,208      32.0      27.88    19.25   27.00   -1.85    39.47    -1.41
SGVB  SGV Bancorp of W. Covina CA                11.75    2,348      27.6      19.38    11.75   15.00  -21.67   -22.34   -33.80
SISB  SIS Bancorp, Inc. of MA(8)*                35.06    6,962     244.1      52.63    29.25   37.38   -6.21    18.33   -12.76
SWCB  Sandwich Bancorp of MA(8)*                 58.00    2,043     118.5      64.50    33.63   56.50    2.65    78.46    31.82
SFSL  Security First Corp. of OH(8)              19.19    7,864     150.9      27.88    17.38   20.00   -4.05     9.66    -8.09
SKAN  Skaneateles Bancorp Inc of NY*             14.63    1,445      21.1      22.25    14.63   14.63    0.00    -5.61   -33.89
SOBI  Sobieski Bancorp of S. Bend IN             15.00      764      11.5      24.25    14.00   14.50    3.45    -8.76   -26.40

                                                        Current Per Share Financials
                                               ---------------------------------------------
                                                                           Tangible
                                               Trailing   12 Mo.    Book     Book
                                                12 Mo.    Core     Value/   Value/   Assets/
Financial Institution                           EPS(3)    EPS(3)   Share   Share(4)   Share
---------------------                          --------  -------  -------  --------  -------
                                                 ($)       ($)      ($)      ($)       ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
NWEQ  Northwest Equity Corp. of WI               1.44      1.34    14.25     14.25    116.91
NTMG  Nutmeg FS&LA of CT                         0.87      0.46     6.31      6.31    104.10
OHSL  OHSL Financial Corp. of OH                 0.83      0.77    10.76     10.76     99.30
OCFC  Ocean Fin. Corp. of NJ                     0.88      0.88    13.57     13.51     99.03
OTFC  Oregon Trail Fin. Corp. of OR              0.69      0.69    14.47     14.47     54.62
OFCP  Ottawa Financial Corp. of MI               1.38      1.23    13.23     10.85    160.90
PFFB  PFF Bancorp of Pomona CA                   1.03      0.95    14.92     14.77    185.51
PSFI  PS Financial of Chicago IL                 0.42      0.73    11.27     11.27     42.10
PSBI  PSB Bancorp Inc. of PA*                    0.37      0.37     9.41      9.41     47.49
PVFC  PVF Capital Corp. of OH                    1.29      1.22     7.56      7.56    104.99
PBCI  Pamrapo Bancorp, Inc. of NJ                1.65      1.59    17.30     17.21    138.68
PFED  Park Bancorp of Chicago IL                 0.70      0.71    16.55     16.55     81.39
PVSA  Parkvale Financial Corp of PA              2.15      2.15    16.25     16.17    211.75
PBHC  Pathfinder BC MHC of NY (45.2)*            0.52      0.43     8.32      7.10     69.97
PEEK  Peekskill Fin. Corp. of NY                 0.64      0.65    14.92     14.92     69.18
PFSB  PennFed Fin. Services of NJ                1.19      1.16    11.05      9.61    165.35
PWBK  Pennwood Bancorp, Inc. of PA               0.40      0.44    11.42     11.42     66.11
PBKB  People's Bancshares of MA*                 1.66      0.63     9.79      9.38    258.86
TSBS  Peoples Bancorp Inc of NJ*                 0.23      0.20     9.40      9.12     24.05
PFDC  Peoples Bancorp of Auburn IN               1.28      1.28    13.57     13.57     90.65
PBCT  Peoples Bank, MHC of CT (41.2)*            1.60      0.83    13.37     11.52    141.98
PFFC  Peoples Fin. Corp. of OH                   0.71      0.33    10.89     10.89     62.80
PHBK  Peoples Heritage Fin Grp of ME*            0.76      1.02     8.26      6.86    111.55
PSFC  Peoples Sidney Fin. Corp of OH             0.69      0.69    10.99     10.99     59.33
PERM  Permanent Bancorp, Inc. of IN              0.62      0.59    10.23      8.35    119.26
PCBC  Perry Co. Fin. Corp. of MO                 1.01      1.00    20.02     20.02    108.41
PHFC  Pittsburgh Home Fin Corp of PA             1.09      0.97    13.12     12.98    189.20
PFSL  Pocahontas Bancorp of AR                   0.40      0.40     8.74      8.47     60.52
PTRS  Potters Financial Corp of OH               0.99      0.89    11.50     11.50    134.75
PHSB  Ppls Home SB, MHC of PA (45.0)             0.63      0.58    10.41     10.41     82.15
PRBC  Prestige Bancorp of PA                     0.67      0.65    15.14     15.14    156.52
PFNC  Progress Financial Corp. of PA             0.76      0.67     7.95      7.09    114.82
PROV  Provident Fin. Holdings of CA              1.03      0.42    17.85     17.85    168.10
PULB  Pulaski Bk,SB MHC of MO (29.8)(8)          0.95      0.78    11.70     11.70     87.19
PLSK  Pulaski SB, MHC of NJ (47.0)               0.47      0.51    10.53     10.53     89.08
PULS  Pulse Bancorp of S. River NJ(8)            1.78      1.78    14.71     14.71    174.39
QCFB  QCF Bancorp of Virginia MN                 1.90      1.88    19.98     19.98    112.89
QCBC  Quaker City Bancorp of CA                  1.13      1.11    13.26     13.26    152.30
QCSB  Queens County Bancorp of NY*               1.58      1.56    11.35     11.35    114.80
RARB  Raritan Bancorp of Raritan NJ*             1.68      1.67    13.42     13.26    183.15
RELY  Reliance Bancorp, Inc. of NY               1.96      2.06    20.37     14.21    259.88
RELI  Reliance Bancshares Inc of WI(8)           0.20      0.20     9.31      9.31     18.63
RCBK  Richmond County Fin Corp of NY             0.27      0.76    12.44     12.39     60.39
RIVR  River Valley Bancorp of IN                 1.08      0.96    15.35     15.14    112.48
RVSB  Riverview Bancorp of WA                    0.72      0.68    10.02      9.71     43.42
RSLN  Roslyn Bancorp, Inc. of NY*                1.11      1.06    14.36     14.29     93.07
SCCB  S. Carolina Comm. Bnshrs of SC             0.80      0.80    16.27     16.27     79.84
SBFL  SB Fngr Lakes MHC of NY (33.1)             0.28      0.22     6.12      6.12     72.38
SFED  SFS Bancorp of Schenectady NY(8)           0.95      0.92    18.14     18.14    147.43
SGVB  SGV Bancorp of W. Covina CA                0.63      0.62    13.73     13.56    173.91
SISB  SIS Bancorp, Inc. of MA(8)*                1.73      2.16    18.89     18.89    264.53
SWCB  Sandwich Bancorp of MA(8)*                 2.45      2.32    21.81     21.20    259.92
SFSL  Security First Corp. of OH(8)              1.24      1.24     8.77      8.65     88.56
SKAN  Skaneateles Bancorp Inc of NY*             1.09      1.06    12.69     12.39    184.59
SOBI  Sobieski Bancorp of S. Bend IN             0.64      0.64    16.58     16.58    117.60

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of September 4, 1998

                                                   Market Capitalization                     Price Change Data
                                              -----------------------------   -------------------------------------------------
                                                                                52 Week (1)                 % Change From
                                                         Shares    Market     ---------------          ------------------------
                                               Price/    Outst-   Capital-                      Last    Last    52 Wks  Dec 31,
Financial Institution                         Share(1)   anding  ization(9)     High     Low    Week    Week    Ago(2)  1997(2)
---------------------                         --------  -------  ----------   -------  ------  ------  ------  -------  -------
                                                ($)      (000)     ($Mil)       ($)      ($)     ($)     (%)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SSFC  South Street Fin. Corp. of NC*             8.56     4,676      40.0      20.00     8.38    9.06   -5.52   -54.66   -54.95
SBAN  SouthBanc Shares Inc. of SC               16.25     4,306      70.0      23.76    15.00   16.00    1.56    -7.78   -23.57
SCBS  Southern Commun. Bncshrs of AL            14.75     1,137      16.8      20.75    14.00   16.00   -7.81    -7.12   -19.18
SMBC  Southern Missouri Bncrp of MO             16.00     1,484      23.7      23.25    16.00   17.25   -7.25    -6.60   -21.95
SVRN  Sovereign Bancorp, Inc. of PA             13.13   152,393   2,000.9      22.19    12.19   13.94   -5.81     1.63   -24.06
STFR  St. Francis Cap. Corp. of WI              38.88     5,111     198.7      50.75    35.75   39.00   -0.31     6.87   -23.01
SPBC  St. Paul Bancorp, Inc. of IL              19.88    34,357     683.0      28.50    17.25   18.59    6.94   -17.17   -24.27
SFFC  StateFed Financial Corp. of IA            10.00     1,566      15.7      15.00     9.00   12.00  -16.67    -9.09   -32.20
SFIN  Statewide Fin. Corp. of NJ                16.75     4,397      73.6      26.69    15.25   15.88    5.48   -12.99   -30.21
STSA  Sterling Financial Corp. of WA            15.88     7,606     120.8      27.63    14.75   16.38   -3.05   -22.08   -26.99
ROSE  T R Financial Corp. of NY*                28.00    17,529     490.8      44.75    20.69   27.50    1.82     5.14   -15.79
THRD  TF Financial Corp. of PA                  17.75     3,192      56.7      30.00    17.75   19.38   -8.41   -11.25   -40.83
THTL  Thistle Group Holdings of PA               8.50     9,000      76.5      10.06     7.63    8.00    6.25   -15.00   -15.00
TSBK  Timberland Bancorp of WA                  12.38     6,613      81.9      18.50    11.75   13.00   -4.77    23.80    23.80
TRIC  Tri-County Bancorp of WY                  11.50     1,167      13.4      16.50    11.38   12.00   -4.17    -2.13   -23.33
TWIN  Twin City Bancorp, Inc. of TN             13.00     1,241      16.1      15.50    12.75   13.00    0.00    -3.70   -16.13
USAB  USABancshares, Inc of PA*                  8.50     2,002      17.0      13.31     5.81    9.63  -11.73    37.32    13.33
UCBC  Union Community Bancorp of IN             11.00     3,042      33.5      15.81    11.00   12.00   -8.33    10.00   -24.81
UCFC  United Community Fin. of OH               14.13    33,465     472.9      17.94    13.69   14.00    0.93    41.30    41.30
UFRM  United FSB of Rocky Mount NC(8)           16.50     3,283      54.2      21.00    10.50   14.75   11.86    40.43   -15.94
UBMT  United Fin. Corp. of MT                   23.50     1,698      39.9      31.50    23.50   24.25   -3.09     N.A.     N.A.
UTBI  United Tenn. Bancshares of TN             11.69     1,455      17.0      16.00    11.69   12.25   -4.57    16.90    16.90
WHGB  WHG Bancshares of MD                      11.00     1,389      15.3      19.00    11.00   11.00    0.00   -30.16   -41.33
WSFS  WSFS Financial Corp. of DE*               16.00    12,525     200.4      23.88    14.63   17.00   -5.88     4.92   -20.00
WVFC  WVS Financial Corp. of PA                 15.31     3,617      55.4      20.13    13.75   15.56   -1.61    10.30   -13.16
WRNB  Warren Bancorp of Peabody MA*             10.13     7,905      80.1      14.38     9.00    9.50    6.63    11.81   -11.91
WSBI  Warwick Community Bncrp of NY*            11.63     6,607      76.8      18.00    11.50   12.38   -6.06    16.30   -33.08
WFSL  Washington Federal, Inc. of WA            22.25    52,447   1,166.9      30.29    22.25   24.69   -9.88   -12.98   -22.15
WYNE  Wayne Bancorp, Inc. of NJ                 29.00     2,013      58.4      37.06    21.00   27.06    7.17    22.11     8.41
WAYN  Wayne Svgs Bks MHC of OH (48.2            21.25     2,486      25.4      30.00    20.46   21.50   -1.16    -2.61   -19.39
WCFB  Wbstr Cty FSB MHC of IA (45.6)            15.25     2,114      14.7      22.00    15.25   16.75   -8.96   -14.71   -23.75
WBST  Webster Financial Corp. of CT             22.88    38,327     876.9      36.25    20.63   22.69    0.84   -15.85   -31.19
WEFC  Wells Fin. Corp. of Wells MN              16.75     1,879      31.5      22.00    16.00   17.50   -4.29     6.35    -6.32
WCBI  WestCo Bancorp, Inc. of IL(8)             28.75     2,486      71.5      30.50    25.75   28.25    1.77     8.49     5.50
WSTR  WesterFed Fin. Corp. of MT                18.50     5,585     103.3      27.00    17.00   18.38    0.65   -14.94   -27.45
WOFC  Western Ohio Fin. Corp. of OH             20.75     2,298      47.7      29.25    20.75   21.75   -4.60   -12.63   -22.81
WEHO  Westwood Hmstd Fin Corp of OH             10.63     2,559      27.2      18.13    10.63   11.00   -3.36   -30.30   -37.47
FFWD  Wood Bancorp of OH                        15.00     2,669      40.0      27.00    12.20   15.00    0.00    22.95   -20.21
YFCB  Yonkers Fin. Corp. of NY                  15.50     2,772      43.0      22.00    13.75   14.50    6.90   -17.33   -19.48
YFED  York Financial Corp. of PA                18.25     8,968     163.7      27.25    16.81   19.25   -5.19    -4.95   -29.13

                                                        Current Per Share Financials
                                               ---------------------------------------------
                                                                           Tangible
                                               Trailing   12 Mo.    Book     Book
                                                12 Mo.    Core     Value/   Value/   Assets/
Financial Institution                           EPS(3)    EPS(3)   Share   Share(4)   Share
---------------------                          --------  -------  -------  --------  -------
                                                 ($)       ($)      ($)      ($)       ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SSFC  South Street Fin. Corp. of NC*             0.22      0.22     7.37      7.37     43.56
SBAN  SouthBanc Shares Inc. of SC                0.73      0.73    17.01     17.01     77.85
SCBS  Southern Commun. Bncshrs of AL             0.54      0.54    10.10     10.10     63.72
SMBC  Southern Missouri Bncrp of MO              0.72      0.75    16.25     16.25    105.07
SVRN  Sovereign Bancorp, Inc. of PA              0.54      0.71     6.81      6.00    123.68
STFR  St. Francis Cap. Corp. of WI               2.51      2.43    25.62     22.93    343.34
SPBC  St. Paul Bancorp, Inc. of IL               1.44      1.39    12.75     12.70    132.87
SFFC  StateFed Financial Corp. of IA             0.65      0.65    10.27     10.27     57.34
SFIN  Statewide Fin. Corp. of NJ                 1.21      1.16    14.51     14.49    149.34
STSA  Sterling Financial Corp. of WA             0.89      1.07    13.90      5.47    273.04
ROSE  T R Financial Corp. of NY*                 2.23      1.90    14.62     14.62    234.80
THRD  TF Financial Corp. of PA                   1.39      1.12    16.18     13.73    215.94
THTL  Thistle Group Holdings of PA               0.53      0.53    10.79     10.79     38.81
TSBK  Timberland Bancorp of WA                   0.67      0.63    12.87     12.87     39.79
TRIC  Tri-County Bancorp of WY                   0.76      0.78    12.20     12.20     74.16
TWIN  Twin City Bancorp, Inc. of TN              0.89      0.72    11.29     11.29     89.13
USAB  USABancshares, Inc of PA*                  0.26      0.32     6.55      6.51     67.28
UCBC  Union Community Bancorp of IN              0.47      0.47    14.22     14.22     35.53
UCFC  United Community Fin. of OH                0.58      0.58    12.47     12.47     38.59
UFRM  United FSB of Rocky Mount NC(8)            0.56      0.47     7.13      7.13     91.97
UBMT  United Fin. Corp. of MT                    0.80      0.80    17.83     17.23    120.93
UTBI  United Tenn. Bancshares of TN              0.71      0.71    13.83     13.83     51.16
WHGB  WHG Bancshares of MD                       0.46      0.46    14.52     14.52     95.01
WSFS  WSFS Financial Corp. of DE*                1.36      1.31     7.62      7.58    123.88
WVFC  WVS Financial Corp. of PA                  0.97      1.05     9.12      9.12     82.13
WRNB  Warren Bancorp of Peabody MA*              0.80      0.80     5.02      5.02     47.84
WSBI  Warwick Community Bncrp of NY*            -0.36      0.39    12.94     12.94     56.13
WFSL  Washington Federal, Inc. of WA             2.12      2.06    14.73     13.68    105.99
WYNE  Wayne Bancorp, Inc. of NJ                  0.93      0.90    17.47     17.47    136.78
WAYN  Wayne Svgs Bks MHC of OH (48.2             0.73      0.66     9.94      9.94    104.35
WCFB  Wbstr Cty FSB MHC of IA (45.6)             0.63      0.63    10.75     10.75     45.93
WBST  Webster Financial Corp. of CT              1.29      1.45    14.31     12.13    239.76
WEFC  Wells Fin. Corp. of Wells MN               1.27      1.18    15.43     15.43    100.41
WCBI  WestCo Bancorp, Inc. of IL(8)              1.90      1.78    20.18     20.18    128.84
WSTR  WesterFed Fin. Corp. of MT                 1.30      1.30    19.64     16.01    183.01
WOFC  Western Ohio Fin. Corp. of OH              0.12      0.10    22.57     21.11    155.48
WEHO  Westwood Hmstd Fin Corp of OH              0.36      0.58    10.16     10.16     49.37
FFWD  Wood Bancorp of OH                         0.89      0.72     8.45      8.45     62.25
YFCB  Yonkers Fin. Corp. of NY                   1.07      0.97    14.91     14.91    144.86
YFED  York Financial Corp. of PA                 1.12      0.88    12.18     12.18    137.07

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 Exhibit IV-1B
                     Weekly Thrift Market Line - Part Two
                        Prices As Of September 4, 1998

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------

SAIF-Insured Thrifts(284)                    13.78    13.51    0.91    7.80    5.74       0.86    7.31       0.64  147.07    0.80
NYSE Traded Companies(8)                      8.31     7.98    0.76   10.41    6.60       0.47    7.67       1.82  107.55    1.45
AMEX Traded Companies(22)                    14.22    14.10    0.76    5.84    5.34       0.79    5.66       0.58  180.30    0.76
NASDAQ Listed OTC Companies(254)             13.88    13.60    0.92    7.91    5.75       0.88    7.45       0.61  145.68    0.79
California Companies(18)                      7.84     7.50    0.60    8.40    7.08       0.51    7.69       1.45  104.33    1.33
Florida Companies(6)                         10.56     9.93    0.79    8.40    5.13       0.51    5.02       1.56  101.49    0.83
Mid-Atlantic Companies(56)                   11.28    10.89    0.81    8.65    6.20       0.82    8.28       0.66  111.69    0.93
Mid-West Companies(131)                      14.47    14.27    0.92    7.13    5.27       0.89    6.83       0.54  154.34    0.68
New England Companies(7)                      7.44     7.12    0.72    9.86    7.58       0.62    8.56       0.48  185.95    0.99
North-West Companies(11)                     18.17    17.59    1.18    8.86    5.86       1.05    7.94       0.61  211.29    0.80
South-East Companies(44)                     17.21    17.05    1.07    7.83    5.40       1.01    7.32       0.59  156.12    0.78
South-West Companies(6)                      11.17    11.07    0.93   10.04    9.53       0.90    9.72       0.34  182.35    0.55
Western Companies (Excl CA)(5)               16.98    16.49    0.89    6.03    5.48       0.90    6.07       0.37  194.20    0.93
Thrift Strategy(239)                         14.81    14.58    0.93    7.41    5.76       0.90    7.07       0.59  149.25    0.75
Mortgage Banker Strategy(27)                  7.53     6.82    0.74    9.71    4.96       0.66    9.07       0.63  151.84    0.95
Real Estate Strategy(8)                       7.35     7.12    0.87   11.98    8.07       0.81   11.26       1.36  104.70    1.62
Diversified Strategy(7)                       8.59     8.32    0.84   10.65    4.96       0.53    7.71       1.67  116.55    1.18
Retail Banking Strategy(3)                    6.80     6.55    0.41    7.34    5.33       0.12    3.12       0.88   99.04    1.36
Companies Issuing Dividends(216)             14.00    13.72    0.97    8.12    5.97       0.90    7.38       0.55  151.09    0.76
Companies Without Dividends(68)              13.08    12.83    0.71    6.76    4.99       0.76    7.09       0.92  133.91    0.92
Equity/Assets less than 6%(18)                5.07     4.63    0.51   10.31    5.37       0.57   11.46       1.11  107.84    0.98
Equity/Assets 6-12%(125)                      8.70     8.30    0.82    9.64    6.44       0.72    8.48       0.63  147.77    0.89
Equity/Assets greater than 12%(141)          19.30    19.16    1.04    5.88    5.18       1.02    5.77       0.59  151.86    0.70
Converted Last 3 Mths (no MHC)(6)            24.10    24.10    1.00    4.07    4.84       1.03    4.21       0.56  119.72    0.92
Actively Traded Companies(30)                 9.18     8.68    0.91   10.59    5.76       0.93   11.33       0.82  139.36    0.94
Market Value Below $20 Million(62)           14.61    14.51    0.86    6.16    5.86       0.78    5.35       0.59  146.04    0.69
Holding Company Structure(256)               13.79    13.52    0.90    7.71    5.68       0.86    7.30       0.65  143.06    0.80
Assets Over $1 Billion(61)                    9.22     8.58    0.79   10.22    6.46       0.77    9.79       0.88  124.54    0.98
Assets $500 Million-$1 Billion(36)           10.61    10.23    0.87    8.55    4.99       0.79    7.96       0.55  146.45    0.89
Assets $250-$500 Million(67)                 13.95    13.73    0.91    7.62    5.96       0.88    7.18       0.58  169.23    0.82
Assets less than $250 Million(120)           16.84    16.76    0.98    6.49    5.48       0.92    5.98       0.57  148.17    0.67
Goodwill Companies(116)                      10.58     9.90    0.83    9.24    6.14       0.79    8.57       0.74  126.00    0.89
Non-Goodwill Companies(166)                  15.94    15.94    0.96    6.81    5.47       0.91    6.46       0.57  163.29    0.74
Acquirors of FSLIC Cases(8)                   9.31     8.85    1.15   13.28    9.84       0.98   11.18       0.77   66.05    0.63



                                                    Pricing Ratios                      Dividend Data(6)
                                        _________________________________________      _______________________
                                                                Price/  Price/        Ind.   Divi-
                                        Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
                                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                       _______ _______ _______ _______ _______      _______ _______ _______
                                          (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

SAIF-Insured Thrifts(284)               17.04  124.63   15.80  129.01   17.77         0.30    1.87   28.66
NYSE Traded Companies(8)                12.27  142.26   12.16  149.11   11.71         0.21    0.87   18.24
AMEX Traded Companies(22)               16.70  105.00   14.78  106.40   18.21         0.26    1.82   28.04
NASDAQ Listed OTC Companies(254)        17.16  125.95   15.99  130.54   17.85         0.31    1.91   29.01
California Companies(18)                13.70  108.51    8.49  114.47   13.09         0.15    0.73   15.31
Florida Companies(6)                    19.10  135.35   14.70  148.81   22.53         0.24    1.31   23.63
Mid-Atlantic Companies(56)              16.09  124.94   13.21  132.71   17.64         0.27    1.59   26.34
Mid-West Companies(131)                 17.49  122.85   16.46  125.86   17.89         0.30    1.94   29.17
New England Companies(7)                13.67  124.54    8.98  131.51   16.43         0.39    2.43   31.38
North-West Companies(11)                16.88  131.89   20.37  151.30   18.62         0.31    1.83   31.54
South-East Companies(44)                18.68  138.53   20.18  136.75   19.20         0.37    2.46   37.26
South-West Companies(6)                 10.72  102.67   11.46  105.80   10.82         0.22    1.49   18.42
Western Companies (Excl CA)(5)          19.63   98.92   16.50  104.11   19.55         0.37    2.22   27.13
Thrift Strategy(239)                    17.36  119.42   16.45  122.08   17.92         0.31    1.96   29.42
Mortgage Banker Strategy(27)            15.95  159.20   12.03  181.24   18.17         0.26    1.43   25.25
Real Estate Strategy(8)                 13.32  136.53   10.18  140.12   13.54         0.18    0.88   13.02
Diversified Strategy(7)                 17.44  191.88   16.02  198.33   17.41         0.39    1.95   38.86
Retail Banking Strategy(3)               7.88  105.63    6.90  109.02   11.99         0.15    1.02   11.07
Companies Issuing Dividends(216)        17.05  128.24   16.41  133.30   18.04         0.39    2.45   37.73
Companies Without Dividends(68)         17.02  112.90   13.80  114.85   16.79         0.00    0.00    0.00
Equity/Assets less than 6%(18)          14.38  147.75    7.63  166.43   12.88         0.16    0.80   10.92
Equity/Assets 6-12%(125)                15.30  141.72   12.13  147.78   16.87         0.29    1.74   25.29
Equity/Assets greater than 12%(141)     18.93  106.88   20.03  108.09   19.15         0.32    2.13   34.14
Converted Last 3 Mths (no MHC)(6)       21.47   85.39   21.06   85.39   20.49         0.13    1.79    0.00
Actively Traded Companies(30)           15.95  151.82   13.46  166.83   15.61         0.42    1.97   30.60
Market Value Below $20 Million(62)      17.65  104.29   14.82  104.98   19.22         0.29    2.31   31.21
Holding Company Structure(256)          17.22  125.48   15.94  129.80   17.81         0.31    1.89   29.54
Assets Over $1 Billion(61)              15.84  143.21   12.54  158.18   16.36         0.29    1.50   24.19
Assets $500 Million-$1 Billion(36)      15.26  141.43   13.98  149.34   17.28         0.31    1.60   25.84
Assets $250-$500 Million(67)            16.19  119.36   15.67  122.35   16.58         0.29    1.72   28.03
Assets less than $250 Million(120)      18.56  113.39   17.98  112.14   19.21         0.31    2.22   32.38
Goodwill Companies(116)                 16.44  135.85   13.43  147.00   17.23         0.31    1.69   24.93
Non-Goodwill Companies(166)             17.40  116.91   17.40  116.91   18.10         0.30    2.01   31.45
Acquirors of FSLIC Cases(8)             11.58  134.80   12.70  142.07   12.93         0.47    2.10   24.37

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.


Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
 Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of September 4, 1998


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------

BIF-Insured Thrifts(55)                      12.09    11.75    1.06   10.59    7.01       1.04    9.92       0.62  212.65    1.24
NYSE Traded Companies(5)                     16.97    15.76    1.36    9.50    6.29       1.50    9.36       1.01  106.47    0.96
AMEX Traded Companies(5)                     11.94    11.63    1.11   10.60    7.83       0.91    8.41       1.08  111.06    1.15
NASDAQ Listed OTC Companies(45)              11.53    11.29    1.02   10.72    6.99       1.00   10.17       0.52  236.69    1.28
California Companies(1)                      10.44    10.41    1.44   13.81   11.37       1.44   13.81       1.07  139.44    1.75
Mid-Atlantic Companies(20)                   14.78    14.30    0.95    8.42    5.35       1.03    8.51       0.74  132.40    1.10
New England Companies(29)                     9.82     9.53    1.12   12.56    8.14       1.02   11.15       0.60  249.48    1.41
North-West Companies(2)                      11.11    11.11    1.29   12.54    8.04       1.26   12.26       0.07  989.94    1.07
South-East Companies(3)                      15.09    14.94    0.95    5.65    6.03       0.99    5.83       0.32  152.62    0.52
Thrift Strategy(43)                          13.08    12.80    1.04    9.71    6.75       1.03    9.06       0.57  206.26    1.17
Mortgage Banker Strategy(6)                   8.49     8.02    1.05   13.08    7.76       0.94   11.46       0.61  320.76    1.15
Real Estate Strategy(2)                      10.47    10.45    1.58   14.94    9.63       1.58   14.94       1.17  111.47    1.69
Diversified Strategy(4)                       6.90     5.82    0.97   14.72    7.24       1.02   15.40       0.85  142.72    2.00
Companies Issuing Dividends(44)              12.11    11.72    1.04   10.62    6.78       1.03    9.87       0.60  207.13    1.16
Companies Without Dividends(11)              12.01    11.88    1.12   10.48    7.96       1.08   10.15       0.69  236.61    1.56
Equity/Assets less than 6%(2)                 4.68     4.60    0.96   19.68    9.50       0.61   12.04       0.58  121.04    0.91
Equity/Assets 6-12%(36)                       8.53     8.08    1.03   12.09    7.46       0.96   11.27       0.75  207.89    1.41
Equity/Assets greater than 12%(17)           19.88    19.72    1.13    6.60    5.84       1.24    7.06       0.31  238.85    0.92
Converted Last 3 Mths (no MHC)(1)            19.81    19.81    0.78    3.93    5.19       0.78    3.93       0.00    0.00    0.46
Actively Traded Companies(14)                10.39     9.93    1.36   13.73    8.84       1.30   12.40       0.43  205.71    1.08
Market Value Below $20 Million(5)             9.54     9.50    0.78    7.65    6.49       0.79    7.65       0.58  239.95    1.27
Holding Company Structure(42)                12.98    12.71    1.06    9.92    6.69       1.06    9.45       0.53  211.36    1.25
Assets Over $1 Billion(16)                   11.22    10.43    1.21   11.94    7.05       1.24   11.76       0.70  157.45    1.28
Assets $500 Million-$1 Billion(11)           12.50    12.24    1.05   11.29    7.18       0.91    9.20       0.58  174.60    1.26
Assets $250-$500 Million(14)                 11.55    11.41    1.05   11.01    7.50       1.07   10.51       0.62  273.24    1.53
Assets less than $250 Million(14)            13.32    13.20    0.91    8.28    6.35       0.87    7.84       0.55  241.39    0.90
Goodwill Companies(28)                       11.13    10.45    1.00   10.88    7.14       0.93    9.74       0.82  142.52    1.24
Non-Goodwill Companies(26)                   13.30    13.30    1.13   10.11    6.82       1.15    9.92       0.42  257.02    1.23

                                                        Pricing Ratios                      Dividend Data(6)
                                            _________________________________________      _______________________
                                                                    Price/  Price/        Ind.   Divi-
                                            Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
                                           Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                           _______ _______ _______ _______ _______      _______ _______ _______
                                              (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

BIF-Insured Thrifts(55)                      14.41  135.94   15.21  143.94   16.17         0.36    1.96   27.94
NYSE Traded Companies(5)                     15.02  138.92   20.60  176.93   17.27         0.55    1.68   28.21
AMEX Traded Companies(5)                     13.72  124.71   14.11  129.30   18.32         0.41    2.44   31.03
NASDAQ Listed OTC Companies(45)              14.43  136.95   14.70  141.70   15.75         0.34    1.93   27.52
California Companies(1)                       8.80  113.72   11.87  114.05    8.80         0.00    0.00    0.00
Mid-Atlantic Companies(20)                   17.10  128.19   17.65  139.90   18.39         0.42    1.80   32.60
New England Companies(29)                    13.20  144.31   13.27  151.29   15.46         0.33    1.94   24.70
North-West Companies(2)                      12.44  149.70   15.47  149.70   12.73         0.32    2.36   29.35
South-East Companies(3)                      13.38  110.71   16.75  111.85   12.49         0.41    3.51   38.47
Thrift Strategy(43)                          14.78  127.48   15.66  133.27   16.74         0.38    2.01   29.01
Mortgage Banker Strategy(6)                  13.02  162.79   13.14  176.87   15.41         0.29    1.47   18.94
Real Estate Strategy(2)                      10.73  157.76   16.52  157.92   10.73         0.18    1.78   22.50
Diversified Strategy(4)                      15.10  180.56   12.38  211.01   14.03         0.37    2.29   35.67
Companies Issuing Dividends(44)              14.65  139.77   15.62  148.99   16.35         0.45    2.42   34.93
Companies Without Dividends(11)              13.37  120.24   13.50  123.24   15.45         0.00    0.00    0.00
Equity/Assets less than 6%(2)                10.55  195.44    9.37  199.18   20.19         0.36    2.34   24.21
Equity/Assets 6-12%(36)                      13.89  150.09   13.20  162.16   15.57         0.38    1.95   27.08
Equity/Assets greater than 12%(17)           16.27  102.30   19.80  103.14   16.99         0.33    1.92   30.35
Converted Last 3 Mths (no MHC)(1)            19.27   75.77   15.01   75.77   19.27         0.00    0.00    0.00
Actively Traded Companies(14)                12.30  149.50   14.78  161.82   14.48         0.50    2.27   28.43
Market Value Below $20 Million(5)            14.00  117.50   11.15  118.02   16.61         0.34    1.96   26.80
Holding Company Structure(42)                14.89  131.63   15.98  136.83   16.69         0.36    1.94   28.81
Assets Over $1 Billion(16)                   14.81  151.73   16.99  174.06   15.66         0.56    2.12   33.97
Assets $500 Million-$1 Billion(11)           13.88  138.45   15.08  141.99   16.95         0.28    1.98   28.91
Assets $250-$500 Million(14)                 12.90  133.91   14.10  136.06   15.78         0.29    1.89   24.89
Assets less than $250 Million(14)            15.92  120.57   14.50  122.94   16.73         0.28    1.83   23.37
Goodwill Companies(28)                       13.65  139.91   14.07  155.59   16.42         0.34    1.82   26.62
Non-Goodwill Companies(26)                   15.26  129.95   16.53  129.95   16.05         0.39    2.11   29.80


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of September 4, 1998

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- -------  ------ -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(19)                     14.13    14.02    0.84    6.65    3.74       0.80    6.14       0.47  163.66    0.83
BIF-Insured Thrifts(3)                       13.46    12.45    1.03    8.58    5.03       0.77    5.95       0.76  125.67    1.14
NASDAQ Listed OTC Companies(22)              14.03    13.77    0.87    6.96    3.94       0.79    6.11       0.52  157.33    0.88
Florida Companies(2)                          6.15     5.98    0.65    8.98    4.79       0.52    7.18       0.27   78.51    0.34
Mid-Atlantic Companies(12)                   12.83    12.55    0.78    6.31    3.75       0.74    5.94       0.55  141.41    0.80
Mid-West Companies(5)                        14.49    14.49    0.90    6.38    3.66       0.81    5.45       0.41  219.34    0.55
New England Companies(2)                     21.32    20.66    1.57   11.22    5.61       1.28    7.95       0.65  203.93    2.05
South-East Companies(1)                      20.28    20.28    0.73    5.92    2.93       0.66    5.39       0.50  132.06    0.96
Thrift Strategy(20)                          14.64    14.48    0.85    6.37    3.77       0.81    5.92       0.50  163.42    0.82
Mortgage Banker Strategy(1)                   8.12     7.33    0.84   10.33    3.89       0.68    8.41       0.66   60.54    0.97
Diversified Strategy(1)                       9.42     8.11    1.22   13.58    6.90       0.63    7.05       0.70  156.79    1.72
Companies Issuing Dividends(15)              13.50    13.12    0.88    7.64    4.09       0.78    6.52       0.56  141.46    0.93
Companies Without Dividends(7)               15.17    15.17    0.85    5.48    3.62       0.82    5.23       0.42  198.61    0.76
Equity/Assets 6-12%(12)                       9.52     9.03    0.74    7.89    4.01       0.61    6.37       0.66   84.42    0.82
Equity/Assets greater than 12%(10)           19.04    19.04    1.01    5.92    3.86       1.00    5.82       0.34  248.47    0.94
Holding Company Structure(4)                 13.40    12.97    0.79    6.08    3.89       0.73    5.51       0.61   90.35    0.63
Assets Over $1 Billion(5)                    10.26     9.64    0.95    9.80    4.82       0.76    7.62       0.48  121.45    0.98
Assets $500 Million-$1 Billion(3)            33.21    33.21    1.92    8.85    4.32       1.92    8.85       0.60  251.07    2.37
Assets $250-$500 Million(6)                  12.42    12.42    0.75    5.97    3.49       0.72    5.65       0.45  177.83    0.57
Assets less than $250 Million(8)             15.34    15.10    0.77    5.50    3.65       0.72    5.04       0.58  154.93    0.85
Goodwill Companies(7)                        10.07     9.25    0.87    9.09    4.53       0.69    7.13       0.69   90.23    0.84
Non-Goodwill Companies(15)                   15.85    15.85    0.87    5.97    3.67       0.84    5.64       0.46  183.14    0.89
MHC Institutions(22)                         14.03    13.77    0.87    6.96    3.94       0.79    6.11       0.52  157.33    0.88
MHC Converted Last 3 Months(2)               14.70    14.70    0.71    4.80    3.69       0.69    4.68       0.35   82.98    0.51

                                                         Pricing Ratios                      Dividend Data(6)
                                             _________________________________________      _______________________
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
                                            Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                            _______ _______ _______ _______ _______      _______ _______ _______
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

SAIF-Insured Thrifts(19)                     25.42  163.99   21.25  167.64   25.40         0.26    1.64   28.72
BIF-Insured Thrifts(3)                       21.14  156.03   20.37  174.43   26.20         0.35    1.71   30.32
NASDAQ Listed OTC Companies(22)              24.62  162.73   21.11  168.72   25.52         0.27    1.65   29.04
Florida Companies(2)                         20.87  180.72   11.12  186.05   26.09         1.00    4.17    0.00
Mid-Atlantic Companies(12)                   25.27  164.98   19.93  171.69   25.60         0.17    1.25   22.23
Mid-West Companies(5)                        27.55  172.74   23.57  172.74   24.21         0.31    1.63   28.85
New England Companies(2)                     18.82  145.03   27.53  158.96   25.54         0.52    2.73   47.53
South-East Companies(1)                       0.00  123.09   24.97  123.09    0.00         0.20    1.78   60.61
Thrift Strategy(20)                          25.26  156.99   21.44  160.46   25.32         0.24    1.54   26.34
Mortgage Banker Strategy(1)                  25.70  249.64   20.27  276.49    0.00         0.22    1.59   40.74
Diversified Strategy(1)                      14.49  173.45   16.33  201.30   27.94         0.84    3.62   52.50
Companies Issuing Dividends(15)              24.25  165.17   20.39  173.91   25.28         0.40    2.41   48.40
Companies Without Dividends(7)               25.42  157.45   22.66  157.45   25.90         0.00    0.00    0.00
Equity/Assets 6-12%(12)                      24.59  190.23   17.68  201.60   25.85         0.36    1.95   36.00
Equity/Assets greater than 12%(10)           24.65  132.18   24.92  132.18   25.31         0.17    1.31   21.09
Holding Company Structure(4)                 25.88  156.76   20.17  163.60   25.64         0.21    1.11   12.82
Assets Over $1 Billion(5)                    21.63  194.63   18.71  211.90   25.80         0.44    2.17   32.01
Assets $500 Million-$1 Billion(3)            23.15  116.61   38.73  116.61   23.15         0.20    1.84   42.55
Assets $250-$500 Million(6)                  26.49  174.45   20.76  174.45   26.17         0.20    1.08    0.00
Assets less than $250 Million(8)             26.02  136.49   20.60  140.40   25.18         0.23    1.74   44.17
Goodwill Companies(7)                        23.20  190.08   18.33  209.03   26.94         0.40    2.06   33.30
Non-Goodwill Companies(15)                   25.46  150.11   22.39  150.11   24.89         0.21    1.46   26.91
MHC Institutions(22)                         24.62  162.73   21.11  168.72   25.52         0.27    1.65   29.04
MHC Converted Last 3 Months(2)               27.24  131.02   19.45  131.02   27.91         0.00    0.00    0.00


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secon dary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of September 4, 1998


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA(8)          6.11     4.66    0.85   17.57    7.23       0.84   17.38       1.72   52.05    1.33
BYS   Bay State Bancorp of MA*               20.71    20.71    0.92    4.44    5.32       0.92    4.44       0.71  122.32    1.06
CFB   Commercial Federal Corp. of NE          7.26     6.44    0.79   11.99    6.33       0.95   14.45       0.78   86.50    0.88
DME   Dime Bancorp, Inc. of NY*               6.36     5.23    0.84   14.53    6.81       0.52    8.90       1.03   50.85    0.69
DSL   Downey Financial Corp. of CA            7.87     7.79    0.97   13.20    8.71       1.01   13.65       0.84   65.10    0.60
FED   FirstFed Fin. Corp. of CA               5.99     5.95    0.71   13.19    9.27       0.68   12.52       0.84  256.41    2.80
GSB   Golden State Bancorp of CA(8)           6.20     5.20    0.52    8.40    9.58       0.62   10.08       0.86  100.48    1.12
GDW   Golden West Fin. Corp. of CA            7.48     7.48    1.02   14.91    9.07       1.00   14.59       0.97   63.28    0.86
GPT   GreenPoint Fin. Corp. of NY*            9.93     5.61    1.11   11.28    6.05       1.14   11.54       2.54   33.98    1.22
JSB   JSB Financial, Inc. of NY*             24.31    24.31    2.92   12.15    9.93       3.28   13.64       0.16  238.05    0.54
OCN   Ocwen Financial Corp. of FL            12.19    11.15    0.87    6.99    3.12       0.08    0.62       6.87   11.20    1.31
SIB   Staten Island Bancorp of NY*           23.55    22.95    1.02    5.10    3.33       1.65    8.29       0.61   87.17    1.27
WES   Westcorp Inc. of Orange CA              9.07     9.05    0.20    2.19    3.11      -0.89   -9.84       0.60  162.80    2.22


AMEX Traded Companies
_____________________
ANA   Acadiana Bancshares, Inc of LA         14.72    14.72    1.05    6.53    7.61       0.98    6.09       0.29  320.59    1.26
ANE   Alliance Bncp of New Eng of CT*         7.81     7.64    0.94   12.52    8.50       0.46    6.06       0.53  229.26    1.84
BKC   American Bank of Waterbury CT*          8.65     8.39    1.34   15.26    8.80       1.12   12.82       2.10   42.28    1.50
BFD   BostonFed Bancorp of MA                 7.80     7.53    0.71    8.62    7.88       0.57    6.92       0.17  413.47    0.84
CNY   Carver Bancorp, Inc. of NY              8.12     7.84    0.25    2.99    4.74       0.22    2.65       2.21   36.35    1.28
CBK   Citizens First Fin.Corp. of IL         13.95    13.95    0.71    5.12    5.42       0.40    2.89       0.67   54.73    0.45
EFC   EFC Bancorp Inc of IL                  23.66    23.66   -0.78   -5.19   -4.29       0.94    6.26       0.53   57.48    0.42
EBI   Equality Bancorp, Inc. of MO            9.58     9.58    0.59    6.72    4.29       0.01    0.12       0.36   37.97    0.37
ESX   Essex Bancorp of Norfolk VA(8)          0.02    -0.04   -0.24     NM   -20.09      -0.24     NM        1.26   76.64    1.11
FCB   Falmouth Bancorp, Inc. of MA*          21.38    21.38    1.08    4.71    4.48       0.82    3.58        NA      NA     0.65
FAB   FirstFed America Bancorp of MA          8.86     8.86    0.59    5.50    5.80       0.48    4.44       0.29  293.25    1.24
GAF   GA Financial Corp. of PA               12.88    12.76    1.02    7.16    8.45       0.95    6.65       0.24   75.96    0.46
HBS   Haywood Bancshares, Inc. of NC*        14.85    14.38    1.46   10.18    9.26       1.46   10.18       0.60   82.40    0.66
KNK   Kankakee Bancorp, Inc. of IL            9.76     8.34    0.79    7.50    8.53       0.76    7.18       1.12   53.91    0.97
KYF   Kentucky First Bancorp of KY           17.56    17.56    1.08    6.34    5.43       1.06    6.25       0.17  272.34    0.78
NBN   Northeast Bancorp of ME*                7.00     6.36    0.73   10.34    8.09       0.66    9.41       1.08   90.28    1.12
NEP   Northeast PA Fin. Corp of PA           17.78    17.78   -0.28   -1.52   -1.88       0.63    3.42       0.23  182.16    0.72
PDB   Piedmont Bancorp, Inc. of NC           16.54    16.54    1.28    7.84    6.28       1.24    7.58       0.71  102.48    0.89
SSB   Scotland Bancorp, Inc. of NC           24.95    24.95    1.33    4.93    3.98       1.33    4.93        NA      NA     0.57
SZB   SouthFirst Bancshares of AL             9.94     9.70    0.47    4.21    3.97       0.42    3.76       1.56   29.54    0.74
SRN   Southern Banc Company of AL            17.39    17.27    0.49    2.86    3.00       0.49    2.86        NA      NA     0.19
SSM   Stone Street Bancorp of NC             27.32    27.32    1.39    4.89    5.21       1.39    4.89       0.03     NA     0.64
TSH   Teche Holding Company of LA            13.84    13.84    0.94    6.97    7.72       0.93    6.84       0.18  460.90    0.98
FTF   Texarkana Fst. Fin. Corp of AR         14.88    14.88    1.75   11.47    7.91       1.70   11.15       0.12  445.58    0.67
THR   Three Rivers Fin. Corp. of MI          13.53    13.48    0.88    6.44    6.22       0.81    5.99       1.00   48.12    0.74
WSB   Washington SB, FSB of MD                8.42     8.42    0.73    8.64    9.02       0.50    5.89        NA      NA     1.02
WFI   Winton Financial Corp. of OH            7.17     7.03    1.05   14.60    6.96       0.86   12.04        NA      NA      NA


NASDAQ Listed OTC Companies
___________________________
FBCV  1st Bancorp of Vincennes IN(8)          9.17     9.00    0.73    8.30    4.14       0.51    5.83       1.84   30.69    0.77
FBER  1st Bergen Bancorp of NJ               11.60    11.60    0.72    5.57    5.05       0.72    5.57       0.96  111.28    2.41
AFED  AFSALA Bancorp, Inc. of NY(8)          12.13    12.13    0.75    5.81    6.74       0.77    5.93       0.33  205.73    1.42
ALBK  ALBANK Fin. Corp. of Albany NY(8)       9.19     7.27    1.14   12.55    6.08       1.14   12.51       0.85   84.14    1.04
AMFC  AMB Financial Corp. of IN              12.68    12.68    0.84    5.95    6.48       0.54    3.86       0.19  214.55    0.52
ASBP  ASB Financial Corp. of OH              12.45    12.45    0.94    6.35    5.65       0.94    6.35       0.34  191.18    0.98
ABBK  Abington Bancorp of MA*                 6.37     5.81    0.86   12.84    8.46       0.65    9.73       0.14  353.60    0.77
AABC  Access Anytime Bancorp of NM            7.93     7.93    1.36   16.80   17.57       1.24   15.30       0.08  535.05    0.67


                                                         Pricing Ratios                      Dividend Data(6)
                                             _________________________________________      _______________________
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
                                            Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                            _______ _______ _______ _______ _______      _______ _______ _______
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NYSE Traded Companies
_____________________
AHM   Ahmanson and Co. H.F. of CA(8)         13.84  180.63   11.05  236.84   13.99         0.88    1.70   23.53
BYS   Bay State Bancorp of MA*               18.81   83.47   17.29   83.47   18.81         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE         15.79  150.82   10.95  170.18   13.10         0.22    0.95   15.07
DME   Dime Bancorp, Inc. of NY*              14.68  194.11   12.35  236.00   23.95         0.20    0.88   12.90
DSL   Downey Financial Corp. of CA           11.48  142.74   11.23  144.25   11.10         0.32    1.37   15.76
FED   FirstFed Fin. Corp. of CA              10.78  131.33    7.87  132.27   11.36         0.00    0.00    0.00
GSB   Golden State Bancorp of CA(8)          10.44   87.70    5.44  104.47    8.70         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA           11.02  151.81   11.36  151.81   11.27         0.50    0.65    7.15
GPT   GreenPoint Fin. Corp. of NY*           16.54  189.15   18.77  334.57   16.17         0.64    2.21   36.57
JSB   JSB Financial, Inc. of NY*             10.07  121.11   29.44  121.11    8.97         1.60    3.42   34.41
OCN   Ocwen Financial Corp. of FL              NM   205.41   25.03  224.57     NM          0.00    0.00    0.00
SIB   Staten Island Bancorp of NY*             NM   106.73   25.13  109.51   18.47         0.32    1.90   57.14
WES   Westcorp Inc. of Orange CA               NM    71.43    6.48   71.60     NM          0.20    2.22   71.43


AMEX Traded Companies
_____________________
ANA   Acadiana Bancshares, Inc of LA         13.14   88.47   13.02   88.47   14.09         0.44    2.84   37.29
ANE   Alliance Bncp of New Eng of CT*        11.76  138.48   10.81  141.53   24.31         0.20    1.83   21.51
BKC   American Bank of Waterbury CT*         11.37  163.56   14.15  168.62   13.52         0.80    3.87   43.96
BFD   BostonFed Bancorp of MA                12.69  109.41    8.54  113.41   15.80         0.40    2.39   30.30
CNY   Carver Bancorp, Inc. of NY             21.11   61.85    5.03   64.10   23.75         0.00    0.00    0.00
CBK   Citizens First Fin.Corp. of IL         18.44   92.65   12.92   92.65     NM          0.00    0.00    0.00
EFC   EFC Bancorp Inc of IL                    NM    81.61   19.31   81.61   19.34         0.00    0.00     NM
EBI   Equality Bancorp, Inc. of MO           23.32  125.58   12.03  125.58     NM          0.24    1.84   42.86
ESX   Essex Bancorp of Norfolk VA(8)           NM      NM     1.08     NM      NM          0.00    0.00     NM
FCB   Falmouth Bancorp, Inc. of MA*          22.33  103.14   22.05  103.14   29.39         0.24    1.43   32.00
FAB   FirstFed America Bancorp of MA         17.24  101.49    9.00  101.49   21.36         0.20    1.40   24.10
GAF   GA Financial Corp. of PA               11.84   89.50   11.52   90.34   12.74         0.00    0.00    0.00
HBS   Haywood Bancshares, Inc. of NC*        10.80  105.20   15.63  108.63   10.80         0.60    3.16   34.09
KNK   Kankakee Bancorp, Inc. of IL           11.72   86.18    8.41  100.86   12.25         0.00    0.00    0.00
KYF   Kentucky First Bancorp of KY           18.42  117.40   20.62  117.40   18.67         0.50    3.67   67.57
NBN   Northeast Bancorp of ME*               12.36  113.17    7.92  124.58   13.58         0.21    1.91   23.60
NEP   Northeast PA Fin. Corp of PA             NM    80.41   14.30   80.41   23.62         0.00    0.00     NM
PDB   Piedmont Bancorp, Inc. of NC           15.93  121.78   20.15  121.78   16.48         0.48    5.02     NM
SSB   Scotland Bancorp, Inc. of NC           25.14  138.94   34.66  138.94   25.14         0.20    1.81   45.45
SZB   SouthFirst Bancshares of AL            25.20   99.28    9.87  101.77   28.19         0.60    3.61     NM
SRN   Southern Banc Company of AL              NM    93.65   16.29   94.34     NM          0.00    0.00    0.00
SSM   Stone Street Bancorp of NC             19.21   94.65   25.86   94.65   19.21         0.46    2.92   56.10
TSH   Teche Holding Company of LA            12.95   87.35   12.09   87.35   13.18         0.50    3.45   44.64
FTF   Texarkana Fst. Fin. Corp of AR         12.64  141.71   21.09  141.71   12.99         0.56    2.43   30.77
THR   Three Rivers Fin. Corp. of MI          16.09  101.06   13.67  101.44   17.29         0.44    2.71   43.56
WSB   Washington SB, FSB of MD               11.09   93.67    7.89   93.67   16.27         0.10    2.05   22.73
WFI   Winton Financial Corp. of OH           14.38  198.28   14.23  202.46   17.42         0.25    2.17   31.25


NASDAQ Listed OTC Companies
___________________________
FBCV  1st Bancorp of Vincennes IN(8)         24.14  193.36   17.73  197.15     NM          0.27    0.64   15.43
FBER  1st Bergen Bancorp of NJ               19.82  120.37   13.97  120.37   19.82         0.28    1.72   34.15
AFED  AFSALA Bancorp, Inc. of NY(8)          14.84   88.47   10.73   88.47   14.52         0.28    2.07   30.77
ALBK  ALBANK Fin. Corp. of Albany NY(8)      16.46  193.83   17.81  244.85   16.51         0.84    1.51   24.85
AMFC  AMB Financial Corp. of IN              15.43   94.09   11.93   94.09   23.77         0.28    1.93   29.79
ASBP  ASB Financial Corp. of OH              17.69  131.28   16.35  131.28   17.69         0.40    3.48   61.54
ABBK  Abington Bancorp of MA*                11.82  153.60    9.78  168.49   15.60         0.20    1.32   15.63
AABC  Access Anytime Bancorp of NM            5.69   91.86    7.29   91.86    6.25         0.00    0.00    0.00

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of September 4, 1998

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AFBC  Advance Fin. Bancorp of WV             14.09    14.09    0.90    5.94    6.19       0.85    5.61       0.60   51.29    0.35
ALBC  Albion Banc Corp. of Albion NY          8.49     8.49    0.54    6.24    5.91       0.50    5.88       0.47   72.86    0.44
ABCL  Alliance Bancorp, Inc. of IL            8.74     8.66    0.75    8.27    5.86       0.92   10.16       0.13  240.27    0.47
ALLB  Alliance Bank MHC of PA (19.9)         10.67    10.67    0.77    6.87    4.00       0.77    6.87       1.06   45.21    0.88
AHCI  Ambanc Holding Co., Inc. of NY*        10.32    10.32    0.40    3.45    3.92       0.41    3.52       0.60  120.40    1.26
ASBI  Ameriana Bancorp of IN                 12.16    11.94    0.98    8.54    6.50       0.82    7.15       0.56   54.99    0.43
ABCW  Anchor Bancorp Wisconsin of WI          6.36     6.26    1.11   17.35    5.54       0.97   15.09       0.58  180.99    1.29
ANDB  Andover Bancorp, Inc. of MA*            8.20     8.20    1.19   14.69    8.84       1.16   14.33       0.38  195.38    1.00
ASFC  Astoria Financial Corp. of NY           7.71     5.52    0.82   10.39    7.89       0.74    9.42       0.45   72.22    0.77
AVND  Avondale Fin. Corp. of IL               7.60     7.60   -0.78   -9.51  -12.49      -0.56   -6.84       1.25   84.71    2.83
BCSB  BCSB Bankcorp MHC of MD (38.6)         16.27    16.27    0.80    4.95    3.45       0.80    4.95        NA      NA     0.56
BKCT  Bancorp Connecticut of CT*              9.89     9.89    1.43   13.91    7.82       1.21   11.72       0.61  181.32    2.10
BPLS  Bank Plus Corp. of CA                   4.32     3.97    0.19    4.16    5.38       0.28    6.30       1.75   69.27    1.79
BNKU  Bank United Corp. of TX                 5.11     4.64    0.89   17.73    9.88       0.83   16.62       0.68   50.76    0.46
BWFC  Bank West Fin. Corp. of MI             12.84    12.84    0.59    4.30    3.41       0.51    3.74       0.58   28.97    0.24
BANC  BankAtlantic Bancorp of FL              6.79     5.25    0.83   13.33    7.73       0.37    5.93       0.81  100.62    1.12
BKUNA BankUnited Fin. Corp. of FL             5.11     4.27    0.23    5.40    3.79       0.13    3.15       0.46   37.03    0.21
BVCC  Bay View Capital Corp. of CA            6.89     4.47    0.35    5.46    4.24       0.60    9.26       0.38  218.38    1.06
FSNJ  Bayonne Banchsares of NJ(8)            13.70    13.70    0.73    5.31    3.88       0.73    5.31       0.44   96.50    0.92
BFSB  Bedford Bancshares, Inc. of VA         13.24    13.24    1.23    8.87    6.70       1.21    8.76       0.21  232.62    0.60
BFFC  Big Foot Fin. Corp. of IL              17.27    17.27    0.55    3.12    3.36       0.41    2.32        NA      NA     0.26
BYFC  Broadway Fin. Corp. of CA              10.13    10.13    0.52    5.03    8.36       0.33    3.20       1.15   68.56    0.97
BRKL  Brookline Bncp MHC of MA(47.0)         33.21    33.21    1.92    8.85    4.32       1.92    8.85       0.60  251.07    2.37
CBES  CBES Bancorp, Inc. of MO               13.62    13.62    0.94    6.07    5.89       0.67    4.33        NA      NA     0.58
CCFH  CCF Holding Company of GA               7.28     7.28    0.15    1.61    1.00      -0.01   -0.15       0.36  137.94    0.68
CITZ  CFS Bancorp, Inc. of IN                17.41    17.41    0.58    3.31    3.94       0.64    3.68       0.67   42.30    0.81
CFSB  CFSB Bancorp of Lansing MI              7.78     7.78    1.36   17.60    6.53       1.22   15.74       0.21  272.22    0.64
CKFB  CKF Bancorp of Danville KY             21.57    21.57    1.34    5.95    5.94       1.34    5.95       0.54   40.24    0.24
CNSB  CNS Bancorp, Inc. of MO                24.78    24.78    0.89    3.62    3.50       0.76    3.07       0.07  569.23    0.57
CSBF  CSB Financial Group Inc of IL          23.13    21.83    0.70    3.03    4.05       0.72    3.11       1.13   34.83    0.69
CBCI  Calumet Bancorp of Chicago IL          17.73    17.73    1.95   11.64   11.47       1.96   11.72       1.21   99.71    1.56
CAFI  Camco Fin. Corp. of OH                  9.90     9.30    1.26   13.00    7.69       0.91    9.41       0.72   39.75    0.34
CMRN  Cameron Fin. Corp. of MO               19.87    19.87    1.14    5.47    6.31       1.12    5.36       1.06   67.46    0.87
CFNC  Carolina Fincorp of NC*                13.50    13.50    0.93    4.48    6.26       1.05    5.04       0.14  283.77    0.51
CASB  Cascade Financial Corp. of WA           7.07     7.07    0.84   12.48    6.51       0.75   11.13       0.54  171.37    1.07
CATB  Catskill Fin. Corp. of NY*             22.04    22.04    1.31    5.48    6.75       1.29    5.41       0.22  282.65    1.43
CAVB  Cavalry Bancorp of TN                  29.66    29.66    1.48    5.11    3.60       1.09    3.76       0.05     NA     1.26
CNIT  Cenit Bancorp of Norfolk VA             7.91     7.33    0.90   12.59    7.15       0.83   11.60       0.19  316.10    0.75
CEBK  Central Co-Op. Bank of MA*              9.78     8.88    0.86    8.65    7.95       0.67    6.70       0.40  188.70    1.00
CENB  Century Bancorp, Inc. of NC(8)         19.34    19.34    1.20    4.68    7.31       1.18    4.63       0.47  120.87    0.79
COFI  Charter One Financial of OH             7.47     7.03    0.94   13.19    4.92       1.24   17.42       0.38  148.17    0.84
CVAL  Chester Valley Bancorp of PA            8.45     8.45    0.96   11.19    5.12       0.90   10.51       0.33  274.00    1.23
CLAS  Classic Bancshares, Inc. of KY         14.87    12.79    0.73    4.88    5.31       0.93    6.18       0.29  216.16    0.92
CBSA  Coastal Bancorp of Houston TX           3.85     3.35    0.52   14.54   12.75       0.54   14.90       0.49   61.08    0.62
CFCP  Coastal Fin. Corp. of SC                5.89     5.89    1.21   19.85    5.63       0.97   15.96       0.48  188.30    1.31
CFKY  Columbia Financial of KY               31.50    31.50    0.48    2.32    1.83       0.48    2.32       0.40   63.42    0.48
CMSB  Commonwealth Bancorp Inc of PA          8.44     6.64    0.57    6.25    5.73       0.41    4.43       0.41   97.65    0.66
CMSV  Commty. Svgs, MHC of FL (48.5)(8)      10.85    10.85    0.70    6.35    4.59       0.65    5.85       0.27  133.22    0.52
CFTP  Community Fed. Bancorp of MS           22.27    22.27    1.24    4.91    4.40       1.07    4.24       0.28   78.26    0.41
CFFC  Community Fin. Corp. of VA             14.09    14.04    1.00    7.33    5.68       0.96    7.02       1.30   48.66    0.71
CIBI  Community Inv. Bancorp of OH           10.98    10.98    0.94    8.14    5.26       0.94    8.14       0.56   98.23    0.66
COOP  Cooperative Bancshares of NC            7.94     7.94    0.65    8.40    5.90       0.59    7.66       0.08  330.28    0.34
CRZY  Crazy Woman Creek Bncorp of WY         23.43    23.43    1.24    5.18    5.96       1.24    5.18       0.13  355.84    0.92
CRSB  Crusader Holding Corp of PA            11.50    10.89    2.27   32.12    7.61       2.09   29.47       0.96   44.19    0.50
DNFC  D&N Financial Corp. of MI               5.57     5.52    0.85   15.64    9.54       0.75   13.67       0.50  113.36    0.83
DCBI  Delphos Citizens Bancorp of OH         24.15    24.15    1.53    5.86    4.91       1.53    5.86       0.64   15.93    0.12

                                                         Pricing Ratios                      Dividend Data(6)
                                             _________________________________________      _______________________
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
                                            Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                            _______ _______ _______ _______ _______      _______ _______ _______
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
_______________________________________
AFBC  Advance Fin. Bancorp of WV             16.16   99.04   13.96   99.04   17.12         0.32    2.23   35.96
ALBC  Albion Banc Corp. of Albion NY         16.92  103.11    8.76  103.11   17.98         0.12    1.39   23.53
ABCL  Alliance Bancorp, Inc. of IL           17.08  109.18    9.54  110.08   13.91         0.44    2.55   43.56
ALLB  Alliance Bank MHC of PA (19.9)         25.00  168.51   17.99  168.51   25.00         0.00    0.00    0.00
AHCI  Ambanc Holding Co., Inc. of NY*        25.49   91.42    9.44   91.42   25.00         0.24    1.85   47.06
ASBI  Ameriana Bancorp of IN                 15.38  128.30   15.60  130.62   18.37         0.64    3.56   54.70
ABCW  Anchor Bancorp Wisconsin of WI         18.04  302.73   19.24  307.34   20.74         0.20    0.90   16.26
ANDB  Andover Bancorp, Inc. of MA*           11.32  156.16   12.80  156.16   11.60         0.72    2.62   29.63
ASFC  Astoria Financial Corp. of NY          12.67  112.60    8.68  157.18   13.98         0.80    2.11   26.76
AVND  Avondale Fin. Corp. of IL                NM    81.29    6.18   81.29     NM          0.00    0.00     NM
BCSB  BCSB Bankcorp MHC of MD (38.6)         29.00  143.41   23.33  143.41   29.00         0.00    0.00    0.00
BKCT  Bancorp Connecticut of CT*             12.80  169.62   16.78  169.62   15.19         0.54    3.32   42.52
BPLS  Bank Plus Corp. of CA                  18.59   75.92    3.28   82.67   12.29         0.00    0.00    0.00
BNKU  Bank United Corp. of TX                10.13  167.25    8.55  184.10   10.80         0.64    1.81   18.29
BWFC  Bank West Fin. Corp. of MI             29.29  125.34   16.09  125.34     NM          0.00    0.00    0.00
BANC  BankAtlantic Bancorp of FL             12.93  133.76    9.09  173.05   29.09         0.10    1.07   13.89
BKUNA BankUnited Fin. Corp. of FL            26.39   92.32    4.71  110.47     NM          0.00    0.00    0.00
BVCC  Bay View Capital Corp. of CA           23.61   87.49    6.03  134.92   13.93         0.40    2.35   55.56
FSNJ  Bayonne Banchsares of NJ(8)            25.80  124.74   17.09  124.74   25.80         0.25    1.90   49.02
BFSB  Bedford Bancshares, Inc. of VA         14.94  127.49   16.88  127.49   15.13         0.32    2.78   41.56
BFFC  Big Foot Fin. Corp. of IL              29.79   92.35   15.95   92.35     NM          0.00    0.00    0.00
BYFC  Broadway Fin. Corp. of CA              11.96   59.18    5.99   59.18   18.75         0.19    2.30   27.54
BRKL  Brookline Bncp MHC of MA(47.0)         23.15  116.61   38.73  116.61   23.15         0.20    1.84   42.55
CBES  CBES Bancorp, Inc. of MO               16.96  105.97   14.44  105.97   23.75         0.48    2.53   42.86
CCFH  CCF Holding Company of GA                NM   162.92   11.86  162.92     NM          0.64    3.05     NM
CITZ  CFS Bancorp, Inc. of IN                25.36   83.92   14.61   83.92   22.83         0.00    0.00    0.00
CFSB  CFSB Bancorp of Lansing MI             15.32  269.18   20.95  269.18   17.13         0.52    2.39   36.62
CKFB  CKF Bancorp of Danville KY             16.84  102.74   22.16  102.74   16.84         0.54    3.27   55.10
CNSB  CNS Bancorp, Inc. of MO                28.55  102.51   25.40  102.51     NM          0.30    1.98   56.60
CSBF  CSB Financial Group Inc of IL          24.71   74.93   17.33   79.39   24.12         0.00    0.00    0.00
CBCI  Calumet Bancorp of Chicago IL           8.72   95.53   16.94   95.53    8.66         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                 13.01  150.66   14.91  160.32   17.98         0.39    2.44   31.71
CMRN  Cameron Fin. Corp. of MO               15.84   88.79   17.64   88.79   16.16         0.28    1.75   27.72
CFNC  Carolina Fincorp of NC*                15.96  110.78   14.96  110.78   14.19         0.24    2.68   42.86
CASB  Cascade Financial Corp. of WA          15.36  173.23   12.25  173.23   17.23         0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*             14.83   83.83   18.48   83.83   15.00         0.37    2.90   43.02
CAVB  Cavalry Bancorp of TN                  27.76  141.21   41.88  141.21     NM          0.20    1.06   29.41
CNIT  Cenit Bancorp of Norfolk VA            13.98  172.00   13.61  185.67   15.17         0.40    2.25   31.50
CEBK  Central Co-Op. Bank of MA*             12.58  104.17   10.19  114.71   16.25         0.32    1.64   20.65
CENB  Century Bancorp, Inc. of NC(8)         13.68   88.20   17.06   88.20   13.83         0.68    5.23   71.58
COFI  Charter One Financial of OH            20.33  229.77   17.16  244.09   15.39         0.56    2.10   42.75
CVAL  Chester Valley Bancorp of PA           19.55  199.54   16.85  199.54   20.80         0.42    1.62   31.58
CLAS  Classic Bancshares, Inc. of KY         18.84   89.54   13.31  104.13   14.87         0.32    2.26   42.67
CBSA  Coastal Bancorp of Houston TX           7.84  105.47    4.06  121.12    7.66         0.32    2.00   15.69
CFCP  Coastal Fin. Corp. of SC               17.76  327.02   19.27  327.02   22.09         0.28    1.47   26.17
CFKY  Columbia Financial of KY                 NM    85.53   26.94   85.53     NM          0.28    2.33     NM
CMSB  Commonwealth Bancorp Inc of PA         17.44  116.19    9.80  147.49   24.59         0.32    2.13   37.21
CMSV  Commty. Svgs, MHC of FL (48.5)(8)      21.78  135.05   14.66  135.05   23.66         0.90    4.09     NM
CFTP  Community Fed. Bancorp of MS           22.73  112.53   25.06  112.53   26.32         0.32    2.13   48.48
CFFC  Community Fin. Corp. of VA             17.61  124.38   17.53  124.88   18.38         0.00    0.00    0.00
CIBI  Community Inv. Bancorp of OH           19.03  154.60   16.98  154.60   19.03         0.24    1.85   35.29
COOP  Cooperative Bancshares of NC           16.94  133.80   10.63  133.80   18.58         0.00    0.00    0.00
CRZY  Crazy Woman Creek Bncorp of WY         16.77   86.38   20.24   86.38   16.77         0.40    3.02   50.63
CRSB  Crusader Holding Corp of PA            13.14  210.40   24.19  222.13   14.33         0.00    0.00    0.00
DNFC  D&N Financial Corp. of MI              10.48  151.52    8.44  152.84   11.99         0.20    1.14   11.98
DCBI  Delphos Citizens Bancorp of OH         20.36  124.87   30.15  124.87   20.36         0.24    1.30   26.37


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of September 4, 1998


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DCOM  Dime Community Bancorp of NY*          11.47    10.00    0.89    7.00    6.00       0.87    6.80       0.39  189.26    1.27
ESBF  ESB Financial Corp of PA                7.20     6.42    0.69    9.08    6.54       0.69    9.08       0.60   83.44    1.34
EGLB  Eagle BancGroup of IL                  12.05    12.05    0.35    2.97    3.30       0.12    1.03       0.73   75.47    0.82
EBSI  Eagle Bancshares of Tucker GA           6.92     6.92    0.88   11.78    8.76       0.85   11.46       1.20   49.97    0.78
ETFS  East Texas Fin. Serv. of TX            17.29    17.29    0.53    3.02    3.09       0.45    2.58       0.41   46.61    0.38
ESBK  Elmira Svgs Bank (The) of NY*           6.27     6.27    0.47    7.45    6.17       0.49    7.85       0.82   81.26    0.85
EMLD  Emerald Financial Corp. of OH           8.50     8.40    1.13   14.08    5.58       1.03   12.82       0.30   86.50    0.32
EFBC  Empire Federal Bancorp of MT           36.76    36.76    1.47    4.00    4.95       1.47    4.00       0.01     NA     0.41
EFBI  Enterprise Fed. Bancorp of OH           9.96     9.71    0.78    6.96    3.76       0.67    5.95       0.06  333.77    0.30
EQSB  Equitable FSB of Wheaton MD             5.12     5.12    0.70   13.60    8.09       0.66   12.87        NA      NA      NA
FCBF  FCB Fin. Corp. of Neenah WI            14.47    14.47    1.24    8.45    5.54       0.92    6.26       0.22  327.68    0.98
FFDF  FFD Financial Corp. of OH              22.27    22.27    1.73    7.25    6.41       0.78    3.26       0.08  329.27    0.40
FFLC  FFLC Bancorp of Leesburg FL            12.80    12.80    1.00    7.60    6.06       0.94    7.17       0.26  192.43    0.59
FFWC  FFW Corporation of Wabash IN            9.41     8.66    0.99   10.40    8.67       0.87    9.12       0.43  112.49    0.70
FFYF  FFY Financial Corp. of OH              12.92    12.92    1.24    9.26    6.54       1.21    9.06       0.51   82.43    0.56
FMCO  FMS Financial Corp. of NJ               6.08     6.03    0.85   13.57    6.49       0.85   13.57       0.70   68.77    1.07
FFHH  FSF Financial Corp. of MN              10.43    10.43    0.79    7.33    7.51       0.75    6.92       0.20  123.88    0.37
FOBC  Fed One Bancorp of Wheeling WV(8)      11.20    10.77    0.82    7.39    3.34       0.80    7.15       0.36  111.72    0.90
FBCI  Fidelity Bancorp of Chicago IL         10.60    10.58    0.19    1.80    1.56       0.60    5.67       0.24   45.86    0.14
FSBI  Fidelity Bancorp, Inc. of PA            7.09     7.09    0.74   10.76    7.84       0.72   10.54       0.17  330.68    1.05
FFFL  Fidelity Bcsh MHC of FL (47.9)          6.15     5.98    0.65    8.98    4.79       0.52    7.18       0.27   78.51    0.34
FFED  Fidelity Fed. Bancorp of IN             6.78     6.78   -0.34   -5.64   -6.89      -0.26   -4.29       0.38  613.16    2.77
FFOH  Fidelity Financial of OH               12.41    11.04    0.89    7.16    6.54       0.86    6.91       0.26  121.33    0.40
FIBC  Financial Bancorp, Inc. of NY(8)        8.42     8.39    0.94   10.48    5.45       0.91   10.17       1.92   25.63    0.87
FBSI  First Bancshares, Inc. of MO           14.14    13.57    1.10    7.90    6.51       1.10    7.90       1.31   23.38    0.36
FBBC  First Bell Bancorp of PA               10.16    10.16    1.08   10.33    7.25       1.07   10.24       0.05  191.03    0.13
SKBO  First Carnegie MHC of PA(45.0)         16.79    16.79    0.57    3.37    3.27       0.68    4.03       0.59   64.19    0.80
FSTC  First Citizens Corp of GA              10.09     8.07    1.91   19.64    8.63       1.73   17.77       1.17   86.37    1.39
FCME  First Coastal Corp. of ME*              8.95     8.95    0.80    8.29    7.66       0.72    7.47       0.24  650.60    2.55
FDEF  First Defiance Fin.Corp. of OH         17.74    17.74    0.94    4.96    5.56       0.90    4.74       0.29  171.18    0.62
FESX  First Essex Bancorp of MA*              7.14     5.18    0.84   11.61    8.69       0.72    9.94       0.45  191.23    1.48
FFSX  First FSB MHC Sxld of IA(46.3)(8)       7.62     6.14    0.68    8.41    4.29       0.66    8.20       0.46  102.36    0.64
FFES  First Fed of E. Hartford CT             7.20     7.20    0.59    8.73    8.48       0.64    9.42       0.33   84.42    1.30
BDJI  First Fed. Bancorp. of MN              10.46    10.46    0.70    6.62    5.49       0.71    6.70       0.18  202.30    0.78
FFBH  First Fed. Bancshares of AR            14.71    14.71    1.00    6.71    6.00       0.99    6.65       0.85   20.75    0.23
FTFC  First Fed. Capital Corp. of WI          7.50     7.14    1.20   17.23    7.16       0.83   11.82       0.23  212.49    0.75
FFKY  First Fed. Fin. Corp. of KY            13.35    12.67    1.61   11.89    6.47       1.54   11.42       0.53   84.57    0.52
FFBZ  First Federal Bancorp of OH             7.95     7.95    0.82   10.74    5.40       0.78   10.14       0.54  190.00    1.19
FFCH  First Fin. Holdings Inc. of SC          6.49     6.49    0.89   14.08    6.27       0.85   13.47       1.16   56.67    0.80
FFHS  First Franklin Corp. of OH              9.12     9.08    0.81    8.85    7.24       0.70    7.67       0.90   49.39    0.69
FGHC  First Georgia Hold. Corp of GA          8.15     7.62    1.17   14.29    4.00       1.17   14.29       1.65   37.32    0.71
FFSL  First Independence Corp. of KS          9.58     9.58    0.72    7.28    7.65       0.72    7.28       0.56   95.21    0.72
FISB  First Indiana Corp. of IN               9.15     9.05    1.16   12.29    7.44       0.82    8.70       1.11  125.92    1.65
FKAN  First Kansas Financial of KS           18.69    18.69    0.88    4.71    6.02       0.88    4.71       0.05  327.59    0.43
FKFS  First Keystone Fin. Corp of PA          6.50     6.50    0.74   11.06    9.50       0.66    9.80       1.22   36.94    0.87
FLKY  First Lancaster Bncshrs of KY          26.64    26.64    1.03    3.44    3.73       1.03    3.44       1.70   18.91    0.36
FLFC  First Liberty Fin. Corp. of GA          7.35     6.72    0.77   10.36    3.70       0.80   10.78       0.77  132.28    1.51
CASH  First Midwest Fin., Inc. of OH         10.18     9.09    0.71    6.60    6.01       0.64    5.93       1.94   37.96    1.19
FMBD  First Mutual Bancorp Inc of IL(8)      14.62    11.38    0.35    2.53    2.35       0.27    1.94       0.33  115.88    0.48
FMSB  First Mutual SB of Bellevue WA*         6.79     6.79    1.01   15.06    8.08       0.99   14.77       0.11  989.94    1.26
FNGB  First Northern Cap. Corp of WI         10.89    10.89    0.98    8.88    6.88       0.90    8.16       0.12  400.84    0.54
FFPB  First Palm Beach Bancorp of FL          6.85     6.71    0.45    6.95    5.03       0.24    3.70       0.51   59.41    0.50
FWWB  First Savings Bancorp of WA            13.02    12.06    1.20    8.69    5.56       1.11    8.07       0.43  164.95    1.03
FSFF  First SecurityFed Fin of IL            28.92    28.84    1.03    5.32    3.76       1.61    8.33       0.34  170.99    0.94
FSLA  First Source Bancorp of NJ             21.24    20.56    1.04    8.63    4.50       1.01    8.39       0.35  159.84    1.04
SOPN  First Svgs Bancorp of NC               22.86    22.86    1.76    7.70    6.68       1.76    7.70       0.18  109.36    0.29



                                                         Pricing Ratios                      Dividend Data(6)
                                             _________________________________________      _______________________
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
                                            Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                            _______ _______ _______ _______ _______      _______ _______ _______
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
_______________________________________
DCOM  Dime Community Bancorp of NY*          16.67  117.65   13.50  135.03   17.14         0.40    2.22   37.04
ESBF  ESB Financial Corp of PA               15.29  131.14    9.44  146.92   15.29         0.36    2.29   34.95
EGLB  Eagle BancGroup of IL                    NM    88.38   10.65   88.38     NM          0.00    0.00    0.00
EBSI  Eagle Bancshares of Tucker GA          11.41  127.25    8.81  127.25   11.72         0.64    3.76   42.95
ETFS  East Texas Fin. Serv. of TX              NM    96.22   16.63   96.22     NM          0.00    0.00    0.00
ESBK  Elmira Svgs Bank (The) of NY*          16.22  120.18    7.53  120.18   15.38         0.64    2.67   43.24
EMLD  Emerald Financial Corp. of OH          17.91  234.83   19.97  237.62   19.67         0.14    1.17   20.90
EFBC  Empire Federal Bancorp of MT           20.20   80.11   29.45   80.11   20.20         0.32    2.44   49.23
EFBI  Enterprise Fed. Bancorp of OH          26.58  166.24   16.56  170.49     NM          1.00    3.65     NM
EQSB  Equitable FSB of Wheaton MD            12.37  156.78    8.02  156.78   13.07         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI            18.05  140.32   20.30  140.32   24.33         0.88    3.23   58.28
FFDF  FFD Financial Corp. of OH              15.60  110.17   24.54  110.17     NM          0.30    1.76   27.52
FFLC  FFLC Bancorp of Leesburg FL            16.51  124.03   15.88  124.03   17.50         0.36    2.06   33.96
FFWC  FFW Corporation of Wabash IN           11.54  114.33   10.76  124.28   13.16         0.42    2.80   32.31
FFYF  FFY Financial Corp. of OH              15.28  140.48   18.15  140.48   15.61         0.80    2.71   41.45
FMCO  FMS Financial Corp. of NJ              15.41  197.72   12.03  199.47   15.41         0.12    1.07   16.44
FFHH  FSF Financial Corp. of MN              13.31   97.62   10.19   97.62   14.10         0.50    3.48   46.30
FOBC  Fed One Bancorp of Wheeling WV(8)      29.90  214.46   24.02  222.90     NM          0.62    1.66   49.60
FBCI  Fidelity Bancorp of Chicago IL           NM   112.57   11.93  112.75   20.32         0.00    0.00    0.00
FSBI  Fidelity Bancorp, Inc. of PA           12.76  130.01    9.22  130.01   13.03         0.00    0.00    0.00
FFFL  Fidelity Bcsh MHC of FL (47.9)         20.87  180.72   11.12  186.05   26.09         1.00    4.17     NM
FFED  Fidelity Fed. Bancorp of IN              NM    84.81    5.75   84.81     NM          0.20    5.51     NM
FFOH  Fidelity Financial of OH               15.29  110.26   13.68  123.93   15.85         0.32    2.46   37.65
FIBC  Financial Bancorp, Inc. of NY(8)       18.34  184.19   15.52  184.96   18.90         0.00    0.00    0.00
FBSI  First Bancshares, Inc. of MO           15.36  115.91   16.39  120.85   15.36         0.12    0.94   14.46
FBBC  First Bell Bancorp of PA               13.79  135.82   13.80  135.82   13.91         0.40    2.50   34.48
SKBO  First Carnegie MHC of PA(45.0)           NM   103.48   17.38  103.48   25.58         0.30    2.73     NM
FSTC  First Citizens Corp of GA              11.59  200.47   20.23  250.74   12.81         0.32    1.25   14.55
FCME  First Coastal Corp. of ME*             13.06  104.07    9.31  104.07   14.51         0.00    0.00    0.00
FDEF  First Defiance Fin.Corp. of OH         18.00   93.84   16.65   93.84   18.86         0.36    3.03   54.55
FESX  First Essex Bancorp of MA*             11.51  128.93    9.20  177.78   13.45         0.56    3.50   40.29
FFSX  First FSB MHC Sxld of IA(46.3)(8)      23.33  189.19   14.42  234.90   23.93         0.00    0.00    0.00
FFES  First Fed of E. Hartford CT            11.80   97.67    7.03   97.67   10.93         0.68    2.71   31.92
BDJI  First Fed. Bancorp. of MN              18.21  116.05   12.13  116.05   17.99         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR            16.67  108.82   16.01  108.82   16.81         0.28    1.47   24.56
FTFC  First Fed. Capital Corp. of WI         13.97  221.96   16.65  233.22   20.36         0.28    1.96   27.45
FFKY  First Fed. Fin. Corp. of KY            15.44  178.47   23.82  187.99   16.07         0.60    2.54   39.22
FFBZ  First Federal Bancorp of OH            18.52  191.20   15.20  191.20   19.61         0.14    1.40   25.93
FFCH  First Fin. Holdings Inc. of SC         15.95  207.40   13.46  207.40   16.67         0.42    2.27   36.21
FFHS  First Franklin Corp. of OH             13.81  119.24   10.88  119.74   15.93         0.30    2.07   28.57
FGHC  First Georgia Hold. Corp of GA         25.00  333.88   27.20     NM    25.00         0.00    0.00    0.00
FFSL  First Independence Corp. of KS         13.07   93.12    8.92   93.12   13.07         0.30    2.61   34.09
FISB  First Indiana Corp. of IN              13.44  157.50   14.42  159.27   18.99         0.48    2.43   32.65
FKAN  First Kansas Financial of KS           16.61   78.22   14.62   78.22   16.61         0.00    0.00    0.00
FKFS  First Keystone Fin. Corp of PA         10.53  113.96    7.41  113.96   11.88         0.20    1.67   17.54
FLKY  First Lancaster Bncshrs of KY          26.84   91.82   24.46   91.82   26.84         0.60    4.38     NM
FLFC  First Liberty Fin. Corp. of GA         27.03  268.46   19.73  293.69   25.97         0.30    1.50   40.54
CASH  First Midwest Fin., Inc. of OH         16.63  110.48   11.25  123.75   18.50         0.48    2.65   44.04
FMBD  First Mutual Bancorp Inc of IL(8)        NM   105.79   15.47  135.98     NM          0.32    1.92     NM
FMSB  First Mutual SB of Bellevue WA*        12.38  176.59   11.99  176.59   12.62         0.20    1.57   19.42
FNGB  First Northern Cap. Corp of WI         14.53  126.62   13.79  126.62   15.81         0.36    3.35   48.65
FFPB  First Palm Beach Bancorp of FL         19.87  131.75    9.03  134.55     NM          0.70    2.26   44.87
FWWB  First Savings Bancorp of WA            17.97  156.78   20.41  169.16   19.36         0.36    1.79   32.14
FSFF  First SecurityFed Fin of IL            26.63   83.96   24.28   84.19   17.01         0.00    0.00    0.00
FSLA  First Source Bancorp of NJ             22.22   97.92   20.80  101.14   22.86         0.18    2.25   50.00
SOPN  First Svgs Bancorp of NC               14.96  113.45   25.93  113.45   14.96         1.00    4.71   70.42


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of September 4, 1998

<CATPION>
                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FBNW  FirstBank Corp of Clarkston WA         15.63    15.63    1.08    7.37    6.41       0.61    4.18       0.39  160.81    0.78
FFDB  FirstFed Bancorp, Inc. of AL            9.71     8.95    0.93    9.56    5.44       0.93    9.56       1.41   41.95    0.90
FSPT  FirstSpartan Fin. Corp. of SC          24.31    24.31    1.41    6.66    5.45       1.37    6.47       0.38  111.34    0.51
FLAG  Flag Financial Corp of GA               8.89     8.89    0.88    9.49    2.94       0.61    6.57       1.33   65.46    1.22
FLGS  Flagstar Bancorp, Inc of MI             5.55     5.40    1.41   23.50   10.48       1.41   23.50       2.26   20.60    0.53
FFIC  Flushing Fin. Corp. of NY*             12.80    12.33    0.93    6.92    5.50       0.94    6.98       0.31  198.69    1.00
FBHC  Fort Bend Holding Corp. of TX(8)        7.15     6.76    0.66   10.00    6.86       0.43    6.58       0.41  123.80    0.90
FTSB  Fort Thomas Fin. Corp. of KY           16.07    16.07    1.18    7.42    6.04       1.18    7.42       1.93   30.61    0.65
FKKY  Frankfort First Bancorp of KY          16.88    16.88    1.19    7.05    6.88       1.19    7.05        NA      NA     0.08
FTNB  Fulton Bancorp, Inc. of MO             23.37    23.37    1.22    5.01    4.44       0.95    3.88       0.70  126.01    1.06
GUPB  GFSB Bancorp, Inc of Gallup NM         12.34    12.34    0.91    6.67    5.64       0.91    6.67       0.37   86.67    0.54
GSLA  GS Financial Corp. of LA               36.03    36.03    1.14    2.73    3.83       0.99    2.38       0.12  260.11    0.74
GOSB  GSB Financial Corp. of NY*             24.90    24.90    0.73    3.21    3.49       0.69    3.05       0.09  156.52    0.24
GBNK  Gaston Fed Bncp MHC of NC(47.0         20.28    20.28    0.73    5.92    2.93       0.66    5.39       0.50  132.06    0.96
GFCO  Glenway Financial Corp. of OH           9.57     9.49    0.86    9.12    5.84       0.87    9.20       0.19  184.71    0.41
GTPS  Great American Bancorp of IL           18.27    18.27    0.70    3.57    3.76       0.70    3.57       0.08  484.87    0.47
PEDE  Great Pee Dee Bancorp of SC            45.12    45.12    1.97    4.37    5.17       1.97    4.37       0.73   65.48    0.59
GSFC  Green Street Fin. Corp. of NC          34.90    34.90    1.59    4.49    5.52       1.59    4.49       0.07  216.10    0.19
GFED  Guaranty Fed Bancshares of MO          27.19    27.19    1.22    5.29    4.29       1.22    5.29       0.35  241.97    1.05
HCBB  HCB Bancshares of Camden AR            17.25    17.04    0.33    1.99    2.27       0.33    1.99       0.44  150.91    1.38
HEMT  HF Bancorp of Hemet CA                  8.01     6.85    0.01    0.15    0.14       0.06    0.77        NA      NA      NA
HFFC  HF Financial Corp. of SD                9.93     9.93    1.13   11.75    9.48       0.98   10.23       0.53  239.17    1.62
HFNC  HFNC Financial Corp. of NC(8)          16.96    16.96    1.44    8.07    7.43       0.98    5.49       0.53  131.75    0.86
HMNF  HMN Financial, Inc. of MN              11.61    10.79    0.92    6.94    7.71       0.65    4.91       0.09  449.77    0.61
HALL  Hallmark Capital Corp. of WI            7.63     7.63    0.66    8.85    8.09       0.62    8.29       0.32  168.40    0.82
HRBF  Harbor Federal Bancorp of MD           12.60    12.60    0.77    6.06    5.22       0.75    5.87       0.32   65.53    0.33
HARB  Harbor Florida Bancshrs of FL          19.60    19.39    1.36   10.13    5.05       1.29    9.56       0.43  208.24    1.27
HFSA  Hardin Bancorp of Hardin MO            10.10    10.10    0.69    6.14    6.03       0.60    5.35       0.14  145.30    0.40
HARL  Harleysville SB of PA                   6.41     6.41    0.97   14.71    7.02       0.97   14.71        NA      NA     0.79
HFGI  Harrington Fin. Group of IN             4.68     4.68   -0.37   -7.67   -5.92      -0.13   -2.69       0.18   40.45    0.22
HARS  Harris Fin. MHC of PA (24.9)            8.12     7.33    0.84   10.33    3.89       0.68    8.41       0.66   60.54    0.97
HFFB  Harrodsburg 1st Fin Bcrp of KY         26.54    26.54    1.36    5.09    5.05       1.36    5.09       0.55   66.83    0.48
HHFC  Harvest Home Fin. Corp. of OH          11.35    11.35    0.72    6.20    5.84       0.62    5.35       0.09  144.19    0.25
HAVN  Haven Bancorp of Woodhaven NY           5.21     4.98    0.45    7.89    6.95       0.48    8.36       0.45  132.08    0.97
HTHR  Hawthorne Fin. Corp. of CA              3.97     3.97    0.94   21.21   20.42       1.09   24.78       6.67   18.16    1.31
HMLK  Hemlock Fed. Fin. Corp. of IL          15.14    15.14    0.93    5.41    5.79       0.91    5.28       0.06  625.00    0.84
HBSC  Heritage Bancorp, Inc of SC            31.48    31.48    1.12    5.60    4.71       1.12    5.60       0.44   57.25    0.38
HFWA  Heritage Financial Corp of WA          28.80    28.80    1.11    5.92    3.32       0.57    3.04       0.12  761.93    1.28
HCBC  High Country Bancorp of CO             19.56    19.56    0.84    7.33    4.42       0.84    7.33       0.45  167.06    0.94
HBNK  Highland Bancorp of CA                  7.87     7.87    1.36   17.69    8.29       1.20   15.55       1.84   88.38    2.06
HIFS  Hingham Inst. for Sav. of MA*           9.43     9.43    1.25   13.14    9.49       1.24   13.02       0.17  396.87    0.90
HBEI  Home Bancorp of Elgin IL(8)            26.10    26.10    0.69    2.60    2.88       0.69    2.60       0.28  107.27    0.35
HBFW  Home Bancorp of Fort Wayne IN          11.92    11.92    0.85    6.84    4.67       0.83    6.68       0.10  402.90    0.43
HCFC  Home City Fin. Corp. of OH             13.87    13.87    1.30    7.09    8.75       1.28    7.02       0.59   97.81    0.63
HOMF  Home Fed Bancorp of Seymour IN          9.31     9.07    1.48   16.63    8.24       1.16   13.00       0.59  100.21    0.71
HWEN  Home Financial Bancorp of IN           17.64    17.64    0.92    5.30    5.42       0.70    4.04       1.10   68.52    0.93
HLFC  Home Loan Financial Corp of OH         38.53    38.53    1.34    4.88    3.06       1.34    4.88       0.29   92.92    0.39
HPBC  Home Port Bancorp, Inc. of MA*          8.71     8.71    1.45   14.51    8.71       1.62   16.29       0.26  453.64    1.38
HSTD  Homestead Bancorp, Inc. of LA          21.66    21.66    0.75    3.46    4.84       0.75    3.46       0.27  119.47    0.69
HFBC  HopFed Bancorp of KY                   26.78    26.78    1.22    8.52    4.33       1.22    8.52       0.11  107.86    0.23
HZFS  Horizon Fin'l. Services of IA           9.11     9.11    0.91    9.24    5.81       0.70    7.08        NA      NA      NA
HRZB  Horizon Financial Corp. of WA*         15.43    15.43    1.56   10.03    8.00       1.52    9.76       0.02     NA     0.88
HRBT  Hudson River Bancorp Inc of NY         26.74    26.74    0.90    3.36    3.88       1.03    3.85       1.66   58.37    1.87
ITLA  ITLA Capital Corp of CA*               10.44    10.41    1.44   13.81   11.37       1.44   13.81       1.07  139.44    1.75
ICBC  Independence Comm Bnk Cp of NY         20.07    18.95   -0.81   -4.22   -4.14       0.68    3.58       0.60  135.71    1.34
IFSB  Independence FSB of DC                  7.21     6.53    1.15   15.91   18.92       0.18    2.52        NA      NA     0.42


                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------      ----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
                                            Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                            ------- ------- ------- ------- -------      ------- ------- --------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FBNW  FirstBank Corp of Clarkston WA         15.60   98.76   15.44   98.76   27.51         0.32    2.12   32.99
FFDB  FirstFed Bancorp, Inc. of AL           18.38  172.65   16.77  187.41   18.38         0.28    2.24   41.18
FSPT  FirstSpartan Fin. Corp. of SC          18.36  109.91   26.71  109.91   18.90         0.60    1.85   33.90
FLAG  Flag Financial Corp of GA                NM   311.03   27.65  311.03     NM          0.24    1.81   61.54
FLGS  Flagstar Bancorp, Inc of MI             9.55  201.15   11.16  206.69    9.55         0.28    1.33   12.73
FFIC  Flushing Fin. Corp. of NY*             18.18  122.91   15.74  127.61   18.03         0.36    1.64   29.75
FBHC  Fort Bend Holding Corp. of TX(8)       14.59  132.83    9.49  140.46   22.17         0.00    0.00    0.00
FTSB  Fort Thomas Fin. Corp. of KY           16.56  119.91   19.27  119.91   16.56         0.25    1.89   31.25
FKKY  Frankfort First Bancorp of KY          14.54  101.64   17.15  101.64   14.54         0.80    5.61     NM
FTNB  Fulton Bancorp, Inc. of MO             22.51  112.08   26.19  112.08   29.10         0.24    1.42   32.00
GUPB  GFSB Bancorp, Inc of Gallup NM         17.72  115.32   14.23  115.32   17.72         0.30    2.14   37.97
GSLA  GS Financial Corp. of LA               26.09   74.95   27.01   74.95   30.00         0.28    2.33   60.87
GOSB  GSB Financial Corp. of NY*             28.66   82.17   20.46   82.17     NM          0.12    1.02   29.27
GBNK  Gaston Fed Bncp MHC of NC(47.0           NM   123.09   24.97  123.09     NM          0.20    1.78   60.61
GFCO  Glenway Financial Corp. of OH          17.12  150.79   14.43  152.12   16.96         0.44    2.32   39.64
GTPS  Great American Bancorp of IL           26.59   98.13   17.93   98.13   26.59         0.44    2.63   69.84
PEDE  Great Pee Dee Bancorp of SC            19.35   84.57   38.16   84.57   19.35         0.36    3.00   58.06
GSFC  Green Street Fin. Corp. of NC          18.12   84.40   29.45   84.40   18.12         0.48    3.84   69.57
GFED  Guaranty Fed Bancshares of MO          23.33   92.51   25.15   92.51   23.33         0.32    3.05   71.11
HCBB  HCB Bancshares of Camden AR              NM    76.12   13.13   77.03     NM          0.20    1.82     NM
HEMT  HF Bancorp of Hemet CA                   NM   107.45    8.60  125.60     NM          0.00    0.00    0.00
HFFC  HF Financial Corp. of SD               10.54  120.34   11.95  120.34   12.11         0.00    0.00    0.00
HFNC  HFNC Financial Corp. of NC(8)          13.46  105.63   17.91  105.63   19.81         0.32    3.05   41.03
HMNF  HMN Financial, Inc. of MN              12.97   87.86   10.20   94.50   18.33         0.24    1.75   22.64
HALL  Hallmark Capital Corp. of WI           12.37  103.07    7.86  103.07   13.20         0.00    0.00    0.00
HRBF  Harbor Federal Bancorp of MD           19.15  112.92   14.23  112.92   19.78         0.47    2.61   50.00
HARB  Harbor Florida Bancshrs of FL          19.81  124.85   24.48  126.20   21.00         0.26    2.48   49.06
HFSA  Hardin Bancorp of Hardin MO            16.58  101.45   10.25  101.45   19.03         0.56    3.34   55.45
HARL  Harleysville SB of PA                  14.25  195.71   12.55  195.71   14.25         0.00    0.00    0.00
HFGI  Harrington Fin. Group of IN              NM   139.16    6.51  139.16     NM          0.12    1.25     NM
HARS  Harris Fin. MHC of PA (24.9)           25.70  249.64   20.27  276.49     NM          0.22    1.59   40.74
HFFB  Harrodsburg 1st Fin Bcrp of KY         19.81  101.73   27.00  101.73   19.81         0.40    2.62   51.95
HHFC  Harvest Home Fin. Corp. of OH          17.12  106.56   12.09  106.56   19.84         0.44    3.52   60.27
HAVN  Haven Bancorp of Woodhaven NY          14.38  107.88    5.62  112.87   13.57         0.30    2.09   30.00
HTHR  Hawthorne Fin. Corp. of CA              4.90   94.62    3.76   94.62    4.19         0.00    0.00    0.00
HMLK  Hemlock Fed. Fin. Corp. of IL          17.26   97.91   14.82   97.91   17.68         0.32    2.21   38.10
HBSC  Heritage Bancorp, Inc of SC            21.22   78.84   24.82   78.84   21.22         0.30    1.86   39.47
HFWA  Heritage Financial Corp of WA            NM   116.79   33.64  116.79     NM          0.16    1.44   43.24
HCBC  High Country Bancorp of CO             22.64   87.98   17.21   87.98   22.64         0.00    0.00    0.00
HBNK  Highland Bancorp of CA                 12.06  196.18   15.43  196.18   13.72         0.50    1.32   15.87
HIFS  Hingham Inst. for Sav. of MA*          10.53  131.58   12.40  131.58   10.63         0.56    2.46   25.93
HBEI  Home Bancorp of Elgin IL(8)              NM    89.29   23.31   89.29     NM          0.40    3.20     NM
HBFW  Home Bancorp of Fort Wayne IN          21.43  147.78   17.62  147.78   21.95         0.32    1.19   25.40
HCFC  Home City Fin. Corp. of OH             11.43  100.33   13.92  100.33   11.54         0.36    3.00   34.29
HOMF  Home Fed Bancorp of Seymour IN         12.13  188.03   17.50  192.91   15.51         0.40    1.63   19.80
HWEN  Home Financial Bancorp of IN           18.45   95.92   16.92   95.92   24.22         0.10    1.29   23.81
HLFC  Home Loan Financial Corp of OH           NM    95.30   36.72   95.30     NM          0.05    0.37   12.20
HPBC  Home Port Bancorp, Inc. of MA*         11.48  160.31   13.97  160.31   10.23         0.80    4.05   46.51
HSTD  Homestead Bancorp, Inc. of LA          20.67   71.54   15.49   71.54   20.67         0.80   10.75     NM
HFBC  HopFed Bancorp of KY                   23.10  115.01   30.80  115.01   23.10         0.00    0.00    0.00
HZFS  Horizon Fin'l. Services of IA          17.22  161.46   14.71  161.46   22.46         0.18    1.16   20.00
HRZB  Horizon Financial Corp. of WA*         12.50  122.81   18.95  122.81   12.84         0.44    3.14   39.29
HRBT  Hudson River Bancorp Inc of NY         25.76   86.56   23.14   86.56   22.47         0.00    0.00    0.00
ITLA  ITLA Capital Corp of CA*                8.80  113.72   11.87  114.05    8.80         0.00    0.00    0.00
ICBC  Independence Comm Bnk Cp of NY           NM   101.43   20.35  107.38   28.47         0.00    0.00     NM
IFSB  Independence FSB of DC                  5.28   84.09    6.07   92.92     NM          0.25    1.92   10.16


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of September 4, 1998


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
INBI  Industrial Bancorp of OH               15.97    15.97    1.47    8.77    6.39       1.47    8.77       0.30  159.91    0.54
IWBK  Interwest Bancorp of WA                 6.76     6.65    1.04   15.60    5.08       0.88   13.18       0.67   80.89    0.88
IPSW  Ipswich SB of Ipswich MA*               5.58     5.58    1.19   21.84    9.08       0.95   17.43       0.80   92.60    0.94
JXVL  Jacksonville Bancorp of TX             14.45    14.45    1.34    9.15    8.59       1.34    9.15        NA      NA      NA
JXSB  Jcksnville SB,MHC of IL (45.6)         10.54    10.54    0.59    5.68    3.41       0.38    3.60       0.68   65.11    0.59
JSBA  Jefferson Svgs Bancorp of MO            9.56     7.67    0.78    8.70    5.76       0.69    7.72       0.74   72.40    0.73
KSBK  KSB Bancorp of Kingfield ME*            7.78     6.77    1.08   13.91    7.71       1.08   13.91       1.74   52.91    1.14
KFBI  Klamath First Bancorp of OR            13.98    12.81    0.95    6.16    6.43       0.94    6.10       0.05  356.52    0.26
LSBI  LSB Fin. Corp. of Lafayette IN          8.40     8.40    0.85    9.94    6.07       0.73    8.54       1.20   58.59    0.80
LVSB  Lakeview Financial of NJ                9.73     6.64    1.69   16.30    8.19       0.84    8.15       0.96   70.27    1.47
LARK  Landmark Bancshares, Inc of KS         13.07    13.07    1.06    7.68    7.18       0.90    6.47       0.25  196.35    0.66
LARL  Laurel Capital Group of PA             10.64    10.64    1.42   13.56    8.42       1.46   13.95       0.32  263.07    1.20
LSBX  Lawrence Savings Bank of MA*           12.07    12.07    2.58   24.91   17.67       2.54   24.56       0.24  389.46    1.74
LFED  Leeds Fed Bksr MHC of MD (36.3         16.50    16.50    1.18    7.20    4.19       1.18    7.20       0.03  560.82    0.29
LXMO  Lexington B&L Fin. Corp. of MO         16.06    14.98    0.78    3.83    4.43       0.78    3.83       0.48  130.50    0.95
LIBB  Liberty Bancorp MHC of NJ (47)         13.12    13.12    0.61    4.66    3.93       0.58    4.42       0.35   82.98    0.45
LFCO  Life Financial Corp of CA(8)           12.64    12.64    3.93   26.18   42.20       4.08   27.17       2.02   18.00    0.47
LFBI  Little Falls Bancorp of NJ             10.51     9.75    0.57    4.98    5.19       0.57    4.98       0.33  108.65    0.82
LOGN  Logansport Fin. Corp. of IN            18.82    18.82    1.48    7.80    6.92       1.50    7.88       0.26  103.45    0.36
LISB  Long Island Bancorp, Inc of NY(8)       8.91     8.83    0.91   10.06    5.39       0.74    8.19       0.86   61.26    0.91
MAFB  MAF Bancorp, Inc. of IL                 7.84     7.00    1.09   14.02    7.50       1.04   13.43       0.54   81.33    0.55
MBLF  MBLA Financial Corp. of MO             13.50    13.50    0.88    6.81    7.80       0.87    6.76       0.55   59.37    0.50
MECH  MECH Financial Inc of CT*               9.71     9.71    0.96    9.69    6.78       0.96    9.63       0.46  296.39    2.14
MFBC  MFB Corp. of Mishawaka IN              11.38    11.38    0.80    6.38    7.50       0.78    6.24       0.11  131.25    0.18
MSBF  MSB Financial, Inc of MI               16.65    16.65    1.57    9.35    6.39       1.36    8.12       0.79   62.16    0.53
MARN  Marion Capital Holdings of IN          19.41    19.00    1.24    5.92    5.91       1.24    5.92       1.02  105.99    1.25
MRKF  Market Fin. Corp. of OH                29.33    29.33    1.09    3.20    4.18       1.09    3.20       0.39   24.64    0.16
MFSL  Maryland Fed. Bancorp of MD(8)          8.76     8.68    0.50    5.66    2.74       0.60    6.86       0.65   61.91    0.49
MASB  MassBank Corp. of Reading MA*          11.76    11.61    1.17   10.42    7.55       1.00    8.96       0.20  131.93    0.84
MFLR  Mayflower Co-Op. Bank of MA*            9.24     9.10    1.13   11.81    9.28       0.98   10.25       0.61  134.79    1.54
MDBK  Medford Bancorp, Inc. of MA*            8.94     8.48    1.07   11.87    7.66       1.02   11.30       0.18  338.34    1.19
MWBX  MetroWest Bank of MA*                   7.34     7.34    1.25   17.03    8.46       1.25   17.03       0.64  236.24    2.16
METF  Metropolitan Fin. Corp. of OH           3.74     3.46    0.70   18.02    7.91       0.61   15.50       1.45   42.45    0.77
MIFC  Mid Iowa Financial Corp. of IA(8)       9.93     9.92    1.02   10.90    6.08       1.01   10.76       0.14  161.66    0.44
MCBN  Mid-Coast Bancorp of ME                 8.02     8.02    0.70    8.30    8.13       0.61    7.21       0.69   79.42    0.70
MWBI  Midwest Bancshares, Inc. of IA          7.15     7.15    0.95   13.56   12.55       0.76   10.81       0.66   43.79    0.48
MFFC  Milton Fed. Fin. Corp. of OH           11.08    11.08    0.69    5.75    5.25       0.55    4.64       0.41   67.74    0.40
MBSP  Mitchell Bancorp, Inc. of NC(8)        39.32    39.32    1.44    3.47    3.38       1.44    3.47       1.54   34.72    0.72
MBBC  Monterey Bay Bancorp of CA             10.77     9.85    0.31    2.74    2.06       0.31    2.74       0.55  112.07    1.08
MONT  Montgomery Fin. Corp. of IN            17.13    17.13    0.91    4.95    5.68       0.91    4.95        NA      NA     0.19
MSBK  Mutual SB, FSB of Bay City MI           5.55     5.55   -1.26  -22.42  -28.30      -0.43   -7.63       0.09  312.66    0.54
MYST  Mystic Financial of MA*                18.16    18.16    0.83    4.45    5.13       0.77    4.14       0.08  824.00    0.90
NHTB  NH Thrift Bancshares of NH              8.14     7.11    0.90   11.39    9.86       0.84   10.56       1.00   95.48    1.21
NSLB  NS&L Bancorp, Inc of Neosho MO         18.47    18.35    0.68    3.55    3.75       0.67    3.49       0.19   41.67    0.14
NSSY  NSS Bancorp of CT(8)*                   8.46     8.25    0.79    9.48    5.24       0.69    8.35        NA      NA     1.27
NMSB  Newmil Bancorp, Inc. of CT*             9.09     9.09    0.86    9.14    7.26       0.67    7.15       0.46  297.15    2.98
NBCP  Niagara Bancorp of NY MHC(45.4*        19.08    19.08    1.10    5.78    4.27       1.06    5.54       0.29  188.17    1.07
NBSI  North Bancshares of Chicago IL         10.82    10.82    0.38    2.97    3.03       0.33    2.64        NA      NA     0.27
FFFD  North Central Bancshares of IA         15.42    13.42    1.32    8.59    8.71       1.29    8.34       0.12  662.09    1.03
NEIB  Northeast Indiana Bncrp of IN          13.04    13.04    1.19    8.58    7.67       1.19    8.58       0.41  159.71    0.73
NWSB  Northwest Bcrp MHC of PA (30.8          8.55     7.69    0.95   10.36    4.23       0.90    9.91       0.50  123.26    0.82
NWEQ  Northwest Equity Corp. of WI           12.19    12.19    1.22   10.37    8.23       1.13    9.65       1.73   28.33    0.60
NTMG  Nutmeg FS&LA of CT                      6.06     6.06    0.84   14.08    7.25       0.44    7.44        NA      NA     0.53
OHSL  OHSL Financial Corp. of OH             10.84    10.84    0.86    7.94    5.67       0.80    7.37       0.16  134.65    0.32
OCFC  Ocean Fin. Corp. of NJ                 13.70    13.64    0.91    6.19    6.02       0.91    6.19       0.40  114.22    0.80
OTFC  Oregon Trail Fin. Corp. of OR          26.49    26.49    1.19    6.01    5.69       1.19    6.01       0.18  206.22    0.57

                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
                                            Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                            ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
INBI  Industrial Bancorp of OH               15.65  137.41   21.94  137.41   15.65         0.60    3.58   56.07
IWBK  Interwest Bancorp of WA                19.67  281.37   19.02  285.81   23.28         0.53    2.09   41.09
IPSW  Ipswich SB of Ipswich MA*              11.01  219.78   12.27  219.78   13.79         0.16    1.33   14.68
JXVL  Jacksonville Bancorp of TX             11.64  104.49   15.10  104.49   11.64         0.50    3.30   38.46
JXSB  Jcksnville SB,MHC of IL (45.6)         29.33  162.58   17.14  162.58     NM          0.30    1.97   57.69
JSBA  Jefferson Svgs Bancorp of MO           17.35  143.58   13.73  178.95   19.54         0.28    1.65   28.57
KSBK  KSB Bancorp of Kingfield ME*           12.97  180.44   14.04  207.58   12.97         0.00    0.00    0.00
KFBI  Klamath First Bancorp of OR            15.56   98.45   13.76  107.44   15.73         0.36    2.57   40.00
LSBI  LSB Fin. Corp. of Lafayette IN         16.49  158.36   13.31  158.36   19.18         0.40    1.31   21.62
LVSB  Lakeview Financial of NJ               12.22  177.54   17.27  260.29   24.43         0.25    1.16   14.20
LARK  Landmark Bancshares, Inc of KS         13.92  113.70   14.86  113.70   16.54         0.00    0.00    0.00
LARL  Laurel Capital Group of PA             11.87  153.77   16.36  153.77   11.54         0.60    3.64   43.17
LSBX  Lawrence Savings Bank of MA*            5.66  124.74   15.06  124.74    5.74         0.00    0.00    0.00
LFED  Leeds Fed Bksr MHC of MD (36.3         23.86  165.44   27.30  165.44   23.86         0.56    3.56     NM
LXMO  Lexington B&L Fin. Corp. of MO         22.58   92.29   14.82   98.94   22.58         0.30    2.14   48.39
LIBB  Liberty Bancorp MHC of NJ (47)         25.48  118.63   15.57  118.63   26.82         0.00    0.00    0.00
LFCO  Life Financial Corp of CA(8)            2.37   54.88    6.94   54.88    2.28         0.00    0.00    0.00
LFBI  Little Falls Bancorp of NJ             19.25   98.19   10.32  105.86   19.25         0.24    1.64   31.58
LOGN  Logansport Fin. Corp. of IN            14.46  109.58   20.62  109.58   14.32         0.44    2.98   43.14
LISB  Long Island Bancorp, Inc of NY(8)      18.56  179.56   15.99  181.08   22.81         0.80    1.87   34.63
MAFB  MAF Bancorp, Inc. of IL                13.33  178.47   14.00  199.91   13.92         0.28    1.27   16.87
MBLF  MBLA Financial Corp. of MO             12.82   88.25   11.91   88.25   12.91         0.60    3.04   38.96
MECH  MECH Financial Inc of CT*              14.74  136.38   13.24  136.38   14.83         0.00    0.00    0.00
MFBC  MFB Corp. of Mishawaka IN              13.33   86.46    9.84   86.46   13.64         0.34    1.89   25.19
MSBF  MSB Financial, Inc of MI               15.66  143.22   23.84  143.22   18.04         0.30    2.11   32.97
MARN  Marion Capital Holdings of IN          16.91  104.07   20.21  106.33   16.91         0.88    3.83   64.71
MRKF  Market Fin. Corp. of OH                23.91   93.38   27.39   93.38   23.91         0.28    2.55   60.87
MFSL  Maryland Fed. Bancorp of MD(8)           NM   206.92   18.13  208.89     NM          0.45    1.37   50.00
MASB  MassBank Corp. of Reading MA*          13.25  130.58   15.36  132.32   15.41         0.00    0.00    0.00
MFLR  Mayflower Co-Op. Bank of MA*           10.78  122.70   11.33  124.48   12.41         0.80    4.44   47.90
MDBK  Medford Bancorp, Inc. of MA*           13.06  153.64   13.73  161.89   13.73         0.80    2.29   29.85
MWBX  MetroWest Bank of MA*                  11.81  188.20   13.81  188.20   11.81         0.20    3.13   37.04
METF  Metropolitan Fin. Corp. of OH          12.63  209.45    7.82  225.96   14.69         0.00    0.00    0.00
MIFC  Mid Iowa Financial Corp. of IA(8)      16.46  168.18   16.70  168.39   16.67         0.08    0.62   10.13
MCBN  Mid-Coast Bancorp of ME                12.30  102.04    8.19  102.04   14.15         0.20    2.67   32.79
MWBI  Midwest Bancshares, Inc. of IA          7.97  101.38    7.25  101.38   10.00         0.32    2.91   23.19
MFFC  Milton Fed. Fin. Corp. of OH           19.03  109.54   12.13  109.54   23.61         0.60    4.71     NM
MBSP  Mitchell Bancorp, Inc. of NC(8)        29.63  102.56   40.33  102.56   29.63         0.00    0.00    0.00
MBBC  Monterey Bay Bancorp of CA               NM   133.67   14.39  146.12     NM          0.12    0.75   36.36
MONT  Montgomery Fin. Corp. of IN            17.59   85.50   14.64   85.50   17.59         0.22    2.12   37.29
MSBK  Mutual SB, FSB of Bay City MI            NM    85.01    4.72   85.01     NM          0.00    0.00     NM
MYST  Mystic Financial of MA*                19.49   86.27   15.66   86.27   20.91         0.20    1.74   33.90
NHTB  NH Thrift Bancshares of NH             10.14  111.11    9.04  127.16   10.94         0.60    4.29   43.48
NSLB  NS&L Bancorp, Inc of Neosho MO         26.67   94.84   17.52   95.47   27.12         0.50    3.13     NM
NSSY  NSS Bancorp of CT(8)*                  19.10  179.52   15.19  184.04   21.68         0.52    1.25   23.85
NMSB  Newmil Bancorp, Inc. of CT*            13.78  123.42   11.21  123.42   17.62         0.00    0.00    0.00
NBCP  Niagara Bancorp of NY MHC(45.4*        23.44  135.38   25.83  135.38   24.46         0.00    0.00    0.00
NBSI  North Bancshares of Chicago IL           NM   112.61   12.19  112.61     NM          0.40    3.37     NM
FFFD  North Central Bancshares of IA         11.48   98.60   15.21  113.30   11.82         0.32    1.98   22.70
NEIB  Northeast Indiana Bncrp of IN          13.04  113.57   14.81  113.57   13.04         0.34    1.86   24.29
NWSB  Northwest Bcrp MHC of PA (30.8         23.65  233.98   20.01  260.29   24.73         0.16    1.47   34.78
NWEQ  Northwest Equity Corp. of WI           12.15  122.81   14.97  122.81   13.06         0.00    0.00    0.00
NTMG  Nutmeg FS&LA of CT                     13.79  190.17   11.53  190.17   26.09         0.20    1.67   22.99
OHSL  OHSL Financial Corp. of OH             17.63  135.97   14.73  135.97   19.00         0.50    3.42   60.24
OCFC  Ocean Fin. Corp. of NJ                 16.63  107.81   14.77  108.29   16.63         0.48    3.28   54.55
OTFC  Oregon Trail Fin. Corp. of OR          17.58   83.83   22.21   83.83   17.58         0.20    1.65   28.99


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of September 4, 1998

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
OFCP  Ottawa Financial Corp. of MI            8.22     6.74    0.89   10.38    5.81       0.79    9.25       0.50   79.48    0.46
PFFB  PFF Bancorp of Pomona CA                8.04     7.96    0.60    6.43    7.16       0.56    5.93       1.06   79.87    1.36
PSFI  PS Financial of Chicago IL             26.77    26.77    1.00    3.18    3.77       1.73    5.53       0.41   50.85    0.37
PSBI  PSB Bancorp Inc. of PA*                19.81    19.81    0.78    3.93    5.19       0.78    3.93        NA      NA     0.46
PVFC  PVF Capital Corp. of OH                 7.20     7.20    1.33   18.67   12.90       1.26   17.66       0.69   95.38    0.74
PBCI  Pamrapo Bancorp, Inc. of NJ            12.47    12.41    1.24    9.69    6.84       1.19    9.34       1.66   35.55    1.03
PFED  Park Bancorp of Chicago IL             20.33    20.33    0.92    4.28    5.00       0.93    4.34       0.07  390.63    0.67
PVSA  Parkvale Financial Corp of PA           7.67     7.64    1.08   13.90    7.17       1.08   13.90       0.43  279.67    1.56
PBHC  Pathfinder BC MHC of NY (45.2)*        11.89    10.15    0.75    6.37    3.92       0.62    5.27       1.30   32.06    0.63
PEEK  Peekskill Fin. Corp. of NY             21.57    21.57    0.98    4.05    4.34       1.00    4.11       0.79   43.03    1.41
PFSB  PennFed Fin. Services of NJ             6.68     5.81    0.78   10.97    9.15       0.76   10.69       0.44   40.82    0.25
PWBK  Pennwood Bancorp, Inc. of PA           17.27    17.27    0.59    3.29    3.64       0.65    3.62       1.44   58.95    1.15
PBKB  People's Bancshares of MA*              3.78     3.62    0.73   17.51    9.91       0.28    6.65       0.35  149.48    0.88
TSBS  Peoples Bancorp Inc of NJ*             39.09    37.92    1.14    5.37    2.77       0.99    4.67       0.68   66.45    0.90
PFDC  Peoples Bancorp of Auburn IN           14.97    14.97    1.45    9.60    6.24       1.45    9.60       0.18  172.98    0.36
PBCT  Peoples Bank, MHC of CT (41.2)*         9.42     8.11    1.22   13.58    6.90       0.63    7.05       0.70  156.79    1.72
PFFC  Peoples Fin. Corp. of OH               17.34    17.34    1.15    6.30    6.68       0.53    2.93       0.15  151.61    0.30
PHBK  Peoples Heritage Fin Grp of ME*         7.40     6.15    0.94   12.95    4.54       1.26   17.38       0.79  114.76    1.25
PSFC  Peoples Sidney Fin. Corp of OH         18.52    18.52    1.18    4.96    3.73       1.18    4.96        NA      NA      NA
PERM  Permanent Bancorp, Inc. of IN           8.58     7.00    0.59    6.31    4.86       0.56    6.00       0.18  223.89    0.75
PCBC  Perry Co. Fin. Corp. of MO             18.47    18.47    0.98    5.17    4.70       0.97    5.12        NA      NA     0.16
PHFC  Pittsburgh Home Fin Corp of PA          6.93     6.86    0.70    8.10    8.07       0.62    7.21       1.24   33.90    0.75
PFSL  Pocahontas Bancorp of AR               14.44    14.00    0.68    7.04    5.93       0.68    7.04       0.26  159.98    0.88
PTRS  Potters Financial Corp of OH            8.53     8.53    0.76    8.64    7.07       0.68    7.77       0.32  541.52    2.35
PHSB  Ppls Home SB, MHC of PA (45.0)         12.67    12.67    0.80    6.62    4.27       0.73    6.09       0.32  173.78    1.31
PRBC  Prestige Bancorp of PA                  9.67     9.67    0.47    4.52    5.10       0.46    4.39       0.35   79.16    0.41
PFNC  Progress Financial Corp. of PA          6.92     6.17    0.82   14.34    5.53       0.72   12.64       0.79   90.50    1.16
PROV  Provident Fin. Holdings of CA          10.62    10.62    0.70    5.87    6.98       0.29    2.39       1.04   73.18    0.89
PULB  Pulaski Bk,SB MHC of MO (29.8)(8)      13.42    13.42    1.11    8.38    3.98       0.91    6.88        NA      NA     0.51
PLSK  Pulaski SB, MHC of NJ (47.0)           11.82    11.82    0.54    4.57    3.62       0.59    4.96       0.63   82.57    0.97
PULS  Pulse Bancorp of S. River NJ(8)         8.44     8.44    1.04   12.61    7.12       1.04   12.61       0.46   78.83    1.33
QCFB  QCF Bancorp of Virginia MN             17.70    17.70    1.68    9.63    6.79       1.66    9.53       1.22   67.47    1.92
QCBC  Quaker City Bancorp of CA               8.71     8.71    0.77    8.95    7.66       0.76    8.79       1.11   80.77    1.13
QCSB  Queens County Bancorp of NY*            9.89     9.89    1.48   13.79    3.97       1.47   13.61       0.50  110.42    0.64
RARB  Raritan Bancorp of Raritan NJ*          7.33     7.24    0.97   12.91    6.59       0.97   12.84       0.43  186.77    1.14
RELY  Reliance Bancorp, Inc. of NY            7.84     5.47    0.86   10.29    7.54       0.90   10.81       0.40   88.82    0.91
RELI  Reliance Bancshares Inc of WI(8)       49.97    49.97    1.03    2.11    2.19       1.03    2.11        NA      NA     0.60
RCBK  Richmond County Fin Corp of NY         20.60    20.52    0.55    3.31    1.99       1.55    9.31       0.37  124.25    1.12
RIVR  River Valley Bancorp of IN             13.65    13.46    0.93    7.27    7.20       0.83    6.46       0.55  158.30    1.03
RVSB  Riverview Bancorp of WA                23.08    22.36    1.69    8.33    6.00       1.60    7.87       0.28  137.60    0.63
RSLN  Roslyn Bancorp, Inc. of NY*            15.43    15.35    1.29    7.43    6.67       1.23    7.10       0.23  281.89    2.01
SCCB  S. Carolina Comm. Bnshrs of SC         20.38    20.38    1.01    4.23    3.90       1.01    4.23       1.26   50.34    0.82
SBFL  SB Fngr Lakes MHC of NY (33.1)          8.46     8.46    0.42    4.65    1.93       0.33    3.65       0.32  141.95    0.89
SFED  SFS Bancorp of Schenectady NY(8)       12.30    12.30    0.66    5.30    3.58       0.64    5.13       0.84   56.89    0.60
SGVB  SGV Bancorp of W. Covina CA             7.89     7.80    0.36    4.77    5.36       0.36    4.70        NA      NA     0.48
SISB  SIS Bancorp, Inc. of MA(8)*             7.14     7.14    0.73   10.12    4.93       0.91   12.63       0.27  471.43    2.63
SWCB  Sandwich Bancorp of MA(8)*              8.39     8.16    0.97   11.94    4.22       0.92   11.31       0.36  220.94    1.16
SFSL  Security First Corp. of OH(8)           9.90     9.77    1.44   15.16    6.46       1.44   15.16       0.62  122.36    0.83
SKAN  Skaneateles Bancorp Inc of NY*          6.87     6.71    0.62    8.92    7.45       0.60    8.67       1.74   57.15    1.23
SOBI  Sobieski Bancorp of S. Bend IN         14.10    14.10    0.58    3.93    4.27       0.58    3.93       0.29   77.82    0.28
SSFC  South Street Fin. Corp. of NC*         16.92    16.92    0.45    2.28    2.57       0.45    2.28       0.23   91.68    0.40
SBAN  SouthBanc Shares Inc. of SC            21.85    21.85    0.94    4.29    4.49       0.94    4.29       0.37  153.09    0.99
SCBS  Southern Commun. Bncshrs of AL         15.85    15.85    0.85    5.35    3.66       0.85    5.35       0.19  602.29    1.69
SMBC  Southern Missouri Bncrp of MO          15.47    15.47    0.67    4.11    4.50       0.70    4.29       1.49   55.77    1.08
SVRN  Sovereign Bancorp, Inc. of PA           5.51     4.85    0.54   11.13    4.11       0.70   14.64       0.57  104.60    1.07
STFR  St. Francis Cap. Corp. of WI            7.46     6.68    0.77    9.82    6.46       0.75    9.51       0.19  219.19    0.88


                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
                                            Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                            ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
OFCP  Ottawa Financial Corp. of MI           17.21  179.52   14.76  218.89   19.31         0.40    1.68   28.99
PFFB  PFF Bancorp of Pomona CA               13.96   96.38    7.75   97.36   15.14         0.00    0.00    0.00
PSFI  PS Financial of Chicago IL             26.50   98.76   26.44   98.76   15.25         0.48    4.31     NM
PSBI  PSB Bancorp Inc. of PA*                19.27   75.77   15.01   75.77   19.27         0.00    0.00    0.00
PVFC  PVF Capital Corp. of OH                 7.75  132.28    9.52  132.28    8.20         0.00    0.00    0.00
PBCI  Pamrapo Bancorp, Inc. of NJ            14.62  139.48   17.40  140.21   15.18         1.12    4.64   67.88
PFED  Park Bancorp of Chicago IL             20.00   84.59   17.20   84.59   19.72         0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA          13.95  184.62   14.17  185.53   13.95         0.60    2.00   27.91
PBHC  Pathfinder BC MHC of NY (45.2)*        25.48  159.25   18.94  186.62     NM          0.20    1.51   38.46
PEEK  Peekskill Fin. Corp. of NY             23.05   98.86   21.32   98.86   22.69         0.36    2.44   56.25
PFSB  PennFed Fin. Services of NJ            10.92  117.65    7.86  135.28   11.21         0.14    1.08   11.76
PWBK  Pennwood Bancorp, Inc. of PA           27.50   96.32   16.64   96.32   25.00         0.28    2.55   70.00
PBKB  People's Bancshares of MA*             10.09  171.09    6.47  178.57   26.59         0.56    3.34   33.73
TSBS  Peoples Bancorp Inc of NJ*               NM    88.40   34.55   91.12     NM          0.10    1.20   43.48
PFDC  Peoples Bancorp of Auburn IN           16.02  151.07   22.61  151.07   16.02         0.44    2.15   34.38
PBCT  Peoples Bank, MHC of CT (41.2)*        14.49  173.45   16.33  201.30   27.94         0.84    3.62   52.50
PFFC  Peoples Fin. Corp. of OH               14.97   97.61   16.93   97.61     NM          0.60    5.64     NM
PHBK  Peoples Heritage Fin Grp of ME*        22.04  202.78   15.02  244.17   16.42         0.44    2.63   57.89
PSFC  Peoples Sidney Fin. Corp of OH         26.81  168.33   31.18  168.33   26.81         0.28    1.51   40.58
PERM  Permanent Bancorp, Inc. of IN          20.56  124.63   10.69  152.69   21.61         0.24    1.88   38.71
PCBC  Perry Co. Fin. Corp. of MO             21.29  107.39   19.83  107.39   21.50         0.50    2.33   49.50
PHFC  Pittsburgh Home Fin Corp of PA         12.39  102.90    7.14  104.01   13.92         0.24    1.78   22.02
PFSL  Pocahontas Bancorp of AR               16.88   77.23   11.15   79.69   16.88         0.24    3.56   60.00
PTRS  Potters Financial Corp of OH           14.14  121.74   10.39  121.74   15.73         0.00    0.00    0.00
PHSB  Ppls Home SB, MHC of PA (45.0)         23.41  141.69   17.95  141.69   25.43         0.28    1.90   44.44
PRBC  Prestige Bancorp of PA                 19.60   86.72    8.39   86.72   20.20         0.17    1.29   25.37
PFNC  Progress Financial Corp. of PA         18.09  172.96   11.98  193.94   20.52         0.15    1.09   19.74
PROV  Provident Fin. Holdings of CA          14.32   82.63    8.77   82.63     NM          0.00    0.00    0.00
PULB  Pulaski Bk,SB MHC of MO (29.8)(8)      25.14  204.10   27.39  204.10     NM          1.10    4.61     NM
PLSK  Pulaski SB, MHC of NJ (47.0)           27.66  123.46   14.59  123.46   25.49         0.30    2.31   63.83
PULS  Pulse Bancorp of S. River NJ(8)        14.04  169.95   14.34  169.95   14.04         0.80    3.20   44.94
QCFB  QCF Bancorp of Virginia MN             14.74  140.14   24.80  140.14   14.89         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA              13.05  111.24    9.68  111.24   13.29         0.00    0.00    0.00
QCSB  Queens County Bancorp of NY*           25.16     NM    34.63     NM    25.48         1.00    2.52   63.29
RARB  Raritan Bancorp of Raritan NJ*         15.18  190.01   13.92  192.31   15.27         0.60    2.35   35.71
RELY  Reliance Bancorp, Inc. of NY           13.27  127.64   10.00  182.97   12.62         0.72    2.77   36.73
RELI  Reliance Bancshares Inc of WI(8)         NM    98.07   49.01   98.07     NM          0.00    0.00    0.00
RCBK  Richmond County Fin Corp of NY           NM   109.00   22.45  109.44   17.84         0.24    1.77     NM
RIVR  River Valley Bancorp of IN             13.89   97.72   13.34   99.08   15.63         0.22    1.47   20.37
RVSB  Riverview Bancorp of WA                16.67  119.76   27.64  123.58   17.65         0.24    2.00   33.33
RSLN  Roslyn Bancorp, Inc. of NY*            14.98  115.81   17.87  116.38   15.69         0.40    2.41   36.04
SCCB  S. Carolina Comm. Bnshrs of SC         25.63  126.00   25.68  126.00   25.63         0.64    3.12     NM
SBFL  SB Fngr Lakes MHC of NY (33.1)           NM   236.93   20.03  236.93     NM          0.00    0.00    0.00
SFED  SFS Bancorp of Schenectady NY(8)       27.89  146.09   17.97  146.09   28.80         0.32    1.21   33.68
SGVB  SGV Bancorp of W. Covina CA            18.65   85.58    6.76   86.65   18.95         0.00    0.00    0.00
SISB  SIS Bancorp, Inc. of MA(8)*            20.27  185.60   13.25  185.60   16.23         0.00    0.00    0.00
SWCB  Sandwich Bancorp of MA(8)*             23.67  265.93   22.31  273.58   25.00         1.40    2.41   57.14
SFSL  Security First Corp. of OH(8)          15.48  218.81   21.67  221.85   15.48         0.36    1.88   29.03
SKAN  Skaneateles Bancorp Inc of NY*         13.42  115.29    7.93  118.08   13.80         0.28    1.91   25.69
SOBI  Sobieski Bancorp of S. Bend IN         23.44   90.47   12.76   90.47   23.44         0.32    2.13   50.00
SSFC  South Street Fin. Corp. of NC*           NM   116.15   19.65  116.15     NM          0.40    4.67     NM
SBAN  SouthBanc Shares Inc. of SC            22.26   95.53   20.87   95.53   22.26         0.48    2.95   65.75
SCBS  Southern Commun. Bncshrs of AL         27.31  146.04   23.15  146.04   27.31         0.30    2.03   55.56
SMBC  Southern Missouri Bncrp of MO          22.22   98.46   15.23   98.46   21.33         0.00    0.00    0.00
SVRN  Sovereign Bancorp, Inc. of PA          24.31  192.80   10.62  218.83   18.49         0.08    0.61   14.81
STFR  St. Francis Cap. Corp. of WI           15.49  151.76   11.32  169.56   16.00         0.00    0.00    0.00

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of September 4, 1998

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SPBC  St. Paul Bancorp, Inc. of IL            9.60     9.56    1.08   11.83    7.24       1.04   11.42       0.31  239.56    1.03
SFFC  StateFed Financial Corp. of IA         17.91    17.91    1.15    6.51    6.50       1.15    6.51        NA      NA      NA
SFIN  Statewide Fin. Corp. of NJ              9.72     9.70    0.79    8.16    7.22       0.75    7.83       0.47   95.71    0.89
STSA  Sterling Financial Corp. of WA          5.09     2.00    0.36    7.02    5.60       0.43    8.45       0.52  128.59    1.09
ROSE  T R Financial Corp. of NY*              6.23     6.23    1.02   16.37    7.96       0.87   13.95       0.53   70.19    0.68
THRD  TF Financial Corp. of PA                7.49     6.36    0.70    7.48    7.83       0.56    6.02       0.31   97.87    0.86
THTL  Thistle Group Holdings of PA           27.80    27.80    1.37    4.91    6.24       1.37    4.91       0.22   98.57    0.76
TSBK  Timberland Bancorp of WA               32.34    32.34    1.79    9.12    5.41       1.69    8.57       3.10   21.28    0.91
TRIC  Tri-County Bancorp of WY               16.45    16.45    1.00    6.40    6.61       1.03    6.57        NA      NA     1.01
TWIN  Twin City Bancorp, Inc. of TN          12.67    12.67    1.02    7.92    6.85       0.82    6.41       0.37   27.12    0.14
USAB  USABancshares, Inc of PA*               9.74     9.68    0.59    6.21    3.06       0.73    7.64       1.08   49.32    0.90
UCBC  Union Community Bancorp of IN          40.02    40.02    1.44    5.52    4.27       1.44    5.52       0.33   99.15    0.40
UCFC  United Community Fin. of OH            32.31    32.31    1.50    4.65    4.10       1.50    4.65       0.51   72.00    0.95
UFRM  United FSB of Rocky Mount NC(8)         7.75     7.75    0.62    8.37    3.39       0.52    7.03       1.16   83.92    1.15
UBMT  United Fin. Corp. of MT                14.74    14.25    0.66    4.49    3.40       0.66    4.49       0.42  156.46    1.02
UTBI  United Tenn. Bancshares of TN          27.03    27.03    1.36    7.63    6.07       1.36    7.63       0.57  148.60    1.27
WHGB  WHG Bancshares of MD                   15.28    15.28    0.58    3.18    4.18       0.58    3.18       0.65   41.31    0.46
WSFS  WSFS Financial Corp. of DE*             6.15     6.12    1.12   19.60    8.50       1.08   18.88       1.30  122.16    3.26
WVFC  WVS Financial Corp. of PA              11.10    11.10    1.20   10.72    6.34       1.30   11.60       0.20  308.46    1.17
WRNB  Warren Bancorp of Peabody MA*          10.49    10.49    1.71   16.06    7.90       1.71   16.06       1.27   83.50    1.62
WSBI  Warwick Community Bncrp of NY*         23.05    23.05   -0.64   -2.78   -3.10       0.69    3.01        NA      NA      NA
WFSL  Washington Federal, Inc. of WA         13.90    12.91    1.96   15.11    9.53       1.90   14.68       0.70   60.38    0.57
WYNE  Wayne Bancorp, Inc. of NJ              12.77    12.77    0.70    5.45    3.21       0.67    5.28       0.80  103.99    1.18
WAYN  Wayne Svgs Bks MHC of OH (48.2          9.53     9.53    0.71    7.52    3.44       0.64    6.80       0.49   58.18    0.36
WCFB  Wbstr Cty FSB MHC of IA (45.6)         23.41    23.41    1.40    5.95    4.13       1.40    5.95       0.07  534.72    0.69
WBST  Webster Financial Corp. of CT           5.97     5.06    0.68   12.40    5.64       0.76   13.94       0.41  149.68    1.14
WEFC  Wells Fin. Corp. of Wells MN           15.37    15.37    1.19    8.14    7.58       1.10    7.56       0.28  154.67    0.48
WCBI  WestCo Bancorp, Inc. of IL(8)          15.66    15.66    1.50    9.70    6.61       1.40    9.09       0.44   63.73    0.37
WSTR  WesterFed Fin. Corp. of MT             10.73     8.75    0.72    6.77    7.03       0.72    6.77       0.49   97.44    0.74
WOFC  Western Ohio Fin. Corp. of OH          14.52    13.58    0.07    0.51    0.58       0.06    0.43       1.29   74.24    1.36
WEHO  Westwood Hmstd Fin Corp of OH          20.58    20.58    0.69    2.79    3.39       1.11    4.49       0.19  119.15    0.25
FFWD  Wood Bancorp of OH                     13.57    13.57    1.43   11.15    5.93       1.16    9.02       0.16  243.12    0.48
YFCB  Yonkers Fin. Corp. of NY               10.29    10.29    0.88    6.79    6.90       0.80    6.15       0.15  208.94    0.61
YFED  York Financial Corp. of PA              8.89     8.89    0.84    9.60    6.14       0.66    7.54       2.25   31.83    0.90

                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
                                            Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                            ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
_______________________________________
SPBC  St. Paul Bancorp, Inc. of IL           13.81  155.92   14.96  156.54   14.30         0.60    3.02   41.67
SFFC  StateFed Financial Corp. of IA         15.38   97.37   17.44   97.37   15.38         0.20    2.00   30.77
SFIN  Statewide Fin. Corp. of NJ             13.84  115.44   11.22  115.60   14.44         0.52    3.10   42.98
STSA  Sterling Financial Corp. of WA         17.84  114.24    5.82  290.31   14.84         0.00    0.00    0.00
ROSE  T R Financial Corp. of NY*             12.56  191.52   11.93  191.52   14.74         0.80    2.86   35.87
THRD  TF Financial Corp. of PA               12.77  109.70    8.22  129.28   15.85         0.48    2.70   34.53
THTL  Thistle Group Holdings of PA           16.04   78.78   21.90   78.78   16.04         0.00    0.00    0.00
TSBK  Timberland Bancorp of WA               18.48   96.19   31.11   96.19   19.65         0.24    1.94   35.82
TRIC  Tri-County Bancorp of WY               15.13   94.26   15.51   94.26   14.74         0.44    3.83   57.89
TWIN  Twin City Bancorp, Inc. of TN          14.61  115.15   14.59  115.15   18.06         0.40    3.08   44.94
USAB  USABancshares, Inc of PA*                NM   129.77   12.63  130.57   26.56         0.00    0.00    0.00
UCBC  Union Community Bancorp of IN          23.40   77.36   30.96   77.36   23.40         0.34    3.09   72.34
UCFC  United Community Fin. of OH            24.36  113.31   36.62  113.31   24.36         0.00    0.00    0.00
UFRM  United FSB of Rocky Mount NC(8)        29.46  231.42   17.94  231.42     NM          0.24    1.45   42.86
UBMT  United Fin. Corp. of MT                29.38  131.80   19.43  136.39   29.38         1.00    4.26     NM
UTBI  United Tenn. Bancshares of TN          16.46   84.53   22.85   84.53   16.46         0.00    0.00    0.00
WHGB  WHG Bancshares of MD                   23.91   75.76   11.58   75.76   23.91         0.00    0.00    0.00
WSFS  WSFS Financial Corp. of DE*            11.76  209.97   12.92  211.08   12.21         0.12    0.75    8.82
WVFC  WVS Financial Corp. of PA              15.78  167.87   18.64  167.87   14.58         0.60    3.92   61.86
WRNB  Warren Bancorp of Peabody MA*          12.66  201.79   21.17  201.79   12.66         0.36    3.55   45.00
WSBI  Warwick Community Bncrp of NY*           NM    89.88   20.72   89.88   29.82         0.16    1.38     NM
WFSL  Washington Federal, Inc. of WA         10.50  151.05   20.99  162.65   10.80         0.92    4.13   43.40
WYNE  Wayne Bancorp, Inc. of NJ                NM   166.00   21.20  166.00     NM          0.20    0.69   21.51
WAYN  Wayne Svgs Bks MHC of OH (48.2         29.11  213.78   20.36  213.78     NM          0.62    2.92     NM
WCFB  Wbstr Cty FSB MHC of IA (45.6)         24.21  141.86   33.20  141.86   24.21         0.00    0.00    0.00
WBST  Webster Financial Corp. of CT          17.74  159.89    9.54  188.62   15.78         0.44    1.92   34.11
WEFC  Wells Fin. Corp. of Wells MN           13.19  108.55   16.68  108.55   14.19         0.60    3.58   47.24
WCBI  WestCo Bancorp, Inc. of IL(8)          15.13  142.47   22.31  142.47   16.15         0.68    2.37   35.79
WSTR  WesterFed Fin. Corp. of MT             14.23   94.20   10.11  115.55   14.23         0.00    0.00    0.00
WOFC  Western Ohio Fin. Corp. of OH            NM    91.94   13.35   98.29     NM          1.00    4.82     NM
WEHO  Westwood Hmstd Fin Corp of OH          29.53  104.63   21.53  104.63   18.33         0.40    3.76     NM
FFWD  Wood Bancorp of OH                     16.85  177.51   24.10  177.51   20.83         0.36    2.40   40.45
YFCB  Yonkers Fin. Corp. of NY               14.49  103.96   10.70  103.96   15.98         0.00    0.00    0.00
YFED  York Financial Corp. of PA             16.29  149.84   13.31  149.84   20.74         0.52    2.85   46.43

                                 EXHIBIT IV-2

                        Historical Stock Price Indices

                                 Exhibit IV-2
                       Historical Stock Price Indices(1)



                                                                        SNL         SNL
                                                      NASDAQ          Thrift        Bank
Year/Qtr. Ended              DJIA      S&P 500       Composite        Index        Index
---------------              ----      -------       ---------        ------       -----

1991:  Quarter 1             2881.1     375.2          482.3          125.5        66.0
       Quarter 2             2957.7     371.2          475.9          130.5        82.0
       Quarter 3             3018.2     387.9          526.9          141.8        90.7
       Quarter 4             3168.0     417.1          586.3          144.7       103.1

1992:  Quarter 1             3235.5     403.7          603.8          157.0       113.3
       Quarter 2             3318.5     408.1          563.6          173.3       119.7
       Quarter 3             3271.7     417.8          583.3          167.0       117.1
       Quarter 4             3301.1     435.7          677.0          201.1       136.7

1993:  Quarter 1             3435.1     451.7          690.1          228.2       151.4
       Quarter 2             3516.1     450.5          704.0          219.8       147.0
       Quarter 3             3555.1     458.9          762.8          258.4       154.3
       Quarter 4             3754.1     466.5          776.8          252.5       146.2

1994:  Quarter 1             3625.1     44.5           743.5          241.6       143.1
       Quarter 2             3625.0     444.3          706.0          269.6       152.6
       Quarter 3             3843.2     462.6          764.3          279.7       149.2
       Quarter 4             3834.4     459.3          752.0          244.7       137.6

1995:  Quarter 1             4157.7     500.7          817.2          278.4       152.1
       Quarter 2             4556.1     544.8          933.5          313.5       171.7
       Quarter 3             4789.1     584.4        1,043.5          362.3       195.3
       Quarter 4             5117.1     615.9        1,052.1          376.5       207.6

1996:  Quarter 1             5587.1     645.5        1,101.4          382.1       225.1
       Quarter 2             5654.6     670.6        1,185.0          387.2       224.7
       Quarter 3             5882.2     687.3        1,226.9          429.3       249.2
       Quarter 4             6442.5     737.0        1,280.7          483.6       280.1

1997:  Quarter 1             6583.5     757.1        1,221.7          527.7       292.5
       Quarter 2             7672.8     885.1        1,442.1          624.5       333.3
       Quarter 3             7945.3     947.3        1,685.7          737.5       381.7
       Quarter 4             7908.3     970.4        1,570.4          814.1       414.9

1998:  Quarter 1             8799.8    1101.8        1,835.7          869.3       456.1
       Quarter 2             8952.0    1133.8        1,894.7          833.5       457.7
       September 4, 1998     7640.3     973.9        1,566.5          622.5        ____

(1)   End of period data.

Sources:  SNL Securities; Wall Street Journal.

                                 EXHIBIT IV-3

                        Historical Thrift Stock Indices

                                THRIFTINVESTOR

                                 INDEX VALUES



                                                        INDEX VALUES                               PERCENT CHANGE SINCE
                                        ------------------------------------------              ---------------------------
                                        07/31/98     1 MONTH      YTD       LTM                 1 MONTH     YTD       LTM
---------------------------------------------------------------------------------------------------------------------------

All Pub. Traded Thrifts                   783.7        833.5       814.1     682.2               (5.98)     (3.74)    14.88
MHC Index                               1,018.0      1,123.2     1,179.9     751.6               (9.37)    (13.72)    35.45

INSURANCE INDICES
---------------------------------------------------------------------------------------------------------------------------
SAIF Thrifts                              735.0        784.7       764.4     606.6               (6.34)     (3.85)    21.16
BIF Thrifts                               949.0      1,003.3       984.4     904.1               (5.41)      3.59      4.97

STOCK EXCHANGE INDICES
---------------------------------------------------------------------------------------------------------------------------
AMEX THRIFTS                              241.7        252.6       255.4     197.1               (4.33)     (5.36)    22.65
NYSE THRIFTS                              499.2        539.4       521.3     418.7               (7.45)     (4.25)    19.23
OTC Thrifts                               879.7        930.4       911.5     777.9               (5.45)     (3.49)    13.10

GEOGRAPHIC INDICES
---------------------------------------------------------------------------------------------------------------------------
Mid-Atlantic Thrifts                    1,724.1      1,806.1     1,735.2    1,337.6              (4.54)     (0.64)    28.90
Midwestern Thrifts                      1,826.7      1,883.4     1,832.9    1,455.5              (3.01)     (0.34)    25.51
New England Thrifts                       731.8        767.8       778.3      593.0              (4.69)     (5.97)    23.42
Southeastern Thrifts                      704.7        770.7       776.0      606.8              (8.56)     (9.18)    16.13
Southwestern Thrifts                      510.0        539.1       533.5      418.4              (5.39)     (4.40)    21.91
Western Thrifts                           733.2        797.8       778.8      725.6              (8.11)     (5.86)     1.05

ASSET SIZE INDICES
---------------------------------------------------------------------------------------------------------------------------
Less than $250M                           829.1        855.0       869.9     723.8               (3.03)     (4.70)    14.55
$20M to $500M                           1,262.6      1,305.4     1,312.3   1,012.6               (3.28)     (3.79)    24.69
$500M to $1B                              832.2        851.6       846.8     669.1               (2.28)     (1.73)    24.37
$1B to $5B                                945.4      1,015.9       956.8     745.8               (6.94)     (1.19)    26.77
Over $5B                                  486.9        521.1       512.3     451.2               (6.56)     (4.94)     7.92

COMPARATIVE INDICES
---------------------------------------------------------------------------------------------------------------------------
Dow Jones Industrials                   8,883.3      8,952.0     7,908.3   8,222.6               (0.77)     12.33     8.03
S&P 500                                 1,120.7      1,133.8       970.4     954.3               (1.16)     15.48    17.43


All SNL indices are market-value weighted: i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR; Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;
New England: CT, MA, ME, NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;
Southwest: CO, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

                                 EXHIBIT IV-4

                       Market Area Acquisition Activity

RP Financial, LC.

                                                           Exhibit IV-4
                                         New York Thrift Merger and Acquisition Activity
                                                          1997 to Present


                                                                                          Seller Financials
                                                                           -------------------------------------------------
                                                                               Total    TgEq/   YTD    YTD   NPAs/   Rsrvs/
 Ann'd    Comp                                                                 Assets   Assts  ROAA    ROAE  Assets   NPLs
  Date    Date       Buyer                  ST  Seller                  ST     ($000)    (%)    (%)     (%)   (%)      (%)
----------------------------------------------------------------------------------------------------------------------------
07/20/98  Pending    Dime Community Bncsh   NY  Financial Bancorp       NY     310,368   9.00   0.95   10.47   2.19    59.59
06/15/98  Pending    Charter One Fin'l      OH  ALBANK Finl Corp.       NY   4,089,428   7.16   0.96   10.81   0.72   118.45
05/26/98  Pending    Roslyn Bancorp Inc.    NY  TR Financial Corp.      NY   4,005,695   6.15   0.99   16.05   0.51    80.17
04/23/98  Pending    Ambanc Holding Co.     NY  AFSALA Bancorp Inc.     NY     160,408  12.52   0.78    6.19   0.30   250.44
04/03/98  Pending    Astoria Financial Cp   NY  Long Island Bancorp     NY   6,072,524   9.10   0.87    9.59   0.89    73.47
03/06/98  Pending    USB Holding Company    NY  Tappan Zee Financial    NY     126,470  17.02   0.82    4.78   1.19    45.98
12/16/97  05/29/98   HUBCO, Inc             NJ  MSB Bancorp             NY     773,991   6.23   0.54    6.02    NA       NA
10/23/97  04/24/98   HUBCO, Inc.            NJ  Poughkeepsie Finl       NY     880,196   8.37   0.54    6.43   3.82    35.46
10/07/97  03/30/98   North Fork Bancorp     NY  New York Bancorp        NY   3,283,653   5.08   1.61   30.99   1.09    58.08
05/21/97  10/03/97   Charter One Fin'l      OH  RCSB Financial          NY   4,032,365   7.66   0.96   12.26   0.66   132.02
04/25/97  09/10/97   Flushing Financial     NY  New York FSB            NY      82,249   9.28   1.32    3.59   1.14   117.28
03/31/97  10/01/97   Astoria Financial Cp   NY  Greater New York SB     NY   2,541,888   8.25   0.72    9.20   7.84     9.20
12/03/96  04/30/97   Dime Bancorp           NY  BFS Bankorp, Inc.       NY     643,180   7.81   1.58   20.12   1.04    94.15
08/22/96  03/01/97   HSBC Holdings Plc      FO  First FSLA - Rochester  NY   7,348,042   5.35   0.75   13.91   0.72   105.64
07/15/96  01/02/97   North Fork Bancorp     NY  North Side SB           NY   1,580,435   7.67   1.29   17.91   0.51   121.82

                               Average                                       2,395,393   8.44   0.98   11.84   1.62    92.98
                               Median                                        1,580,435   7.81   0.95   10.47   0.97    87.16



                                                                              Deal Terms and Pricing as of Announcement Date
                                                                      --------------------------------------------------------------
                                                                                                         Deal   Deal   Deal    TgBk
                                                                        Deal    Deal             Deal     Pr/    Pr/     Pr/   Prm/
 Ann'd   Comp                                                          Value   Pr/Shr Consid    Pr/Bk    Tg Bk  4QEPS  Assets CoreDp
  Date   Date     Buyer                ST  Seller                 ST   ($M)     ($)   Type        (%)      (%)    (x)    (%)    (%)
------------------------------------------------------------------------------------------------------------------------------------
07/20/98 Pending  Dime Community Bncsh NY  Financial Bancorp      NY    73.4   40.50  Mixture    246.50  247.56  24.40  23.65  22.12
06/15/98 Pending  Charter One Fin'l    OH  ALBANK Finl Corp.      NY  1075.8   73.58  Com Stock  257.80  329.64  23.06  26.31  24.87
05/26/98 Pending  Roslyn Bancorp Inc.  NY  TR Financial Corp.     NY  1114.1   56.63  Com Stock  403.07  403.07  27.23  27.81  43.83
04/23/98 Pending  Ambanc Holding Co.   NY  AFSALA Bancorp Inc.    NY    30.0   21.00  Com Stock  144.62  144.62  22.58  18.70   8.48
04/03/98 Pending  Astoria Financial Cp NY  Long Island Bancorp    NY  1765.7   69.36  Com Stock  299.09  301.83  32.11  29.08  35.57
03/06/98 Pending  USB Holding Company  NY  Tappan Zee Financial   NY    33.8   22.00  Com Stock  151.10  151.10  30.56  26.73  14.19
12/16/97 05/29/98 HUBCO, Inc           NJ  MSB Bancorp            NY   105.0   36.02  Com Stock  164.85  309.18  32.16  13.57  11.31
10/23/97 04/24/98 HUBCO, Inc.          NJ  Poughkeepsie Finl      NY   143.5   10.61  Com Stock  181.42  181.42  48.24  16.30  13.37
10/07/97 03/30/98 North Fork Bancorp   NY  New York Bancorp       NY   831.6   37.11  Com Stock  480.13  480.13  19.95  25.33  43.83
05/21/97 10/03/97 Charter One Fin'l    OH  RCSB Financial         NY   647.5   42.32  Com Stock  198.10  203.24  17.06  16.06  16.09
04/25/97 09/10/97 Flushing Financial   NY  New York FSB           NY    13.0  272.50  Cash       169.14  170.51  13.13  15.81  10.44
03/31/97 10/01/97 Astoria Financial Cp NY  Greater New York SB    NY   344.6   18.94  Mixture    167.44  167.44  24.59  13.56   8.48
12/03/96 04/30/97 Dime Bancorp         NY  BFS Bankorp, Inc.      NY    91.8   52.00  Cash       169.38  169.38   9.94  14.27  10.34
08/22/96 03/01/97 HSBC Holdings Plc    FO  First FSLA - Rochester NY   652.0     NA   Cash       163.00  165.06  12.82   8.87   6.14
07/15/96 01/02/97 North Fork Bancorp   NY  North Side SB          NY   216.3   42.79  Com Stock  168.46  170.07  11.76  13.69   7.98

                             Average                                   475.87  56.81             224.27  239.62  23.31  19.32  18.47
                             Median                                    216.30  41.41             169.38  181.42  23.06  16.30  13.37

Note: Excludes deals when pricing is not available

                                 EXHIBIT IV-5

                Directors and Senior Management Summary Resumes

                                 Exhibit IV-5
                Directors and Senior Management Summary Resumes


        WILLIAM F. HELMER has served as the Chairman of the Board of Directors since 1994, and is the President of Helmer-Cronin Construction, Inc., a construction company.

        GEORGE STRAYTON has been employed by the Bank since 1982, and was named President and Chief Executive Officer of the Bank in 1986.

        DENNIS L. COYLE has served as Vice Chairman of the Board of Directors since 1994. Mr. Coyle is the owner of Coyle Insurance Agency, the owner and President of Delco Realty and the owner of Dennis L. Coyle Rental Properties.

        MURRAY L. KORN was the Senior and Managing Partner of Korn, Rosenbaum, Phillips and Jauntig, an accounting firm, prior to his retirement in 1986. Mr. Korn also served as Chairman of the Board of Directors of the Bank from 1984 until his retirement from the position in 1994.

        DR. DONALD T. MCNELIS served as President of St. Thomas Aquinas College in Sparkill, New York from 1974 until his retirement in 1995.

        RICHARD A. NOZELL is the owner of Richard Nozell Building Construction, and serves as a general building contractor.

        WILLIAM R. SICHOL, JR. is a principal of Sichol & Hicks, P.C., a private law firm.

        WILBUR C. WARD is currently retired. Prior to his retirement, Mr. Ward was the President of Ward Bulldozers.

        F. GARY ZEH is the President of Haverstraw Transit Inc., a bus contracting company, and President and Owner of Quality Bus Sales and Service.

        DANIEL G. ROTHSTEIN has been employed by the Bank since 1983, and was named Executive Vice President of the Bank in 1989. Mr. Rothstein has served as the Bank's Chief Credit Officer and Regulatory Counsel since 1996.

        ROBERT J. SANSKY has been employed by the Bank since 1985, and was named Executive Vice President in 1989. Mr. Sansky has served as the Bank's Director of Human Resources since 1995.

        KATHERINE A. DERING has served as the Bank's Chief Financial Officer since 1994. Ms. Dering previously served as the Chief Financial Officer of a community bank located in Connecticut.

        STEPHEN G. DORMER has served as Senior Vice President and Director of Business Development of the Bank since 1996, and was previously Senior Vice President and Manager of the Bank's Commercial Loan Department from 1994 until 1996. Prior to joining the Bank in 1994, Mr. Dormer was Senior Vice President of a commercial bank located in Connecticut.

        JOHN F. FITZPATRICK has been employed by the Bank since 1986, and was named Senior Vice President and Director of Support Services in 1997.

                                 EXHIBIT IV-6

                           Pro Forma Analysis Sheet
                             Fully-Converted Basis

                                 EXHIBIT IV-6
                           PRO FORMA ANALYSIS SHEET
                                Provident Bank
                        Prices as of September 4, 1998

                                                                                                         All SAIF-Insured
                                                                 Peer Group       New York Companies         Companies
                                                              ---------------     ------------------     ----------------
Price Multiple                     Symbol     Subject (1)      Mean    Median      Mean      Median       Mean    Median
-------------------------------    ------     -----------     ------   ------     -------    -------     -------  -------
 Price-earnings ratio        =      P/E         11.34 x       18.71    17.94x      17.70x     16.22x      17.48x   16.65x

 Price-book ratio            =      P/B         59.56%        87.35%   85.20%     101.29%    109.00%     126.92%  113.70%

 Price-assets ratio          =      P/A          8.85%        18.94%   17.88%      13.61%     15.74%      16.12%   15.20%

Valuation Parameters
 Pre-Conversion Earnings (Y)            $4,578,000                   ESOP Stock Purchases (E)                  8.00% (5)
 Pre-Conversion Book Value (B)         $53,879,000                   Cost of ESOP Borrowings (S)               0.00% (4)
 Pre-Conv. Tang. Book Value (B)        $49,788,000                   ESOP Amortization (T)                    10.00 years
 Pre-Conversion Assets (A)            $679,104,000                   RRP Amount (M)                            4.00%
 Reinvestment Rate (2)(R)                     3.22%                  RRP Vesting (N)                           5.00 years (5)
 Est. Conversion Expenses (3)(X)              3.00%                  Foundation (F)                            0.00%
 Tax rate (TAX)                              40.00%                  Tax Benefit (Z)                              0
                                                                     Percentage Sold (PCT)                   100.00%


Calculation of Pro Forma Value After Conversion
 1.    V=                    P/E * (Y)                                     V=   $65,000,000
          -----------------------------------------------------------
          1 - P/E * PCT * ((1-X-E-M-F)*R - (1-TAX)*E/T - (1-TAX)*M/N)

 2.    V=         P/B  *  (B+Z)                                            V=   $65,000,000
          ---------------------------
          1 - P/B * PCT * (1-X-E-M-F)

 3.    V=         P/A * (A+Z)                                              V=   $65,000,000
          ---------------------------
          1 - P/A * PCT * (1-X-E-M-F)

                                                                                                         Aggregate
                                    Shares Sold to    Price Per    Gross Offering    Total Shares      Market Value
Conclusion                              Public           Share        Proceeds           Issued      of Stock Issued
---------------                     --------------    ---------    --------------    ------------    ---------------
 Minimum                               5,525,000        10.00       $55,250,000        5,525,000        55,250,000
 Midpoint                              6,500,000        10.00        65,000,000        6,500,000        65,000,000
 Maximum                               7,475,000        10.00        74,750,000        7,475,000        74,750,000
 Supermaximum                          8,596,250        10.00        85,962,500        8,596,250        85,962,500

 ---------------------------------------------------------------
 (1) Pricing ratios shown reflect the midpoint value.
 (2) Net return reflects a reinvestment rate of 5.37 percent, and a tax rate of 40.00 percent.
 (3) Offering expenses shown at estimated midpoint value.
 (4) No cost is applicable since holding company will fund the ESOP loan.
 (5) ESOP and MRP amortize over 10 years and 5 years, respectively; amortization expenses tax effected at 40.00 percent.

                                 EXHIBIT IV-7

                    Pro Forma Effect of Conversion Proceeds
                             Fully-Converted Basis

                                 Exhibit IV-7
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                Provident Bank
                                At the Minimum

1.  Offering Proceeds                                                                        $55,250,000
    Less: Estimated Offering Expenses                                                          1,657,500
                                                                                             -----------
    Net Conversion Proceeds                                                                  $53,592,500


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                                                   $53,592,500
    Less: Capital Expenditures                                                                          0
    Less: Non-Cash Stock Purchases (1)                                                          6,630,000
                                                                                             -----------
    Net Proceeds Reinvested                                                                  $46,962,500
    Estimated net incremental rate of return                                                        3.22%
                                                                                             -----------
    Earnings Increase                                                                         $1,513,132
        Less: Estimated cost of ESOP borrowings (2)                                                    0
        Less: Amortization of ESOP borrowings (3)                                                265,200
        Less: Recognition Plan Vesting (4)                                                       265,200
                                                                                             -----------
    Net Earnings Increase                                                                       $982,732

                                                                                 Net
                                                                  Before       Earnings         After
3. Pro Forma Earnings                                            Conversion    Increase       Conversion
                                                                 ----------   ----------      ----------
   12 Months ended June 30, 1998 (reported)                      $4,578,000   $  982,732      $5,560,732
   12 Months ended June 30, 1998 (core)                          $4,578,000   $  982,732      $5,560,732

                                                    Before        Net Cash       Tax Benefit       After
4. Pro Forma Net Worth                            Conversion      Proceeds     Of Contribution  Conversion
                                                  -----------   -----------   ---------------- ------------
   30-Jun-98                                      $53,879,000   $46,962,500            $0      $100,841,500
   June 30, 1998 (Tangible)                       $49,788,000   $46,962,500            $0       $96,750,500

                                                    Before        Net Cash       Tax Benefit       After
5. Pro Forma Assets                               Conversion      Proceeds     Of Contribution  Conversion
                                                  -----------   -----------   ---------------- ------------
   30-Jun-98                                      $679,104,000  $46,962,500            $0      $726,066,500


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    40.00 percent.

                                 Exhibit IV-7
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                Provident Bank
                                At the Midpoint

1.  Offering Proceeds                                                                        $65,000,000
    Less: Estimated Offering Expenses                                                          1,950,000
                                                                                             -----------
    Net Conversion Proceeds                                                                  $63,050,000


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                                                  $63,050,000
    Less: Capital Expenditures                                                                         0
    Less: Non-Cash Stock Purchases (1)                                                         7,800,000
                                                                                             -----------
    Net Proceeds Reinvested                                                                  $55,250,000
    Estimated net incremental rate of return                                                        3.22%
                                                                                             -----------
    Earnings Increase                                                                         $1,780,155
        Less: Estimated cost of ESOP borrowings (2)                                                    0
        Less: Amortization of ESOP borrowings (3)                                                312,000
        Less: Recognition Plan Vesting (4)                                                       312,000
                                                                                             -----------
    Net Earnings Increase                                                                     $1,156,155

                                                                                 Net
                                                                  Before       Earnings         After
3. Pro Forma Earnings                                            Conversion    Increase       Conversion
                                                                 ----------   ----------      ----------
   12 Months ended June 30, 1998 (reported)                      $4,578,000   $1,156,155      $5,734,155
   12 Months ended June 30, 1998 (core)                          $4,578,000   $1,156,155      $5,734,155

                                                    Before        Net Cash       Tax Benefit       After
4. Pro Forma Net Worth                            Conversion      Proceeds     Of Contribution  Conversion
                                                  -----------   -----------   ---------------- ------------
   30-Jun-98                                      $53,879,000   $55,250,000            $0      $109,129,000
   June 30, 1998 (Tangible)                       $49,788,000   $55,250,000            $0      $105,038,000

                                                    Before        Net Cash       Tax Benefit       After
5. Pro Forma Assets                               Conversion      Proceeds     Of Contribution  Conversion
                                                  -----------   -----------   ---------------- ------------
   30-Jun-98                                      $679,104,000  $55,250,000            $0      $734,354,000


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    40.00 percent.

                                 Exhibit IV-7
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                Provident Bank
                                At the Maximum

1.  Offering Proceeds                                                                        $74,750,000
    Less: Estimated Offering Expenses                                                          2,242,500
                                                                                             -----------
    Net Conversion Proceeds                                                                  $72,507,500


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                                                  $72,507,500
    Less: Capital Expenditures                                                                         0
    Less: Non-Cash Stock Purchases (1)                                                         8,970,000
                                                                                             -----------
    Net Proceeds Reinvested                                                                  $63,537,500
    Estimated net incremental rate of return                                                        3.22%
                                                                                             -----------
    Earnings Increase                                                                         $2,047,178
        Less: Estimated cost of ESOP borrowings (2)                                                    0
        Less: Amortization of ESOP borrowings (3)                                                358,800
        Less: Recognition Plan Vesting (4)                                                       358,800
                                                                                             -----------
    Net Earnings Increase                                                                     $1,329,578

                                                                                 Net
                                                                  Before       Earnings         After
3. Pro Forma Earnings                                            Conversion    Increase       Conversion
                                                                 ----------   ----------      ----------
   12 Months ended June 30, 1998 (reported)                      $4,578,000   $1,329,578      $5,907,578
   12 Months ended June 30, 1998 (core)                          $4,578,000   $1,329,578      $5,907,578

                                                    Before        Net Cash       Tax Benefit       After
4. Pro Forma Net Worth                            Conversion      Proceeds     Of Contribution  Conversion
                                                  -----------   -----------   ---------------- ------------
   30-Jun-98                                      $53,879,000   $63,537,500            $0      $117,416,500
   June 30, 1998 (Tangible)                       $49,788,000   $63,537,500            $0      $113,325,500

                                                    Before        Net Cash       Tax Benefit       After
5. Pro Forma Assets                               Conversion      Proceeds     Of Contribution  Conversion
                                                  -----------   -----------   ---------------- ------------
   30-Jun-98                                      $679,104,000  $63,537,500            $0      $742,641,500


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    40.00 percent.

                                 Exhibit IV-7
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                Provident Bank
                           At the Supermaximum Value

1.  Offering Proceeds                                                                        $85,962,500
    Less: Estimated Offering Expenses                                                          2,578,875
                                                                                             -----------
    Net Conversion Proceeds                                                                  $83,383,625


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                                                  $83,383,625
    Less: Capital Expenditures                                                                         0
    Less: Non-Cash Stock Purchases (1)                                                        10,315,500
                                                                                             -----------
    Net Proceeds Reinvested                                                                  $73,068,125
    Estimated net incremental rate of return                                                        3.22%
                                                                                             -----------
    Earnings Increase                                                                         $2,354,255
        Less: Estimated cost of ESOP borrowings (2)                                                    0
        Less: Amortization of ESOP borrowings (3)                                                412,620
        Less: Recognition Plan Vesting (4)                                                       412,620
                                                                                             -----------
    Net Earnings Increase                                                                     $1,529,015

                                                                                 Net
                                                                  Before       Earnings         After
3. Pro Forma Earnings                                            Conversion    Increase       Conversion
                                                                 ----------   ----------      ----------
   12 Months ended June 30, 1998 (reported)                      $4,578,000   $1,529,015      $6,107,015
   12 Months ended June 30, 1998 (core)                          $4,578,000   $1,529,015      $6,107,015

                                                    Before        Net Cash       Tax Benefit       After
4. Pro Forma Net Worth                            Conversion      Proceeds     Of Contribution  Conversion
                                                  -----------   -----------   ---------------- ------------
   30-Jun-98                                      $53,879,000   $73,068,125            $0      $126,947,125
   June 30, 1998 (Tangible)                       $49,788,000   $73,068,125            $0      $122,856,125

                                                    Before        Net Cash       Tax Benefit       After
5. Pro Forma Assets                               Conversion      Proceeds     Of Contribution  Conversion
                                                  -----------   -----------   ---------------- ------------
   30-Jun-98                                      $679,104,000  $73,068,125            $0      $752,172,125


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    40.00 percent.

                                 EXHIBIT IV-8

                       Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
-------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                      Core Earnings Analysis
                                                  Comparable Institution Analysis
                                             For the Twelve Months Ended June 30, 1998

                                                                                                 Estimated
                                               Net Income   Less: Net   Tax Effect  Less: Extd  Core Income           Estimated
                                               to Common   Gains(Loss)    @ 34%        Items     to Common    Shares   Core EPS
                                               ----------  -----------  ----------  ----------  -----------   ------  ---------
                                                 ($000)      ($000)       ($000)      ($000)       ($000)     ($000)    ($000)
Comparable Group
----------------
ALLB  Alliance Bank MHC of PA (19.9)              2,000          0           0            0         2,000      3,273     0.61
BCSB  BCSB Bankcorp MHC of MD (38.6)(P)              --         --          --           --            --      6,117     0.36
BRKL  Brookline Bncp MHC of FL (47.9)            13,726        -78          27            0        13,675     29,095     0.47
FFFL  Fidelity Bcsh MHC of MA (47.0) (1)          7,805     -2,311         786            0         6,280      6,802     0.92
SKBO  First Carnegie MHC of PA (45.0)               826        260         -88            0           998      2,300     0.43
GBNK  Gaston Fed Bncp MHC of NC (47.0)            1,487       -236          80            0         1,331      4,497     0.30
HARS  Harris Fin. MHC of PA (24.9)               18,221     -4,739       1,611            0        15,093     33,965     0.44
JXSB  Jcksnville SB, MHC of IL (45.6)               998       -551         187            0           634      1,908     0.33
LFED  Leeds Fed Bksr MHC of MD (36.3)(1)          3,432         -2           1            0         3,431      5,182     0.66
LIBB  Liberty Bancorp MHC of NJ (47)(2)           1,553       -133          45            0         1,465      3,901     0.38
NBCP  Niagara Bancorp of NY MHC (45.4)(P)            --         --          --           --            --     29,756     0.46
NWSB  Northwest Bcrp MHC of PA (30.8)            21,322     -1,131         385            0        20,576     46,841     0.44
PBHC  Pathfinder BC MHC of NY (45.2)              1,460       -366         124            0         1,218      2,831     0.43
PBCT  Peoples Bank, MHC of CT (41.2)            102,600    -75,000      25,500            0        53,100     64,130     0.83
PHSB  Ppls Home SB, MHC of PA (45.0)              1,749       -209          71            0         1,611      2,760     0.58
PLSK  Pulaski SB, MHC of NJ (47.0)                  999        124         -42            0         1,081      2,108     0.51
SBFL  SB Fngr Lakes MHC of NY (33.1)                995       -295         100            0           800      3,570     0.22
WAYN  Wayne Svgs Bks MHC of OH (48.2)             1,822       -270          92            0         1,644      2,486     0.66
WCFB  Wbstr Cty FSB MHC of IA (45.6)              1,332          0           0            0         1,332      2,114     0.63

(P)  Pro forma financial data reflective of new conversion.
(1)  Financial information is for the quarter ending March 31, 1998.
(2)  Financial information is for the quarter ending December 31, 1997.

Source: Audited and unaudited financial statements, corporate and offering ciculars, and RP Financial, LC. calculations. The information in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                 EXHIBIT IV-9

                      Pro Forma Regulatory Capital Ratios

                                 Exhibit IV-9
                      Pro Forma Regulatory Capital Ratios


                                                           PRO FORMA AT JUNE 30, 1998, BASED UPON THE SALE OF
                                                ---------------------------------------------------------------------------
                                                                                                          4,007,175 SHARES/(1)/
                                                 2,575,500 SHARES     3,030,000 SHARES   3,484,500 SHARES      AT ADJUSTED
                               HISTORICAL AT       AT MINIMUM OF      AT MIDPOINT OF      AT MAXIMUM OF        MAXIMUM OF
                               JUNE 30, 1998       OFFERING RANGE      OFFERING RANGE    OFFERING RANGE     OFFERING RANGE
                             ----------------   ------------------- ------------------  ----------------  -----------------
                             AMOUNT   PERCENT   AMOUNT    PERCENT   AMOUNT     PERCENT  AMOUNT   PERCENT   AMOUNT   PERCENT
                             ------   -------   ------    --------- ------     -------  ------   -------  -------  --------
                                                               (DOLLARS IN THOUSANDS)
Equity under generally
 accepted accounting
 principles................  $53,879    7.93%   $62,941    9.12%   $64,688      9.34%  $66,395    9.56%   $68,381    9.81%
                             =======   =====    =======   =====    =======     =====   =======   =====    =======   =====

Tangible capital/(2)/:
  Tangible capital/(3)/....  $49,238    7.30%   $58,300    8.50%   $60,027      8.73%  $61,754    8.95%   $63,740   16.43%
  Requirement..............   10,120    1.50     10,286    1.50     10,318      1.50    10,349    1.50     10,385    1.50
                             -------   -----    -------   -----    -------     -----   -------   -----    -------   -----
    Excess.................  $39,119    5.80%   $48,014    7.00%   $49,709      7.23%  $51,405    7.45%   $53,355   14.93%
                             =======   =====    =======   =====    =======     =====   =======   =====    =======   =====

Core capital/(2)/:
  Core capital /(3)/.......  $49,238    7.30%   $58,300    8.50%   $60,207      8.73%  $61,754    8.95%   $63,740    9.21%
  Requirement /(4)/........   20,239    3.00     20,573    3.00     20,635      3.00    20,698    3.00     20,770    3.00
                             -------   -----    -------   -----    -------     -----   -------   -----    -------   -----
    Excess.................  $28,999    4.30%   $37,727    5.50%   $39,392      5.73%  $41,056    5.95%   $42,970    6.21%
                             =======   =====    =======   =====    =======     =====   =======   =====    =======   =====
Risk-based capital/(2)/:
  Risk-based capital
  /(3)//(5)/...............  $53,786   14.19%   $63,848   16.34%   $64,575     16.74%  $66,302   17.14%   $68,288   17.60%
  Requirement..............   30,331    8.00     30,775    8.00     30,859      8.00    30,943    8.00     31,039    8.00
                             -------   -----    -------   -----    -------     -----   -------   -----    -------   -----
    Excess.................  $23,455    6.19%   $32,072    8.34%   $33,716      8.74%  $35,359    9.14%   $37,249    9.60%
                             =======   =====    =======   =====    =======     =====   =======   =====    =======   =====

___________________________
/(1)/ As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Offering Range of up to 15% as a result of regulatory considerations, demand for the shares, or changes in market conditions or general financial and economic conditions following the commencement of the Offering.
/(2)/ Tangible capital levels are shown as a percentage of tangible assets. Core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
/(3)/ Pro forma capital levels assume that (i) the Bank funds the Recognition Plan through purchases in the open market of a number of shares equal to 4% of the Common Stock sold in the Offering, (ii) the ESOP purchases 8% of the shares sold in the Offering and (iii) the Mutual Holding Company is capitalized with $100,000. See "Management of the Bank" for a discussion of the Recognition Plan and ESOP.
/(4)/ The current core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements that would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other thrifts. See "Regulation--Federal Regulation of Savings Institutions-- Capital Requirements.
/(5)/ Assumes net proceeds are invested in assets that carry a 50% risk-weighting.

                                 EXHIBIT IV-10

                           Pro Forma Analysis Sheet
                            Minority Stock Offering

                                                    EXHIBIT IV-10
                                               PRO FORMA ANALYSIS SHEET
                                                    Provident Bank
                                            Prices as of September 4, 1998

                                                                                           All SAIF-Insured
                                                   Peer Group        New York Companies       Companies
                                               -------------------  --------------------  ----------------
 Price Multiple            Symbol  Subject (1)    Mean    Median        Mean    Median      Mean    Median
---------------            ------  ----------     ----    ------        ----    ------      ----    ------
 Price-earnings ratio   =   P/E       12.73 x     24.62   24.60x      17.70x    16.22x    17.48x    16.65x

 Price-book ratio       =   P/B       81.97%     162.73  159.25%     101.29%   109.00%    126.92%  113.70%

 Price-assets ratio     =   P/A        9.23%      21.11%  20.01%      13.61%    15.74%     16.12%   15.20%

 Valuation Parameters
 --------------------
 Pre-Conversion Earnings (Y)          $4,578,000            ESOP Stock Purchases (E)                8.00% (5)
 Pre-Conversion Book Value (B)       $53,879,000            Cost of ESOP Borrowings (S)             0.00% (4)
 Pre-Conv. Tang. Book Value (B)      $49,788,000            ESOP Amortization (T)                  10.00 years
 Pre-Conversion Asset (A)           $679,104,000            RRP Amount (M)                          4.00%
 Reinvestment Rate (2)(R)                   3.22%           RRP Vesting (N)                         5.00 years (5)
 Est. Conversion Expenses (3)(X)            4.13%           Foundation (F)                          0.00%
 Tax rate (TAX)                            40.00%           Tax Benefit (Z)                            0
                                                            Percentage Sold (PCT)                  46.62%


 Calculation of Pro Forma Value After Conversion
 -----------------------------------------------
 1. V=                           P/E * (Y)                               V= $65,000,000
          ----------------------------------------------------------
          1 - P/E * PCT * ((1-X-E-M-F)*R - (1-TAX)*E/T - (1-TAX)*M/N)

 2. V=             P/B * (B+Z)                                           V= $65,000,000
          --------------------------
          1 - P/B * PCT * (1-X-E-M-F)

 3. V=             P/A * (A+Z)                                           V= $65,000,000
          --------------------------
          1 - P/A * PCT * (1-X-E-M-F)

                                                                            Aggregate
                     Shares IssShares SolPrice    Gross Of   Total Shares   Market Value
 Conclusion             MHC     Public   Share  Proceeds        Issued      of Stock Issued
 ----------             ---     ------   -----  --------        ------      ---------------
 Minimum             2,949,500 2,575,500 10.00 $25,755,000    2,575,500       25,755,000
 Midpoint            3,470,000 3,030,000 10.00 30,300,000     3,030,000       30,300,000
 Maximum             3,990,500 3,484,500 10.00 34,845,000     3,484,500       34,845,000
 Supermaximum        4,589,075 4,007,175 10.00 40,071,750     4,007,175       40,071,750

 -------------------------------------------------------
 (1) Pricing ratios shown reflect the midpoint value.
 (2) Net return reflects a reinvestment rate of 5.37 percent, and a tax rate of
     40.00 percent.
 (3) Offering expenses shown at estimated midpoint value.
 (4) No cost is applicable since holding company will fund the ESOP loan.
 (5) ESOP and MRP amortize over 10 years and 5 years, respectively; amortizationexpenses tax effected at 40.00 percent.

                                 EXHIBIT IV-11

                               Pro Forma Effects
                            Minority Stock Offering

                                 Exhibit IV-11
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                Provident Bank
                                At the Minimum


1.  Offering Proceeds                                                                        $25,755,000
    Less: Estimated Offering Expenses                                                          1,250,000
                                                                                             -----------
    Net Conversion Proceeds                                                                  $24,505,000


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                                                   $24,505,000
    Less: Capital Expenditures                                                                          0
    Less: Non-Cash Stock Purchases (1)                                                          3,090,600
                                                                                             -----------
    Net Proceeds Reinvested                                                                  $21,414,400
    Estimated net incremental rate of return                                                        3.22%
                                                                                             -----------
    Earnings Increase                                                                           $689,972
        Less: Estimated cost of ESOP borrowings (2)                                                    0
        Less: Amortization of ESOP borrowings (3)                                                123,624
        Less: Recognition Plan Vesting (4)                                                       123,624
                                                                                             -----------
    Net Earnings Increase                                                                       $442,724

                                                                                 Net
                                                                  Before       Earnings         After
3. Pro Forma Earnings                                            Conversion    Increase       Conversion
                                                                 ----------   ----------      ----------
   12 Months ended June 30, 1998 (reported)                      $4,578,000    $442,724       $5,020,724
   12 Months ended June 30, 1998 (core)                          $4,578,000    $442,724       $5,020,724

                                                    Before        Net Cash       Tax Benefit       After
4. Pro Forma Net Worth                            Conversion      Proceeds     Of Contribution  Conversion
                                                  -----------   -----------   ---------------- ------------
   30-Jun-98                                      $53,879,000   $21,414,400            $0       $75,293,400
   June 30, 1998 (Tangible)                       $49,788,000   $21,414,400            $0       $71,202,400

                                                    Before        Net Cash       Tax Benefit       After
5. Pro Forma Assets                               Conversion      Proceeds     Of Contribution  Conversion
                                                  -----------   -----------   ---------------- ------------
   30-Jun-98                                      $679,104,000  $21,414,400            $0      $700,518,400


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    40.00 percent.

                                 Exhibit IV-11
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                Provident Bank
                                At the Mipoint


1.  Offering Proceeds                                                                        $30,300,000
    Less: Estimated Offering Expenses                                                          1,250,000
                                                                                             -----------
    Net Conversion Proceeds                                                                  $29,050,000


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                                                   $29,050,000
    Less: Capital Expenditures                                                                          0
    Less: Non-Cash Stock Purchases (1)                                                          3,636,000
                                                                                             -----------
    Net Proceeds Reinvested                                                                  $25,414,000
    Estimated net incremental rate of return                                                        3.22%
                                                                                             -----------
    Earnings Increase                                                                           $818,839
        Less: Estimated cost of ESOP borrowings (2)                                                    0
        Less: Amortization of ESOP borrowings (3)                                                145,440
        Less: Recognition Plan Vesting (4)                                                       145,440
                                                                                             -----------
    Net Earnings Increase                                                                       $527,959

                                                                                 Net
                                                                  Before       Earnings         After
3. Pro Forma Earnings                                            Conversion    Increase       Conversion
                                                                 ----------   ----------      ----------
   12 Months ended June 30, 1998 (reported)                      $4,578,000    $527,959       $5,105,959
   12 Months ended June 30, 1998 (core)                          $4,578,000    $527,959       $5,105,959

                                                    Before        Net Cash       Tax Benefit       After
4. Pro Forma Net Worth                            Conversion      Proceeds     Of Contribution  Conversion
                                                  -----------   -----------   ---------------- ------------
   30-Jun-98                                      $53,879,000   $25,414,000            $0       $79,293,000
   June 30, 1998 (Tangible)                       $49,788,000   $25,414,000            $0       $75,202,000

                                                    Before        Net Cash       Tax Benefit       After
5. Pro Forma Assets                               Conversion      Proceeds     Of Contribution  Conversion
                                                  -----------   -----------   ---------------- ------------
   30-Jun-98                                      $679,104,000  $25,414,000            $0      $704,518,000


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    40.00 percent.

                                 Exhibit IV-11
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                Provident Bank
                                At the Maximum


1.  Offering Proceeds                                                                        $34,845,000
    Less: Estimated Offering Expenses                                                          1,250,000
                                                                                             -----------
    Net Conversion Proceeds                                                                  $33,595,000


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                                                   $33,595,000
    Less: Capital Expenditures                                                                          0
    Less: Non-Cash Stock Purchases (1)                                                          4,181,400
                                                                                             -----------
    Net Proceeds Reinvested                                                                  $29,413,600
    Estimated net incremental rate of return                                                        3.22%
                                                                                             -----------
    Earnings Increase                                                                           $947,706
        Less: Estimated cost of ESOP borrowings (2)                                                    0
        Less: Amortization of ESOP borrowings (3)                                                167,256
        Less: Recognition Plan Vesting (4)                                                       167,256
                                                                                             -----------
    Net Earnings Increase                                                                       $613,194

                                                                                 Net
                                                                  Before       Earnings         After
3. Pro Forma Earnings                                            Conversion    Increase       Conversion
                                                                 ----------   ----------      ----------
   12 Months ended June 30, 1998 (reported)                      $4,578,000    $613,194       $5,191,194
   12 Months ended June 30, 1998 (core)                          $4,578,000    $613,194       $5,191,194

                                                    Before        Net Cash       Tax Benefit       After
4. Pro Forma Net Worth                            Conversion      Proceeds     Of Contribution  Conversion
                                                  -----------   -----------   ---------------- ------------
   30-Jun-98                                      $53,879,000   $29,413,600            $0       $83,292,600
   June 30, 1998 (Tangible)                       $49,788,000   $29,413,600            $0       $79,201,600

                                                    Before        Net Cash       Tax Benefit       After
5. Pro Forma Assets                               Conversion      Proceeds     Of Contribution  Conversion
                                                  -----------   -----------   ---------------- ------------
   30-Jun-98                                      $679,104,000  $29,413,600            $0      $708,517,600


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    40.00 percent.

                                 Exhibit IV-11
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                Provident Bank
                           At the Supermaximum Value



1.  Offering Proceeds                                                                        $40,071,750
    Less: Estimated Offering Expenses                                                          1,250,000
                                                                                             -----------
    Net Conversion Proceeds                                                                  $38,821,750


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                                                   $38,821,750
    Less: Capital Expenditures                                                                          0
    Less: Non-Cash Stock Purchases (1)                                                          4,808,610
                                                                                             -----------
    Net Proceeds Reinvested                                                                  $34,013,140
    Estimated net incremental rate of return                                                        3.22%
                                                                                             -----------
    Earnings Increase                                                                         $1,095,903
        Less: Estimated cost of ESOP borrowings (2)                                                    0
        Less: Amortization of ESOP borrowings (3)                                                192,344
        Less: Recognition Plan Vesting (4)                                                       192,344
                                                                                             -----------
    Net Earnings Increase                                                                       $711,215

                                                                                 Net
                                                                  Before       Earnings         After
3. Pro Forma Earnings                                            Conversion    Increase       Conversion
                                                                 ----------   ----------      ----------
   12 Months ended June 30, 1998 (reported)                      $4,578,000    $711,215       $5,289,215
   12 Months ended June 30, 1998 (core)                          $4,578,000    $711,215       $5,289,215

                                                    Before        Net Cash       Tax Benefit       After
4. Pro Forma Net Worth                            Conversion      Proceeds     Of Contribution  Conversion
                                                  -----------   -----------   ---------------- ------------
   30-Jun-98                                      $53,879,000   $34,013,140            $0       $87,892,140
   June 30, 1998 (Tangible)                       $49,788,000   $34,013,140            $0       $83,801,140

                                                    Before        Net Cash       Tax Benefit       After
5. Pro Forma Assets                               Conversion      Proceeds     Of Contribution  Conversion
                                                  -----------   -----------   ---------------- ------------
   30-Jun-98                                      $679,104,000  $34,013,140            $0      $713,117,140


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    40.00 percent.

                                  EXHIBIT V-1

                               RP Financial, LC.
                         Firm Qualifications Statement

[RP FINANCIAL, LC. LETTERHEAD APPEARS HERE]         FIRM QUALIFICATION STATEMENT


RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)
  Ronald S. Riggins, Managing Director (18)
  William E. Pommerening, Managing Director (14)
  Gregory E. Dunn, Senior Vice President (16)
  James P. Hennessey, Senior Vice President (13)
  James J. Oren, Senior Vice President (11)